Exhibit 10.1

ASSET PURCHASE AGREEMENT

1. Parties. The parties to this Asset Purchase Agreement (the “Agreement”) are Pacific Monarch Resorts, Inc. (“PMR”), Vacation Interval Realty, Inc., Vacation Marketing Group, Inc., MGV Cabo, LLC, Desarrollo Cabo Azul, S. de R.L. de C.V., and Operadora MGVM S. de R.L. de C.V. (together with PMR, collectively, the “Sellers”), and DPM Acquisition, LLC (the “Buyer”). Each of the Sellers and the Buyer are hereinafter referred to individually as a “Party” and collectively as the “Parties.”

2. Preliminary Statement.

2.01. On October 24, 2011 (the “Petition Date”), PMR and the other Sellers filed voluntary petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. §§ 101-1532 (the “Bankruptcy Code”). The chapter 11 bankruptcy cases are jointly administered under PMR’s case entitled, In re Pacific Monarch Resorts, Inc., Case No. 11-24720 (the “Bankruptcy Case”). The Bankruptcy Case is pending in the United States Bankruptcy Court for the Central District of California, Santa Ana Division (the “Bankruptcy Court”).

2.02. Subject to the Bankruptcy Court’s approval, the Sellers desire to sell and otherwise transfer to the Buyer, and the Buyer wishes to buy, the Acquired Assets (defined below) and assume the Assumed Liabilities (defined below).

3. Definitions. The following terms shall have the following meanings when used in this Agreement and each of the Exhibits or Disclosure Schedules to this Agreement:

3.01. “Acquired Assets” shall have the meaning set forth in Section 5, below.

3.02. “Affiliate” has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Securities Exchange Act of 1934, as amended.

3.03. “Affiliated Group” means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

3.04. “Allocation Schedule” has the meaning set forth in Paragraph 13.03.

3.05. “Approval Order” means the order entered by the Bankruptcy Court in the Bankruptcy Case approving this Agreement and the sale and transfer of the Acquired Assets to the Buyer, substantially in the form attached as Exhibit 1.

3.06. “Assigned Contracts” means those executory contracts identified in Disclosure Schedule 11.13(a), including management contracts between PMR and the Owners Associations and Real Property Leases, which shall be assumed and assigned to the Buyer or its affiliates pursuant to Section 365 of the Bankruptcy Code. At any time prior to the final hearing seeking entry by the Bankruptcy Court of an order approving the Sale Motion (as defined below), the Buyer may elect, in its sole discretion by providing written notice to the Sellers, to change the designation of any contract or Lease identified in Disclosure Schedule 11.13(a) from

“Assume” to “Reject”, and such contract or Lease shall be excluded from in the Assigned Contracts, provided, however, that the executory contracts and unexpired Real Property Leases identified in Disclosure Schedule 11.13(b) shall be assumed and assigned to Buyer and not rejected or excluded from the Assigned Contracts.

3.07. “Assumed Liabilities” shall be limited to the Liabilities described in Paragraph 4.02 and listed in Disclosure Schedule 4.02 to this Agreement and all amounts due or to become due under Assigned Contracts.

3.08. “Auction” has the meaning set forth in Paragraph 8.03.

3.09. “Bankruptcy Rules” means the Federal Rules of Bankruptcy Procedure.

3.10. “BB&T” means Branch Bank & Trust Company.

3.11. “BB&T Notes Portfolio” means all notes payable to PMR or its Subsidiaries, which are pledged to secure the obligations of PMR and its Subsidiaries to BB&T and all collateral (including MGV Points, and Stand Alone Inventory), rights, obligations and documents that secure or otherwise are related to enforcement of such notes, other than the In-House Notes and the exclusive rights to market and sell MGV Points, and Stand Alone inventory.

3.12. “Bid Deadline” means 7 calendar days prior to the Auction at 5:00 p.m. prevailing Los Angeles time.

3.13. “Bid Procedures” has the meaning set forth in Paragraph 8.02.

3.14. “Bid Procedures Order” means the Bankruptcy Court Order approving the proposed bid procedures, substantially in the form attached hereto as Exhibit 2.

3.15. “Break Up Fee” shall have the meaning set forth in Paragraph 8.04(e).

3.16. “Business” shall mean the business operations of the Sellers collectively, which includes owning, developing, marketing and operating timeshare resorts in the United States and Mexico.

3.17. “Business Day” shall mean any day other than Saturday, Sunday or any day on which banks in New York City, New York are authorized or obligated to close.

3.18. “Buyer” has the meaning set forth in Section 1, above.

3.19. “Cabo Trust” means the trust created pursuant to that certain Trust Agreement commencing as of March 18, 2005, for a term of 50 years, whereby title to Phases I – IV of the Cabo Azul Resort & Spa is held in the name of a Mexican bank for the benefit of MGV and its owners and the VPOA.

3.20. “Cabo VPOA” means the Cabo Azul Vacation Plan Owners Association.

3.21. “CB&T” means California Bank & Trust.

3.22. “Claims” means claims, suits, proceedings, causes of action, Liabilities, losses, damages, penalties, judgments, settlements, costs, expenses, fines, disbursements, demands, reasonable costs, fees and expenses of counsel, including in respect of investigation, interest, demands and actions of any nature or any kind whatsoever.

3.23. “Closing” has the meaning set forth in Section 9 below.

3.24. “Closing Date” has the meaning set forth in Section 9 below.

3.25. “Code” means the Internal Revenue Code of 1986, as amended.

3.26. “Confidential Information” means any information concerning the Business, assets, Liabilities, and affairs of any of the Sellers that is not generally available to the public.

3.27. “Customer Deposits” means all deposits by customers for goods or services at the Resorts that are to be provided by the Buyer after the Closing Date, including without limitation wedding deposits, sampler program deposits, rental deposits, deposits toward down-payments for the purchase of MGV Points or MDCs, and any other consumer cash deposits for which the Buyer will provide services after the Closing.

3.28. “DCA Property” means the land, improvements and construction in process relating to the Real Property owned by Desarrollo Cabo Azul, S. de R.L. de C.V. in Cabo San Lucas, Mexico, the description of which is set forth in Disclosure Schedule 11.14(a).

3.29. “Deal Protection Provisions” shall mean the protections set forth in Paragraph 8.04, below.

3.30. “Declarant Rights” means all rights of Sellers as declarant, developer, or seller under the MGV Declaration, MGV Trust, Cabo Trust, Development Agreement between PMR and MGVOA dated December 15, 1998, and any other recorded or unrecorded governing document for a Resort or MGV, including all rights of any Sellers to sell Unsold MGV Points.

3.31. “Dedicated Inventory” means timeshare interests or accommodations in the Resorts submitted to the MGV Declaration pursuant to a recorded Declaration of Dedication (as defined in the MGV Declaration) which Dedicated Inventory is managed, marketed, sold, assigned, transferred and administered in accordance with the Governing Documents.

3.32. “Deposit” means the cash deposit into escrow pursuant to Section 4, below, which shall be 10% of the cash component of the Purchase Price (as defined below).

3.33. “Disclosure Schedule” has the meaning set forth in the opening Paragraph to Section 11.

3.34. “Environmental Laws” shall mean all applicable laws relating to pollution or protection of human health or the environment (including ambient air, water, surface water, groundwater, land surface, soil or subsurface) or natural resources, including applicable laws relating to the storage, transfer, transportation, investigation, cleanup, treatment, or use of, or release or threatened release into the environment of, any Hazardous Substances.

3.35. “Environmental Permits” means all Permits issued pursuant to Environmental Laws.

3.36. “Equipment” means all machinery, equipment, furniture, fixtures, furnishings, vehicles, spare parts, leasehold improvements, artwork, desks, chairs, tables, computer and computer-related hardware and firmware, copiers, telephone lines and numbers, facsimile machines and other telecommunication equipment, cubicles and miscellaneous office furnishings and supplies, maintenance equipment, tools, signs and signage, cleaning supplies in unopened cases or bulk containers or packages, food processing and preparation and washing equipment, racks, trays, buffet tables, flatware, serving ware, utensils, crockery, plates, cutlery and other similar items, uniforms, napkins, linens and other tangible personal property.

3.37. “Excluded Assets” shall mean the assets listed in Section 7, below.

3.38. “Excluded Documents” means (a) the litigation files of the Sellers or any document or writing subject to the attorney-client, attorney work product, or tax preparer’s privilege, and (b) documents listed in Disclosure Schedule 3.37.

3.39. “Final Order” shall mean an order of the Bankruptcy Court as to which (a) the time to appeal has expired and as to which no appeal, petition for certiorari, or other proceedings for reconsideration shall then be pending, or (b) in the event that an appeal, writ of certiorari, or reconsideration thereof has been sought, the effectiveness of such order of the Bankruptcy Court shall not have been stayed pending appeal or motion for reconsideration.

3.40. “GAAP” means United States generally accepted accounting principles as in effect from time to time, consistently applied.

3.41. “Governing Documents” means, with respect to any specified non-natural Person, such Person’s certificate of incorporation, certificate of formation, by-laws, operating agreement, partnership agreement, declaration of trust, declaration of covenants and restrictions, development agreements, or other similar document.

3.42. “Governmental Authority” means any federal, state or local government or other political subdivision thereof, including, without limitation, any Person exercising executive, legislative, judicial, regulatory or administrative governmental powers or functions, in each case to the extent the same has jurisdiction over the Person or property in question.

3.43. “Hazardous Substances” means any material, substance or waste defined or characterized as hazardous, toxic, a pollutant or a contaminant under Environmental Laws, including asbestos or any substance containing asbestos, polychlorinated biphenyls, lead paint, petroleum or petroleum products (including crude oil and any fraction thereof), radon, and mold, fungus, and microbial matters.

3.44. “Indebtedness” means with respect to any Person (i) all obligations of such Person for borrowed money, whether current or funded, secured or unsecured, (ii) all obligations of such Person for the deferred purchase price of any property or services (other than trade accounts payable arising in the ordinary course of the business of such Person from the purchase of supplies), (iii) all obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of a default may be limited to repossession or sale of such property), (iv) all obligations of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (v) all obligations under leases which should be, in accordance with GAAP, recorded as capital leases in respect of which such Person is liable as lessee, (vi) any obligation of such Person in respect of bankers’ acceptances or letters of credit, (vii) any obligations secured by liens on property acquired by such Person, whether or not such obligations were assumed by such Person at the time of acquisition of such property, (viii) all obligations of a type referred to in clause (i), (ii), (iii), (iv), (v), (vi), or (vii) above which are directly or indirectly guaranteed by such Person or which it has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a credit against loss, and (ix) any refinancings of any of the foregoing obligations.

3.45. “In-House Notes” means (a) notes payable by customers that are secured by the MGV Points or deeded intervals sold to those customers, which have been pledged to RFA but either never were financed by RFA or by GMAC, as RFA’s predecessor, or were repurchased by the Sellers after the payor defaulted, and (b) all notes payable by customers as the result of Monarch Discovery Club program.

3.46. “Kona Property” means the land, improvements and construction in process relating to the Real Property owned by PMR in Kona, Hawaii, the description of which is set forth in Disclosure Schedule 11.14.

3.47. “Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures, or other interest in real property leased or subleased by any of the Sellers, which lease or sublease is expressly identified as an Assumed Contract.

3.48. “Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral), including all amendments, extensions, renewals, guaranties, and other agreements with respect thereto, pursuant to which any of the Sellers holds any Leased Real Property, that are expressly identified as Assumed Contracts.

3.49. “Liability” means any liability or obligation of whatever kind or nature (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

3.50. “Lien” means any mortgage, pledge, lien, encumbrance, charge, security interest, or other charge against or interest in property to secure payment of Indebtedness or performance of an obligation, other than a Permitted Encumbrance.

3.51. “MGV” means that certain non-specific multi-site vacation ownership program known as “Monarch Grand Vacations” formed by PMR, pursuant to the MGV Declaration and MGV Trust.

3.52. “MGVOA” means Monarch Grand Vacation Owners’ Association, the owners association for MGV, trustee under the MGV Trust, and owner of legal title to the Dedicated Inventory.

3.53. “MGV Declaration” means that certain Master Declaration of Restrictions and Bylaws for Monarch Grand Vacations, effective December 15, 1998.

3.54. “MGV Points” means the vacation ownership points, whether or not coupled with a fee simple interest in a Resort, and the associated beneficial ownership interest in the MGV Trust, together with all rights, benefits, privileges and interests appurtenant thereto, including the right to use and occupy one or more residential units within a Resort and the common areas and common furnishings appurtenant to such unit for a specified period of time, on an annual or biennial basis, as more specifically described in the MGV Declaration and any applicable document or instrument governing MGV. MGV Points are represented by Vacation Ownership Plan Certificates (as defined in the MGV Declaration) issued by the MGVOA, and are associated with Dedicated Inventory.

3.55. “MGV Trust” means the trust created pursuant to that certain Trust Agreement dated as of December 15, 1998 by and between MGVOA and PMR for the benefit of the owners of MGV Points.

3.56. “Order” means any writ, judgment, decree, injunction or similar order of any Governmental Authority (whether preliminary or final).

3.57. “Ordinary Course of Business” means the ordinary course of the Business consistent with past custom and practice (including with respect to quantity and frequency).

3.58. “Outside Date” has the meaning set forth in Paragraph 15.01(b).

3.59. “Overbid” has the meaning set forth in Paragraph 8.04.

3.60. “Owned Real Property” means the Kona Property, DCA Property, and the Stand Alone Inventory set forth on Disclosure Schedule 11.14(a).

3.61. “Owners Associations” means MGVOA, VPOA, and any other associations of owners for the Resorts organized for the purposes set forth in the Governing Documents.

3.62. “Party” has the meaning set forth in the preface above.

3.63. “Permits” means any and all material consents, approvals, registrations, and similar authorizations of any applicable governmental authorities, including without limitation any state departments of real estate and Procuraduria Federal del Consumidor (a/k/a “Profeco”), relating to the Acquired Assets, the Assumed Liabilities, Real Property or the Assigned Contracts.

3.64. “Permitted Encumbrances” means with respect to each parcel of Real Property: (a) real estate taxes, assessments and other governmental levies, fees, or charges imposed with respect to such Real Property that are not due and payable as of the Closing Date; (b) easements, covenants, conditions, restrictions, and other similar matters of record affecting title to such Real Property that do not or would not impair the use or occupancy of such Real Property in the operation of the Business as currently conducted thereon; (c) all zoning, building codes and other land use laws regulating the use or occupancy of such Real Property or the activities conducted thereon which are imposed by any governmental authority having jurisdiction over such Real Property; and (d) the exceptions identified on the Title Commitments.

3.65. “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or a governmental entity (or any department, agency, or political subdivision thereof).

3.66. “PMR Rental Income” means PMR’s share of the net rental income derived from renting units at the Resorts, which is equal to 70% of 8% of the gross rental income received for rentals during 2011.

3.67. “Preliminary Statement” means Section 2 of this Agreement.

3.68. “Purchase Price” means the sum of (a) the cash to be paid at Closing, (b) the Deposit, and (c) the Assumed Liabilities, excluding any amounts due and payable under Assigned Contracts after the Closing.

3.69. “Purchased Intellectual Property” means all intellectual property rights used at or in connection with the operation of the Business or the Real Property, but does not include any software not owned by or licensed by any of the Sellers that is owned by or licensed by any of the Service Companies.

3.70. “Qualified Bidder” has the meaning set forth in Paragraph 8.04.

3.71. “Real Property” means each parcel of Owned Real Property and each leasehold interest in the Leased Real Property.

3.72. “Records” means all documents that are in the possession or control of the Sellers that relate to the Business, including, without limitation, all merchandise, analysis reports, marketing reports, creative material, production records, engineering records, purchasing and sale records, accounting records, business plan, budgets, cost and pricing information, correspondence, prospective client information, records relating to customers or guests (including customer or guest lists, correspondence with customers or guests, related files and account histories), records relating to vendors (including vendor lists, correspondence with vendors and records of purchases from vendors), mailing lists, e-mail address lists, recipient lists, construction and building records (including, without limitation, drawings, plans, floor plans and architectural drafting and renderings, whether related to finished construction, construction in process or undeveloped areas) and data and other records and files, wherever located (including, without limitation, any such records maintained in connection with any computer system) contracts, agreements, or financial data, related to the Business, except Excluded Documents.

3.73. “Resorts” means each of the timeshare resorts and/or properties within MGV and subject to the MGV Declaration, including the following ten resorts commonly known as Cabo Azul Resort, Cancun Resort, Cedar Breaks Lodge & Spa, Desert Isle of Palm Springs, Palm Canyon Resort & Spa, Riviera Beach & Spa Resort, Riviera Beach & Spa Resort II, Riviera Oaks Resort & Racquet Club, Riviera Shores Resort, and Tahoe Seasons Resort.

3.74. “Restricted Cash” means the Cash equal to the Customer Deposits.

3.75. “RFA” means Resort Finance America, LLC.

3.76. “RFA Notes Portfolio” means all notes payable to PMR, which are pledged to secure PMR’s obligations to RFA, and all collateral (including MGV Points and Stand Alone Inventory), rights, obligations and documents that secure or otherwise are related to enforcement of such notes, other than: (a) the In-House Notes, and (b) the exclusive rights to market and sell MGV Points and Stand Alone Inventory, provided, that nothing in this Agreement shall be deemed to limit, expand or otherwise modify or affect the rights and remedies of the Buyer and RFA pursuant to the terms of any agreements between those parties.

3.77. “Sale Motion” has the meaning set forth in Paragraph 8.02.

3.78. “Securities Act” means the Securities Act of 1933, as amended.

3.79. “Service Companies” means Resort Services Group, Inc., Monarch Owners Services, Inc, and Monarch Grand Vacations Management, Inc., and the successors or permitted assigns of such entities.

3.80. “Stand Alone Inventory” means each fee simple or leasehold real estate interest, whether a timeshare interests, whole condominium units, or undivided interests, in a Resort owned by a Seller, as identified in Section 11.14(a)(iii) of the Disclosure Schedule, together with all rights, benefits, privileges and interests appurtenant thereto, including the right to use and occupy one or more residential units within a Resort and the common areas and common furnishings appurtenant to such unit for a specified period of time, on an annual or biennial basis, as more specifically described in the Governing Documents for the Resorts. Such Stand Alone Inventory does not constitute Dedicated Inventory in that it has not been submitted to MGV pursuant to a Declaration of Dedication.

3.81. “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be or control any managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.

3.82. “Surviving Covenants” has the meaning set forth in the opening Paragraph to Section 11.

3.83. “Tax” or “Taxes” means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not and including any obligations to indemnify or otherwise assume or succeed to the Tax liability of any other Person.

3.84. “Tax Return” means any return, declaration, report, Claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

3.85. “Title Commitments” means the commitments, that will be obtained as soon as practicable and, in any event, no later than 45 days after the Petition Date with respect to the U.S. assets, from the Title Company, which commitments set forth the state of title to the Real Property and the Unsold MGV Points, together with all exceptions or conditions to such title and all other encumbrances affecting such property.

3.86. “Title Company” means First American Title Insurance Company.

3.87. “Title Policies” has the meaning set forth in Section 14.01(g) below.

3.88. “Transaction” means the transactions contemplated by this Agreement to be consummated at the Closing, including, but not limited to, the purchase and sale of the Acquired Assets and the assumption of the Assumed Liabilities as provided for in this Agreement.

3.89. “Transaction Documents” means the documents, agreements and instruments contemplated by this Agreement.

3.90. “Treasury Regulations” means the final, proposed and temporary regulations promulgated under the Code, as such regulations may be amended from time to time.

3.91. “Unsold MGV Points” means those MGV Points that have not been transferred to a third party and for which PMR has the exclusive right to sell, assign, transfer or otherwise convey Vacation Ownership Plan Certificates in accordance with the MGV Declaration. Unsold MGV Points are associated with Dedicated Inventory held by the MGVOA.

4. Purchase Price; Assumed Liabilities.

4.01. Provided that all conditions to Closing set forth in Section 14.01 hereof have been satisfied or waived, the Buyer agrees to assume the Assumed Liabilities and to pay to the Sellers at the Closing by delivery of cash payable by wire transfer or delivery of other immediately available funds: (a) $49,250,000.00 payable as follows, (i) upon the expiration of the financing contingency set forth in Section 14.01(c), the Buyer shall deposit into escrow the Deposit, and (ii) the balance of the Purchase Price, after crediting the Deposit and any interest accrued thereon, will be paid by wire transfer at the Closing as directed by the Sellers as provided in the Approval Order; and (b) the lesser of (i) the net amount set forth on Disclosure Schedule 4.01 as of the Closing or December 31, 2011, whichever is earlier, and (ii) $2,500,000. The terms of the escrow with respect to the Deposit shall be set forth in the Escrow Agreement attached hereto as Exhibit 4 and incorporated herein by this reference. The Buyer shall assume only the Assumed Liabilities listed in Disclosure Schedule 4.02 to this Agreement, which shall include all future obligations under any contracts or Leases to be assumed and assigned to the Buyer. Except as to the Assumed Liabilities, the Buyer shall not become liable for any of the Sellers’ obligations or liabilities.

4.02. The following liabilities of the Sellers shall be assumed by the Buyer at the Closing:

(a) Customer deposit liability equal to the Restricted Cash received for Customer Deposits.

(b) The two loans in favor of CB&T secured by furniture, fixtures and equipment located at the Cabo Azul Resort, which had an aggregate outstanding balance of approximately $3,577,518 as of August 31, 2011.

(c) [Intentionally omitted].

(d) The cure amounts due at Closing and all amounts due after the Closing Date to the non-debtor parties to the Assigned Contracts.

(e) Obligations to consumers incurred prior to Closing in the Ordinary Course of Business for “first day” incentives, including, but not limited to, gas cards, airline certificates, and cruise packs.

(f) Obligations to consumers incurred prior to Closing in the Ordinary Course of Business to fulfill future accommodations, including prepaid rentals, mini-vacations, and sampler programs.

(g) The related party obligations listed in Disclosure Schedule 4.02(g), the assumption of which is expressly subject to and conditioned by those agreements described in Section 14.01(l); provided, however, for the avoidance of doubt, Buyer is not assuming any liability of any Seller to PMR Cabo, LLC.

5. Acquired Assets.

The Sellers shall transfer, assign and convey the assets listed in Sections 5.01 through 5.12, inclusive, and the assets to be transferred to the Buyer at the Closing (the “Acquired Assets”) are as follows:

5.01. All Unsold MGV Points.

5.02. All Declarant Rights.

5.03. All construction in process at the Cancun Resort listed in Disclosure Schedule 5.03.

5.04. The Owned Real Property.

5.05. All rights of Sellers to possession or use of any land, buildings, and Equipment related to all common areas, sales centers, or otherwise used in the operation or sales and marketing of the Resorts, including land held for future development at each Resort; provided, that the foregoing shall not include any Equipment used in any restaurant or concession not owned or operated by a Seller.

5.06. All Restricted Cash.

5.07. The Assigned Contracts.

5.08. All of the Sellers’ physical assets, including machinery, Equipment, computers, software, owned vehicles, furniture and fixtures, including, but not limited to those physical assets and inventory identified in Disclosure Schedule 5.08; provided that the Equipment that is subject to the secured claims being assumed under Section 4.02(b) is being transferred subject to the rights of the holders of existing options to acquire such Equipment for a $1 purchase price once the assumed debt is fully paid.

5.09. Any documents and Records in the Sellers’ possession directly related to the Acquired Assets; provided, however, that the Buyer shall make the documents and records available to the Sellers upon reasonable request in order to allow the Sellers to fulfill their duties as debtors in possession in the Bankruptcy Case and as provided in Section 13, below.

5.10. All intangible assets related to the Business, including, but not limited to, purchaser and owner lists, marketing pipeline, purchaser and owner data, trademarks, trade names, copyrights, other intellectual property to the extent such can be transferred by law, ownership interest in or rights to occupy common areas at the Resorts, including the sales centers, all rights of the Sellers with respect to usage of Owners Associations owned assets, and rights under inventory trust documents and founder member/developer rights.

5.11. All accounts receivable and notes receivable owned by any of the Debtors, including the In-House Notes, intercompany payables and Claims as set forth in Disclosure Schedule 5.11, whether or not such notes have been assigned to a third party for collection; provided, however, this does not include the RFA Notes Portfolio or the BB&T Notes Portfolio.

5.12. Prepaid expenses, except for prepaid insurance as of the Closing Date, as set forth in Disclosure Schedule 5.12.

5.13. Any insurance claims or insurance proceeds for damages caused to or the replacement cost or repair cost of any Acquired Asset.

6. As Is, Where Is.

The Buyer specifically acknowledges and agrees that the Acquired Assets are being sold in an “AS IS” condition and “WITH ALL FAULTS” as of the Closing Date, except (i) as set forth in the Approval Order, and (ii) for the warranties, representations, and covenants expressly set forth in this Agreement, which warranties, representations and covenants are all subject to Section 11. Except as expressly set forth in this Agreement, no representations or warranties have been made or are made and no responsibility has been or is assumed by any of the Sellers or by any shareholder, officer, director, person, firm, agent, or representative acting or purporting to act on behalf of the Sellers as to any matters concerning the Business, or the Acquired Assets, or any condition which has or might affect the Business or any portion thereof. The Parties agree that all understandings and agreements heretofore made between them or their respective agents or representatives are merged in this Agreement and the Exhibits and Disclosure Schedules hereto annexed, which alone fully and completely express their agreement, and that this Agreement has been entered into after full investigation, or with the Parties satisfied with the opportunity afforded for full investigation. The Buyer is not relying on any statement or representation by the Sellers unless such statement, representation, covenant or warranty is specifically embodied in this Agreement or the Exhibits or Disclosure Schedules hereto annexed. Without limiting the foregoing, and except as otherwise specifically set forth herein or in the Sellers’ Statements of Financial Affairs filed in the Bankruptcy Case, the Sellers make no representations or warranties as to whether the Owned Real Property or any of the Leased Real Property contains asbestos or harmful or toxic substances or pertaining to the extent, location, or nature of same. Further, to the extent that the Sellers provided to the Buyer information from any inspection, engineering, or environmental reports concerning asbestos or harmful or toxic substances, the Sellers make no representations or warranties with respect to the accuracy or completeness, methodology of preparation, or otherwise concerning the contents of such reports. The Buyer acknowledges that the Sellers have requested that the Buyer inspect fully the owned Real Property, the Leased Real Property and the Business and investigate all matters relevant thereto and, except as otherwise specifically set forth herein, to rely solely on the results of the Buyer’s own inspections or other information obtained or otherwise available to the Buyer, rather than any information that may have been provided by the Sellers to the Buyer.

7. Excluded Assets. Notwithstanding anything else contained in this Agreement, the following assets shall not constitute Acquired Assets and shall not be acquired by the Buyer:

7.01. All cash and bank deposits, other than Customer Deposits.

7.02. All causes of action, other than Claims related to damages to any Acquired Assets and the Claims listed in Section 5.11, including without limitation any right or cause of action that any Sellers may have pursuant to Sections 544, 545, 547, 548, 549, 550, and 553 of the Bankruptcy Code; provided, however, that any setoff rights with respect to any intercompany claims that are being assumed by Buyer shall constitute part of the Acquired Assets.

7.03. All rights to receive any Tax refunds.

7.04. The RFA Notes Portfolio.

7.05. The BB&T Notes Portfolio.

7.06. Any contract or Lease to which any one or more of the Sellers is a party, other than the Assigned Contracts.

7.07. PMR’s interest in its headquarters building located at 23091 Mill Creek Drive, Laguna Hills, California 92653 , and the Buyer is not assuming the liabilities owed to CB&T secured by the first and second deeds of trust encumbering this headquarters building.

7.08. All insurance policies or claims under insurance policies, except those claims described in Paragraph 5.13.

7.09. PMR’s membership interest in PMR Cabo, LLC or any intercompany claims owed by or to PMR Cabo, LLC.

8. Bankruptcy Proceedings.

8.01. This Agreement is entered into by all Parties with the express understanding that it is subject to approval of the Bankruptcy Court, and all applicable provisions of the Bankruptcy Code and the Bankruptcy Rules.

8.02. On the Petition Date, the Sellers shall file a motion with the Bankruptcy Court (the “Sale Motion”) seeking authority to consummate the transactions contemplated hereunder, including authority to convey and assign the Acquired Assets to the Buyer and to permit the assumption of the Assumed Liabilities by the Buyer and the assumption and assignment of the Assigned Contracts to the Buyer and assignments of Declarant Rights (whether one or more, “Assignment of Declarant Rights”) to Buyer pursuant to Sections 105, 363 and 365 of the Bankruptcy Code, substantially in the form of the Approval Order. The Sale Motion shall also seek the approval of bid procedures pursuant to an order substantially in the form of the Bid Procedures Order attached hereto as Exhibit 2, including the Deal Protection Provisions (as defined in Paragraph 8.04 below) and allowing and authorizing the payment of the Break-Up Fee as an administrative expense pursuant to section 503 of the Bankruptcy Code (the “Bid Procedures”).

8.03. The Buyer shall be named a “stalking horse” bidder under the Bid Procedures. If the Sellers receive an Overbid (as defined in Paragraph 8.04 below) by the Bid Deadline, the Sellers shall conduct an auction for the Acquired Assets and the Assumed Liabilities on the date specified in the Bid Procedures Order, beginning at 11:00 a.m. prevailing Los Angeles time, at Stutman Treister & Glatt, P.C., 1901 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067 (the “Auction”). The Auction shall occur no more than 2 business days prior to the hearing on the Sale Motion.

8.04. The Bid Procedures Order shall contain the following “Deal Protection Provisions”:

(a) Any “Overbid” must contain terms and conditions no less favorable to the Sellers than the terms and conditions of this Agreement;

(b) Any Overbid must provide for aggregate consideration to the Sellers of at least $2,500,000.00 more than the Purchase Price and no secured creditor shall be allowed to credit bid under Bankruptcy Code § 363(k) with respect to any Acquired Assets unless at the time of the submission of that credit bid the Buyer is not the highest bidder and the Buyer has indicated that it does not intend to submit any additional bid;

(c) Any Overbid must be accompanied by (i) a cashier’s check or other form of immediately available funds in the amount of not less than 10% of the Overbid, which amount shall be held in an escrow account mutually acceptable to Sellers and the party submitting the Overbid as a Deposit pending completion of the bidding process; (ii) proof of the bidder’s ability to consummate the transaction and to provide adequate assurance of future performance on all contracts and leases that the proposed bidder proposes to be assumed and assigned; and (iii) a clean and marked asset purchase agreement showing changes to this Agreement;

(d) A party submitting an Overbid complying with this Paragraph and with any other requirements contained in the Bid Procedures Order shall be deemed a “Qualified Bidder” and Buyer shall be deemed to be a Qualified Bidder;

(e) Only the Sellers, RFA, CB&T, First Hawaiian Bank, any Qualified Bidder, any official committee of creditors appointed in the Sellers’ chapter 11 cases, and their respective counsel and advisors may attend the Auction;

(f) At the Auction, each subsequent bid following the Overbid must be in increments of $500,000.00;

(g) If after the financing condition in Section 14.01(c) has been timely satisfied, the Bankruptcy Court approves and the Sellers consummate an alternative sale of the Acquired Assets to someone other than the Buyer, the Sellers shall be obligated to pay Buyer a break-up fee equal to $2,000,000.00 (the “Break-Up Fee”). The Break-Up Fee shall be (i) an allowed administrative expense under Section 503(b) of the Bankruptcy Code, and shall be paid out of the gross proceeds of any alternate sale or transaction; and shall be (ii) payable on the second business day following the date that an alternate transaction or sale closes; and

(h) At the Auction, the Break-Up Fee shall be taken into account with each and every bid made by any Qualified Bidder.

9. Closing.

9.01. The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place via the electronic exchange of documents, which exchange shall be deemed to occur at the offices of Stutman, Treister & Glatt, P.C. located at 1901 Avenue of the Stars, 12th Floor, Los Angeles, California 90067, and commencing at 9:00 a.m. local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the Parties to consummate the Transaction (other than conditions with respect to actions the respective Parties will take at the Closing itself) or such other date as the Buyer and the Sellers may mutually determine (the “Closing Date”).

9.02. At the Closing, the Sellers will deliver to the Buyer:

(a) a bill of sale for the Acquired Assets in substantially the form as Exhibit 5 hereto;

(b) an assignment of all Assigned Contracts in substantially the form as Exhibit 6 hereto;

(c) an Assignment of Declarant Rights in substantially the form of Exhibit 7 hereto;

(d) a deed (or other equivalent conveyance document in form and substance acceptable to Buyer) for the Owned Real Property in substantially the form as Exhibit 8 hereto, with the deed to the Owned Real Property in Mexico to be delivered before a Mexican notary in compliance with Mexican law;

(e) Vacation Ownership Plan Certificates for the Unsold MGV Points;

(f) an estoppel certificate from each of the Owners Associations stating the amount of any unpaid assessments for Unsold MGV Points and Stand Alone Inventory in substantially the form of Exhibit 9 hereto;

(g) a notice of resignation from Peter Mitchell and Stacy Bower from the boards of MGVOA, Cabo VPOA, and any other Owners Associations of which they are members in substantially the form of Exhibit 10 hereto, which form may be modified upon mutual agreement of the Parties to comply with controlling documents and State law;

(h) all certificates, powers of attorney, grants, and other documents necessary to cause the release of any Lien encumbering any of the Acquired Assets in Mexico; and

(i) each of the documents, certificates and other instruments required pursuant to Section 14.01 and all other reasonable documents, instruments, or affidavits which are customary in a real estate closing, or which reasonably may be required by the Title Company to effect the Closing hereunder and the issuance of the Title Policies.

9.03. At the Closing the Buyer will deliver to the Sellers the cash portion of the Purchase Price described in Section 4, above, any cash due pursuant to Section 4.02(c), and the Deposit shall be released from escrow to the Sellers.

9.04. Any taxes due on Assigned Contracts or the Owned Real Property shall be prorated as of 12:01 a.m. on the Closing Date, with all such items attributable to period prior to 12:01 a.m. on the Closing Date being for the sole account of the Sellers and all such items attributable to periods after 12:01 a.m. on the Closing Date being for the sole account of the Buyer. If the actual taxes are not available to determine the proration at the Closing Date, the proration shall occur based upon the most recent tax returns available and, if such taxes change when the final tax returns are available, the Parties will re-prorate the taxes and make such payments to each other as are necessary. The Buyer and the Sellers shall furnish each other with such documents and other records as shall be reasonably requested in order to confirm all proration calculations. This provision shall survive the Closing.

9.05. Simultaneously with or following the Closing Buyer may, but is not obligated to, take the following actions in its sole and subjective discretion:

(a) Record the Assignment of Declarant Rights in all counties where the Resorts are located, including Mexico;

(b) Prepare and have executed and recorded an amendment to the MGV Declaration or any declaration of any of the associations pursuant to Buyer’s Declarant Rights, if necessary in Buyer’s reasonable discretion;

(c) Prepare and have executed resolutions of the appropriate boards of directors of the MGVOA, VPOA, and any other Owners Associations appointing new directors;

(d) Prepare and have executed and recorded Declarations of Deannexation removing inventory associated with Unsold MGV Points from MGV;

(e) Prepare and have executed and recorded Declarations of Annexation to submit inventory in the Resorts (including inventory previously associated with Unsold MGV Points and Stand Alone Inventory) to a separate timeshare program operated by Buyer or an Affiliate of Buyer;

(f) Execute and deliver an affiliation agreement for MGV with a Buyer affiliated exchange company; and

(g) Prepare such additional documents, notices and agreements and do such other acts as may be reasonably necessary to fully implement the intent of this Agreement and to perfect and preserve the rights and interests of Buyer under the MGV Declaration and any Governing Documents of the Resorts and the Owners Associations

10. Representations And Warranties Concerning The Buyer. The Buyer represents and warrants to the Sellers that the statements contained in this Section 10 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 10).

10.01. The Buyer is a limited liability company duly organized, validly existing, and in good standing under the laws of the State of Delaware.

10.02. The Buyer has all requisite corporate or other entity power and authority to execute and deliver this Agreement and the Transaction Documents to which it is (or will become) a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by the Buyer of this Agreement and the Transaction Documents to which it is (or will become) a party and the consummation of the Transaction and thereby have been duly and validly authorized by all requisite corporate or other entity action on the part of the Buyer and no other corporate or other entity action on the part of the Buyer is necessary to authorize this Agreement and such Transaction Documents and to consummate the transactions contemplated hereby and thereby (subject, in the case of the obligation to consummate the Transaction, to the entry of the Final Order). This Agreement and the Transaction Documents to which the Buyer is (or will become) party have been (or will be) duly and validly executed and delivered by the Buyer and (assuming the due authorization, execution and delivery by all parties hereto and thereto, other than the Buyer) constitute (or will constitute) valid and binding obligations of the Buyer enforceable against the Buyer in accordance with their terms.

10.03. Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, in accordance with the terms of this Agreement, will (A) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which the Buyer is subject or any provision of its Governing Documents, or (B) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Buyer is a party or by which it is bound or to which any of its assets are subject.

10.04. The Buyer has no Liability to pay any fees or commissions to any broker, finder, or agent with respect to the Transaction for which the Sellers could become liable or obligated.

10.05. The Buyer shall as of the Closing have the requisite financial wherewithal to consummate the transaction contemplated by this Agreement, and, except as set forth in Section 14.01(c) hereof, the Closing of this Agreement is not contingent on the Buyer obtaining financing or other financial conditions.

10.06. The Buyer has completed its due diligence of the Acquired Assets and the Assumed Liabilities, and the Closing of this Agreement is not contingent on the Buyer completing any additional due diligence.

11. Representations And Warranties By The Sellers. The Sellers represent and warrant to the Buyer that the statements contained in this Section 11 shall be correct and complete as of the Closing Date, except as set forth in the disclosure schedule delivered by the

Sellers to the Buyer on the date hereof (the “Disclosure Schedule”). The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 11. The representations and warranties set forth in Section 11 shall not survive the Closing, and shall not remain in full force and effect for any reason after the Closing Date. No covenant shall survive the Closing except for the covenants in Section 13 that expressly relate to post-closing obligations (the “Surviving Covenants”). Based on this Section, (i) no officer, director, employee, agent, or representative of any Seller shall have any liability for any breach of any representation, warranty, or covenant or relating to the completeness or accuracy of any representation, warranty, covenant at any time, and (ii) no Seller shall have any liability for any breach of any representation, warranty or covenant, except the Surviving Covenants, after the Closing and if Buyer discovers any such breach prior to the Closing its sole remedy will be to terminate this Agreement and refuse to Close.

11.01. The Sellers were duly organized under the laws of the respective jurisdictions of their formation and are validly existing and in good standing under such laws. Each of the Sellers is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. The Sellers have full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the Business in which each is engaged and to own and use the properties owned and used by it. No Seller is in default under or in violation of any provision of its Governing Documents.

11.02. Each of the Sellers has all requisite corporate or other entity power and authority to execute and deliver this Agreement and the Transaction Documents to which it is (or will become) a party and to perform its obligations hereunder and thereunder (subject to the entry of the Approval Order and, in the case of the obligation to consummate the Transaction, to the entry of the Final Order). The execution, delivery and performance by each of the Sellers of this Agreement and the Transaction Documents to which it is (or will become) a party and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all requisite corporate or other entity action on the part of each such Seller and no other corporate or other entity action on the part of each such Seller is necessary to authorize this Agreement and such Transaction Documents and to consummate the transactions contemplated hereby and thereby (subject, in the case of the obligation to consummate the Transaction, to the entry of the Final Order). This Agreement and the Transaction Documents to which each of the Sellers is (or will become) party have been (or will be) duly and validly executed and delivered by each such Seller and (assuming the due authorization, execution and delivery by all parties hereto and thereto, other than such Sellers) constitute (or will constitute) valid and binding obligations of each such Seller enforceable against each such Seller in accordance with their terms (subject to the entry of the Approval Order and, in the case of the obligation to consummate the Transaction, to the entry of the Final Order).

11.03. Subject to entry of the Approval Order, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby in accordance with terms of this Agreement, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any Sellers is subject or any provision of the Governing Documents of any of the Sellers or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of the Sellers is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Lien upon any of its assets). Except as set forth in Disclosure Schedule 11.03, none of the Sellers are not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

11.04. None of the Sellers shall have any Liability to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, other than any fees payable to Houlihan Lokey Capital, Inc.

11.05. The Sellers shall each have good and marketable title to, or a valid leasehold interest in, all material properties and assets required to operate and maintain the Business as historically operated and maintained, free and clear of all Liens, except for Permitted Encumbrances.

11.06. No action, suit, proceeding, hearing, investigation (except as disclosed in Disclosure Schedule 11.06 with respect to tax matters), charge, complaint, Claim, demand, or notice has been filed or commenced against the Sellers, and not yet concluded, alleging any failure so to comply with respect to which as to any applicable laws, rules or regulations, including the Foreign Corrupt Practices Act, 15 U.S.C. § 78dd-1 et seq., the noncompliance, filing or commencement of which would materially adversely affect the ability of the Sellers to complete the Closing.

11.07. The Records have been maintained in material compliance with all applicable legal requirements and fairly reflect, in all material respects, all dealings and transactions in respect of the Acquired Assets and the Assumed Liabilities.

11.08. All MGV Points outstanding as of August 31, 2011, are listed in Section 11.08(a) of the Disclosure Schedule. All MGV Points outstanding as of the Closing Date will represent Dedicated Inventory to which legal title has been transferred to MGVOA as the trustee of the MGV Trust and/or the Mexican bank as trustee of the Cabo Trust. Except as listed in Section 11.08(b) of the Disclosure Schedule, there are no unpaid assessments or liens against (or any basis therefor), or any other matter or condition likely to interfere with, any MGV Points. There are no loans secured by the Unsold MGV Points, except for loans from RFA secured by liens that, upon the Closing, will be released subject to the terms and conditions in the Approval Order. All MGV Points are valid, genuine and subsisting. PMR is the owner of the use and occupancy rights associated with the Unsold MGV Points and has the right to convey the Unsold MGV Points to Buyer pursuant to the MGV Declaration. Sellers shall not convey additional inventory to the MGV Trust or Cabo Trust prior to Closing. Seller shall not cause the Stand Alone Inventory to become Dedicated Inventory prior to Closing.

11.09. Seller is the holder of the Declarant Rights with full right and authority to assign such rights without the consent, approval, or waiver of any other Person.

11.10. MGV is a validly created and existing timeshare program under the laws of the State of California, and the MGV Trust is duly created and maintained in compliance with the laws of the State of California and, except as set forth in Section 11.10 of the Disclosure Schedule, Sellers do not know of any matters relating to their compliance with Timeshare Laws that would cause a material adverse impact on the Business. The Cabo Trust is duly created and maintained in compliance with the laws of Mexico and, except as set forth in Section 11.10 of the Disclosure Schedule, Sellers do not know of any matters relating to their compliance with Timeshare Laws that would cause a material adverse impact on the Business. For purposes of this section “Timeshare Laws” means the provisions of any applicable U.S. and Mexico laws, statutes or regulations (other than applicable tax laws) and all amendments, modifications, or replacements thereof and successors thereto, and all regulations and guidelines promulgated thereunder or with respect thereto, currently in effect, with respect to the MGV Points and the Stand Alone Inventory, including without limitation the Vacation Ownership and Time-share Act of 2004, California Business and Professions Code §§ 11210 et seq., and Official Mexican Norm of July 2010, NOM-029-SCFI-2010.

11.11. Each of the consolidated financial statements of PMR for the fiscal years ended December 31, 2009, December 31, 2010, and the interim period ending August 31, 2011, has been prepared in all material respects in accordance with GAAP applied on a consistent basis throughout the periods indicated (except as otherwise stated in such financial statements, including the related notes), provided, however, that the December 31, 2010 and August 31, 2011 financial statements have not been audited and there have not been period end adjustments or review and the footnotes therein may not fully comply with GAAP. Each of the foregoing consolidated financial statements fairly presents, in all material respects, the consolidated financial position, results of operations and cash flows of PMR as of the respective dates thereof and for the respective periods indicated therein, except as otherwise set forth in the notes thereto (subject, in the case of unaudited statements, to normal and recurring year-end adjustments, none of which is material, individually or in the aggregate).

11.12. Section 11.12 of the Disclosure Schedule contains a complete and accurate schedule of all Permits currently required for the operation of the Business in the Ordinary Course of Business. Each Permit is in full force and effect, the Sellers are in compliance in all material respects with their terms and conditions, all required renewal applications have been timely filed and no proceeding is pending or threatened to revoke or limit any permit.

11.13. Section 11.13 of the Disclosure Schedule sets forth a complete and accurate list of the Assigned Contracts. Except for any breach or default of the type described in Bankruptcy Code § 365(b)(2), or that will be cured by the Sellers pursuant to Bankruptcy Code § 365(b) at or prior to Closing, (i) no Seller is in material breach or default under any Assigned Contract and (ii) there is not and there has not been claimed or alleged by any Person any existing event or condition which (with or without notice or lapse of time or both) would result in a material breach or default by any Sellers under any Assigned Contract. At the Closing other than as disclosed in Section 11.13 of the Disclosure Schedule, (a) no other party to any Assigned Contract is in material breach or default thereunder and (b) there is not and there has not been claimed or alleged by any Person any existing event or condition which (with or without notice or lapse of time or both) would result in a material breach or default by any other party under any Assigned Contract. Each of the Assigned Contracts is in full force and effect and is valid and binding on the Seller party thereto (except for any breach or default that results from the insolvency of a Seller or the commencement of the Sellers’ bankruptcy proceedings), and each other party thereto, subject to applicable bankruptcy, insolvency, moratorium or other similar laws relating to creditors’ rights and general principles of equity. The Sellers have made available to the Buyer complete and accurate copies of each of the Assigned Contracts

11.14. Real Property disclosures:

(a) Section 11.14(a) of the Disclosure Schedule sets forth the address and description of each parcel of Owned Real Property of each Seller. With respect to the Owned Real Property the owner listed: (A) has good and marketable indefeasible fee simple title to such Owned Real Property, free and clear of all liens and encumbrances, except Permitted Encumbrances, (B) except as set forth in Disclosure Schedule 11.14(a), the owner has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any portion thereof; and (C) other than the right of the Buyer pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein. No Seller is a party to any agreement or option to purchase, lease or otherwise acquire any real property or any interest therein.

(b) Section 11.14(b) of the Disclosure Schedule sets forth the address of each parcel of Leased Real Property, and a true and complete list of all Leases for Leased Real Property (including the date and name of the parties to such Lease document). The Sellers have delivered to the Buyer a true and complete copy of each such Lease document. Except as set forth in Disclosure Schedule 11.14(b), with respect to each Lease:

(i) such Lease is legal, valid, binding, enforceable and in full force and effect;

(ii) any default by the Sellers shall be cured pursuant to Section 365 of the Bankruptcy Code at the Closing;

(iii) the possession and quiet enjoyment of the Sellers of the Leased Real Property under such Lease has not been disturbed and there are no disputes with respect to such Lease;

(iv) other than any breach or default that can be cured pursuant to section 365 of the Bankruptcy Code, no party to the Lease is in breach of or default under such Lease, and no event has occurred or circumstance exists that, with the delivery of notice, the passage of time or both, would constitute such a breach or default, or permit the termination, modification or acceleration of rent under such Lease;

(v) no security deposit or portion thereof deposited with respect to such Lease has been applied in respect of a breach of or default under such Lease that has not been re-deposited in full;

(vi) Sellers will not owe in the future, any brokerage commissions or finder’s fees with respect to such Lease;

(vii) Sellers have not subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion;

(viii) Seller have not collaterally assigned or granted any other Lien in such Lease or any interest therein that will not be terminated or released at or before Closing; and

(ix) there are no Liens on the estate or interest created by any such Lease that will not be terminated or released at or before Closing.

(c) No Seller has received any written notice of any, and there is no condemnation, expropriation or other proceeding in eminent domain, pending or threatened, affecting any parcel of Real Property or any portion thereof or interest therein. There is no injunction, decree, order, writ or judgment outstanding, or any Claim, litigation, administrative action or similar proceeding, pending or threatened, relating to the ownership, lease, use or occupancy of the Real Property or any portion thereof, or the operation of the Business as currently conducted thereon.

(d) No work has been performed in the 90 days prior to Closing at any Real Property that would reasonably be expected to result in the creation of a mechanic’s lien that has not been paid in full.

11.15. The Real Property and the use thereof are and have been in material compliance with all Environmental Laws, except as specifically disclosed on Section 11.15 of the Disclosure Schedule or which would not reasonably be expected, individually or in the aggregate, to result in the owner or operator of the Real Property incurring future material Liability under Environmental Laws. Except as disclosed on Section 11.15 of the Disclosure Schedule: (i) the Sellers and the Real Property are and have been in compliance with Environmental Laws, including any Environmental Permits, except for such non-compliance that in each case or in the aggregate would not reasonably be expected, individually or in the aggregate, to result in future material Liability; (ii) no Seller is subject to any pending Claim or threatened Claim alleging either or both that a Seller or any aspect of the Real Property may be in violation of any Environmental Law or Environmental Permit, or may have any Liability under Environmental Law, except for such Claims that have not had and would not reasonably be expected to have, individually or in the aggregate, a material adverse effect; and (iii) no Hazardous Substances have been, stored, treated, disposed of, arranged for disposal or treatment of, transported, handled, manufactured, distributed, or released on, under or from the Real Property, except in compliance with Environmental Laws. No correspondence, complaint or other notice has been received by the Sellers pertaining to violations of or Liability under Environmental Laws relating to the Real Property.

11.16. Section 11.16 of the Disclosure Schedule sets forth a complete and accurate list of all material insurance policies with respect to which (i) any Seller is a party, a named insured or otherwise the beneficiary of coverage with respect to any of the Acquired Assets, the Assumed Liabilities, the Real Property, or the Business, and (ii) a claim or claims currently exist or which the Sellers reasonably anticipate will exist, including, without limitation, any casualty, loss and/or business interruption related to any of the Acquired Assets, the Assumed Liabilities, the Real Property, or the Business.

11.17. Tax Disclosures.

(a) All material Tax Returns required to be filed by or on behalf of each Seller with respect to the Acquired Assets and the Assumed Liabilities (i) have been timely filed (taking into account extensions), (ii) were correct and complete, and (iii) all Taxes shown as due on such Tax Returns have been paid.

(b) During the last three years, no Claim has been made by any taxing authority in a jurisdiction where a Seller does not file Tax Returns that such Seller is or may be subject to taxation by that jurisdiction with respect to the Acquired Assets or the Assumed Liabilities.

(c) All amounts required to be withheld and paid to the relevant taxing authority in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, in each case relating to the Sellers, the Acquired Assets, or the Assumed Liabilities have been, in all material respects, withheld and paid by or on behalf of each Seller.

(d) No audit, administrative proceeding or judicial proceeding, that involves a material amount of Tax and relates to the Acquired Assets or the Assumed Liabilities is pending or threatened in writing.

(e) None of the Acquired Assets are (A) tax exempt use property under Section 168(h) of the Code, (B) tax exempt bond financed property under Section 168(g) of the Code, or (C) treated as owned by any other Person for purposes of Section 168 of the Code.

(f) No Liability of any Seller, any Owners Association or any of their respective Affiliates exists for the payment of any Taxes to any non-US Governmental Authority with respect to any Acquired Assets located in Mexico or the operation (any Seller, any Owners Associations or any of their respective Affiliates) of any portion of the Business.

11.18. Subject to the entry of the Final Order and any order approving the assumption and assignment of the Assigned Contracts and the Leases and Assignment of Declarant Rights and the payment of any cure costs, if applicable, the Sellers have complied with all requirements of the Bankruptcy Rules in connection with obtaining approval of the sale of the Acquired Assets (including the assumption and assignment to Buyer of any Assigned Contracts and Leases and Assignment of Declarant Rights) to, and the assumption of the Assumed Liabilities by, the Buyer pursuant to this Agreement.

11.19. Section 5.08 of the Disclosure Schedule sets forth a complete and accurate list of the material Equipment owned by the Sellers and primarily used or intended to be used in connection with the Real Property.

11.20. The Sellers own, or have the right to use, all of the Purchased Intellectual Property. Sellers own all Purchased Intellectual Property that Sellers’ employees have created while in the scope of their employment, including copyrights in works made for hire and patents. There is no registered Purchased Intellectual Property or material contract with respect to Purchased Intellectual Property pursuant to which the Sellers have granted any Person the right to reproduce, distribute, market or exploit the Purchased Intellectual Property rights, excluding instances where Sellers have granted a third party the right to use the Purchased Intellectual Property strictly in the marketing materials or professional portfolios of such third party. There is no action pending or threatened that challenges the validity of ownership or use of any Purchased Intellectual Property. No third party’s operations or products infringe on the Purchased Intellectual Property in any material respect. The Sellers’ use of the Purchased Intellectual Property does not infringe in any material respect on the intellectual property rights of any other Person. None of the Sellers nor any of their Affiliates have received during the preceding two years any written Claim of infringement with respect to any Purchased Intellectual Property.

12. Pre-Closing Covenants. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing:

12.01. Each of the Parties will use commercially reasonable efforts to take all actions and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement, including (a) executing such additional transaction documents necessary, in Buyer’s reasonable discretion, to consummate the transactions in Mexico contemplated hereby, (b) Sellers obtaining such necessary approvals, powers of attorney, or other authority from RFA and such other secured parties for the purpose of release of any Lien on any Acquired Assets in Mexico, and (c) satisfying, but not waiver, of the Closing conditions set forth in Section 13 below.

12.02. Each Seller will use commercially reasonable efforts to obtain the Approval Order from the Bankruptcy Court and any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters required to consummate the transactions contemplated herein.

12.03. No Seller will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business or commit or permit to be committed any waste to the Acquired Assets.

12.04. The Sellers will use commercially reasonable efforts to keep the Business substantially intact, including present operations, physical facilities, working conditions, insurance policies, and relationships with lessors, lessees, licensors, suppliers, customers, and employees so as to not commit or permit to be committed any waste to the Acquired Assets.

12.05. Each Seller will permit representatives of the Buyer (including legal counsel and accountants), on reasonable notice, to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Sellers, to all premises, properties, personnel, books, records, contracts, and documents of or pertaining to each of the Sellers.

12.06. Each Seller will give prompt written notice to the Buyer of any fact or event which would result in a breach of any of the representations and warranties in Section 11 above. Each Party will give prompt written notice to the others of any material adverse development causing a breach of any of representations and warranties in Section 10 or 11, above. No disclosure by any Party pursuant to this Section 12.06, however, shall be deemed to amend or supplement the Schedule or to prevent or cure any misrepresentation, breach of warranty.

12.07. The Sellers will maintain and preserve the Real Property in substantially the same condition as existed on the date of this Agreement, ordinary wear and tear excepted, and will not demolish or remove any of the existing improvements from, or erect new improvements on, the Real Property, or any portion thereof, without the prior written consent of the Buyer.

12.08. The Sellers shall (a) use commercially reasonable efforts to maintain the Permits (it being acknowledged and agreed that no Seller shall be obligated to proceed with any construction or development activities in connection with such efforts to maintain Permits), (b) use commercially reasonable efforts to preserve the goodwill, if any, and business relationships, if any, in connection with the Acquired Assets, (c) perform in all material respects all of its obligations under the Assumed Contracts, except as otherwise specified in Disclosure Schedule 12.08 or as performance is excused by Bankruptcy Code § 365(e), (d) cooperate with Buyer in connection with Buyer’s efforts to seek the assignment to Buyer or its designee of any claims under any insurance policies that described in Paragraph 5.13, (e) comply with all Applicable Laws in all material respects, and (f) maintain its Records.

12.09. Between the date of this Agreement and the Closing Date, except with the written consent or approval of the Buyer:

(a) No Seller shall sell, lease, transfer or assign any of its assets, tangible or intangible, other than in the Ordinary Course of Business;

(b) No Seller shall enter into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) outside the Ordinary Course of Business;

(c) No Seller shall amend, modify, extend, renew, accelerate, cancel or terminate any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $100,000 to which any Seller is a party or by which any Seller is bound outside of the Ordinary Course of Business;

(d) No Seller shall amend, modify, restate, terminate, or otherwise alter in any manner whatsoever, the MGV Declaration, MGV Trust, Cabo Trust, Permits, Governing Documents, or any document or agreement directly or indirectly related to MGV or the Resorts other than in the Ordinary Course of Business;

(e) No action taken by (I) any Seller, (II) RFA, or (III) by any party in connection with the Bankruptcy Case may, in Buyer’s reasonable judgment, have the effect of materially diminishing the value of any Resort, MGV, or any of the Acquired Assets;

(f) No act or event (I) caused by any Seller, (II) caused by RFA, (III) caused by any party in connection with the Bankruptcy Case, or (IV) affecting the timeshare or vacation industry in general shall have occurred that, in Buyer’s reasonable judgment, in any way materially impairs or restricts Buyer’s ability to utilize the Acquired Assets as contemplated by this Agreement;

(g) No Seller shall incur, create or assume any Indebtedness, other than Indebtedness in an aggregate principal amount not in excess of $100,000; provided, however that this provision shall not preclude the incurring of Indebtedness that is both (i) incurred in the ordinary course of business, and (ii) not an Assumed Liability;

(h) No Seller shall impose any Liens upon any of the Acquired Assets, which will remain outstanding after the Closing Date other than Permitted Encumbrances;

(i) No Seller shall cancel, compromise, waive, or release any cause of action owned by any Seller that is an Acquired Asset outside the Ordinary Course of Business; provided, however, this does not limit any Seller’s right to compromise Claims against any Seller or cancel, compromise, waive or release any cause of action or right that is an Excluded Asset;

(j) No Seller will declare, set aside, or pay any dividend or make any distribution with respect to its capital stock (whether in cash or in kind) or redeem, purchase, or otherwise acquire any of its capital stock;

(k) No Seller will make any loan to, or enter into any other transaction with, any of its directors, officers, and employees that would create an obligation of the Buyer after the Closing Date;

(l) No Seller will enter into any employment contract or collective bargaining agreement, written or oral, or modify the terms of any existing such contract or agreement that would create an obligation of the Buyer after the Closing Date;

(m) No Seller will grant any increase in the base compensation of any of its directors, officers, and employees that would create an obligation of the Buyer after the Closing Date;

(n) No Seller will adopt, amend, modify, or terminate any bonus, profit sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or take any such action with respect to any other Employee Benefit Plan) that would create an obligation of the Buyer after the Closing Date;

(o) No Seller will make any other change in employment terms for any of its directors, officers, and employees that would create an obligation of the Buyer after the Closing Date; and

(p) No Seller shall make or pledge to make any charitable or other capital contribution.

13. Post-Closing Covenants. The Parties agree as follows with respect to the period following the Closing:

13.01. If at any time after the Closing any further actions are necessary to carry out the purposes of this Agreement, each of the Parties will make commercially reasonable efforts to take such further actions (including the execution and delivery of such further instruments and documents) as any other Party may reasonably request, all at the sole cost and expense of the requesting Party. All the Records shall be transferred to the Buyer on or within three (3) business days following the Closing. The Excluded Documents shall be retained by the Sellers, which shall retain all relevant privileges relating to the subject matter of the Excluded Documents. After the Parties have taken all steps necessary or appropriate to protect all privileges, the Sellers shall provide the Buyer’s legal counsel reasonable access to and, at the Buyer’s reasonable request, or reasonable notice, to provide copies to the Buyer of any of the Excluded Documents for its review if (i) an actual Claim or liability has been threatened or asserted against the Buyer with respect to the Business as to which the Excluded Documents may be relevant and material. After the Closing the Buyer shall provide to the Sellers reasonable access on reasonable notice and the right to make copies at the Sellers’ expense of any of the Records. The Buyer, shall maintain such Records and provide the access described above for a period which is the longer of (i) five (5) years, (ii) the pendency of any Claim, and (iii) the pendency of any tax audit or investigation by any governmental authority commenced during the first five (5) years after the Closing.

13.02. In addition to the rights of the Parties with respect to Records set forth in Section 13.01, above, in the event and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, Claim, or demand in connection with (i) any transaction contemplated under this Agreement, or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Sellers, each of the Parties will cooperate with the Party involved therein and its counsel in the contest or defense, make available its personnel, and provide such testimony and access to its books and records as shall be necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending Party; provided, however, that nothing contained in this Agreement will bar the dissolution or liquidation of any Seller and the obligations under this Paragraph of any Seller shall terminate upon any such liquidation or dissolution.

13.03. As soon as practicable after Closing but in all cases within 90 days after Closing, Buyer shall prepare a schedule (the “Allocation Schedule”) allocating the Purchase Price (including, for purposes of this Section, any other consideration paid by Buyer) among the Acquired Assets and shall provide a copy of the Allocation Schedule to Sellers. Sellers and Buyer each agree to file Internal Revenue Service Form 8594 and any required attachments thereto, together with all Tax Returns, in accordance with the Allocation Schedule and agree not to take any position before any taxing authority or in any judicial proceeding that is in any way inconsistent with such allocation. Sellers each agree to promptly provide Buyer with any other information required to complete the Allocation Schedule; provided, however, that any allocation with respect to assets located in Mexico shall be made prior to closing if so required by Mexican law.

13.04. The Parties agree that they shall not make any disparaging remarks about any other Party or its Affiliates to any third party including to financing entities, trade vendors, employees, shareholders, or journalists.

13.05. It is the parties’ intent to work together in good faith to fulfill their respective obligations under this Agreement and not to default in those obligations. Each party specifically acknowledges and agrees that it shall cooperate with the other party to effectuate the purposes of this Agreement.

14. Conditions To Obligation To Close.

14.01. The Buyer’s obligation to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(a) the representations and warranties set forth in Section 11 above (other than any representations that are identified in or covered under the Reimbursement Agreement by and between RFA PMR Loan Co., LLC and Buyer) shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” in which case such representations and warranties (as so written, including the term “material”) shall be true and correct in all respects at and as of the Closing Date;

(b) the Sellers have performed and complied with all of their covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” in which case the Sellers shall have performed and complied with all of such covenants (as so written, including the term “material”) in all respects through the Closing;

(c) on or before November 15, 2011, Buyer shall have obtained a commitment for financing in an amount sufficient to consummate the Transactions;

(d) the Approval Order has become a Final Order;

(e) other than with respect to the Approval Order or the actions listed in Disclosure Schedule 11.06, no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

(f) the Sellers shall have received all authorizations, consents, and approvals of governments and governmental agencies referred to in Section 11.03, above;

(g) the Buyer shall have obtained, at the Sellers’ expense up to $100,000, title insurance policies from the Title Company (which may be in the form of a mark-up of a pro forma of the Title Commitments) in accordance with the Title Commitments, insuring the fee interest in each parcel of Owned Real Property and insurance regarding use and occupancy rights for the Unsold MGV Points (in the form of an Eagle 9 Policy) as of the Closing Date (including all recorded appurtenant easements, insured as separate legal parcels) subject only to Permitted Encumbrances, and which shall include the endorsements identified herein (the “Title Policies”);

(h) the Buyer shall have received copies of the certificate of good standing of the Sellers issued on or soon before the Closing Date by the Secretary of State (or comparable officer) of the jurisdiction of each such Person’s organization;

(i) the Buyer shall have received a certificate of the secretary or an assistant secretary of each Seller dated the Closing Date, in form and substance reasonably satisfactory to the Buyer, as to: (i) resolutions, consents, minutes of a meeting of the Board or other appropriate entity action authorizing the execution and delivery of this Agreement and each other Transaction Document to which such Seller is a party and the performance of such Seller’s obligations hereunder and thereunder; and (iv) incumbency of the officers of such Seller;

(j) the Sellers shall own a combination of MGV Points and MGV Points equivalents equal to at least 2,725,000, based on the calculations reflected in Schedule 11.08(a), including (i) Unsold MGV Points (which shall include, regardless of the total number of MPV Points and MGV Points equivalents delivered, a guaranteed minimum of 348,000 points recovered from defaulted obligors in the RFA Notes Portfolio (the “Guaranteed Minimum”) if the Transaction closes on or before January 31, 2012; provided, however, if the Transaction closes after January 31, 2012, then the Guaranteed Minimum shall increase by 43,500 points for each month following January 2012 until the Transaction closes1), (ii) the MGV Points equivalent for use and occupancy rights in the Stand Alone Inventory in buildings A and G at the Cabo Azul resort pursuant to that certain Use Agreement dated January 1, 2010, with the VPOA, (iii) MGV Points that are subject to agreements with customers to sell such MGV Points with respect to which the sale is pending or which the sale is in-transit and any applicable rescission period has not yet expired as of the Closing, (iv) MGV Points subject to cancellation due to base loan upgrades, and (v) MGV Points to be issued based on the conversion of deeded inventory owned by the Sellers, but excluding (A) MGV Points securing un-recovered notes receivable, (B) undedicated construction in process at Cabo

[1]	For the avoidance of doubt, and for illustrative purposes, if the Transaction closes during March 2012, then the Guaranteed Minimum shall be 435,000 points.

Azul (except buildings A and G as referenced in (ii) above), and (C) future development at Kona, Hawaii or the Cancun resort; provided, however, that nothing in this Agreement will preclude the Sellers from acquiring additional MGV Points by foreclosing on any obligors in the RFA Notes Portfolio that are then in default and obtaining ownership of the MGV Points that previously secured such RFA Notes Portfolio, which reacquired MGV Points shall be included in (i) above;

(k) PMR shall have recorded in its consolidated financial statements receivables from MGVOA in an aggregate amount of not less than $1,900,000, which receivables (i) arose from bona fide transactions in the ordinary course of business and are payable on ordinary trade terms; (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms; (iii) are not subject to any set-off, counterclaim or other defense; (iv) are collectible in the ordinary course of business of Sellers, consistent with past practice, in the aggregate recorded amounts thereof; (v) are not the subject of any proceedings brought by or on behalf of Sellers or a collection by a third party on behalf of Sellers; and (vi) do not represent obligations which are conditional on an occurrence or event, or the absence of an occurrence or event.

(l) the execution of the definitive agreements set forth on Schedule 14.01(l) hereto, by and between the Buyer and/or one or more of its Affiliates, on the one hand, and Mark Post and/or one or more of the Service Companies or their respective Affiliates, on the other, in the forms attached hereto as Exhibits 14(a), (b), (c), (d), (e), (f), (g), (h), and (i) and the fulfillment or waiver of all conditions to closing thereunder;

(m) the Sellers shall have paid the developer’s entire obligation for 2010 maintenance fees to the Owners Associations, and Resort Services Group, Inc. shall be current on its billings of the 2011 and 2012 maintenance fees to the owners of MGV Points;

(n) the execution of a servicing agreement and other agreements between the acquirer of the RFA Notes Portfolio and the Buyer (or its designee) under which the Buyer (or its designee) shall service the RFA Notes Portfolio after the Closing, in a form acceptable to the Buyer, and the fulfillment or waiver of all conditions to the effectiveness of that servicing agreement;

(o) that certain Reimbursement Agreement, to be entered into by and between RFA PMR Loan Co., LLC and the Buyer on the Closing Date, shall be in full force and effect, in form and substance acceptable to the Buyer, and enforceable by the Buyer in accordance with its terms; and

(p) to the extent the Sellers have any ownership interest or right to access in the database of owner information and all room reservations (both owners and renters), they shall be transferred to the Buyer in a form acceptable to the Buyer at the Closing.

The Buyer may waive any condition specified in this Section 14.01 only if it executes a writing so stating at or prior to the Closing.

14.02. The obligation of the Sellers to consummate the transactions to be performed by the Sellers in connection with the Closing is subject to satisfaction of the following conditions:

(a) the representations and warranties set forth in Section 10 above shall be true and correct in all material respects at and as of the Closing Date, except to the extent that such representations and warranties are qualified by the term “material,” in which case such representations and warranties (as so written, including the term “material”) shall be true and correct in all respects at and as of the Closing Date;

(b) the Buyer shall have performed and complied with all of its covenants hereunder in all material respects through the Closing, except to the extent that such covenants are qualified by the term “material,” in which case the Buyer shall have performed and complied with all of such covenants (as so written, including the term “material”) in all respects through the Closing;

(c) the Approval Order has become a Final Order;

(d) other than the actions listed in Disclosure Schedule 11.06, no action, suit, or proceeding shall be pending before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement or (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(e) the Sellers shall have received any authorizations, consents, and approvals of government agencies necessary for the transactions reflected in this Agreement that are listed on Disclosure Schedule 11.03;

(f) all actions to be taken by the Buyer in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to the Sellers;

(g) the execution of definitive agreements by and between the Buyer, on the one hand, and Mark Post and the Service Companies, on the other, related to the services provided by the Service Companies to the Sellers in a form acceptable to the Buyer and the fulfillment or waiver of all conditions to closing thereunder; and

(h) the execution of transition services agreements by and between the Buyer, on the one hand, and the Sellers, on the other, related to the Sellers providing transition services for systems support, accounting support and guest services in a form mutually acceptable to the Buyer and the Sellers.

The Sellers may waive any condition specified in this Section 14.02 if they execute a writing so stating at or prior to the Closing.

15. Termination.

15.01. Certain of the Parties may terminate this Agreement as provided below:

(a) The Buyer and the Sellers may terminate this Agreement by mutual written consent at any time prior to the Closing;

(b) The Buyer may terminate this Agreement by giving written notice to the Sellers at any time prior to the Closing if (A) the Sellers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Buyer has notified the Sellers of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (B) the Buyer is unable, after reasonable and diligent efforts, to obtain financing in an amount sufficient to consummate the Transaction by November 15, 2011, or (C) the Closing shall not have occurred on or before the earlier of (i) 120 days after the execution of this Agreement by all Parties if the Approval has not been entered and (ii) the 30th day following the Approval Order becoming the Final Order (the “Outside Date”), by reason of the failure of any condition precedent under Section 14.01 hereof (unless the failure results primarily from the Buyer breaching any representation, warranty, or covenant contained in this Agreement); and

(c) The Sellers may terminate this Agreement by giving written notice to the Buyer at any time prior to the Closing if (A) the Buyer has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, the Sellers have notified the Buyer of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach, (B) the Closing shall not have occurred on or before the Outside Date, by reason of the failure of any condition precedent under Section 14.02 hereof (unless the failure results primarily from any Seller breaching any representation, warranty, or covenant contained in this Agreement); or (C) the Bankruptcy Court enters an Order denying the relief requested in the Sale Motion.

(d) IN THE EVENT THE SELLERS TERMINATE THIS AGREEMENT PURSUANT TO SECTION 15.01(c)(A) OR (B) ABOVE, THE DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, SHALL BE DELIVERED TO THE SELLERS BY THE ESCROW AGENT UPON WRITTEN DEMAND, AND THE SELLERS SHALL RETAIN THE DEPOSIT AS THE SOLE AND EXCLUSIVE REMEDY FOR SUCH TERMINATION, AND THE DEPOSIT SHALL BE RETAINED BY THE SELLERS AS LIQUIDATED DAMAGES WITH RESPECT TO SUCH DEFAULT, PROVIDED, THAT SUCH DEPOSIT SHALL BE SEGREGATED IN A SEPARATE ACCOUNT PENDING THE WRITTEN CONSENT OF RFA OR A FURTHER ORDER OF THE BANKRUPTCY COURT AUTHORIZING THE USE OR RELEASE OF SUCH FUNDS BY THE SELLERS. THEREAFTER, BOTH PARTIES SHALL BE RELIEVED OF AND RELEASED FROM ANY FURTHER LIABILITY HEREUNDER AND NEITHER PARTY SHALL

BE ENTITLED TO SPECIFIC PERFORMANCE. THE SELLERS, ON THE ONE HAND, AND THE BUYER, ON THE OTHER HAND, AGREE THAT IT WOULD BE EXTREMELY DIFFICULT AND IMPRACTICABLE TO FIX ACTUAL DAMAGES TO THE SELLERS AS A RESULT OF A DEFAULT BY THE BUYER AND THAT THEY HAVE AGREED THE SUM OF THE DEPOSIT IS A FAIR AND REASONABLE AMOUNT TO BE RETAINED BY THE SELLERS AS AGREED AND LIQUIDATED DAMAGES IN LIGHT OF THE SELLERS’ REMOVAL OF THE BUSINESS FROM THE MARKET AND THE COSTS INCURRED BY THE SELLERS AND THAT RETENTION OF SAID DEPOSIT, TOGETHER WITH ALL INTEREST ACCRUED THEREON, BY THE SELLER SHALL NOT CONSTITUTE A PENALTY OR FORFEITURE.

/s/ DFP	/s/ MP
Buyer’s Initials	Sellers’ Initials

15.02. In the event that the Buyer and the Sellers terminate this Agreement pursuant to Section 15.01(a) above, the Buyer terminates this Agreement pursuant to Section 15.01(b) above, or the Sellers terminate this Agreement pursuant to Section 15.01(c)(C) above, the Deposit that the Buyer has made, together with all interest accrued thereon, shall be delivered to the Buyer by the escrow agent upon written demand. This shall be the Buyer’s sole remedy.

15.03. If the Agreement is terminated because of the failure to Close by the Outside Date and the Approval Order is not a Final Order as of that date, then neither Party shall be entitled to any damages after the termination.

16. Personnel Matters.

16.01. Prior to the Bid Deadline, the Buyer shall provide to the Sellers a list of employees to whom the Buyer intends to offer employment.

16.02. As of the Closing Date, the Sellers shall not be responsible for any post-Closing employee benefits, including salaries, of those employees who are offered employment by the Buyer and accept that offer of Employment.

16.03. Although the Buyer shall not be obligated to employ any of the Sellers’ former employees, the Buyer shall be responsible for administering continuing health coverage under the Comprehensive Omnibus Budget Reconciliation Action (“COBRA”) after the Closing Date for those employees who do not become employees of the Buyer.

16.04. The Buyer is not assuming and shall have no liability for any amounts owed to or for the benefit of any employee based on services provided prior to the Closing Date and the Sellers shall pay each employee all priority Claims of that employee promptly after the Closing.

17. Miscellaneous.

17.01. No Party shall issue a press release or public announcement relating to the subject matter of this Agreement without the prior written consent of the other Parties. The Parties recognize that the Bankruptcy Court process for addressing the Sale Motion will require open public disclosure of the terms of this Agreement, the servicing agreement with RFA, any agreements with Mark Post, the Service Companies, or any of their Affiliates and will cooperate with one another in that public disclosure and Bankruptcy Court approval process. No Seller will solicit or will permit its agents, officers or employees to solicit any competing offers to buy any of the Acquired Assets until the Bankruptcy Court has ruled on the Sellers’ request for entry of the Bid Procedures Order. After the entry of the Bid Procedures Order the Sellers and their agents shall have the absolute right to solicit qualified Overbids.

17.02. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns, provided that RFA shall be a third party beneficiary under this Agreement with respect to the Parties’ obligations under Sections 4.01, 7.04, 8.04 and 15.01(d). Anywhere in this Agreement that provides for a release of a Lien and the imposition of a replacement Lien on proceeds, the Lien that attaches shall have no greater rights or priorities than the Liens being released and shall be subject to all defenses and counter-claims to which the existing Liens are subject.

17.03. This Agreement (including all documents referred to herein and all Exhibits and Schedules hereto), and the confidentiality agreement executed by the Buyer constitute the entire agreement among the Parties and supersede all prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they relate in any way to the subject matter hereof.

17.04. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his, her, or its rights, interests, or obligations hereunder without the prior written approval of the Buyer and the Seller; provided, however, that the Buyer may (i) assign any or all of its rights and interests hereunder to a wholly owned Subsidiary, and (ii) designate that assignee to perform its obligations hereunder (in any or all of which cases the Buyer nonetheless shall remain responsible for the performance of all of its obligations hereunder) and if the Buyer makes such an assignment, the term “the Buyer” shall be deemed to refer to that assignee on and after the date of that assignment, including for the avoidance of doubt, for the purposes of the representations, covenants and warranties contained in Section 10.

17.05. This Agreement may be executed in one or more counterparts (including by means of facsimile or PDF), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.06. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

17.07. All notices, requests, demands, Claims, and other communications hereunder shall be in writing. Any notice, request, demand, Claim, or other communication hereunder shall be deemed duly given (i) when delivered personally to the recipient, (ii) 1 business day after being sent to the recipient by reputable overnight courier service (charges prepaid), (iii) 1 business day after being sent to the recipient by facsimile transmission or electronic mail, or (iv) 4 business days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid, and addressed to the intended recipient as set forth below:

If to the Buyer:	DPM Acquisition, LLC
c/o Diamond Resorts Corporation
10615 Park Run Drive
Las Vegas, Nevada 89144
Facsimile: (702) 765-8615
Phone: (702) 823-7315
Attention: General Counsel

Copy to:	Katten Muchin Rosenman LLP
525 West Monroe Street
Chicago, Illinois 60661-3693
Facsimile: (312) 902-1061
Phone: (312) 902-5696
Attention: Howard Lanznar, Esq.

If to the Sellers:	Mark Post and
Andy Gennuso
Pacific Monarch Resorts, Inc.
23091 Mill Creek Drive
Laguna Hills, CA 92653-1258
Facsimile: (949) 465-1504
Phone: (949) 609-2501

Copy to:	Stutman, Treister & Glatt
1901 Avenue of the Stars, 12th Fl.
Los Angeles, CA 90067-6013
Facsimile: (310) 228-5788
Phone: (310) 228-5600
Attention: Jeffrey C. Krause

Any Party may change the address to which notices, requests, demands, Claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

17.08. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of California applicable to a contract executed and performed exclusively in the State of California.

17.09. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the Parties. No waiver by any Party of any provision of this Agreement or any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be valid unless the same shall be in writing and signed by the Party making such waiver nor shall such waiver be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such default, misrepresentation, or breach of warranty or covenant.

17.10. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

17.11. The Buyer and the Sellers shall bear their own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

17.12. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) that the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

17.13. The Exhibits and Disclosure Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

17.14. The Bankruptcy Court shall have exclusive jurisdiction over any dispute between the Buyer and the Seller relating to this Agreement, the transaction contemplated herein, the Acquired Assets or the Assumed Liabilities.

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IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

SELLERS:

Dated: October 24, 2011	PACIFIC MONARCH RESORTS, INC.

	By:	/s/ Mark Post
	Name:	Mark Post
	Its:	Chief Financial Officer

Dated: October 24, 2011	VACATION INTERVAL REALTY, INC.

	By:	/s/ Mark Post
	Name:	Mark Post
	Its:	Chief Financial Officer and Secretary

Dated: October 24, 2011	VACATION MARKETING GROUP, INC.

	By:	/s/ Mark Post
	Name:	Mark Post
	Its:	Chief Financial Officer and President

Dated: October 24, 2011	MGV CABO, LLC

	By:	/s/ Mark Post
	Name:	Mark Post
	Its:	Managing Member

Dated: October 24, 2011	DESARROLLO CABO AZUL, S. de R.L. de C.V.

	By:	/s/ Mark Post
	Name:	Mark Post
	Its:	Managing Member

Dated: October 24, 2011	OPERADORA MGVM S. DE R.L. DE C.V.

	By:	/s/ Mark Post
	Name:	Mark Post
	Its:	Managing Member

THE BUYER:

Dated: October 23, 2011	DPM ACQUISITION, LLC

	By:	/s/ David F. Palmer
	Name:	David F. Palmer
	Its:	President

Exhibit 1 – Approval Order/Sale Order

JEFFREY C. KRAUSE (STATE BAR NO. 94053)

jkrause@stutman.com

SCOTT H. YUN (STATE BAR NO. 185190)

syun@stutman.com

H. ALEXANDER FISCH (STATE BAR NO. 223211)

afisch@stutman.com

STUTMAN, TREISTER & GLATT

PROFESSIONAL CORPORATION

1901 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Telephone:	(310) 228-5600
Telecopy:	(310) 228-5788

[Proposed] Reorganization Counsel

For Debtors and Debtors in Possession

Debtors’ Mailing Address:

23091 Mill Creek Drive

Laguna Hills, CA 92653-1258

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

SANTA ANA DIVISION

In re	)	Case No. 8:11-bk-
)
PACIFIC MONARCH RESORTS, INC.,	)	Chapter 11
a California corporation;	)
	)	[Jointly Administered with Case Nos. ]
VACATION INTERVAL REALTY, INC.,	)
a California corporation;	)	ORDER PURSUANT TO BANKRUPTCY
	)	CODE SECTIONS 105, 363 AND 365
VACATION MARKETING GROUP, INC.,	)	AUTHORIZING THE DEBTORS TO SELL
a California corporation;	)	CERTAIN ASSETS TO DPM
	)	ACQUISITION, LLC OR TO THE
MGV CABO, LLC,	)	SUCCESSFUL BIDDER
a California limited liability company;	)
)
DESARROLLO CABO AZUL, S. de R.L.	)
de C.V. (DCA); and	)
	)	Hearing
OPERADORA MGVM, S. de R.L. de C.V.,	)	Date:
	)	Time:
Debtors.	)	Place: Courtroom
	)	411 West Fourth Street
Tax I.D. Nos. 33-0270208, 33-0489417,	)	Santa Ana, CA 92101
20-1912113, 20-4437326, 98-0432042, and 98-1014295)
)
)
)
)
)

The “Motion for Order Pursuant to Bankruptcy Code Sections 105, 363 and 365: (A) Authorizing Debtors to Conduct Auction for Sale of Certain Assets; (B) Establishing and Approving Sale Procedures; (C) Scheduling Bid Deadline, Auction, And Sale Hearing; (D) Approving Manner of Notice Pursuant to Bankruptcy Rule 2002; and (E) Authorizing the Sale of the Debtors’ Assets to DPM Acquisition, LLC or to the Successful Bidder” (the “Sale Motion”) filed by Pacific Monarch Resorts, Inc. and its affiliated debtors (collectively, the “Debtors”), came on for hearing on [December      ], 2011 at     :     p.m. (the “Sale Hearing”) on regular notice before the Honorable                     , United States Bankruptcy Judge for the Central District of California.

Appearances are as reflected on the Court’s record.

NOW, THEREFORE, the Court, having considered the Sale Motion and the Notice of the Sale Motion [Docket Nos.      and     ], the Declarations of Keith Maib and Andrew Turnbull (the “Turnbull Declaration”) in support of the Sale Motion, [insert other pleadings filed in connection with the Sale Motion]; the evidence proffered or adduced at, and arguments of counsel made at the Sale Hearing; and upon the entire record of the Sale Hearing and this case; and good cause appearing thereof;

IT IS HEREBY FOUND, CONCLUDED, AND DECLARED, pursuant to Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure (“Bankruptcy Rule”), that:

A. The Court has jurisdiction over the Sale Motion pursuant to 28 U.S.C. §§ 157 and 1334, and this matter is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (N) and (O). Venue of this chapter 11 case and the Sale Motion in this district is proper under 28 U.S.C. §§ 1408 and 1409.

B. On [October      ], 2011, the Court entered the “Order Pursuant to Bankruptcy Code Sections 105, 363, and 365: (A) Authorizing the Debtors to Conduct Auction for Sale of Certain Assets to DPM Acquisition, LLC or to Successful Bidder; (B) Establishing and Approving Sale Procedures; (C) Scheduling Bid Deadline and Auction and Sale Hearing; and (D) Approving Manner of Notice Pursuant to Bankruptcy Rule 2002” [Docket No.     ] (the “Sale Procedures Order”) approving the sale procedures and certain buyer protections (the “Sale Procedures”) as the best method for obtaining the highest and best offer for the DPM Acquired Assets in order to maximize the value of such assets for the benefit of the Debtors’ estates.

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C. Proper, timely, adequate and sufficient notice of the Sale Motion, the Sale Hearing, and the assumption and assignment of the Assigned Contracts1 has been provided in accordance with the Sale Procedures, sections 102(1), 105(a), 363 and 365 of the Bankruptcy Code, and Bankruptcy Rules 2002, 6004 and 9014, and such notice was good and sufficient, and appropriate under the particular circumstances, and no other or further notice of the Sale Motion, the Sale Hearing, and the assumption and assignment of the Assigned Contracts or the entry of this Sale Order is required.

D. The Sale Procedures provided a transparent and fair mechanism to govern the marketing and sale of the DPM Acquired Assets.

E. The Debtors have followed the Sale Procedures for soliciting, analyzing and determining Qualified Overbids for the Sale Motion and the Sale Hearing and the assumption and assignment of the Assigned Contracts.

F. The Sale Procedures have been fully complied with in all material respects.

G. A reasonable opportunity to object or be heard with respect to the Sale Motion and the relief requested therein has been afforded to all creditors, equity interest holders, interested persons and entities.

H. Creditors, parties-in-interest and other entities have been afforded a reasonable opportunity to bid for the DPM Acquired Assets pursuant to the Sale Procedures. The Debtors have extensively marketed the DPM Acquired Assets prior to the commencement of the bankruptcy cases and post-petition in compliance with the Sale Procedures and the requirements of applicable law.

I. Pursuant to the Sale Procedures Order, DPM Acquisition, LLC (the “Proposed Buyer”) was deemed to be a Qualified Bidder and its bid with a cash component of $49,250,000 was designated as the stalking-horse bid.

[1]	All Capitalized terms not defined herein have the same meaning set forth in the Sale Motion.

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J. [There being at least one Qualified Overbidder, the Debtors, pursuant to the Sale Procedures, conducted an Auction for the sale of the DPM Acquired Assets with the Proposed Buyer, as the stalking-horse bidder, and [                    ], Qualified Bidder, participating. At the conclusion of the Auction, the Debtors determined that [Insert name of winning bidder]’s (the “Successful Bidder” or “Buyer”) final bid in the amount of $                     (the “Purchase Price”) was the highest and best offer for the DPM Acquired Assets and presented the proposed sale of the DPM Acquired Assets to this Court for approval.

or

No other person or entity submitted a Qualified Overbid by the deadline established in the Sale Procedures, and, except for the Proposed Buyer, the stalking-horse bidder, no person or entity has submitted a bid of any sort since such deadline. As a result, pursuant to the terms of the Sale Procedures, the Debtors were not required to conduct the Auction, and the stalking-horse bid submitted by the Proposed Buyer (the “Successful Bidder” or “Buyer”) is the highest and best offer for the DPM Acquired Assets.]

K. The Asset Purchase Agreement executed by the Buyer reflects the exercise of the Debtors’ sound business judgment.

L. The Debtors have full corporate power and authority to execute the Asset Purchase Agreement and all other documents contemplated thereby. The Debtors have all the corporate power and authority necessary to consummate the transactions contemplated by the Asset Purchase Agreement.

M. Approval at this time of the Asset Purchase Agreement and consummation of the sale of the DPM Acquired Assets, including, without limitation, the assumption and assignment of the Assigned Contracts, is in the best interests of the Debtors, their creditors, and the estates.

N. The Debtors have demonstrated good, sufficient and sound business purpose and justification for the sale of the DPM Acquired Assets to the Buyer. The Debtors have also demonstrated compelling circumstances for the sale and the assumption and assignment of the Assigned Contracts without the filing and confirmation of a chapter 11 plan in these cases.

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O. The Asset Purchase Agreement was negotiated, proposed and entered into by the Debtors and the Buyer without collusion, in good faith, and from arm’s-length bargaining positions. Neither the Debtors nor the Buyer has engaged in any conduct that would cause or permit the Asset Purchase Agreement or the sale to be avoided under section 363(n) of the Bankruptcy Code.

P. The Buyer is a good faith purchaser within the meaning of section 363(m) of the Bankruptcy Code and, as such, is entitled to all of the protections afforded thereby. The Buyer will be acting in good faith within the meaning of section 363(m) of the Bankruptcy Code in closing the transactions contemplated by the Asset Purchase Agreement. The Asset Purchase Agreement was not entered into for the purpose of hindering, delaying or defrauding creditors under the Bankruptcy Code and under the laws of the United States or any state, territory, possession, or district thereof.

Q. The terms and conditions of the Asset Purchase Agreement and the purchase price thereunder (i) are fair and reasonable, (ii) represent the highest and best offer for the DPM Acquired Assets, (iii) will provide a greater recovery for the Debtors’ creditors than would be provided by any other practical alternative, and (iv) constitute fair consideration.

R. That, as a condition to the sale of the DPM Acquired Assets, the Buyer requires that the DPM Acquired Assets be sold free and clear of any and all liens, security interests, mortgages, pledges, claims, encumbrances, interests, reclamation rights, set-offs, rights of recoupment, obligations and other liabilities of any kind whatsoever, including, without limitation, any theory of successor liability, de facto merger, or substantial continuity, whether based in law or equity or in connection with any federal, state or local law of any kind, including, any tax, revenue, labor, employee benefits, and/or environmental law, rule or regulation (including filing requirements under any such laws, rules or regulations) or under any products liability law or doctrine with respect to Debtor’s liability under such law, rules, regulations or doctrines, employee benefit obligations (including, without limitation, under the Employee Retirement Income Security Act and the Comprehensive Omnibus Budget Reconciliation Act), collective bargaining agreements, environmental liabilities including, without limitation, any consent decrees or remediation agreements with any governmental agency regarding environmental liabilities, any security interest,

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mortgage, lien, charge against or interest in property, adverse claim, claim of possession, license, restriction of any kind including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attributes of ownership or any option to purchase, option, charge, retention agreement which is intended as security or other matters (collectively, “Liens”) of any person or entity that encumbers or relates to, or purports to encumber or relate to, the DPM Acquired Assets, except as specifically provided in the Asset Purchase Agreement.

S. The Debtors may sell the DPM Acquired Assets free and clear of all Liens of any kind or nature whatsoever except those expressly assumed in the Asset Purchase Agreement because, in each case, one or more of the requirements set forth in section 363(f)(1)-(5) of the Bankruptcy Code has been satisfied. The holders of the Liens have consented to the sale, the holders of the Liens could be compelled, in a legal of equitable proceeding, to accept a money satisfaction of such interest, or the Liens will attach to the proceeds of the sale of the DPM Acquired Assets consistent with the requirements of section 363(f) of the Bankruptcy Code. Specifically, (i) Resort Finance America, LLC (“RFA”) has consented to the release of its Liens on the DPM Acquired Assets, as well as the use of RFA’s Cash Collateral and the approval of the Sale Procedures, on the condition that $45,226,101 of the Purchase Price be indefeasibly paid to RFA in cash at the Closing pursuant to Paragraph 20 of this Sale Order in partial satisfaction of its claims against the Debtors under the AD&C Loan and that the Buyer has entered into the RFA Servicing Agreements (as that term is defined in the Sale Procedures Order), and (ii) First Hawaiian Bank (“FHB”), which holds a first deed of trust on the Kona Property, has consented to the release of its liens on the condition that approximately $735,000 of the Purchase Price be paid to FHB at the Closing. To the extent that anyone else may have Liens against the DPM Acquired Assets, those non-debtor parties with Liens of any kind or nature whatsoever in the DPM Acquired Assets who did not object to the Sale Motion and the assumption and assignment of the Assigned Contracts are deemed to have consented pursuant to sections 363(f)(2) and 365 of the Bankruptcy Code.

T. The transfer of the DPM Acquired Assets to the Buyer will vest the Buyer with good and marketable title to the DPM Acquired Assets.

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U. Consummation of the sale, including, without limitation, the transfer of the DPM Acquired Assets to the Buyer will not subject the Buyer to any debts, liabilities, obligations, commitments, responsibilities or claims of any kind or nature whatsoever, whether known or unknown, contingent or otherwise, existing as of the date hereof or hereafter arising, of or against the Debtors, any affiliate of the Debtors, or any other person by reason of such transfers and assignments, including, without limitation, based on any theory of antitrust or successor or transferee liability, except that the Buyer shall only be liable for payment of the liabilities expressly assumed in the Asset Purchase Agreement.

V. Under section 365 of the Bankruptcy Code, the only amounts (including, without limitation, cure costs) that must be paid in order for the Debtors to assume and assign the Assigned Contracts to the Buyer are set forth on Disclosure Schedule 11.13 to the Asset Purchase Agreement.

W. The Buyer has (i) cured, or provided adequate assurance of curing, any default existing prior to the date hereof under each of the Assigned Contracts, within the meaning of Section 365(b)(1)(A) of the Bankruptcy Code, (ii) provided compensation or adequate assurance of compensation to any party for any actual pecuniary loss to such party resulting from a default prior to the date hereof under any of the Assigned Contracts, within the meaning of Section 365(b)(1)(B) of the Bankruptcy Code, and (iii) provided adequate assurance of its future performance of an under the Assigned Contracts, within the meaning of Section 365(b)(1)(C) and 365(f)(2)(B) of the Bankruptcy Code. The Cure Amount for any Assigned Contracts must be paid to the non-debtor party to such contracts on or before the closing (the “Closing”) of the sale of the DPM Acquired Assets.

X. The Buyer’s undertaking to fulfill all future performance obligations under the Assigned Contracts, upon the assumption and assignment to the Buyer thereof, is hereby found to be adequate assurance of future performance under section 365(f)(2)(B) of the Bankruptcy Code.

Y. No defaults exist in the Debtors’ performance under the Assigned Contracts as of the date of this Sale Order, other than the failure to pay amounts equal to the Cure Amounts set forth on Disclosure Schedule 11.13 of the Asset Purchase Agreement.

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Z. Cause exists to waive the automatic 14 day stay imposed by Bankruptcy Rules 6004(h) and 6006(d). There is no legal or equitable reasons to delay the Closing of the sale.

AA. To the extent any of the foregoing findings of fact constitute conclusions of law, they are adopted as such. To the extent any of the foregoing conclusions of law constitute findings of fact, they are adopted as such.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED as follows:

1. The Sale Motion is granted as set forth herein.

2. All objections to the Sale Motion and entry of this Sale Order that have not been withdrawn, waived or settled are hereby overruled on the merits. All persons and entities given notice of the Sale Motion that failed to timely object thereto are deemed to consent to the relief sought therein, including, without limitation, all non-debtor parties to the Assigned Contracts.

3. The Asset Purchase Agreement and the transactions contemplated thereby are hereby approved in all respects. The transfer of the DPM Acquired Assets by the Debtors to the Buyer shall be a legal, valid and effective transfer of the DPM Acquired Assets. The Closing of the sale and the other transactions contemplated thereby are hereby approved and authorized under section 363(b) of the Bankruptcy Code.

4. Pursuant to section 365 of the Bankruptcy Code, upon the closing of the transactions contemplated in the Asset Purchase Agreement, the Assigned Contracts identified on Disclosure Schedule 11.13 of the Asset Purchase Agreement are assumed by the Debtors and assigned to the Buyer free and clear of all liens and claims.

5. Pursuant to sections 363(b) and (f) of the Bankruptcy Code, the Debtors are authorized to and shall sell, and the Buyer shall buy, the DPM Acquired Assets on the terms and conditions set forth in the Asset Purchase Agreement and this Sale Order (including, without limitation, those contained in Paragraph 21 herein) free and clear of all Liens, and all debts arising in any way in connection with any acts of the Debtors, claims (as that term is defined in the Bankruptcy Code), obligations, liabilities, demands, guaranties, options, rights, contractual commitments, restrictions, interests and matters of any kind and nature, arising prior to the closing or relating to acts occurring prior to the closing, whether imposed by agreement, understanding, law, equity or

7

otherwise and whether known or unknown, disclosed or undisclosed, absolute, contingent, inchoate, fixed or otherwise (the foregoing collectively referred to as “Claims” herein), other than Liens and Claims that are expressly assumed by the Buyer in the Asset Purchase Agreement.

6. In furtherance of the foregoing and except for any Liens and Claims that the Buyer is expressly assuming in the Asset Purchase Agreement, the Buyer is not assuming nor shall it in any way whatsoever be liable or responsible, as a successor or otherwise, for any of Liens or Claims in any way whatsoever relating to or arising from the DPM Acquired Assets or the Debtors’ operations or use of the DPM Acquired Assets, including, without limitation, the Assigned Contracts, on or prior to the Closing, any Liens or Claims that in any way whatsoever relate to periods on or prior to the Closing or are to be observed, paid, discharged or performed on or prior to the Closing (in each case, including any Liens or Claims that result from, relate to or arise out of tort or other product liability claims), or any Liens or Claims calculable by reference to the Debtors or their assets or operations, or relating to continuing conditions existing on or prior to the Closing, which Liens and Claims are hereby extinguished insofar as they may give rise to successor liability, without regard to whether the party asserting any such Liens or Claims has delivered to the Buyer a release thereof.

7. Except as expressly permitted or otherwise specifically provided by the Asset Purchase Agreement or this Sale Order, all parties holding Liens or Claims of any kind or nature whatsoever against or in the Debtors, or the DPM Acquired Assets (whether legal or equitable, secured or unsecured, matured or unmatured, contingent or non-contingent, senior or subordinated), arising under or out of, in connection with, or in any way relating to, the Debtors, the DPM Acquired Assets, the operation of the Debtors’ business prior to the Closing, or the transfer of the DPM Acquired Assets to the Buyer, hereby are forever barred, estopped, and permanently enjoined from asserting such persons’ or entities’ Liens or Claims against the Buyer, its successors or assigns, property, or assets, which Liens and Claims are hereby extinguished, whether or not a party asserting any such Lien or Claim has delivered to the Buyer a release thereof.

8. In the absence of a stay pending appeal, if the Buyer and the Debtors elect to close under the Asset Purchase Agreement at any time after entry of this Sale Order, then, with

8

respect to the Sale, the Buyer, as a purchaser in good faith, shall be entitled to the protections of section 363(m) of the Bankruptcy Code if this Sale Order or any authorization contained herein is reversed or modified on appeal.

9. In the event that any person or entity (as those terms are defined in the Bankruptcy Code) which has filed statements or other documents or agreements evidencing Liens on the DPM Acquired Assets has not delivered to the Debtors prior to the Closing, in proper form for filing and executed by the appropriate parties, termination statements, instruments of satisfactions, releases of Liens which such person or entity has with respect to the DPM Acquired Assets, the Debtors or the Buyer, on behalf of the Debtors, are authorized and directed to execute and file or record such statements, instruments, releases, and other documents on behalf of the person or entity with respect to the DPM Acquired Assets.

10. All entities that are presently, or at the Closing may be, in possession of some or all of the DPM Acquired Assets are hereby directed to surrender possession of said assets to the Buyer at the Closing.

11. The Debtors are authorized to execute, acknowledge and deliver such corporate name change certificates, deeds, assignments, conveyances, and other assurances, documents, and instruments of transfer and take such other action that may be reasonably necessary to perform the terms and provisions of the Asset Purchase Agreement, and shall take any other action for purposes of assigning, transferring, granting, conveying, and confirming to the Buyer, or reducing to possession, any or all of the DPM Acquired Assets and to execute such nonmaterial amendments to the Asset Purchase Agreement and related agreements as may be required to effectuate the letter and intent of the Asset Purchase Agreement and the consummation of the sale.

12. At the Closing, the Buyer shall pay the Cure Amounts to the non-debtor parties to the Assigned Contracts.

13. The Assigned Contracts shall, upon assignment to the Buyer, be deemed to be valid and binding and in full force and effect and enforceable in accordance with their respective terms, except as otherwise specifically determined by the Court, notwithstanding any provision in any such Assigned Contract (including those of the type described in sections 365(b)(2) and (f) of the Bankruptcy Code) that prohibits, restricts, or conditions such assignment or transfer.

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14. At the Closing, each non-debtor party to each Assigned Contract is hereby forever barred, estopped, and permanently enjoined from asserting against the Debtors or the Buyer or the property of any of them, any default existing as of the date of the Sale Hearing, or any counterclaim, defense, setoff or any other claim asserted or assertable against the Debtors.

15. Other than the Assigned Contracts, the Buyer assumes none of the Debtors’ other leases and contracts and shall have no liability whatsoever thereunder.

16. From and after the Closing Date (as that term is defined in the Asset Purchase Agreement), except as otherwise set forth herein or in the Asset Purchase Agreement, the Debtors shall have no liability or responsibility for any liability that is expressly assumed by the Buyer in the Asset Purchase Agreement.

17. This Court retains jurisdiction to (i) enforce and implement the terms and provisions of the Asset Purchase Agreement, all amendments thereto, any waivers and consents thereunder, and each of the agreements executed in connection therewith, (ii) compel delivery of the Assets to the Buyer, (iii) compel performance under the Asset Purchase Agreement, (iv) resolve any disputes, controversies or claims arising out of or relating to the Asset Purchase Agreement, (v) interpret, implement and enforce the provisions of this Sale Order, and (vi) protect the Buyer against any claims, causes of action or other liabilities of whatever nature that it did not expressly assume under the Asset Purchase Agreement.

18. The provisions of this Sale Order authorizing the Debtors to enter into the Asset Purchase Agreement and authorizing the transactions contemplated thereby shall be self-executing, and neither the Debtors nor the Buyer shall be required to execute or file any releases, termination statements, assignments, consents, or other instruments in order to effectuate consummation to implement the foregoing provisions hereof except as expressly provided in the Asset Purchase Agreement. Notwithstanding the foregoing, the Debtors, the Buyer, and all other parties are authorized and directed to take any and all actions necessary and appropriate to effectuate, consummate and implement fully the Asset Purchase Agreement.

19. This Sale Order is binding upon and inures to the benefit of any successors or assigns of the Debtors or the Buyer, including any trustee appointed in these cases.

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20. This Sale Order is and shall be (i) effective as a determination that, at the Closing, all Liens and Claims existing as to the DPM Acquired Assets prior to the Closing have been unconditionally released, discharged and terminated, and that the conveyance of the DPM Acquired Assets described herein have been effected, and (ii) binding upon and shall govern the acts of all entities, including, without limitation, all filing agents, filing officers, title agents, title companies, recorders of mortgages, recorders of deeds, registrars of deeds, registrars of patents, trademarks or other intellectual property, administrative agencies, governmental departments, secretaries of state, federal, state, and local officials, and all other persons and entities who may be required by operation of law, the duties of their office, or contract, to accept, file, register or otherwise record or release any documents or instruments, or who may be required to report or insure any title or state of title in or to any of the DPM Acquired Assets.

21. Notwithstanding any provision in the Asset Purchase Agreement or this Sale Order to the contrary, as an express condition to the consent of RFA and FHB to the sale of the DPM Acquired Assets free and clear of the Liens held or asserted by RFA and FHB, (i) in consideration for, among other things, the release of RFA’s Liens on the DPM Acquired Assets at the Closing, the consent of RFA to the use of its Cash Collateral, and the consent of RFA to the Sale Procedures Order, (x) the Debtors shall indefeasibly pay upon Closing $45,226,101 of the Purchase Price to RFA in cash and such payment shall be free from any future challenge, and (y) the Buyer shall have entered into the RFA Servicing Agreements upon Closing; and (ii) in consideration for the release of the first deed of trust on the Kona Property, the Debtors shall pay approximately $735,000 of the Purchase Price to FHB in cash upon Closing.

22. The Court hereby orders that the 14 day stays under Bankruptcy Rules 6004(h) and 6006(d) shall not be in effect with respect to the sale and the other transactions contemplated in the Asset Purchase Agreement (including, without limitation, the assumption and assignment to the Buyer of the Assigned Contracts), and thus this Sale Order shall be effective and enforceable immediately upon entry.

23. The provisions of this Sale Order, the Asset Purchase Agreement, and the RFA Servicing Agreements are non-severable and mutually dependent.

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24. The Asset Purchase Agreement and any related agreements, documents or other instruments may be modified, amended or supplemented by the parties thereto in accordance with the terms thereof without further order of the Court, provided that any such modification, amendment or supplement is not material and does not impair any rights and protections granted to RFA under the Sale Procedures Order and this Sale Order.

Dated:

HONORABLE
UNITED STATES BANKRUPTCY JUDGE

Submitted by:

/s/ Scott H. Yun
Scott H. Yun, a Member of
Stutman, Treister & Glatt, P.C.
Bankruptcy Counsel for Debtors and
Debtors in Possession

12

In re:		CHAPTER 11
PACIFIC MONARCH RESORTS, INC., a California corporation, et al.,
	Debtor(s).	CASE NUMBER 8:11-bk-

NOTE: When using this form to indicate service of a proposed order, DO NOT list any person or entity in Category I. Proposed orders do not generate an NEF because only orders that have been entered are placed on the CM/ECF docket.

PROOF OF SERVICE OF DOCUMENT

I am over the age of 18 and not a party to this bankruptcy case or adversary proceeding. My business address is: 1901 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

A true and correct copy of the foregoing document described as ORDER PURSUANT TO BANKRUPTCY CODE SECTIONS 105, 363 AND 365 AUTHORIZING THE DEBTORS TO CONDUCT AUCTION FOR SALE OF CERTAIN ASSETS will be served or was served (a) on the judge in chambers in the form and manner required by LBR 5005-2(d); and (b) in the manner indicated below:

I. TO BE SERVED BY THE COURT VIA NOTICE OF ELECTRONIC FILING (“NEF”) – Pursuant to controlling General Order(s) and Local Bankruptcy Rule(s) (“LBR”), the foregoing document will be served by the court via NEF and hyperlink to the document. On                     , I checked the CM/ECF docket for this bankruptcy case or adversary proceeding and determined that the following person(s) are on the Electronic Mail Notice List to receive NEF transmission at the email address(es) indicated below:

☐  Service information continued on attached page

II. SERVED BY U.S. MAIL OR OVERNIGHT MAIL (indicate method for each person or entity served):

On                                                              , I served the following person(s) and/or entity(ies) at the last known address(es) in this bankruptcy case or adversary proceeding by placing a true and correct copy thereof in a sealed envelope in the United States Mail, first class, postage prepaid, and/or with an overnight mail service addressed as follows. Listing the judge here constitutes a declaration that mailing to the judge will be completed no later than 24 hours after the document is filed.

☐  Service information continued on attached page

III. SERVED BY PERSONAL DELIVERY, FACSIMILE TRANSMISSION OR EMAIL (indicate method for each person or entity served): Pursuant to F.R.Civ.P. 5 and/or controlling LBR, on                     , I served the following person(s) and/or entity(ies) by personal delivery, or (for those who consented in writing to such service method), by facsimile transmission and/or email as follows. Listing the judge here constitutes a declaration that personal delivery on the judge will be completed no later than 24 hours after the document is filed.

☐  Service information continued on attached page

I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct.

October 24, 2011 Joanne B. Stern	/s/ Joanne B. Stern
Type Name	Signature

This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

August 2010

In re:		CHAPTER 11
PACIFIC MONARCH RESORTS, INC., a California corporation, et al.,
	Debtor(s).	CASE NUMBER 8:11-bk-

This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

August 2010

In re:		CHAPTER 11
PACIFIC MONARCH RESORTS, INC., a California corporation, et al.,
	Debtor(s).	CASE NUMBER 8:11-bk-

NOTE TO USERS OF THIS FORM:

1) Attach this form to the last page of a proposed Order or Judgment. Do not file as a separate document.

2) The title of the judgment or order and all service information must be filled in by the party lodging the order.

3) Category I. below: The United States trustee and case trustee (if any) will always be in this category.

4) Category II. below: List ONLY addresses for debtor (and attorney), movant (or attorney) and person/entity (or attorney) who filed an opposition to the requested relief. DO NOT list an address if person/entity is listed in category I.

NOTICE OF ENTERED ORDER AND SERVICE LIST

Notice is given by the court that a judgment or order entitled (specify) ORDER LIMITING NOTICE AND PERMITTING SERVICE ON INSURED DEPOSITORY INSTITUTIONS BY FIRST CLASS MAIL was entered on the date indicated as “Entered” on the first page of this judgment or order and will be served in the manner indicated below:

I. SERVED BY THE COURT VIA NOTICE OF ELECTRONIC FILING (“NEF”) B Pursuant to controlling General Order(s) and Local Bankruptcy Rule(s), the foregoing document was served on the following person(s) by the court via NEF and hyperlink to the judgment or order. As of                                         , the following person(s) are currently on the Electronic Mail Notice List for this bankruptcy case or adversary proceeding to receive NEF transmission at the email address(es) indicated below.

☐  Service information continued on attached page

II. SERVED BY THE COURT VIA U.S. MAIL: A copy of this notice and a true copy of this judgment or order was sent by United States Mail, first class, postage prepaid, to the following person(s) and/or entity(ies) at the address(es) indicated below:

☐  Service information continued on attached page

III. TO BE SERVED BY THE LODGING PARTY: Within 72 hours after receipt of a copy of this judgment or order which bears an “Entered” stamp, the party lodging the judgment or order will serve a complete copy bearing an “Entered” stamp by U.S. Mail, overnight mail, facsimile transmission or email and file a proof of service of the entered order on the following person(s) and/or entity(ies) at the address(es), facsimile transmission number(s) and/or email address(es) indicated below:

☐  Service information continued on attached page

This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

August 2010

In re:		CHAPTER 11
PACIFIC MONARCH RESORTS, INC., a California corporation, et al.,
	Debtor(s).	CASE NUMBER 8:11-bk-

I. SERVED BY THE COURT VIA NOTICE OF ELECTRONIC FILING (“NEF”)

II. SERVICE BY THE COURT/BNC

III. TO BE SERVED BY THE DEBTOR BY U.S. MAIL

This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

August 2010

Exhibit 2 – Bidding Procedures Order

JEFFREY C. KRAUSE (STATE BAR NO. 94053)

jkrause@stutman.com

SCOTT H. YUN (STATE BAR NO. 185190)

syun@stutman.com

H. ALEXANDER FISCH (STATE BAR NO. 223211)

afisch@stutman.com

STUTMAN, TREISTER & GLATT

PROFESSIONAL CORPORATION

1901 Avenue of the Stars, 12th Floor

Los Angeles, CA 90067

Telephone:	(310) 228-5600
Telecopy:	(310) 228-5788

[Proposed] Reorganization Counsel

For Debtors and Debtors in Possession

Debtors’ Mailing Address:

23091 Mill Creek Drive

Laguna Hills, CA 92653-1258

UNITED STATES BANKRUPTCY COURT

CENTRAL DISTRICT OF CALIFORNIA

SANTA ANA DIVISION

In re	)	Case No. 8:11-bk-
)
PACIFIC MONARCH RESORTS, INC.,	)	Chapter 11
a California corporation;	)
	)	[Jointly Administered with Case Nos. ]
VACATION INTERVAL REALTY, INC.,	)
a California corporation;	)	ORDER PURSUANT TO BANKRUPTCY
	)	CODE SECTIONS 105, 363 AND 365: (A)
VACATION MARKETING GROUP, INC.,	)	AUTHORIZING THE DEBTORS TO
a California corporation;	)	CONDUCT AUCTION FOR SALE OF
	)	CERTAIN ASSETS TO DPM
MGV CABO, LLC,	)	ACQUISITION, LLC OR TO SUCCESSFUL
a California limited liability company;	)	BIDDER; (B) ESTABLISHING AND
	)	APPROVING SALE PROCEDURES; (C)
DESARROLLO CABO AZUL, S. de R.L.	)	SCHEDULING BID DEADLINE AND
de C.V. (DCA); and	)	AUCTION AND SALE HEARING; AND (D)
	)	APPROVING MANNER OF NOTICE
OPERADORA MGVM, S. de R.L. de C.V.,	)	PURSUANT TO BANKRUPTCY RULE 2002
)
Debtors.	)	Hearing
	)	Date:
Tax I.D. Nos. 33-0270208, 33-0489417,	)	Time:
20-1912113, 20-4437326, 98-0432042, and 98-1014295)		Place: Courtroom
	)	411 West Fourth Street
	)	Santa Ana, CA 92101
)
)
)

The “Motion for Order Pursuant to Bankruptcy Code Sections 105, 363 and 365: (A) Authorizing Debtors to Conduct Auction for Sale of Certain Assets to DPM Acquisition, LLC or to Successful Bidder; (B) Establishing and Approving Sale Procedures; (C) Scheduling Bid Deadline, Auction, And Sale Hearing; (D) Approving Manner of Notice Pursuant to Bankruptcy Rule 2002; and (E) Authorizing the Sale of the Debtors’ Assets to DPM Acquisition, LLC or to the Successful Bidder” (the “Motion”), filed by Pacific Monarch Resorts, Inc. (“PMR”) and its affiliated debtors (collectively, the “Debtors”), came on for hearing on [October     ], 2011 at   :     p.m. (the “Sale Procedures Hearing”) on shortened notice before the Honorable                      United States Bankruptcy Judge for the Central District of California.

Appearances are as reflected on the Court’s record.

NOW, THEREFORE, the Court, having considered the Motion, the Declarations of Keith Maib and Andrew Turnbull (the “Turnbull Declaration”) in support of the Motion, any opposition to the Motion, the record in these jointly administered cases, and any admissible evidence presented to the Court at or prior to the initial hearing on the Motion (the “Sale Procedures Hearing”), and good cause appearing thereof;

IT IS HEREBY FOUND, CONCLUDED AND DECLARED, pursuant to Rules 7052 and 9014 of the Federal Rules of Bankruptcy Procedure (“Bankruptcy Rule”) that:

A. This Court has jurisdiction over this matter and over the property of the Debtors and their bankruptcy estates pursuant to 28 U.S.C. §§ 157(a) and 1334(b).

B. This proceeding is a core proceeding pursuant to 28 U.S.C. § 157(b)(2)(A), (M), (N) and (O).

C. The Debtors have provided good and sufficient notice of the relief provided herein, and no further notice is required with respect to the Motion, except as set forth below.

D. The Debtors have articulated good and sufficient reasons for the relief granted herein.

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E. The proposed manner of notice of the Auction1 and the Sale Hearing is appropriate and reasonably calculated to provide all interested parties with timely notice of the Sale Procedures, the Auction and the Sale Hearing.

F. The proposed Sale Procedures, including the selection and designation of the bid by DPM Acquisition, LLC (the “Proposed Buyer”) as the “stalking-horse” bid, are reasonable and appropriate, and represent the best method for obtaining the highest and best offer for the Debtors’ assets, in order to maximize the value of those assets for the benefit of the Debtors’ estates.

G. Entry of this Order is therefore in the best interests of the Debtors, their estates, and their creditors.

IT IS HEREBY ORDERED, ADJUDGED, AND DECREED as follows:

1. The relief requested in the Motion, with respect to the proposed Sale Procedures only, is granted as set forth herein.

2. The following Sale Procedures are hereby approved in all respects:

a. Auction. The auction (the “Auction”) for the sale of the DPM Acquired Assets shall take place on [November     ], 2011, beginning at 11:00 a.m. prevailing Los Angeles time, at Stutman, Treister & Glatt, P.C., 1901 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067. The Auction shall occur no more two (2) business days prior to the Sale Hearing. Only the Debtors and the non-debtor Sellers, Resort Finance America, LLC (“RFA”), First Hawaiian Bank (“FHB”), California Bank & Trust (“CB&T”), any Qualified Bidders (as defined below), any committee formed under Bankruptcy Code section 1103 (the “Committee”), and their respective counsel and advisors may attend the Auction.

b. Participation Requirements. Only Qualified Bidders can participate at the Auction. DPM Acquisition, LLC (the “Proposed Buyer”) shall be deemed to be a Qualified Bidder and its bid with a cash component of $49,250,000 shall be deemed the “stalking-horse” bid. RFA shall also be deemed to be a Qualified Bidder, only in the event it submits a credit bid pursuant to Paragraph 2(c)(ii) below. For all other bidders, to be a

[1]	Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Motion.

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Qualified Bidder, a party must submit a Qualified Overbid (as defined below), and be deemed by the Debtors, in the exercise of their reasonable business judgment, after consultation with RFA and the Committee to be financially able to consummate the purchase of the DPM Acquired Assets and perform the obligations under the “RFA Servicing Agreements” (as defined below).

c. Qualified Overbid. For any bidder other than the Proposed Buyer to be eligible to participate in the Auction as a Qualified Bidder, that bidder must submit a Qualified Overbid, which must include, among other things, the following items and meet the following criteria:

i. a bank cashier’s check or other form of immediately available funds good faith deposit (a “Deposit”) in the amount equal to 10% of the bid submitted by the bidder, payable to the order of the Debtors, and submitted to the Debtors not later than the “Bid Deadline” (as defined in Paragraph 2(c)(x), below), which Deposit shall be held in a segregated escrow account at First American Title Insurance Company (or such other company selected by the Debtors in their reasonable discretion) and subsequently either disbursed by the Debtors or returned to the bidder in accordance with these Sale Procedures;

ii. purchase price must provide for aggregate cash consideration to the Debtors of at least $2,500,000 more than the cash component of the “Purchase Price” offered by the Proposed Buyer as defined in the Asset Purchase Agreement and no secured creditor shall be allowed to credit bid under Bankruptcy Code § 363(k) with respect to any DPM Acquired Assets unless at the time of the submission of that credit bid the Proposed Buyer is not the highest bidder and the Proposed Buyer has indicated that it does not intend to submit any additional bid;

iii. assumption of the two loans in favor of CB&T secured by furniture, fixtures and equipment located at the Cabo Azul Resort listed in section 4.02(b) of the Asset Purchase Agreement;

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iv. provide written acknowledgment that, if the Court enters an order authorizing a sale to the Qualified Bidder, such deposit shall be used, without further authorization or action by such Qualified Bidder, to fund a portion of the purchase price to acquire the DPM Acquired Assets;

v. provide an executed copy of the form asset purchase agreement (the “Asset Purchase Agreement”), a copy of which is attached as Exhibit “1” to the Turnbull Declaration in support of the Motion to approve these Sale Procedures, with substantially the same terms and conditions as are contained in the Asset Purchase Agreement between the Debtors and the Proposed Buyer, and is marked with such other changes as the prospective bidder considers necessary to proceed with the purchase of the DPM Acquired Assets2 (collectively, a “Marked Agreement”), which agreement shall not be subject to termination except on no less favorable terms to the Debtors as provided in the Asset Purchase Agreement and shall not be conditioned upon the outcome of any unperformed due diligence by the bidder, the receipt of equity or debt financing, or the approval of any board of directors, shareholder, or other corporate approval;

vi. provide copies of the form servicing agreement and related agreements (the “RFA Servicing Agreements”)3 with the same terms and conditions as are contained in the proposed RFA Servicing Agreements between RFA and the Proposed Buyer, except, in the event RFA purchases the RFA Notes Portfolio, as otherwise approved by RFA which approval shall not be unreasonably withheld, and that is marked with such other changes as approved by RFA and as the prospective bidder considers necessary to proceed with the purchase of the DPM Acquired Assets (collectively, “Marked RFA Servicing Agreements”), which agreements shall not be

[2]	The DPM Acquired Assets shall not include the respective promissory notes and receivables portfolios pledged by PMR to RFA (the “RFA Notes Portfolio”) or Bankers Branch & Trust Company (“BB&T” and the “BB&T Notes Portfolio”), which will be sold, subject to overbid, or distributed under a chapter 11 plan separately to RFA and BB&T respectively.
[3]	Copies of the RFA Servicing Agreements will be made available to interested parties upon written request to counsel for RFA.

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subject to termination except on the same terms as provided in the RFA Servicing Agreements or approved by RFA, and shall not be conditioned upon the outcome of any unperformed due diligence by the bidder, the receipt of equity or debt financing, or the approval of any board of directors, shareholder, or other corporate approval;

vii. in the event that RFA purchases the RFA Notes Portfolio, proof satisfactory to RFA, in its sole and complete discretion, of the bidder’s ability to perform such bidder’s obligations under the RFA Servicing Agreements;

viii. identify the bidder and such bidder must be a Qualified Bidder;

ix. be accompanied by relevant financial and other information for the prospective bidder to enable the Debtors, after conferring with RFA and the Committee, to determine such prospective bidder’s creditworthiness and ability to close a sale of the DPM Acquired Assets, and to enable RFA to determine such prospective bidder’s ability to perform its obligations under the RFA Servicing Agreements;

x. provide for the cash distribution at the Closing to RFA or RFA’s designee in the amount of $45,226,101 as indefeasible payment of the Debtors’ indebtedness to RFA under the AD&C Loan and such payment shall be free from any future challenge, unless RFA waives this requirement in writing;

xi. The bid package must be delivered to the Debtors’ counsel, addressed to (a) Jeffrey C. Krause, Stutman, Treister & Glatt, P.C., 1901 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067, Fax No. (310) 228-5788 or jkrause@stutman.com, and (b) the Debtors’ investment banker, addressed to Ryan Sandahl, Houlihan Lokey, 123 N. Wacker Drive, 4th Floor, Chicago, IL 60606, Fax No. (312) 795-9480 or rsandahl@hl.com, so that it is received by no later than [November     ], 2011 at 11:00 a.m. (Pacific Time), which is 3 business days prior to the Auction, (the “Bid Deadline”), although parties interested in bidding are strongly encouraged to become a Qualified Bidder as soon as possible. The Debtors shall, within one (1) business day of receiving any bid package, provide copies of such bid

6

packages to RFA and the Committee. All bids are irrevocable until the earlier to occur of the Closing (in accordance with the purchase agreement) or thirty (30) days from the entry of the Sale Order; and

xii. RFA, in its sole and complete discretion, may waive in writing any or all of the requirements contained in Sections 2(c)(vi), (vii) and (x) above.

d. Auction Process. In order to bid on the DPM Acquired Assets, each Qualified Bidder or its authorized representative must attend the Auction in person. The Debtors will determine prior to the Auction, in their sole discretion, after consultation with the Committee and RFA, which of the Qualified Overbids they received is the opening bid (the “Opening Bid”). All bids subsequent to the Opening Bid must exceed the amount of the prior offer by not less than $500,000. Bidding at the Auction shall continue until the highest and best Qualified Bid (the “Successful Bid”) is determined by the Debtors, after consultation with the Committee and RFA. At the Auction, the Break-Up Fee (as defined below) shall be taken into account with each and every bid submitted by any Qualified Bidder. The Debtors may announce at the Auction additional procedural rules for conducting the Auction as they deem to be in the best interests of the Debtors’ bankruptcy estates and at the conclusion of the Auction shall select the Successful Bid and the Back-Up Bid, after conferring with RFA and the Committee.

e. The Successful Bid and the Back-Up Bidder. Once the Qualified Bidder with the highest and best bid is identified (the “Successful Bidder”), the Debtors will submit the Successful Bid for approval by the Court. The Sale Hearing may be adjourned or continued at the Debtors’ discretion and the Court’s schedule. The Debtors will also seek approval of the next highest or otherwise best bid from a Qualified Bidder to be the back-up bid (the “Back-Up Bid”) and purchaser (the “Back-Up Bidder”), in the event that the Successful Bidder fails to consummate the sale of the DPM Acquired Assets. The Debtors reserve the right to hold the Deposit of the Back-Up Bidder until the earlier of the closing of the sale of the DPM Acquired Assets or thirty (30) days after the entry of the Sale Order. The Deposits of all Qualified Bidders other than the Successful Bidder and the Back-Up

7

Bidder will be returned within five (5) business days after the Auction. If the Successful Bidder fails to consummate the sale of the DPM Acquired Assets, the Debtors may consummate the sale with the Back-Up Bidder without further hearing or approval by the Court and the Back-Up Bidder shall be obligated to Close.

f. Break-Up Fee. If the financing condition in Section 14.01(c) of the Asset Purchase Agreement has been timely satisfied and in the event that the Proposed Buyer is not the Successful Bidder, the Debtor shall within two (2) business days of the Closing pay to the Proposed Buyer a break-up fee of $2,000,000 (the “Break-Up Fee”) with the obligation of the Debtors to pay such Break-Up Fee deemed an allowed administrative expense claim under section 503(b) of the Bankruptcy Code.

g. Liability of the Debtors. If the Debtors do not consummate a sale of the DPM Acquired Assets for any reason other than the Successful Bidder’s failure to consummate a sale, the Debtors’ sole obligation and liability shall be to refund the Deposit to the Successful Bidder.

h. Acceptance of Qualified Overbid. No Qualified Overbid shall be accepted by the Debtors unless and until the Court has entered the Sale Procedures Order.

i. Other Provisions.

i. Any sale or other disposition of the DPM Acquired Assets shall be without representations or warranties of any kind, nature or description by the Debtors, their agents or representatives other than as expressly set forth in the final asset purchase agreement. The DPM Acquired Assets shall be transferred on an “As Is” and “Where Is” basis.

ii. Any and all information and/or documentation (“Data”) provided to prospective bidders: (a) has been prepared for informational purposes only; (b) has been prepared from materials currently in possession by the Debtors; and (c) is being furnished solely for use by bidders in considering their interest in acquiring the DPM Acquired Assets;

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iii. By accepting Data from the Debtors or their investment bankers, the recipient acknowledges and agrees that the Data has been prepared to assist the recipient in making its own evaluation of the DPM Acquired Assets and the Data does not purport to be all-inclusive or to contain all of the information that a bidder may desire. In all cases, bidders should conduct their own investigation and analysis of the DPM Acquired Assets, conduct site inspections, and scrutinize all of the Data. The Debtors’ investment bankers have assumed no responsibility for independent verification of any of the Data and has not in fact in any way audited such information. The Debtors and their investment bankers are not making nor will they make and expressly disclaim making any written or oral statements, representations, warranties, promises or guarantees, whether express, implied or by operation of law or otherwise, with respect to the DPM Acquired Assets and with respect to the accuracy, reliability or completeness of any Data, except as expressly stated in a contract executed by the Debtors. The Debtors and their investment bankers and their respective officers, directors and employees, affiliates and representatives, expressly disclaim any and all liability based on or relating or pertaining to any written or oral statements, financial information, projections, representations, warranties, promises or guarantees, whether express, implied or by operation of law or otherwise.

j. Acknowledgement. Each bidder, by submitting a bid for the DPM Acquired Assets, shall be deemed to acknowledge and represent: (a) that it is bound by these Sale Procedures; (b) that it had an opportunity to inspect and examine the DPM Acquired Assets and to review all pertinent documents and information with respect to the DPM Acquired Assets prior to making its offer and that it relied solely on that review and upon its own investigation and inspection of the Assets in making its Bid; and (c) that it is not relying upon any written or oral statements, representations, or warranties of the Debtors, their investment bankers, or the Debtors’ other agents or representatives.

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k. Discretion. The Debtors, at or before the Auction, and after conferring with RFA and the Committee, may impose such other and additional terms and conditions as they may determine to be in the best interests of the Debtors, the estates, the creditors and other parties interest.

l. Rejection of Qualified Bids. The Debtors, after consultation with the Committee and RFA, may reject an otherwise Qualified Bid that in their sole discretion that they deem to be: (i) inadequate or insufficient; (ii) not in conformity with the requirements of the Bankruptcy Code, the Bankruptcy Rules, the Local Bankruptcy Rules or these Sale Procedures; or (iii) contrary to the best interest of the Debtors, the estates and creditors. Such rejection may be made at any time prior to the Auction or the sale hearing.

m. Jurisdiction to Resolve Disputes. Any and all disputes related or pertaining to or resulting or arising from the marketing process, the Auction, the sale of the DPM Acquired Assets, and/or the conduct of the Debtors, and/or any of the Debtors’ professional advisors shall be adjudicated solely by the Court. The submission of a bid shall constitute an express consent by the bidder to the exclusive jurisdiction of the Court for all such matters. Nothing herein shall be deemed an admission or acknowledgement that any party – other than the Debtors, the Proposed Buyer, RFA, FHB, CB&T, and the Committee – has standing in respect of such disputes.

n. Enforcement. If any party shall seek to enforce or protect its rights under this Order or under any document or instrument executed and delivered in connection herewith in any action, suit, or other proceeding, including all bankruptcy cases and proceedings, the prevailing party shall be entitled to receive from the other party payment of its costs and expenses, including reasonable attorneys’ fees incurred (whether such costs or fees are incurred before or after the commencement of the proceeding), including any and all appeals or petitions therefrom.

3. In the event that the Debtors terminate the Asset Purchase Agreement with the Proposed Buyer pursuant to Section 15.01(c)(A) or (B) and, as a result, the Debtors are entitled to retain the Deposit and any interest accrued thereon as liquidated damages under Section 15.01(d) of

10

the Asset Purchase Agreement, RFA shall be entitled to assert a security interest in the Deposit. The Deposit shall be segregated, and used or released by the Debtors only upon the written agreement of RFA or further order of this Court, without prejudice to the rights of the Debtors or the Committee to challenge RFA’s assertion of a security interest in the Deposit.

4. Notice of the Sale Procedures, including the Bid Deadline, the Auction date, the Sale Hearing, and other requirements to participate in the Auction (the “Notice”) shall be served within three (3) business day of the Sale Procedures Order’s entry.

5. The Notice shall provide, to each non-debtor party to the Debtors’ executory contracts and leases (the “Assigned Contracts”), notice of the cure amount (the “Cure Amount”) that the Debtors believe to be due and owing to such non-debtor party on such Assigned Contracts. The Notice shall also provide that non-debtor parties must object to the Cure Amount proposed by the Debtors on or before the date and time specified in paragraph 11 hereof. Failure to object to the Cure Amount provided in the Notice shall be deemed to be an acceptance of the Cure Amount proposed by the Debtors, and a waiver of any claim to the contrary.

6. Other than the Proposed Buyer, which has already provided a list of the Assigned Contracts with its Asset Purchase Agreement, by the Bid Deadline, a bidder shall submit a list of the Assigned Contracts, which such Bidder proposes be assumed and assigned.

7. In the event that a Qualified Bidder does not submit a bid at the Auction that is the highest and best bid and deemed to the Successful Bidder or the Back-Up Bidder, the Debtors shall return that Qualified Bidder’s deposit within five (5) business days of the conclusion of the Auction. Nothing shall impair the Debtors’ right, however, to retain such Deposit or a portion thereof under applicable non-bankruptcy law, provided, however, the Debtors file with the Court and serve notice on any affected bidder no later than the expiration of such five business day period any intent to exercise such rights.

8. The Proposed Buyer and every person or entity who submits a Qualified Overbid for the Assets shall be deemed to have read and understood the terms and conditions of the Sale Procedures and shall comply with and be bound by such Sale Procedures.

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9. Prospective bidders must submit, in writing, Qualified Overbids to the Debtors at or before 11:00 a.m., prevailing Pacific Time, on [November     ], 2011.

10. The Sale Hearing, at which the Court will consider the Asset Purchase Agreement and, inter alia, the results of the Auction, shall take place at   :       .m. on [December     ], 2011 before the undersigned in Courtroom             .

11. Notice of the Auction and the Sale Hearing shall be good and sufficient, and any requirements for other or further notice are waived and dispensed with pursuant to Bankruptcy Rules 2002, 6004, 6006, and 9014, if such notice is given as follows: On or before [November     ], 2011 (the “Mailing Date”) the Debtors will have served the Notice by postage prepaid, first class U.S. mail to: (i) counsel to the Committee; (ii) counsel to RFA; (iii) Office of the United States Trustee; (iv) all entities (or counsel) known to have asserted any lien, charge, claim or encumbrance on the DPM Acquired Assets; (v) all federal, state and local regulatory or taxing authorities which are reasonably ascertainable by the Debtors to have a known interest in the DPM Acquired Assets; (vi) non-debtor counterparties to any unexpired leases or executory contracts that are to be assumed and assigned in connection with the sale of the DPM Acquired Assets; (vii) the Debtors’ equity holders; and (viii) those parties who have requested notice pursuant to Bankruptcy Rule 2002.

12. Objections to the entry of the Sale Order, if any, must (a) be in writing, (b) conform to the requirements of the Bankruptcy Code, the Bankruptcy Rules, and the Local Rules of the United States Bankruptcy Court for the Central District of California, (c) set forth the name of the objector, the nature of the objector’s claims against or interests in the Debtors’ estates or property, and the legal and factual basis for the objection, and (d) be filed with the Court and served so as to be received on or before 12:00 p.m., prevailing Pacific Time, on [November     ], 2011 by the attorneys for the Debtors, counsel for the Committee, counsel for RFA, and the Office of the United States Trustee.

13. The Debtors are hereby authorized and empowered to take such steps, expend such sums of money, and do such other things as may be necessary to implement and effect the terms and requirements consistent with this Sale Procedures Order.

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14. RFA has consented to the terms and conditions set forth in this Order and has agreed to the sale of the DPM Acquired Assets free and clear of its liens, provided, that if RFA promptly notifies the Debtors that it objects to the Debtors’ determination as to which Qualified Bid constitutes the Opening Bid, the Successful Bid or the Back-Up Bid, or if RFA objects to any other or additional procedures adopted by the Debtors under Section 2(k) of this Order, RFA reserves the right to withdraw its consent to the sale of the DPM Acquired Assets free and clear of RFA’s liens, and the Debtors reserve their rights to seek Bankruptcy Court approval of such a sale over RFA’s objection.

15. This Court shall retain jurisdiction to interpret, construe and enforce the terms and provisions of this Order in all respects, including without limitation, to decide any disputes arising between the Debtors and any potential bidders.

Dated:

HONORABLE
UNITED STATES BANKRUPTCY JUDGE

Submitted by:

/s/ Scott H. Yun
Scott H. Yun, a Member of
Stutman, Treister & Glatt, P.C.
Bankruptcy Counsel for Debtors and
Debtors in Possession

13

In re:		CHAPTER 11
PACIFIC MONARCH RESORTS, INC., a California corporation, et al.,
	Debtor(s).	CASE NUMBER 8:11-bk-

NOTE: When using this form to indicate service of a proposed order, DO NOT list any person or entity in Category I. Proposed orders do not generate an NEF because only orders that have been entered are placed on the CM/ECF docket.

PROOF OF SERVICE OF DOCUMENT

I am over the age of 18 and not a party to this bankruptcy case or adversary proceeding. My business address is: 1901 Avenue of the Stars, 12th Floor, Los Angeles, CA 90067.

A true and correct copy of the foregoing document described as ORDER PURSUANT TO BANKRUPTCY CODE SECTIONS 105, 363 AND 365: (A) AUTHORIZING THE DEBTORS TO CONDUCT AUCTION FOR SALE OF CERTAIN ASSETS; (B) ESTABLISHING AND APPROVING SALE PROCEDURES; (C) SCHEDULING BID DEADLINE AND AUCTION AND SALE HEARING; AND (D) APPROVING MANNER OF NOTICE PURSUANT TO BANKRUPTCY RULE 2002 will be served or was served (a) on the judge in chambers in the form and manner required by LBR 5005-2(d); and (b) in the manner indicated below:

I. TO BE SERVED BY THE COURT VIA NOTICE OF ELECTRONIC FILING (“NEF”) – Pursuant to controlling General Order(s) and Local Bankruptcy Rule(s) (“LBR”), the foregoing document will be served by the court via NEF and hyperlink to the document. On                     , I checked the CM/ECF docket for this bankruptcy case or adversary proceeding and determined that the following person(s) are on the Electronic Mail Notice List to receive NEF transmission at the email address(es) indicated below:

☐  Service information continued on attached page

II. SERVED BY U.S. MAIL OR OVERNIGHT MAIL (indicate method for each person or entity served):

On                                                              , I served the following person(s) and/or entity(ies) at the last known address(es) in this bankruptcy case or adversary proceeding by placing a true and correct copy thereof in a sealed envelope in the United States Mail, first class, postage prepaid, and/or with an overnight mail service addressed as follows. Listing the judge here constitutes a declaration that mailing to the judge will be completed no later than 24 hours after the document is filed.

☐  Service information continued on attached page

III. SERVED BY PERSONAL DELIVERY, FACSIMILE TRANSMISSION OR EMAIL (indicate method for each person or entity served): Pursuant to F.R.Civ.P. 5 and/or controlling LBR, on                     , I served the following person(s) and/or entity(ies) by personal delivery, or (for those who consented in writing to such service method), by facsimile transmission and/or email as follows. Listing the judge here constitutes a declaration that personal delivery on the judge will be completed no later than 24 hours after the document is filed.

☐  Service information continued on attached page

I declare under penalty of perjury under the laws of the United States of America that the foregoing is true and correct.

October 24, 2011 Joanne B. Stern	/s/ Joanne B. Stern
Type Name	Signature

This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

August 2010

In re:		CHAPTER 11
PACIFIC MONARCH RESORTS, INC., a California corporation, et al.,
	Debtor(s).	CASE NUMBER 8:10-bk-

This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

August 2010

In re:		CHAPTER 11
PACIFIC MONARCH RESORTS, INC., a California corporation, et al.,
	Debtor(s).	CASE NUMBER 8:11-bk-

This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

August 2010

In re:		CHAPTER 11
PACIFIC MONARCH RESORTS, INC., a California corporation, et al.,
	Debtor(s).	CASE NUMBER 8:11-bk-

NOTE TO USERS OF THIS FORM:

1) Attach this form to the last page of a proposed Order or Judgment. Do not file as a separate document.

2) The title of the judgment or order and all service information must be filled in by the party lodging the order.

3) Category I. below: The United States trustee and case trustee (if any) will always be in this category.

4) Category II. below: List ONLY addresses for debtor (and attorney), movant (or attorney) and person/entity (or attorney) who filed an opposition to the requested relief. DO NOT list an address if person/entity is listed in category I.

NOTICE OF ENTERED ORDER AND SERVICE LIST

Notice is given by the court that a judgment or order entitled (specify) ORDER LIMITING NOTICE AND PERMITTING SERVICE ON INSURED DEPOSITORY INSTITUTIONS BY FIRST CLASS MAIL was entered on the date indicated as “Entered” on the first page of this judgment or order and will be served in the manner indicated below:

I. SERVED BY THE COURT VIA NOTICE OF ELECTRONIC FILING (“NEF”) B Pursuant to controlling General Order(s) and Local Bankruptcy Rule(s), the foregoing document was served on the following person(s) by the court via NEF and hyperlink to the judgment or order. As of                                         , the following person(s) are currently on the Electronic Mail Notice List for this bankruptcy case or adversary proceeding to receive NEF transmission at the email address(es) indicated below.

☐  Service information continued on attached page

II. SERVED BY THE COURT VIA U.S. MAIL: A copy of this notice and a true copy of this judgment or order was sent by United States Mail, first class, postage prepaid, to the following person(s) and/or entity(ies) at the address(es) indicated below:

☐  Service information continued on attached page

III. TO BE SERVED BY THE LODGING PARTY: Within 72 hours after receipt of a copy of this judgment or order which bears an “Entered” stamp, the party lodging the judgment or order will serve a complete copy bearing an “Entered” stamp by U.S. Mail, overnight mail, facsimile transmission or email and file a proof of service of the entered order on the following person(s) and/or entity(ies) at the address(es), facsimile transmission number(s) and/or email address(es) indicated below:

☐  Service information continued on attached page

This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

August 2010

In re:		CHAPTER 11
PACIFIC MONARCH RESORTS, INC., a California corporation, et al.,
	Debtor(s).	CASE NUMBER 8:11-bk-

I. SERVED BY THE COURT VIA NOTICE OF ELECTRONIC FILING (“NEF”)

II. SERVICE BY THE COURT/BNC

III. TO BE SERVED BY THE DEBTOR BY U.S. MAIL

This form is mandatory. It has been approved for use by the United States Bankruptcy Court for the Central District of California.

August 2010

Exhibit 3 - Omitted.

Exhibit 4 – Escrow Instructions for the Deposit

To be provided by no later than the sale procedures hearing.

Exhibit 5 – Bill of Sale

To be provided by no later than the sale procedures hearing.

Exhibit 6 – Assignment of Contracts

To be provided by no later than the sale procedures hearing.

Exhibit 7 – Assignment of Declarant Rights

To be provided by no later than the sale procedures hearing.

Exhibit 8 – Special Warranty Deeds

To be provided by no later than the sale procedures hearing.

Exhibit 9 – Estoppel Certificate

To be provided by no later than the sale procedures hearing.

Exhibit 10 - Omitted

Exhibit 11 – Omitted

Exhibit 12 - Omitted

Exhibit 13 - Omitted

Exhibit 14 – Agreements Between Buyer and Mark Post/Service Company

AFFIRMATION AGREEMENT

This Affirmation Agreement (this “Agreement”) is made this 24th day of October, 2011 but effective on the date of the closing of the Transaction, which term is defined below (“Effective Date”), by and among DPM Acquisition, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Diamond (“Buyer”), Mark Post (“Post”), Riviera Gerencia de Proyectos, S. de R.L. de C.V., a Mexican limited liability company “RGP”), Riviera Mi Vida, S. de R.L. de C.V., a Mexican limited liability company (“RMV”), Almax Cabo, S. de. R.L. de C.V., a Mexican limited liability company (“Almax”), Resort Services Group, LLC, a Nevada limited liability company (“RSG”), Monarch Owner Services, LLC, a Nevada limited liability company (“MOS”), Monarch Grand Vacations Management, LLC, a Nevada limited liability company (“MGVM”), and FutureFund, LLC, a Nevada limited liability company (“FutureFund”). Each of the foregoing may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Diamond Resorts Corporation, a Maryland corporation (“Diamond”), together with its direct and indirect subsidiaries (collectively the “Diamond Companies”) is in the business of developing, marketing and operating timeshare vacation ownership resorts in the United States and abroad and, in furtherance thereof, providing management services for the benefit of the trusts, not-for-profit associations, and other similar entities formed to represent the interests of owners of timeshare resort intervals relative to such vacation ownership resorts; and

WHEREAS, Buyer has entered into a transaction (the “Transaction”), evidenced by an Asset Purchase Agreement dated as of October 24, 2011 (the “Purchase Agreement”), by and among Buyer, Pacific Monarch Resorts, Inc., a California corporation (“PMR”), and the direct and indirect subsidiaries of PMR named therein (together with PMR, the “Sellers”), pursuant to which Buyer shall acquire certain assets from and assume certain liabilities of Sellers relating to certain timeshare vacation ownership resorts (the “Resorts”); and

WHEREAS, Post maintains significant equity ownership stakes entities in certain entities, including, but not limited to, RGP, RMV, Almax, RSG, MOS, MGVM, and FutureFund (the “Post Companies”); and

WHEREAS, certain of the Post Companies have contractual and economic interests related to the Resort commonly known as Cabo Azul located in San Jose del Cabo, Baja California Sur, Mexico (the “Cabo Azul Resort”); and

WHEREAS, certain other of the Post Companies provide services to the vacation plan owners associations (the “VPOAs”) which have interests in the Resorts (the “Resort VPOAs”); and

WHEREAS, Diamond, one or more of the Diamond Companies, Buyer, Seller, Post, and/or one or more affiliates of Post are, as of the date hereof, entering into (a) a Co-Sale Cooperation Agreement, (b) a Building Transfer and Development Agreement, (c) a Mutual Restrictive Covenant Agreement, (d) a Management Sub-Contractor Agreement, (e) a Non-Exclusive Aircraft Sublease Agreement, (f) a Consulting and Phantom Interest Award Agreement, (g) an Oversight Agreement, and (h) an Assumption of Guarantees and Acknowledgement of Liabilities Agreement (together with this Agreement, each a “Transaction Agreement” and collectively the “Transaction Agreements”); and

WHEREAS, in consideration of Post’s support of the Transaction and his entry into the other Transaction Agreements, Buyer desires to affirm the continuing effectiveness of certain agreements affecting the Cabo Azul Resort, as well as the continuing effectiveness of all existing agreements between the Post Companies, on one hand, and the Resort VPOAs, on the other hand.

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, the sufficiency of which consideration is hereby acknowledged, the Parties do hereby agree as follows:

1. CABO AZUL RESORT

1.1 Fundamental Documents. Subject to Section 1.6, Buyer (i) acknowledges that it has reviewed each of the following fundamental documents pertaining to the Cabo Azul Resort, copies of which documents are attached to this Agreement as Exhibits 1.1.1(a) through 1.1.2(c), (ii) approves the terms of each such document, and (iii) affirms that, subject to the Transaction Agreements, each such document will remain in effect in accordance with its terms on and after the Effective Date:

1.1.1 Trust Agreement

(a) Trust Agreement dated March 18, 2005

(b) First Amendment to Trust Agreement dated May 18, 2005

(c) Second Amendment to Trust Agreement dated May 16, 2006

(d) Third Amendment to Trust Agreement dated December 13, 2006

(e) Fourth Amendment to Trust Agreement dated October 8, 2008

1.1.2 Declaration of Covenants, Conditions, and Restrictions

(a) Declaration of Covenants, Conditions and Restrictions for Cabo Azul Resort dated March 15, 2005

(b) Amendment to Declaration of Covenants, Conditions and Restrictions for Cabo Azul Resort dated May 16, 2005

(c) Second Amendment to Declaration of Covenants, Conditions and Restrictions for Cabo Azul Resort dated October 16, 2006

1.2 Agreements with Certain Post Companies. Subject to Section 1.6, Buyer (i) acknowledges that it has reviewed each of the following agreements to which one of the Post Companies is a party, each of which pertains to the Cabo Azul Resort, and copies of which are

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attached to this Agreement as Exhibits 1.2.1(a) through 1.2.4(a), (ii) approves the terms of each such agreement, (iii) affirms that, subject to the Transaction Agreements, each such agreement will remain in effect in accordance with its terms on and after the Effective Date, and (iv) agree that it will not, and will not permit any other Diamond Company to interfere with any aspect of the ongoing implementation and operation of each such agreement:

1.2.1 Agreements Pertaining to Parcel 2

(a) Common Area / Commercial Concession Areas Use and License Agreement dated July 1, 2007

1.2.2 Agreements Pertaining to Building A

(a) Use Agreement – Cabo Azul Resort Building A dated January 1, 20101

1.2.3 Agreements Pertaining to Concessions

(a) Assignment Agreement dated July 1, 2007

(b) Concessions Net Operating Revenue Agreement dated December 28, 2008

(c) Amendment to the Concessions Net Operating Revenue Agreement dated May 13, 2010

(d) Commercial Concessions Cost Sharing Agreement dated May 13, 2010

1.2.4 Agreements Pertaining to Future Payment

(a) Sinking Fund Agreement dated May 20, 2005

1.3 Agreements to be Executed Concurrently with This Agreement, or to be Executed in the Future. Subject to Section 1.6, Buyer (i) acknowledges that it has reviewed each of the following agreements to which Post or one of the Post Companies is a party, each of which pertains to the Cabo Azul Resort, and copies of which are attached to this Agreement as Exhibits 1.3.1(a) through 1.3.7(a), (ii) approves the terms of each such agreement, (iii) affirms that it or another Diamond Company, as the case may be, will enter into each such agreement, and (iv) affirms that it will exercise their reasonable best efforts to insure that Cabo Azul Vacation Plan Owners Association, Monarch Grand Vacation Owners Association, and The Bank of New York Mellon, S.A., as applicable, will enter into each such agreement; provided, that Post and the Post Companies expressly acknowledge that Buyer and the other Diamond Companies do not control any of the Resort VPOAs:

1.3.1 Fundamental Documents

[1]	Diamond and Buyer expressly approve an anticipated extension of the term of this Agreement through 2013.

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(a) Fifth Amendment to Trust Agreement

(b) Third Amendment to Declaration of Covenants, Conditions and Restrictions for Cabo Azul Resort

1.3.2 Agreements Pertaining to Parcel 2

(a) Amended and Restated Common Area / Commercial Concession Areas Use and License Agreement

(b) Shared Front Desk Agreement – Cabo Azul Resort

1.3.3 Agreements Pertaining to Building A

(a) Agreement transferring title to RMV

(b) [Mortgage instrument in favor of Diamond]

(c) Assignment of Use Agreement – Cabo Azul Resort Building A

(d) Common Area Use and License Agreement – Cabo Azul Resort Building A

(e) Shared Front Desk Agreement – Cabo Azul Resort

(f) Promise Agreement

1.3.4 Agreements Pertaining to Building G, Unit 8302

(a) Partial Assignment of Declarant’s Rights

(b) Common Area / Commercial Concession Areas Use and License Agreement

1.3.5 Agreements Pertaining to Concessions

(a) Bailment Agreement

(b) Grant of Easement – Cabo Azul Concessions

(c) Agreement granting concession rights in federal maritime zone

1.3.6 Agreements Pertaining to Future Payment

(a) Assignment of Right to Payment

(b) Assignment of Sinking Fund Agreement

1.3.7 Agreements Pertaining to Furniture, Fixtures, and Equipment

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(a) Agreement Regarding Disposition of Furniture, Fixtures, and Equipment

1.4 Assignment of Agreements. Subject to Section 1.6, Buyer (i) affirms that it and/or the appropriate Diamond Company, as the case may be, will enter into such agreements as may be necessary or appropriate to effect valid assignments of the agreements listed in Sections 1.1, 1.2, and 1.3, above, to the successors and assigns of the original parties to those agreements, as contemplated by the terms of the Transaction, and (ii) affirm it they will exercise its reasonable best efforts to insure that Cabo Azul Vacation Plan Owners Association, Monarch Grand Vacation Owners Association, and The Bank of New York Mellon, S.A., as applicable, will enter into each such assignment agreement; provided, that Post and the Post Companies expressly acknowledge that Buyer and the other Diamond Companies do not control any of the Resort VPOAs.

1.5 Perfection and Implementation of Agreements. Subject to Section 1.6, Buyer (i) affirms that it and/or the appropriate Diamond Company, as the case may be, will enter into such agreements as may be necessary or appropriate to perfect or implement the terms of the agreements listed in Sections 1.1, 1.2, and 1.3, above, and (ii) affirm that it will exercise its reasonable best efforts to insure that Cabo Azul Vacation Plan Owners Association, Monarch Grand Vacation Owners Association, and The Bank of New York Mellon, S.A., as applicable, will enter into each such agreement; provided, that Post and the Post Companies expressly acknowledge that Buyer and the other Diamond Companies do not control any of the Resort VPOAs.

1.6 Limited Acceptance and Affirmation of Drafts. Buyer has reviewed and approves the documents identified herein (including Exhibits hereto) that remain in draft form (each, a “Draft”). Notwithstanding the forgoing, Buyer must review and approve any final form of any Draft, which shall be promptly delivered to Buyer for its review, prior to its execution, which approval shall not be unreasonably withheld or delayed.

2. VACATION PLAN OWNER ASSOCIATION AGREEMENTS

2.1 Existing Agreements. Buyer (i) acknowledges that each and every existing agreement between one or more of the Post Companies, on one hand, and one or more of the Resort VPOAs or their affiliated entities, on the other hand, will remain in effect in accordance with its terms on and after the Effective Date, (ii) agrees that, subject to the Oversight Agreement and the other Transaction Documents, it will not, and will not permit any other Diamond Company to interfere with any aspect of the ongoing implementation and operation of any such existing agreement, and (iii) acknowledges that such existing agreements are limited to the foregoing:

2.1.1 Those certain agreements between RSG, on one hand, and certain Resort VPOAs or their affiliated entities, on the other hand, which are listed in Exhibit 2.1.1 attached to this Agreement;

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2.1.2 Those certain agreements between MOS, on one hand, and certain Resort VPOAs, on the other hand, which are listed in Exhibit 2.1.2 attached to this Agreement; and

2.1.3 Those certain agreements between MGVM, on one hand, and certain Resort VPOAs and other entities, on the other hand, which are listed in Exhibit 2.1.3 attached to this Agreement.

3. DISPUTE RESOLUTION

3.1 Dispute Resolution. The Parties shall resolve any dispute, controversy or claim whatsoever among any of the Parties arising out of or in connection with this Agreement and any transactions contemplated hereby (a “Dispute”) in accordance with the following procedures: within 30 business days after any Party has served written notice on another Party, such Dispute shall be submitted to the New York, New York office of JAMS for mediation. The mediation shall take place in New York, New York. Notwithstanding anything contained in this Agreement to the contrary, in no event will any Party be obligated to participate in any mediation for more than 30 business days.

3.2 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF.

3.3 Venue; Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT IN AND FOR THE STATE OF DELAWARE AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS AS PROVIDED ON THE SIGNATURE PAGES HERETO. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

4. MISCELLANEOUS

4.1 Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns. No Party hereto may assign this Agreement or any rights hereunder, nor may any Party delegate any of its duties to be performed hereunder, without the prior written consent of the other Parties hereto.

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4.2 Confidentiality of Agreement. The terms of this Agreement shall be maintained in confidence by the Parties except where disclosure is required by law or in performance hereof.

4.3 Amendment. This Agreement may only be amended or modified by a written instrument executed by Diamond, Buyer, and Post. Subject first to the severability provisions set forth in Section 4.8, this Agreement shall be subject to immediate review and amendment if required by any change in state or federal regulations, including regulations pertaining to state, federal or other third-party reimbursement programs; provided, however, that any such amendment shall be subject to the approval of the Parties.

4.4 Headings. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement.

4.5 Entire Agreement. This Agreement represents the entire agreement among the Parties with respect to the subject matter hereof and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon any Party and supersedes any prior agreement among the Parties with respect to such subject matter. Notwithstanding the foregoing, this Agreement constitutes one of the Transaction Agreements, all of which Transaction Agreements are being executed and delivered concurrently to be effective on the Effective Date for the purpose of reflecting and establishing binding contractual obligations that are all related to one another and together constitute an overall transaction of which this Agreement is an integral part.

4.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, including facsimiles thereof, shall be deemed to be an original, and each such counterpart shall together constitute the same agreement. Signatures to this Agreement transmitted by facsimile, by electronic mail in PDF form or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, shall be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

4.7 Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof; if by facsimile, upon confirmation of transmission; if mailed by certified or registered mail, postage prepaid, three business days after deposit in the United States mail; or if sent by nationally recognized courier service, delivery costs prepaid, on the business day following the date of deposit at the courier service, and in any event, to be addressed to the applicable Party at the addresses provided in the signature blocks below, or at such other address as may hereafter be provided by proper notice. A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations, and liabilities of the Parties.

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4.8 Effect of Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this Agreement, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Each Party waives any and all claims or contests it has, based on federal or state laws proposed or in effect as of the Effective Date, which would or could allow the party to challenge the existence, validity or enforceability of this Agreement.

4.9 Applicable Law; Venue. The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any and all suits, legal actions or proceedings shall be brought only in a state or federal court located in the State of Delaware, and each Party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings.

4.10 Equitable Relief. Each Party acknowledges and agrees that the remedies at law of the other Parties for any breach of this Agreement would be inadequate and agrees that in addition to any remedy at law which it may have, the other Party may be granted temporary, preliminary and permanent injunctive relief in any proceeding which may be brought to enforce such provisions, without the necessity of posting a bond as security or proof of actual damage. Each Party further acknowledges and agrees that any proceeding brought pursuant to this Section 4.10 may be adjudicated in a state or federal court of competent jurisdiction located in the State of Delaware, and that the court shall have all the necessary authority to issue the injunctive relief described herein.

4.11 Expenses. Each Party shall be responsible for and shall pay its own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized representatives effective as of the Effective Date hereof.

DPM ACQUISITION, LLC 10600 West Charleston Boulevard Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

/s/ Mark Post
MARK POST
4575 Dean Martin Drive, #1703
Las Vegas, NV 89103

[Signature Page to Affirmation Agreement]

RIVIERA GERENCIA DE PROYECTOS, S. DE R.L. DE C.V.

4575 Dean Martin Drive, #1703
Las Vegas, NV 89103

By:	/s/ Mark Post
Mark Post, President AUTHORIZED AGENT

RIVIERA MI VIDA, S. DE R.L. DE C.V.

4575 Dean Martin Drive, #1703
Las Vegas, NV 89103

By:	/s/ Mark Post
Mark Post, President AUTHORIZED AGENT

ALMAX CABO, S. DE R.L. DE C.V.

4575 Dean Martin Drive, #1703
Las Vegas, NV 89103

By:	/s/ Mark Post
Mark Post, President AUTHORIZED AGENT

RESORT SERVICES GROUP, LLC

4575 Dean Martin Drive, #1703
Las Vegas, NV 89103

By:	/s/ Mark Post
Mark Post, President MANAGING MEMBER

[Signature Page to Affirmation Agreement]

MONARCH OWNER SERVICES, LLC

4575 Dean Martin Drive, #1703
Las Vegas, NV 89103

By:	/S/ MARK POST
Mark Post, President MANAGING MEMBER

MONARCH GRAND VACATIONS
MANAGEMENT, LLC

4575 Dean Martin Drive, #1703
Las Vegas, NV 89103

By:	/S/ MARK POST
Mark Post, President MANAGING MEMBER

FUTUREFUND, LLC

4575 Dean Martin Drive, #1703
Las Vegas, NV 89103

By:	/S/ MARK POST
Mark Post, Manager MANAGING MEMBER

[Signature Page to Affirmation Agreement]

Exhibit 2.1.1

RESORT SERVICES GROUP, LLC

I	ACCOUNTING SERVICES AGREEMENTS

(1)	Brian Head North Condominium Owners Association

(a)	Accounting Services Agreement dated January 1, 2003

(b)	First Amendment to Accounting Services Agreement dated , 2010

(c)	Assignment of Contract executed on February 9, 2011, and effective on March 1, 2011

(2)	Cabo Azul Vacation Plan Owners Association

(a)	Accounting Services Agreement dated January 1, 2008

(b)	First Amendment to Accounting Services Agreement dated August 19, 2010

(c)	Assignment of Contract executed on February 9, 2011, and effective on March 1, 2011

(3)	Cancun Resort Vacation Plan Owners Association

(a)	Accounting Services Agreement dated June 1, 2000

(b)	Amendment Number One to Accounting Services Agreement dated January 1, 2001

(c)	Second Amendment to Accounting Services Agreement dated August 19, 2010

(d)	Assignment of Contract executed on February 9, 2011, and effective on March 1, 2011

(4)	Cedar Breaks Club, Inc.

(a)	Accounting Services Agreement dated October 1, 2005

(b)	First Amendment to Accounting Services Agreement dated , 2010

(c)	Assignment of Contract executed on February 9, 2011, and effective on March 1, 2011

(5)	Cedar Breaks Lodge and Spa Vacation Plan Owners Association

(a)	Accounting Services Agreement dated January 1, 2003

(b)	First Amendment to Accounting Services Agreement dated August 18, 2010

(c)	Assignment of Contract executed on February 9, 2011, and effective on March 1, 2011

(6)	Monarch Grand Vacations Owners Association

(a)	Accounting Services Agreement dated January 1, 2000

(b)	Amendment Number One to Accounting Services Agreement dated January 1, 2001

(c)	Second Amendment to Accounting Services Agreement dated August 19, 2010

(d)	Assignment of Contracts executed on February 10, 2011, and effective on March 1, 2011

(7)	Palm Canyon Resort and Spa Vacation Plan Owners Association

(a)	Accounting Services Agreement dated July 1, 1999

(b)	First Amendment to Accounting Services Agreement dated May 12, 2010

(c)	Assignment of Contracts executed on February 9, 2011, and effective on March 1, 2011

(8)	Palm Canyon Splash’s, Inc.

(a)	Accounting Services Agreement dated January 1, 1999

(b)	Amendment Number One to Accounting Services Agreement dated January 1, 2001

(c)	Second Amendment to Accounting Services Agreement dated May 12, 2010

(d)	Assignment of Contract executed on February 9, 2011, and effective on March 1, 2011

(10)	Riviera Beach and Spa Vacation Plan Owners Association

(a)	Accounting Services Agreement dated January 1, 2000

(b)	First Amendment to Accounting Services Agreement dated May 12, 2010

(c)	Assignment of Contracts executed on February 9, 2011, and effective on March 1, 2011

(11)	Riviera Oaks Resort Vacation Plan Owners Association

(a)	Accounting Services Agreement dated January 1, 2000

(b)	First Amendment to Accounting Services Agreement dated May 12, 2010

(c)	Assignment of Contracts executed on February 10, 2011, and effective on March 1, 2011

(12)	Riviera Shores Resort Vacation Plan Owners Association

(a)	Accounting Services Agreement dated July 1, 1999

(b)	First Amendment to Accounting Services Agreement dated May 12, 2010

(c)	Assignment of Contracts executed on February 9, 2011, and effective on March 1, 2011

II	ASSESSMENT BILLING AND COLLECTION SERVICES AGREEMENTS

(1)	Monarch Grand Vacations Owners Association

(a)	Assessment Billing and Collection Services Agreement dated January 8, 1999

(b)	Amendment Number One to Assessment Billing and Collection Services Agreement dated January 1, 2000

(c)	Amendment Number Two to Assessment Billing and Collection Services Agreement dated August 19, 2010

(d)	Assignment of Contracts executed on February 10, 2011, and effective on March 1, 2011

(2)	Palm Canyon Resort and Spa Vacation Plan Owners Association

(a)	Assessment Billing and Collection Services Agreement dated January 1, 1999

(b)	Amendment Number One to Assessment Billing and Collection Services Agreement dated January 1, 2000

(c)	Amendment Number Two to Assessment Billing and Collection Services Agreement dated May 12, 2010

(d)	Assignment of Contracts executed on February 9, 2011, and effective on March 1, 2011

(3)	Riviera Beach and Spa Vacation Plan Owners Association

(a)	Assessment Billing and Collection Services Agreement dated January 1, 1999

(b)	Amendment Number One to Assessment Billing and Collection Services Agreement dated February 26, 2001

(c)	Amendment Number Two to Assessment Billing and Collection Services Agreement dated May 12, 2010

(d)	Assignment of Contracts executed on February 9, 2011, and effective on March 1, 2011

(4)	Riviera Oaks Resort Vacation Plan Owners Association

(a)	Assessment Billing and Collection Services Agreement dated January 1, 1999

(b)	Amendment Number One to Assessment Billing and Collection Services Agreement dated February 26, 2001

(c)	Amendment Number Two to Assessment Billing and Collection Services Agreement dated May 12, 2010

(d)	Assignment of Contracts executed on February 10, 2011, and effective on March 1, 2011

(5)	Riviera Shores Resort Vacation Plan Owners Association

(a)	Assessment Billing and Collection Services Agreement dated January 1, 1999

(b)	Amendment Number One to Assessment Billing and Collection Services Agreement dated January 1, 2000

(c)	Amendment Number Two to Assessment Billing and Collection Services Agreement dated May 12, 2010

(d)	Assignment of Contracts executed on February 9, 2011, and effective on March 1, 2011

III	ASSOCIATION ASSET RECOVERY AGREEMENTS

(1)	Monarch Grand Vacations Owners Association

(a)	Association Asset Recovery Agreement dated January 1, 2005

(b)	First Amendment to Association Asset Recovery Agreement dated August 10, 2010

(c)	Assignment of Contracts executed on February 10, 2011, and effective on March 1, 2011

(2)	Palm Canyon Resort and Spa Vacation Plan Owners Association

(a)	Association Asset Recovery Agreement dated January 1, 1999

(b)	First Amendment to Association Asset Recovery Agreement dated May 18, 2005

(c)	Second Amendment to Association Asset Recovery Agreement dated May 12, 2010

(d)	Assignment of Contracts executed on February 9, 2011, and effective on March 1, 2011

(3)	Riviera Beach and Spa Vacation Plan Owners Association

(a)	Association Asset Recovery Agreement dated May 12, 1998

(b)	First Amendment to Association Asset Recovery Agreement dated May 18, 2005

(c)	Second Amendment to Association Asset Recovery Agreement dated May 12, 2010

(d)	Assignment of Contracts executed on February 9, 2011, and effective on March 1, 2011

(4)	Riviera Oaks Resort Vacation Plan Owners Association

(a)	Association Asset Recovery Agreement dated June 8, 1998

(b)	First Amendment to Association Asset Recovery Agreement dated May 18, 2005

(c)	Second Amendment to Association Asset Recovery Agreement dated May 12, 2010

(d)	Assignment of Contracts executed on February 10, 2011, and effective on March 1, 2011

(5)	Riviera Shores Resort Vacation Plan Owners Association

(a)	Association Asset Recovery Agreement dated January 1, 1999

(b)	First Amendment to Association Asset Recovery Agreement dated May 18, 2005

(c)	Second Amendment to Association Asset Recovery Agreement dated May 12, 2010

(d)	Assignment of Contracts executed on February 9, 2011, and effective on March 1, 2011

Exhibit 2.1.2

MONARCH OWNER SERVICES, LLC

I	SERVICE / SERVICES AGREEMENTS

(1)	Cabo Azul Vacation Plan Owners Association

(a)	Service Agreement dated May 16, 2005

(b)	First Amendment to Service Agreement dated August 19, 2010

(c)	Assignment of Contract executed on February 9, 2011, and effective on June 1, 2011

(2)	Cancun Resort Vacation Plan Owners Association

(a)	Service Agreement dated February 15, 2002

(b)	First Amendment to Service Agreement dated August 19, 2010

(c)	Assignment of Contract executed on February 9, 2011, and effective on June 1, 2011

(3)	Cedar Breaks Lodge and Spa Vacation Plan Owners Association

(a)	Service Agreement dated February 4, 2003

(b)	First Amendment to Service Agreement dated August 18, 2010

(c)	Assignment of Contract executed on February 9, 2011, and effective on June 1, 2011

(4)	Monarch Grand Vacations Owners Association

(a)	Service Agreement dated February 15, 2002

(b)	First Amendment to Service Agreement dated August 19, 2010

(c)	Second Amendment to Service Agreement dated May 2, 2011

(d)	Assignment of Contract executed on February 10, 2011, and effective on June 1, 2011

(5)	Palm Canyon Resort and Spa Vacation Plan Owners Association

(a)	Services Agreement dated May 12, 2010

(b)	Assignment of Contract executed on February 9, 2011, and effective on June 1, 2011

(6)	Riviera Beach and Spa Vacation Plan Owners Association

(a)	Services Agreement dated May 12, 2010

(b)	Assignment of Contract executed on February 9, 2011, and effective on June 1, 2011

(7)	Riviera Oaks Resort Vacation Plan Owners Association

(a)	Services Agreement dated May 12, 2010

(b)	Assignment of Contract executed on February 10, 2011, and effective on June 1, 2011

(8)	Riviera Shores Resort Vacation Plan Owners Association

(a)	Services Agreement dated May 12, 2010

(b)	Assignment of Contract executed on February 9, 2011, and effective on June 1, 2011

Exhibit 2.1.3

MONARCH GRAND VACATIONS MANAGEMENT, LLC

I	MANAGEMENT AGREEMENTS

(1)	Palm Canyon Resort and Spa Vacation Plan Owners Association

(a)	Management Agreement dated January 1, 2001

(b)	First Amendment to Management Agreement dated May 12, 2010

(c)	Assignment of Contract executed on February 9, 2011, and effective on March 1, 2011

(2)	Riviera Beach and Spa Vacation Plan Owners Association

(a)	Management Agreement dated January 1, 2001

(b)	First Amendment to Management Agreement dated May 12, 2010

(c)	Assignment of Contract executed on February 9, 2011, and effective on March 1, 2011

(3)	Riviera Oaks Resort Vacation Plan Owners Association

(a)	Management Agreement dated January 1, 2001

(b)	First Amendment to Management Agreement dated May 12, 2010

(c)	Management Agreement – Racquet Club dated January 1, 2001

(d)	First Amendment to Management Agreement – Racquet Club dated May 12, 2010

(e)	Assignment of Contract[s] executed on February 10, 2011, and effective on March 1, 2011

(4)	Riviera Shores Resort Vacation Plan Owners Association

(a)	Management Agreement dated January 1, 2001

(b)	First Amendment to Management Agreement dated May 12, 2010

(c)	Assignment of Contract executed on February 9, 2011, and effective on March 1, 2011

(5)	Brian Head North Condominium Homeowners Association

(a)	Management Agreement dated January 1, 1999

(b)	First Amendment to Management Agreement dated October , 2003

(c)	Assignment of Contract executed on , 2011, and effective on , 2011

NON-EXCLUSIVE AIRCRAFT SUBLEASE AGREEMENT

Dated as of the 24th day of October, 2011,

between

DPM ACQUISITION, LLC, a Delaware limited liability company

as Sub-Lessor,

and

RESORT SERVICES GROUP, LLC, a Nevada Limited Liability Company

as Sub-Lessee,

Concerning one 2008 Cessna Model XL Citation XLS aircraft bearing U.S. registration number

N357MP, and manufacturer’s serial number 560-5774

INSTRUCTIONS FOR COMPLIANCE WITH

“TRUTH IN LEASING” REQUIREMENTS UNDER FAR § 91.23

Within 24 hours after execution of this Aircraft Sublease Agreement:

mail a copy of the executed document, without Schedule A, to the following address via certified mail, return receipt requested:

Federal Aviation Administration

Aircraft Registration Branch

ATTN: Technical Section

P.O. Box 25724

Oklahoma City, Oklahoma 73125

At least 48 hours prior to the first flight to be conducted under this Agreement:

provide notice of the departure airport and proposed time of departure of said first flight, by telephone or facsimile, to the Flight Standards

District Office located nearest the departure airport.

Carry a copy of this Aircraft Sublease Agreement in the aircraft at all times.

*    *    *

Schedule A contains only economic rental data and is

intentionally omitted for FAA submission purposes.

This NON-EXCLUSIVE AIRCRAFT SUBLEASE AGREEMENT (the “Agreement”) is entered into as of this 24th day of October, 2011, by and between DPM ACQUISITION, LLC, a Delaware limited liability company (“Sub-Lessor”), and RESORT SERVICES GROUP, LLC, a Nevada limited liability company (“Sub-Lessee”).

W I T N E S S E T H :

WHEREAS, Sub-Lessor, as of the Effective Date of this Agreement, will have possession of and the right to use, and to lease to Sub-Lessee, the Aircraft described and referred to herein;

WHEREAS, DPM Acquisition, LLC, a Delaware limited liability company (“Buyer”), has entered into that certain Asset Purchase Agreement, dated as of October 24, 2011 (the “Purchase Agreement”), by and among Buyer, Pacific Monarch Resorts, Inc., a California corporation (“PMR”) and the direct and indirect subsidiaries of PMR named therein (together with PMR, the “Sellers”) pursuant to which Buyer shall acquire certain assets from and assume certain liabilities of Sellers relating to timeshare vacation ownership resorts (the “Transaction”);

WHEREAS, Sub-Lessor will obtain the right to possess the Aircraft pursuant to an assumption of that certain Aircraft Lease Agreement dated April 28, 2008, between The Fifth Third Leasing Company as lessor and owner of the Aircraft (“Owner” or “Head Lessor”), and Sub-Lessor (as assignee of Pacific Monarch Resorts, Inc. (“PMR”) or an affiliate thereof) (such Aircraft Lease Agreement, the “Head Lease”), which assumption will occur at the consummation of the Transaction;

WHEREAS, Sub-Lessee desires to lease from Sub-Lessor, and Sub-Lessor desires to lease to Sub-Lessee, the Aircraft, without crew, upon and subject to the terms and conditions of this Agreement; and

WHEREAS, Owner, by execution of this Agreement, consents to the subleasing of the Aircraft pursuant hereto;

WHEREAS, during the term of this Agreement, the Aircraft will be used by Sub-Lessor for its own purposes, and by Sub-Lessee pursuant to this Agreement, with the intent between Sub-Lessor and Sub-Lessee that Sub-Lessee and Sub-Lessor can share usage of the Aircraft on an equal basis;

WHEREAS, Sub-Lessor or an affiliate and one or more affiliates of Sub-Lessee are concurrently entering into several agreements covering various transactions related to the acquisition of certain assets from PMR by Sub-Lessor or an affiliate, which agreements include a Co-Sale Cooperation Agreement dated on or about the date hereof among Diamond Resorts Corporation, a Maryland corporation, Mark Post, each of the entities identified as a “Post Company” on Schedule A thereto and each of the Persons identified as an “Other Stockholder” on Schedule B hereto (the “Co-Sale Agreement”).

NOW, THEREFORE, in consideration of the mutual promises herein contained and other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

SECTION 1. DEFINITIONS

1.1	The following terms shall have the following meanings for all purposes of this Agreement:

“Aircraft” means the Airframe and the Engines. Such Engines shall be deemed part of the “Aircraft” whether or not from time to time attached to the Airframe or on the ground.

“Aircraft Documents” means all flight records, maintenance records, historical records, modification records, overhaul records, manuals, logbooks, authorizations, drawings and data relating to the Airframe, any Engine, or any Part, or that are required by Applicable Law to be created or maintained with respect to the maintenance and/or operation of the Aircraft.

“Aircraft Manager” shall mean Byron Waddell, or such other person designated as a successor who is mutually selected by Sub-Lessor and Sub-Lessee.

“Airframe” means that certain 2008 Cessna Model XL Citation XLS aircraft bearing U.S. registration number N357MP, and manufacturer’s serial number 560-5774 together with any and all Parts (including, but not limited to, landing gear and auxiliary power units but excluding Engines or engines) so long as such Parts shall be either incorporated or installed in or attached to the Airframe.

“Applicable Law” means, without limitation, all applicable laws, treaties, international agreements, decisions and orders of any court, arbitration or governmental agency or authority and rules, regulations, orders, directives, licenses and permits of any governmental body, instrumentality, agency or authority, including, without limitation, the FARs, the Federal Aviation Act of 1958 as amended, and Title 49, Subtitle VII of the United States Code.

“Business Day” means any day of the year in which banks are not authorized or required to close in the location of Sub-Lessor’s address for notification.

“Effective Date” means the date upon which Sub-Lessor obtains the rights of lessee of the Aircraft, including the right to sublease the Aircraft hereunder, pursuant to the Head Lease.

“Engines” means two (2) Pratt & Whitney 545B model engines bearing manufacturer’s serial numbers DD-0565 and DD-0567 together with any and all Parts so long as the same shall be either incorporated or installed in or attached to such Engine. An Engine shall remain leased hereunder whether or not from time to time attached to the Airframe or on the ground.

“FAA” means the Federal Aviation Administration of the United States Department of Transportation or any successor agency.

“FARs” means collectively the Aeronautics Regulations of the Federal Aviation Administration and the Department of Transportation, as codified at Title 14, Parts 1 to 399 of the United States Code of Federal Regulations.

“Fixed Cost” and “Fixed Costs” have the meanings provided for in Section 3.3 hereof.

“Flight Crew” means the Pilot in Command plus the additional legally required pilot together with cabin attendants (if any) necessary for all of Sub-Lessee’s flights.

“Flight Hour” means each flight hour of use of the Aircraft, as recorded on the Aircraft hour meter and measured from the time the Aircraft wheel blocks are removed at the beginning of a flight, to the time the Aircraft wheel blocks are replaced after the Aircraft lands at the end of a flight in one-tenth (1/10th) of an hour increments. Flight Hours also include any flight hours consumed in repositioning the Aircraft to facilitate scheduled itineraries.

“FSDO Notice” means an FSDO Notification Letter in the form of Schedule B attached hereto.

“Lien” means any mortgage, security interest, lease or other charge or encumbrance or claim or right of others, including, without limitation, rights of others under any airframe or engine interchange or pooling agreement.

“Operating Base” means Atlantic Aviation at John Wayne Airport (SNA), Santa Ana, California.

“Operating Expenses” means, with respect to each of the flights conducted by Sub-Lessee, all out-of-pocket costs incurred by Sub-Lessee including, without limitation, airport fees, landing fees, ramp fees, overnight hangar fees (excluding any and all fees imposed for the Operating Base that are treated as Fixed Costs), line service charges, de-icing costs, contaminant recovery costs, catering costs, international fees, international flight planning costs and expenses, lavatory service charges, reasonable tips, in-flight entertainment and telecommunications charges, ground transportation, travel expenses of Flight Crew, charts, manuals, and other publications obtained for the specific flight, and any other similar items, plus any Taxes thereon;

“Operational Control” has the same meaning given the term in Section 1.1 of the FARs.

“Owner” means The Fifth Third Leasing Company, having its address at 38 Fountain Square Plaza, Cincinnati, OH 45263.

“Parts” means all appliances, components, parts, instruments, appurtenances, accessories, furnishings or other equipment of whatever nature (other than complete Engines or engines) which may from time to time be incorporated or installed in or attached to the Airframe or any Engine and includes replacement parts.

“Pilot in Command” has the same meaning given the term in Section 1.1 of the FARs.

“Rent Payment Date” means the first Business Day of each calendar month.

“Schedule Keeper” means the Aircraft Manager or such other person designated as a successor who is mutually selected by Sub-Lessor and Sub-Lessee to supervise and manage the scheduling of the Aircraft.

“Taxes” means all sales taxes, use taxes, retailer taxes, duties, fees, excise taxes (including, without limitation, federal transportation excise taxes), or other taxes of any kind which may be assessed or levied by any Taxing Jurisdiction as a result of the lease of the Aircraft to Sub-Lessor under the Head Lease, the lease of the Aircraft to Sub-Lessee pursuant to this Agreement, or the use of the Aircraft by Sub-Lessee or Sub-Lessor, or the provision of a taxable transportation service by Sub-Lessor or Sub-Lessee using the Aircraft.

“Taxing Jurisdictions” means any federal, state, county, local, airport, district, foreign, or other governmental authority that imposes Taxes.

“Term” means the term of this Agreement set forth in Section 3.1.

SECTION 2. LEASE AND DELIVERY OF THE AIRCRAFT

2.1	Lease. Sub-Lessor agrees to lease to Sub-Lessee, and Sub-Lessee agrees to lease from Sub- Lessor, the Aircraft, on the terms and conditions of this Agreement.

2.2	Delivery. The Aircraft shall be delivered to the Sub-Lessee at the Operating Base, or such other location as the parties may mutually agree, in an “AS IS,” “WHERE IS,” CONDITION AND SUBJECT TO EACH AND EVERY DISCLAIMER OF WARRANTY AND REPRESENTATION AS SET FORTH IN SECTION 5 HEREOF prior to each use of the Aircraft by Sub-Lessee. Upon each such delivery, the United States standard airworthiness certificate issued for the Aircraft shall be present on board the Aircraft, and said standard airworthiness certificate shall be effective in accordance with FAR 21.181(a)(1). Sub-Lessor shall not be liable for delay or failure to furnish the Aircraft pursuant to this Agreement when such failure is caused by government regulation or authority, mechanical difficulty, war, terrorism, civil commotion, strikes or labor disputes, weather conditions, or acts of God.

2.3	Non- Exclusivity and Shared Usage. Sub-Lessee and Sub-Lessor acknowledge that the Aircraft is leased to Sub-Lessee on a non-exclusive basis, and that the Aircraft shall, at other times, be operated by Sub-Lessor only and not otherwise leased to others during the Term. Sub- Lessor and Sub-Lessee acknowledge and agree that the intent of this Agreement is to enable Sub-Lessee to obtain equal usage of the Aircraft with Sub-Lessor during the Term. During any period during which Sub-Lessor has scheduled use of the Aircraft, Sub-Lessee’s leasehold rights to possession of the Aircraft under this Agreement shall temporarily abate, but all other provisions of this Agreement shall nevertheless continue in full force and effect. During any period during which Sub-Lessee has scheduled use of the Aircraft, Sub-Lessor’s rights to possession of the Aircraft shall temporarily abate.

2.4	FSDO Notice. At least 48 hours prior to the first flight to be conducted under this Agreement, Sub-Lessee shall complete the FSDO Notice attached hereto as Schedule B and deliver the completed FSDO Notice by facsimile to the FAA Flight Standards District Office located nearest to the departure airport of said first flight.

SECTION 3. TERM, SCHEDULING, AND RENT

3.1	Term. The Term shall commence on the Effective Date, and be effective continuously throughout the term of the Head Lease (the “Term”); provided, however that in the event of a Change in Control as defined in the Co-Sale Agreement, then Sub-Lessee shall have the right to terminate this Agreement, or alternatively, Mark Post or a company owned or controlled by him that is not a Post Company as defined in the Co-Sale Agreement shall assume all of the obligations of Sub-Lessee under this Agreement by assignment or otherwise. In the event Sublessor for any reason does not obtain the rights as lessee under the Head Lease, including the right to sublease the Aircraft hereunder, this Agreement shall terminate and neither party shall have any obligation or liability to the other hereunder.

3.2	Scheduling. Sub-Lessee’s use of the Aircraft during the Term of this Agreement is non- exclusive. The parties agree as follows:

(a)	Use by Sub-Lessor and Sub-Lessee Only. Sub-Lessor and Sub-Lessee agree that Sub- Lessor and Sub-Lessee shall be the only users of the Aircraft and neither Sub-Lessor nor Sub-Lessee shall lease the Aircraft to any other Sub-Lessees during the Term. Sub- Lessor and Sub-Lessee agree that at such times as the Aircraft is not undergoing maintenance, Sub-Lessor and Sub-Lessee shall have equal rights to use of the Aircraft and that all use of the Aircraft shall be scheduled on a “first come, first served” basis; provided, however, that Sub-Lessee and Sub-Lessor shall cooperate in good faith on all scheduling matters and shall use their respective best efforts to avoid scheduling conflicts involving the Aircraft. Under all circumstances Sub-Lessee shall be entitled to use of the Aircraft for not less than 50% of the Aircraft’s availability.

(b)	Designation of Schedule Keeper. Sub-Lessor and Sub-Lessee agree that the Aircraft Manager shall be the “on-call” contact who shall be available for coordination of all usage of the Aircraft by Sub-Lessor and Sub-Lessee to determine the availability of the Aircraft for use by Sub-Lessor and Sub-Lessee during the Term (the “Schedule Keeper”). Schedule Keeper shall be reasonably available and is hereby authorized by Sub-Lessor to approve all use of the Aircraft by Sub-Lessor and Sub-Lessee. Schedule Keeper shall respond to a written request for Aircraft use by Sub-Lessor or Sub-Lessee within not less than 48 hours of such request (or such shorter period if necessary to accommodate the proposed flight by Sub-Lessor or Sub-Lessee. Each of Sub-Lessor and Sub-Lessee shall notify Schedule Keeper as soon as possible of all requests for flights for the Aircraft.

(c)	Minimum/Maximum Usage. As provided above, Sub-Lessee and Sub-Lessor shall have equal rights to use the Aircraft provided that such usage shall not exceed 250 Flight Hours for each of Sub-Lessee and Sub-Lessor during each year of the Term and total usage of the Aircraft by both Sub-Lessor and Sub-Lessee shall not be more than an aggregate of 500 Flight Hours in any one year of the Term. Notwithstanding the foregoing, in the event that either of Sub-Lessor or Sub-Lessee uses less than its permitted 250 Flight Hours of usage of the Aircraft in any one year during the Term, the other can use the amount not used by the other provided that (i) written consent from the other is obtained, (ii) the total usage by both Sub-Lessor and Sub-Lessee still does not exceed 500 Flight Hours during any year in the Term and (iii) the party utilizing the excess Flight Hours shall reimburse the other party at a rate of $2,014 per Flight Hour (to be prorated for partial Flight Hours) for such use. Nothing contained herein shall obligate Sub-Lessor or Sub-Lessee to any minimum usage of the Aircraft.

3.3

Rent. Subject to Section 3.2(c) above, Sub-Lessee shall pay rent to Sub-Lessor monthly in an amount equal to one twelfth (1/12th) of 50% of the actual annual fixed costs for the Aircraft. Such fixed costs shall be comprised of the items listed on Schedule A to this Agreement (each item a “Fixed Cost” and collectively, the “Fixed Costs”). Schedule A lists the current annual fixed costs of each Fixed Cost item as of the date of this Agreement. The initial monthly rent payable under this Agreement shall be calculated on the basis of the current Fixed Costs;

provided that Sub-Lessor and Sub-Lessee acknowledge and agree that such initial monthly rent constitutes a good faith estimate and no later than thirty (30) days following the end of each year of the Term, a “true up” or reconciliation of the actual Fixed Costs shall be made so that the rent payable by Sub-Lessee to Sub-Lessor for each year during the Term equals the 50% of the actual annual Fixed Costs for the Aircraft. Following an annual “true up,” the monthly rent for the following year during the Term shall be established based upon actual Fixed Costs for the year then ended. All rent shall be payable in advance for the following month on the relevant Rent Payment Date without further demand or invoice. All rent shall be paid to the Sub-Lessor in immediately available U.S. funds and in form and manner as the Sub-Lessor in its sole discretion may instruct Sub-Lessee in writing from time to time. This Agreement is a net lease, and Sub-Lessee acknowledges and agrees that (a) Sub-Lessee’s obligation to pay, and Sub-Lessor’s right to receive, all rent in accordance with this Agreement shall be absolute, irrevocable, independent and unconditional and shall not be subject to (and Sub-Lessee hereby waives and agrees not to assert) any abatement, reduction, setoff, defense, counterclaim or recoupment (collectively, “Abatements”) for any reason or under any circumstance whatsoever as to any such rent, and without limiting the foregoing, Sub-Lessee also hereby waives any and all existing and future claims to any Abatement against or as to such rent, (b) it will pay all rent regardless of any Abatement, and (c) this Agreement, and Sub-Lessees’s payment and other obligations hereunder, are non-cancellable and non-terminable by Sub-Lessee except as expressly provided herein.

3.4	Taxes, Fees, Penalties.

(a)	The monthly rent payable by Sub-Lessee to Sub-Lessor under this Agreement includes the Taxes (other than California Taxes, as defined below) for which Sub-Lessee is responsible and no other payments for Taxes are required by Sub-Lessee to Sub-Lessor; provided that in the event that other or additional Taxes are assessed or levied against the Aircraft or its usage which are not already included in the monthly rent, then each of Sub-Lessor and Sub-Lessee shall be responsible for, and pay when due, 50% of all such other or additional Taxes. Each of Sub-Lessor and Sub-Lessee shall be severally liable for and shall pay any and all fees for licenses, registrations, permits, and other certificates as may be required for their respective lawful operation of the Aircraft. Each of Sub-Lessor and Sub-Lessee shall pay any and all liabilities, fines, forfeitures, or penalties for its respective violations of any applicable governmental regulations relating to their respective usage of the Aircraft. In the event any such liabilities, fines, forfeitures, or penalties are not allocable to either of Sub-Lessor or Sub-Lessee, each party shall be responsible for one-half of such amounts.

(b)	Notwithstanding the above, Sub-Lessee shall be solely responsible for, and shall indemnify and hold harmless Sub-Lessor against, and shall pay when due all sales and/or use Taxes imposed by the State of California or any other state resulting from Sub-Lessee’s or its affiliates initial purchase and lease of the Aircraft (the “Taxes Related to Purchase”). Neither rent nor any other payments to be made by Sub-Lessee under this Agreement includes the amount of any such Taxes Related to Purchase. To the extent any such Taxes Related to Purchase are assessed after the Effective Date, Sub-Lessee shall remit to Sub-Lessor all such Taxes Related to Purchase when due.

SECTION 4. REPRESENTATIONS AND WARRANTIES

4.1	Representations and Warranties of Sub-Lessee. Sub-Lessee represents and warrants as of the date hereof and shall be deemed to have represented and warranted on the Effective Date and during the entire Term hereof as follows:

4.1.1	All pilots who operate the Aircraft for Sub-Lessee’s flights shall have at least the minimum total pilot hours required by any policy of insurance covering the Aircraft and will meet or exceed all requirements under any policy of insurance covering the Aircraft, and all Applicable Law.

4.1.2	Sub-Lessee is, and will remain, a validly organized limited liability company existing in good standing under the laws of the State of Nevada, and is duly qualified to do business wherever necessary to perform its obligations under this Agreement, and the person executing on behalf of Sub-Lessee has full power and authority to execute this Agreement on behalf of Sub-Lessee and by such execution shall bind Sub-Lessee under this Agreement. Sub-Lessee’s exact legal name is as shown in the caption of this Agreement; Sub-Lessee’s organization identification number and the address of Sub- Lessee’s mail, chief executive offices and principal place of business are all set forth in Section 11.

4.1.3	No action, suit, or proceeding is currently pending or threatened against Sub-Lessee which shall in any material way affect Sub-Lessee’s financial status as of the date hereof, or impair the execution, delivery, or performance by Sub-Lessee of this Agreement.

4.1.4	The execution and delivery of this Agreement by Sub-Lessee and the performance of its obligations hereunder have been duly authorized by all necessary corporate action, and do not conflict with any provision of Sub-Lessee’s articles of organization, bylaws, any governmental regulations, or any other agreements that Sub-Lessee may now have with other parties.

4.1.5	Sub-Lessee is not subject to any restriction, which with or without the giving of notice, the passage of time, or both, prohibits or would be violated by or be in conflict with this Agreement.

4.1.6	This Agreement constitutes a legal, valid and binding obligation of Sub-Lessee enforceable in accordance with its terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws, and the equitable discretion of any court of competent jurisdiction.

4.1.7	There are no proceedings pending or, so far as the officers, managers, or members of Sub-Lessee know, threatened against or affecting Sub-Lessee or any of its property before any court, administrative officer or administrative agency that could impair Owner’s title to the Aircraft, or that, if decided adversely, could materially affect the financial condition or operations of Sub-Lessee or the ability of Sub-Lessee to perform its obligations under this Agreement.

4.1.8	Sub-Lessee will not permit the Aircraft to be operated contrary to any operating specifications, manual or instructions for the Aircraft or in violation of the terms or conditions of any insurance policy covering the Aircraft or any applicable statute, regulation, ordinance, or other law.

SECTION 5. DISCLAIMER OF WARRANTIES

5.1	DISCLAIMER OF WARRANTIES. THE AIRCRAFT IS BEING LEASED BY THE SUB-LESSOR TO THE SUB-LESSEE HEREUNDER ON A COMPLETELY “AS IS,” “WHERE IS,” BASIS, WHICH IS ACKNOWLEDGED AND AGREED TO BY THE SUB-LESSEE. EXCEPT AS PROVIDED IN SECTION 2.2, THE WARRANTIES AND REPRESENTATIONS SET FORTH IN THIS SECTION 5 ARE EXCLUSIVE AND IN LIEU OF ALL OTHER REPRESENTATIONS OR WARRANTIES WHATSOEVER, EXPRESS OR IMPLIED, AND SUB-LESSOR HAS NOT MADE AND SHALL NOT BE CONSIDERED OR DEEMED TO HAVE MADE (WHETHER BY VIRTUE OF HAVING LEASED THE AIRCRAFT UNDER THIS AGREEMENT, OR HAVING ACQUIRED THE AIRCRAFT, OR HAVING DONE OR FAILED TO DO ANY ACT, OR HAVING ACQUIRED OR FAILED TO ACQUIRE ANY STATUS UNDER OR IN RELATION TO THIS AGREEMENT OR OTHERWISE) ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE AIRCRAFT OR TO ANY PART THEREOF, AND SPECIFICALLY, WITHOUT LIMITATION, IN THIS RESPECT DISCLAIMS ALL REPRESENTATIONS AND/OR WARRANTIES AS TO THE TITLE, VALUE, CONDITION, DESIGN, MERCHANTABILITY, COMPLIANCE WITH SPECIFICATIONS, CONSTRUCTION AND CONDITION OF THE AIRCRAFT, OPERATION, OR FITNESS FOR A PARTICULAR USE OF THE AIRCRAFT AND AS TO THE ABSENCE OF LATENT AND OTHER DEFECTS, WHETHER OR NOT DISCOVERABLE, AS TO THE ABSENCE OF ANY INFRINGEMENT OR THE LIKE HEREUNDER OF ANY PATENT, TRADEMARK OR COPYRIGHT, AS TO THE ABSENCE OF OBLIGATIONS BASED ON STRICT LIABILITY IN TORT, OR AS TO THE QUALITY OF THE MATERIAL OR WORKMANSHIP OF THE AIRCRAFT OR ANY PART THEREOF OR ANY OTHER REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY ARISING FROM A COURSE OF PERFORMANCE OR DEALING OR USAGE OF TRADE), WITH RESPECT TO THE AIRCRAFT OR ANY PART THEREOF. EXCEPT AS PROVIDED IN SECTION 2.2, THE SUB-LESSEE HEREBY WAIVES, RELEASES, DISCLAIMS AND RENOUNCES ALL EXPECTATION OF OR RELIANCE UPON ANY SUCH AND OTHER WARRANTIES, OBLIGATIONS AND LIABILITIES OF SUB-LESSOR AND RIGHTS, CLAIMS AND REMEDIES OF THE SUB-LESSEE AGAINST SUB-LESSOR, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, INCLUDING BUT NOT LIMITED TO (I) ANY IMPLIED WARRANTY OF MERCHANTABILITY OF FITNESS FOR ANY PARTICULAR USE, (II) ANY IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING OR USAGE OF TRADE, (III) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY IN TORT, WHETHER OR NOT ARISING FROM THE NEGLIGENCE OF SUB-LESSOR, ACTUAL OR IMPUTED, AND (IV) ANY OBLIGATION, LIABILITY, RIGHT, CLAIM OR REMEDY FOR LOSS OF OR DAMAGE TO THE AIRCRAFT, FOR LOSS OF USE, REVENUE OR PROFIT WITH RESPECT TO THE AIRCRAFT, OR FOR ANY OTHER DIRECT, INCIDENTAL OR CONSEQUENTIAL DAMAGES.

SECTION 6. REGISTRATION, USE, OPERATION, MAINTENANCE AND POSSESSION

6.1	Title and Registration. Title to the Aircraft shall remain vested in Owner at all times during the Term to the exclusion of Sub-Lessor and Sub-Lessee and Sub-Lessee shall have only such rights as shall be specifically set forth herein. Sub-Lessor represents that as of the date of this Agreement the Aircraft is lawfully registered in the name of Owner as a civil aircraft of the United States and throughout the Term Sub-Lessor shall do nothing to interfere with such registration. Throughout the Term, Sub-Lessee shall do nothing to interfere with such registration.

6.2	Use and Operation. Except as otherwise expressly provided herein, Sub-Lessee shall be solely and exclusively responsible for its use, operation and control of the Aircraft during each period of the Term commencing when the Aircraft has been delivered to Sub-Lessee and terminating when the Aircraft has been returned to Sub-Lessor in the condition required hereunder. Sub- Lessee shall operate the Aircraft in accordance with the provisions of Part 91 of the FARs for purposes that are incidental to Sub-Lessee’s business and shall not operate the Aircraft in commercial service, as a common carrier, or otherwise on a compensatory or “for hire” basis except to the limited extent permitted under Subpart F of Part 91 of the FARs, if applicable. Sub-Lessee agrees not to operate or locate the Airframe or any Engine, or suffer the Airframe or any Engine to be operated or located, in any area excluded from coverage by any insurance policy in effect or required to be maintained hereunder with respect to the Airframe or Engines, in any war zone or area of threatened hostilities, or in, to, or over any country or area with which the United States does not maintain favorable diplomatic relations. Sub-Lessee agrees not to knowingly operate the Airframe or any Engine or knowingly permit the Airframe or any Engine to be operated during the Term except in operations for which Sub-Lessee is duly authorized, or to knowingly use or permit the Aircraft to be used for a purpose for which the Aircraft is not designed or reasonably suitable. Sub-Lessee will not knowingly use or operate the Aircraft in violation of any Applicable Law, including any United States law or United Nations Security Council Directive, to the extent that payment of any claim under the insurance required hereunder directly or indirectly arising or resulting from or connected with any such flight, operation, use or location would be prohibited under any trade or other economic sanction or embargo by the United States of America, or (v) in a manner that causes it to be deemed to have been used or operated “predominantly” outside of the United States of America, as that phrase is used in Section 168(g)(1)(A) of the Code, or contrary to any manufacturer’s operating manuals or instructions. Sub-Lessee shall not knowingly permit the Aircraft to be used for the carriage of any persons or property prohibited by law nor shall it be used during the existence of any known defect except in accordance with the FARs. Sub- Lessee may carry on the Aircraft on all flights under this Agreement such passengers, baggage, and cargo as Sub-Lessee in its sole but reasonable discretion shall determine; provided, however, that the number of passengers on any flight shall in no event exceed the number of seats legally available in the Aircraft, and the total load carried on any flight, including passengers, crew, baggage, and fuel and oil in such quantities as the Pilot in Command shall determine to be required, shall not exceed the legally permissible maximum load for the Aircraft. Sub-Lessee will abide by and conform to, and cause others to abide by and conform to, all Applicable Laws now existing or hereafter enacted, that control or in any way affect the operation, use, maintenance, or occupancy of the Aircraft by Sub-Lessee, or the use of any airport by the Aircraft when in the possession or control of Sub-Lessee.

6.3	Operating Costs. Sub-Lessee, at no cost or expense to Sub-Lessor, shall:

6.3.1	obtain all fuel, oil, lubricants, and other services and supplies required for Sub-Lessee’s operations of the Aircraft and pay, or cause to be paid, all Operating Expenses in connection with Sub-Lessee’s flights.

6.3.2	cause to be performed prior to operation of the Aircraft by Sub-Lessee all pre-and post- flight inspections as required by and in accordance with the FAA approved inspection program for the Aircraft and shall ensure that the Aircraft is in an airworthy condition in conformity with the FARs and, in addition, shall ensure that prior to each operation of the Aircraft by Sub-Lessee, the Aircraft is current and up to date on all required inspections and maintenance, and all applicable service bulletins, airworthiness directives, and other required repairs or replacements;

6.3.3	store the Aircraft in an appropriate and adequate indoor facility at (i) the Operating Base or (ii) anywhere the Aircraft may be situated during Sub-Lessee’s use of the Aircraft when Sub-Lessee determines in its reasonably prudent judgment that indoor storage is advised due to weather or other conditions, at Sub-Lessee’s sole cost and expense;

6.3.4	obtain the services of pilots, including the Aircraft Manager who shall be the Pilot in Command for all flights by Sub-Lessee under this Agreement, and the Pilot in Command and such other pilots will be Sub-Lessee’s employees or agents for all of Sub-Lessee’s operations of the Aircraft;

6.3.5	ensure that all pilots serving on any flight conducted by Sub-Lessee possess current and valid licenses issued by the FAA, and are fully competent, trained, experienced, and qualified in accordance with Applicable Law and all insurance policies covering the Aircraft; and

6.3.6	maintain and preserve, or cause to be maintained and preserved, in the English language, all Aircraft Documents in a complete, accurate, and up-to-date manner.

6.4	Maintenance of Aircraft. Sub-Lessee shall perform, or cause to be performed, all pre- and post-flight inspections in accordance with and as required by the FAA-approved inspection program for the Aircraft. Sub-Lessee shall notify Sub-Lessor, or cause Sub-Lessor to be notified, of any maintenance requirement, dangerous condition, malfunction or worn part that may be discovered during any such inspection. Subject to the foregoing, the Aircraft Manager shall be responsible for arranging the performance of all maintenance and inspections of the Aircraft during the Term, shall ensure that the Aircraft is maintained in an airworthy condition during the Term, and shall coordinate the performance of and payment for all repairs and maintenance of the Aircraft. All costs for such maintenance and inspections (other than those costs for pre- and post-flight inspections payable by Sub-Lessee as detailed in the first sentence of this paragraph) shall be equally shared by Sub-Lessor and Sub-Lessee, with Sub-Lessee’s 50% share of such annual maintenance costs included in the monthly rent payable by Sub- Lessee to Sub-Lessor under this Agreement as a Fixed Cost itemized on Schedule A.

6.5	Flight Crew. The Aircraft will, at all times be operated by duly qualified pilots having (a) the required FAA type rating for the Aircraft, (b) the required FAA pilot certificates and ratings, (c) a valid FAA Medical Certificate, (d) satisfied all security requirements imposed by any governmental authority having jurisdiction and (e) met any and all requirements established and specified by (i) the FAA, the Transportation Security Administration and any other applicable governmental authority and (ii) the insurance policies required under this Agreement.

6.6	Operational Control. THE PARTIES EXPRESSLY AGREE THAT SUB-LESSEE SHALL AT ALL TIMES WHILE THE AIRCRAFT IS IN ITS POSSESSION DURING THE TERM MAINTAIN OPERATIONAL CONTROL OF THE AIRCRAFT, AND THAT THE INTENT OF THE PARTIES IS THAT THIS AGREEMENT CONSTITUTE A “DRY” OPERATING LEASE. Sub-Lessee shall exercise exclusive authority over initiating, conducting, or terminating any flight conducted by Sub-Lessee pursuant to this Agreement, and the Flight Crew shall be under the exclusive command and control of Sub-Lessee in all phases of such flights.

6.7	Authority of Pilot in Command. Notwithstanding that Sub-Lessee shall have operational control of the Aircraft during any flight conducted by Sub-Lessee pursuant to this Agreement, Sub-Lessor and Sub-Lessee expressly agree that the Pilot in Command, in his or her sole discretion, may terminate any flight, refuse to commence any flight, or take any other flight- related action which in the judgment of the Pilot in Command is necessitated by considerations of safety. The Pilot in Command shall have final and complete authority to postpone or cancel any flight for any reason or condition which in his or her judgment would compromise the safety of the flight. No such action of the Pilot in Command on flights conducted by Sub- Lessee shall create or support any liability for loss, injury, damage or delay to Sub-Lessor.

6.8	Right to Inspect. Owner, Sub-Lessor and their respective agents shall have the right to inspect the Aircraft at any reasonable time, upon giving Sub-Lessee reasonable notice, to ascertain the condition of the Aircraft and to satisfy Owner or Sub-Lessor that the Aircraft is being properly repaired and maintained in accordance with the requirements of this Agreement. All required repairs shall be performed as soon as practicable after such inspection.

6.9	Modification of Aircraft. Sub-Lessee shall not make or permit to be made any modification, alteration, improvement, or addition to the Aircraft without the express written consent of Sub- Lessor and Owner.

6.10	Fines, Penalties, and Forfeitures. Sub-Lessee shall be solely responsible for any fines, penalties or forfeitures relating in any manner to the operation, maintenance or use of the Aircraft by Sub-Lessee under this Agreement and Sub-Lessor shall be solely responsible for any fines, penalties or forfeitures resulting in any manner to the operation, maintenance or use of the Aircraft by Sub-Lessor.

SECTION 7. CONDITION DURING TERM AND RETURN OF AIRCRAFT

7.1

Upon completion of each use of the Aircraft by Sub-Lessee during the Term, Sub-Lessee shall return the Aircraft to the Sub-Lessor by delivering the same to the Operating Base, fully equipped with all Engines installed thereon. Upon each such delivery, the Aircraft shall be in as good operating condition as at it was in when Sub-Lessor delivered the Aircraft to Sub-Lessee, ordinary wear and tear excepted, and the United States standard airworthiness certificate issued for the Aircraft shall be present on board the Aircraft and said standard airworthiness certificate shall be effective in accordance with FAR 21.181(a)(1). Nothing contained in this Section 7.1 may be interpreted to require Sub-Lessee to perform any maintenance or other obligation responsibility for which Sub-Lessor may be responsible for as a result of Sub-Lessor’s usage of the Aircraft; provided, however, that Sub-Lessee shall be obligated to ensure that Sub-Lessor is advised of any maintenance requirement, dangerous condition, malfunction or worn part that may be discovered during each period during the Term commencing with the delivery of the Aircraft to Sub-Lessee and terminating when the Aircraft has been redelivered to Sub-Lessor in the condition required hereunder. At the expiration or other termination of the Term, and otherwise upon written request of Sub-Lessor, Sub-Lessee shall return or cause to be returned to Sub-Lessor all of the Aircraft Documents, updated and maintained by Sub-Lessee in accordance with this Agreement through the date of such return of the Aircraft Documents.

SECTION 8. LIENS

8.1	Sub-Lessee shall ensure that no Liens are created or placed against the Aircraft by Sub-Lessee or third parties as a result of Sub-Lessee’s or its agents’ or representatives’ action or inaction. Sub-Lessee shall notify Sub-Lessor promptly upon learning of any Liens not permitted by these terms. Sub-Lessee shall, at its own cost and expense, take all such actions as may be necessary to discharge and satisfy in full any such Lien promptly after the same becomes known to it.

SECTION 9. INSURANCE

9.1	Liability. Sub-Lessor shall maintain, or cause to be maintained, bodily injury and property damage, liability insurance in an amount no less than that required under the Head Lease for the benefit of Owner, itself and Sub-Lessee in connection with the use of the Aircraft. Said policy shall be an occurrence policy and shall include Owner and Sub-Lessee any other sub- lessees and their respective officers, directors, partners, members, managers, employees, affiliates and subsidiaries, as Additional Named Insureds. Sub-Lessee’s obligation for the cost of the insurance is included in the rent payable by Sub-Lessee to Sub-Lessor under this Agreement as an item of the Fixed Costs on Schedule A.

9.2	Hull. Sub-Lessor shall maintain aircraft all-risks hull insurance with respect to the Aircraft and any engines or parts while temporarily removed from the Aircraft in the amount required under the Head Lease, and such insurance shall name Owner and any first lien mortgage holder as loss payees as their interests may appear. Said policy shall contain a waiver of subrogation clause in favor of all Additional Named Insureds.

9.3	Insurance Certificates. Sub-Lessor will provide Sub-Lessee with a Certificate of Insurance upon execution of this Agreement and thereafter reasonably upon request therefor.

9.4	Each insurance policy required hereunder shall comply with the requirements of the Head Lease.

SECTION 10. DEFAULTS AND REMEDIES

10.1	Upon the occurrence of any failure by a party hereto to duly observe or perform any of its respective obligations hereunder, and at any time thereafter so long as the same shall be continuing, the other party may, at its option, declare in writing to the defaulting party that this Agreement is in default; and at any time thereafter, so long as the defaulting party shall not have remedied the outstanding default, the other party may cancel, terminate, or rescind this Agreement.

SECTION 11. NOTICES

11.1	All communications, declarations, demands, consents, directions, approvals, instructions, requests and notices required or permitted by this Agreement shall be in writing and shall be deemed to have been duly given or made when delivered by hand or on the next Business Day when sent by overnight courier or when transmitted by means of facsimile or other wire transmission (with request for assurance of receipt in a manner typical with respect to communications of that type and followed promptly with the original thereof and a copy sent simultaneously therewith by first class mail, postage prepaid) in each case at the address set forth below:

If to Sub-Lessor:	DPM Acquisition, LLC
10600 West Charleston Boulevard
Las Vegas, NV 89135

If to Sub-Lessee:	Resort Services Group, LLC
4575 Dean Martin Drive
#1703
Las Vegas, NV 89103
FEIN:
Attention: Mr. Mark Post

SECTION 12. EVENT OF LOSS AND INDEMNIFICATION

12.1	Notification by Sub-Lessee of Event of Loss. In the event any damage to or destruction of the Aircraft shall occur, or in the event of any whole or partial loss of the Aircraft, including, without limitation, any loss resulting from the theft, condemnation, confiscation or seizure of, or requisition of title to or use of, the Aircraft by private persons or by any governmental or purported governmental authority during Sub-Lessee’s use of the Aircraft, Sub-Lessee shall immediately:

12.1.1	report the event of loss to Sub-Lessor, the insurance company or companies, and to any and all applicable governmental agencies; and

12.1.2	furnish such information and execute such documents as may be required and necessary to collect the proceeds from any insurance policies.

12.2	Notification by Sub-Lessor of Event of Loss. In the event any damage to or destruction of the Aircraft shall occur, or in the event of any whole or partial loss of the Aircraft, including without limitation, any loss resulting from the theft, condemnation, confiscation or seizure of, or requisition of title to or use of, the Aircraft by private persons or by any governmental or purported governmental authority, other than any such event as is described in Section 12.1 above, Sub-Lessor shall immediately report the event of loss to Sub-Lessee.

12.3

Repair or Termination. In the event the Aircraft is partially destroyed or damaged, Sub- Lessor shall have the option, in its sole discretion, to either (i) fully repair the Aircraft in order that it shall be placed in at least as good condition as it was prior to such partial destruction or damage; or (ii) terminate this Agreement. Within thirty (30) days after the date of such partial destruction or damage, Sub-Lessor shall give written notice to Sub-Lessee specifying whether Sub-Lessor has elected to fully repair the Aircraft or to terminate this Agreement, which termination shall be effective immediately upon such written notice from Sub-Lessor to Sub- Lessee setting forth Sub-Lessor’s election to so terminate this Agreement. If Sub-Lessor elects to repair the Aircraft, the obligations of Sub-Lessee hereunder to pay Rent shall abate during the period in which the Aircraft is unavailable due to such repairs.

12.4	Indemnification. To the extent permitted by law:

(a)	Sub-Lessee hereby releases, and shall defend, indemnify and hold harmless on a net after-tax basis Owner and Sub-Lessor and their respective agents, employees, officers, directors, shareholders, owners, subsidiaries, affiliates, heirs, executors, successors and assigns, from and against, any and all claims, damages, losses, liabilities, demands, suits, judgments, causes of action, civil and criminal legal proceedings, penalties, fines, and other sanctions, and any attorneys’ fees and other reasonable costs and expenses (collectively, “Claims”) directly or indirectly arising from Sub-Lessee’s use of the Aircraft pursuant to this Agreement which consists of Sub-Lessee’s operation, maintenance, storage or other use of the Aircraft including the assertion or enforcement of any manufacturer’s, vendor’s, dealer’s or other supplier’s warranties on the Aircraft or any part thereof, or the manufacture, inspection, construction, purchase, pooling, interchange, acceptance, rejection, ownership, delivery, lease, sublease, charter, possession, use, operation, maintenance, management, security, condition, registration or re-registration, sale, return, removal, repossession, storage or other disposition of the Aircraft or any part thereof or any accident in connection therewith, including Claims involving or alleging environmental damage, criminal acts, hijacking, acts of terrorism or similar acts, product liability or strict or absolute liability in tort, latent and other defects (whether or not discoverable), for patent, trademark or copyright infringement and for any other risk or matter, the responsibility for which Sub-Lessee has agreed to bear in Section 5, including any of the same that result in injuries, death, destruction, or other harm or loss to persons or property. Sub-Lessee’s obligations under this Section 12.4(a) shall survive any expiration, cancellation or other termination of this Agreement including but not limited to any Claims made by any third party or made by any office, division, employee or agent of the Sub-Lessee or any beneficiary or survivor thereof.

(b)

Sub-Lessor hereby releases, and shall defend, indemnify and hold harmless on a net after-tax basis Sub-Lessee and its respective agents, employees, officers, directors, shareholders, owners, subsidiaries, affiliates, heirs, executors, successors and assigns, from and against, any and all Claims directly or indirectly arising from Sub-Lessor’s use of the Aircraft pursuant to the Head Lease which consists of Sub-Lessor’s operation, maintenance, storage or other use of the Aircraft including the assertion or enforcement of any manufacturer’s, vendor’s, dealer’s or other supplier’s warranties on the Aircraft or any part thereof, or the manufacture, inspection, construction, purchase, pooling, interchange, acceptance, rejection, ownership, delivery, lease, sublease, charter, possession, use, operation, maintenance, management, security, condition, registration or re-registration, sale, return, removal, repossession, storage or other disposition of the Aircraft or any part thereof or any accident in connection therewith, including Claims involving or alleging environmental damage, criminal acts, hijacking, acts of terrorism or similar acts, product liability or strict or absolute liability in tort, latent and other defects (whether or not discoverable), for patent, trademark or copyright infringement and for any other risk or matter, the responsibility for which Sub-Lessor has agreed to bear in the Head Lease, including any of the same that result in injuries, death, destruction, or other harm or loss to persons or property. Sub-Lessee’s obligations under this Section 12.4(b) shall survive any expiration, cancellation or other termination of this Agreement including but not limited to any Claims made by any third party or made by any office, division, employee or agent of the Sub-Lessor or any beneficiary or survivor thereof

12.5	Limitation of Liability. NEITHER PARTY SHALL BE LIABLE TO THE OTHER FOR ANY INDIRECT, CONSEQUENTIAL, INCIDENTAL, SPECIAL, OR PUNITIVE DAMAGES OF ANY KIND OR NATURE INCLUDING, WITHOUT LIMITATION, LOSS OF USE, LOSS OF REVENUE OR PROFIT, OR DIMINUTION OF VALUE.

12.6	Limitation of Sub-Lessor Liability. Other than Section 12.4(b), Sub-Lessor shall not be liable for any loss in respect of any of the statements, representations, warranties, agreements or obligations hereunder, except for any loss caused by or resulting from the willful misconduct or gross negligence of Sub-Lessor.

SECTION 13. SUBORDINATION TO HEAD LEASE

Sub-Lessor and Sub-Lessee agree that this Sublease shall be subject and subordinate to the Head Lease and to Head Lessor’s rights thereunder. Sub-Lessor and Sub-Lessee agree that the leasing of the Aircraft pursuant to this Sublease shall, if not previously terminated in accordance with the terms hereof, terminate simultaneously with the termination of the Head Lease for any reason whatsoever, and that upon such termination, unless otherwise agreed in writing between Head Lessor and Sub-Lessee, Sub-Lessee shall immediately following such termination redeliver the Aircraft to Head Lessor in “as is-where is” condition if Sub-Lessee is then in possession of the Aircraft.

SECTION 14. MISCELLANEOUS

14.1	Entire Agreement. This Agreement, and all terms, conditions, warranties, and representations herein, are for the sole and exclusive benefit of the signatories hereto. This Agreement constitutes the entire agreement of the parties as of its Effective Date and supersedes all prior or independent, oral or written agreements, understandings, statements, representations, commitments, promises, and warranties made with respect to the subject matter of this Agreement.

14.2	Other Transactions. Except as specifically provided in this Agreement, none of the provisions of this Agreement, nor any oral or written statements, representations, commitments, promises, or warranties made with respect to the subject matter of this Agreement shall be construed or relied upon by any party as the basis of, consideration for, or inducement to engage in, any separate agreement, transaction or commitment for any purpose whatsoever.

14.3	Prohibited and Unenforceable Provisions. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibitions or unenforceability in any jurisdiction. To the extent permitted by applicable law, each of Sub-Lessor and Sub-Lessee hereby waives any provision of applicable law which renders any provision hereof prohibited or unenforceable in any respect.

14.4	Enforcement. This Agreement, including all agreements, covenants, representations and warranties, shall be binding upon and inure to the benefit of, and may be enforced by Sub- Lessor, Sub-Lessee, and each of their agents, servants and personal representatives.

14.5	Headings. The section and subsection headings in this Agreement are for convenience of reference only and shall not modify, define, expand, or limit any of the terms or provisions hereof.

14.6	Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

14.7	Amendments. No term or provision of this Agreement may be amended, changed, waived, discharged, or terminated orally, but only by an instrument in writing signed by the party against which the enforcement of the change, waiver, discharge, or termination is sought.

14.8	No Waiver. No delay or omission in the exercise or enforcement or any right or remedy hereunder by either party shall be construed as a waiver of such right or remedy. All remedies, rights, undertakings, obligations, and agreements contained herein shall be cumulative and not mutually exclusive, and in addition to all other rights and remedies which either party possesses at law or in equity.

14.9	No Assignments. Neither Sub-Lessor nor Sub-Lessee shall assign its rights or obligations under this Agreement without the prior written permission of the other.

14.10	Governing Law. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES SHALL BE GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO PRINCIPLES REGARDING THE CHOICE OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY, AND PERFORMANCE. Sub-Lessee hereby irrevocably consents and agrees that any legal action, suit, or proceeding arising out of or in any way in connection with this Agreement may be instituted or brought in the courts of the State of Delaware or the U.S. District court for the District of Delaware, as Sub-Lessor may elect, and by execution and delivery of this Agreement, Sub-Lessee hereby irrevocably accepts and submits to, for itself and in respect of its property, generally and unconditionally, the non- exclusive jurisdiction of any such court, and to all proceedings in such courts. Notwithstanding the foregoing, the parties may bring a judicial proceeding in the Republic of Ireland against the registrar of the International Registry solely and to the extent such proceeding seeks an order or judgment against the International Registry. EACH OF SUB-LESSOR AND SUB-LESSEE ALSO HEREBY KNOWINGLY AND FREELY WAIVE ALL RIGHTS TO TRIAL BY JURY IN ANY LITIGATION ARISING HEREFROM OR IN RELATION HERETO.

[Remainder of Page Intentionally Left Blank]

SECTION 15. TRUTH IN LEASING

15.1	TRUTH IN LEASING STATEMENT UNDER SECTION 91.23 OF THE FARs.

WITHIN THE TWELVE (12) MONTH PERIOD PRECEDING THE DATE OF THIS AGREEMENT, THE AIRCRAFT HAS BEEN INSPECTED AND MAINTAINED AND IN ACCORDANCE WITH THE FOLLOWING PROVISIONS OF FAR:

CHECK ONE:

☐	91.409 (f) (1): A continuous airworthiness inspection program that is part of a continuous airworthiness maintenance program currently in use by a person holding an air carrier operating certificate or an operating certificate issued under FAR Part 121, 127, or 135 and operating that make and model aircraft under FAR Part 121 or operating that make and model under FAR Part 135 and maintaining it under FAR 135.41 l (a)(2).

☐	91.409 (f) (2): An approved aircraft inspection program approved under FAR 135.419 and currently in use by a person holding an operating certificate issued under FAR Part 135.

☒	91.409 (f) (3): A current inspection program recommended by the manufacturer.

☐	91,409 (f) (4): Any other inspection program established by the registered owner or operator of the Aircraft and approved by the Administrator of the Federal Aviation Administration in accordance with FAR 91.409 (g).

THE PARTIES HERETO CERTIFY THAT DURING THE TERM OF THIS AGREEMENT AND FOR OPERATIONS CONDUCTED HEREUNDER, THE AIRCRAFT WILL BE MAINTAINED AND INSPECTED IN ACCORDANCE WITH THE PROVISIONS OF FAR:

CHECK ONE:

☐ 91.409 (f) (1)	☐ 91.409 (f) (2)	☒ 91.409 (f) (3)	☐ 91.409 (f) (4)

SUB-LESSEE ACKNOWLEDGES THAT WHEN IT OPERATES THE AIRCRAFT UNDER THIS AGREEMENT, IT SHALL BE KNOWN AS, CONSIDERED, AND IN FACT WILL BE THE SUB-LESSEE OF SUCH AIRCRAFT. EACH PARTY HERETO CERTIFIES THAT IT UNDERSTANDS THE EXTENT OF ITS RESPONSIBILITIES, SET FORTH HEREIN, FOR COMPLIANCE WITH APPLICABLE FEDERAL AVIATION REGULATIONS.

AN EXPLANATION OF FACTORS BEARING ON OPERATIONAL CONTROL AND PERTINENT FEDERAL AVIATION REGULATIONS CAN BE OBTAINED FROM THE NEAREST FEDERAL AVIATION ADMINISTRATION FLIGHT STANDARDS DISTRICT OFFICE, GENERAL AVIATION DISTRICT OFFICE, OR AIR CARRIER DISTRICT OFFICE.

THE PARTIES HERETO CERTIFY THAT A TRUE COPY OF THIS AGREEMENT SHALL BE CARRIED ON THE AIRCRAFT AT ALL TIMES, AND SHALL BE MADE AVAILABLE FOR INSPECTION UPON REQUEST BY AN APPROPRIATELY CONSTITUTED IDENTIFIED REPRESENTATIVE OF THE ADMINISTRATOR OF THE FAA.

IN WITNESS WHEREOF, the Sub-Lessor and the Sub-Lessee have each caused this Non-Exclusive Aircraft Sublease Agreement to be duly executed as of the Effective Date.

SUB-LESSOR:

DPM ACQUISITION, LLC
A Delaware limited liability company

By:	/s/ David Palmer
Name:	David Palmer
Title:	President and Chief Financial Officer

SUB-LESSEE:

RESORT SERVICES GROUP, LLC
A Nevada Limited Liability Company

By:	/s/ Mark D Post
Name:	MARK D POST
Title:	MANAGING MEMBER

Acknowledged by Owner:
The Fifth Third Leasing Company

By:
Name:
Title:

[Signature Page to Aircraft Sublease Agreement]

NON-EXCLUSIVE AIRCRAFT SUBLEASE AGREEMENT

Schedule A

ITEMS COMPRISING FIXED COSTS OF N357MP CITATION XLS:

ITEM	CURRENT COST

Head Lease Aircraft Payment	$53,989 monthly ($647,868 annually)**

Insurance	$2,132 monthly ($25,582 annually)

Hanger	$3,500 monthly ($42,000 annually)

Property Taxes	$10,108 monthly ($121,301 annually-2010)

Dues/Subscriptions	$583 monthly ($7,000 annually)

Pilot in Command/Aircraft Manager	$9,584 monthly ($115008 annually)

Pilot in Command-Annual Training	$1,217 monthly ($14,600 annually)

Airplane Detailing	$800 monthly ($9,600 annually)

Annual Maintenance Costs for Aircraft	$2,000 monthly ($24,000)

TOTAL FIXED COSTS:	$83,912 ($1,006, 944 annually)

**	Payable on the first day of each month to the Owner, subject to increase to $65,985.90 per month on May 1, 2013, which continues until the conclusion of the Head Lease on April 1, 2018.

NON-EXCLUSIVE AIRCRAFT SUBLEASE AGREEMENT

Schedule B

FSDO Notification Letter

Date:

Via Facsimile
Fax:

Federal Aviation Administration

RE:	FAR Section 91.23 FSDO Notification

First Flight Under Lease of [A/C make and model], N        , s/n

To whom it may concern:

Pursuant to the requirements of Federal Aviation Regulation Section 91.23(c)(3), please accept this letter as notification that the undersigned, representative of Sub-Lessee, will acquire and take delivery of a leasehold interest in the above referenced aircraft on the      day of                 , 2011, and that the first flight of the aircraft under the lease will depart from                                          Airport on the      day of                 , 2011, at approximately          (am / pm) local time.

Should you require any additional information, please contact my pilot, (Mr. / Ms.)                     , at telephone:                     .

Sincerely,

RESORT SERVICES GROUP, LLC
A Nevada Limited Liability Company

By:

ASSUMPTION OF GUARANTEES AND

ACKNOWLEDGEMENT OF LIABILITIES AGREEMENT

This Assumption of Guarantees and Acknowledgement of Liabilities Agreement (this “Agreement”) is made this 24th day of October, 2011 but effective on the date of the closing of the Transaction, which term is defined below (“Effective Date”), by and among DPM Acquisition, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Diamond (“Parent”), DPM RP Subsidiary, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Diamond (“Buyer”), Mark Post (“Mark”), Carl Post (“Carl”), and Almax Cabo, S. de R.L. de C.V., a Mexican limited liability company (“Almax”). Each of the foregoing may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Diamond Resorts Corporation, a Maryland corporation (“Diamond”), together with its direct and indirect subsidiaries (collectively the “Diamond Companies”) is in the business of developing, marketing and operating timeshare vacation ownership resorts in the United States and abroad and, in furtherance thereof, providing management services for the benefit of the trusts, not-for-profit associations, and other similar entities formed to represent the interests of owners of timeshare resort intervals relative to such vacation ownership resorts; and

WHEREAS, Parent has entered into a transaction (the “Transaction”), evidenced by an Asset Purchase Agreement dated as of October 24, 2011 (the “Purchase Agreement”), by and among Parent, Pacific Monarch Resorts, Inc., a California corporation (“PMR”), and the direct and indirect subsidiaries of PMR named therein (together with PMR, the “Sellers”), pursuant to which Parent shall acquire certain assets from and assume certain liabilities of Sellers relating to certain timeshare vacation ownership resorts (the “Resorts”); and

WHEREAS, the assets to be acquired by Parent include certain obligations owed to one or more Sellers or Seller subsidiaries by individuals or entities who are related to the Sellers (the “Related Party Payables”), which Parent will assign to Buyer immediately upon the consummation of the Transaction; and

WHEREAS, the liabilities to be assumed by Parent include certain obligations owed by one or more Sellers or Seller subsidiaries to individuals or entities who are related to the Sellers (the “Related Party Receivables”), which Parent will assign to Buyer immediately upon the consummation of the Transaction; and

WHEREAS, the related parties who are obligated to pay the Related Party Payables to the Sellers, and who are entitled to receive the Related Party Receivables from the Sellers, are comprised of Mark, individually, and/or one or more entities in which Mark maintains significant equity ownership stakes (the “Post Companies”); and

WHEREAS, Diamond, one or more of the Diamond Companies, Parent, Sellers, Mark, and/or one or more affiliates of Mark are, as of the date hereof, entering into (a) a Co-Sale Cooperation Agreement, (b) a Building Transfer and Development Agreement, (c) a Mutual Restrictive Covenant Agreement, (d) a Management Sub-Contractor Agreement, (e) Non-Exclusive Aircraft Sublease Agreement, (f) a Consulting and Phantom Interest Award

Agreement, (g) an Oversight Agreement, and (h) an Affirmation Agreement (together with this Agreement, each a “Transaction Agreement” and collectively the “Transaction Agreements”); and

WHEREAS, in consideration of Mark’s entry into the Transaction and the other Transaction Agreements, Parent and Buyer desire to (i) agree to assume all liability under, and to fully indemnify Mark and Carl with respect to, certain guarantees and guaranteed obligations, (ii) affirm Buyer’s obligation to acquire the Related Party Payables, and (iii) affirm Buyer’s obligation to assume the Related Party Receivables.

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, the sufficiency of which consideration is hereby acknowledged, the Parties do hereby agree as follows:

1. ASSUMPTION OF GUARANTEES

1.1 Assumption of Guarantees. Parent will assume all liability under, and will fully indemnify Mark and Carl with respect to, the following guarantees and guaranteed obligations:

1.1.1 That certain guarantee entered into in June 2006, in favor of California Bank & Trust, guaranteeing certain indebtedness of PMR having an outstanding principal balance of $4,161,965.00 as of May 31, 2011, pertaining to acquisition of the fixtures, furniture, and equipment for the Cabo Azul Resort, a copy of which is attached to this Agreement as Exhibit 1.1.1.

1.1.2 That certain guarantee entered into in April 2006, in favor of First Hawaiian Bank, guaranteeing certain indebtedness of PMR having an outstanding principal balance of $770,000.00 as of May 31, 2011, pertaining to the acquisition of certain real property located in Kona, Hawaii, a copy of which is attached to this Agreement as Exhibit 1.1.2.

1.1.3 That certain guarantee entered into in April 2008, in favor of Fifth Third Leasing Company, guaranteeing certain obligations pertaining to the leasing of a Cessna Model 560XL Citation XLS Aircraft, a copy of which is attached to this Agreement as Exhibit 1.1.3.

1.1.4 That certain personal guarantee of a financial guarantee bond dated May 15, 2011, in the amount of $200,000.00, which bond secures the payment of certain obligations of PMR, a copy of which is attached to this Agreement as Exhibit 1.1.4.

1.1.5 That certain personal guarantee of a telephonic seller surety bond dated October 26, 2010, in the amount of $100,000.00, which bond secures the payment of certain obligations of PMR, a copy of which is attached to this Agreement as Exhibit 1.1.5.

1.2 Replacement of Operating Bonds. Parent will replace each of the operating bonds described in Subsections 1.1.4 and 1.1.5 upon issuance of new public reports for each of the corresponding Resorts, and will concurrently use its best efforts to obtain release of each of the corresponding guarantees.

2

2. CONFIRMATION OF TREATMENT OF RELATED PARTY PAYABLES

2.1 Acquisition of Related Party Payables. Parent and Buyer hereby confirm that, pursuant to the Purchase Agreement, and subject to the terms and conditions set forth therein and Section 3.3 below, (a) Parent will acquire and assign to Buyer, or (b) Parent will assign to Buyer the right to acquire and Buyer will acquire, the following Related Party Payables (collectively, the “Acquired Payables”), each of which may be subject to dispute:

2.1.1 That certain promissory note dated April 5, 2006, having an outstanding principal balance in PMR’s books and records of $2,165,100.00 as of April 30, 2011, made by Post in favor of PMR, a copy of which is attached to this Agreement as Exhibit 2.1.1.

2.1.2 That certain disputed obligation with an outstanding balance in PMR’s books and records of $81,816.28 as of April 30, 2011, purportedly owed by Post to PMR.

2.1.3 That certain disputed obligation with an outstanding balance in PMR’s books and records of $8,836.00 as of April 30, 2011, purportedly owed by Post to PMR.

2.1.4 That certain disputed obligation with an outstanding balance in PMR’s books and records of $484,571.00 as of April 30, 2011, purportedly owed by Resort Services Group, Inc., a California corporation, which is a Post Company, to PMR.

2.1.5 That certain disputed obligation with an outstanding balance in PMR’s books and records of $1,008,867.00 as of April 30, 2011, purportedly owed by CMN Enterprises, Inc., a Nevada corporation, which is a Post Company, to PMR.

2.1.6 That certain disputed obligation with an outstanding balance in PMR’s books and records of $289,522.00 as of April 30, 2011, purportedly owed by Corporate Air Services, Inc., a California corporation, which is a Post Company, to PMR.

2.1.7 That certain disputed obligation with an outstanding balance in PMR’s books and records of $1,874 as of April 30, 2011, purportedly owed by Monarch Owner Services, Inc., a California corporation, which is a Post Company, to PMR.

2.1.8 That certain disputed obligation with an outstanding balance in PMR’s books and records of $1,380.00 as of April 30, 2011, purportedly owed by Riviera Racing, LLC, a California limited liability company, which is a Post Company, to PMR.

2.1.9 That certain promissory note dated December     , 2005, having an outstanding principal balance in PMR’s books and records of $306,070.28 as of April 30, 2011, made by Riviera Gerencia de Proyectos, S. de R.L. de C.V., a Mexican limited liability company, which is a Post Company, in favor of Desarrollo Cabo Azul, S. de. R.L. de C.V., a Mexican limited liability company (“DCA”), which is a subsidiary of PMR, a copy of which is attached to this Agreement as Exhibit 2.1.9.

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2.1.10 That certain obligation with an outstanding balance in PMR’s books and records of $1,070,020.00 as of April 30, 2011, owed by Almax, which is a Post Company, to PMR.

2.2 Representations and Warranties. Mark, Carl and Almax hereby represent and warrant, jointly and severally, that (a) the foregoing descriptions of the Acquired Payables are true, complete and correct, (b) true, complete and correct copies of all relevant documentation relating to the Acquired Payables were delivered to Diamond or its representatives on or prior to the date hereof, (c) Schedule 2.2(c) hereto sets forth the equity ownership of each Post Company party to or otherwise purportedly an obligor under any Acquired Payable, and (d) there are no other advances, debts, liabilities, obligations, covenants or duties (“Obligations”) owing to PMR or any of its subsidiaries, or any of the PMR VPOAs, by Mark, Carl, Almax or any of their respective successors, assigns, affiliates, directors, officers, employees, equity holders, members, partners, managers, trustees, beneficiaries or agents (collectively, the “Post Parties”) (other than ordinary contractual obligations arising under any contract with any Post Company relating to the operation of the Resorts which shall remain in place following the Transaction).

3. CONFIRMATION OF TREATMENT OF RELATED PARTY RECEIVABLES

3.1 Assumption of Related Party Receivables. Parent and Buyer hereby confirm that, pursuant to the Purchase Agreement, and subject to the terms and conditions set forth therein and in Section 3.3 below, (a) Parent will assume and assign to Buyer, or (b) Parent will assign to Buyer the obligation to assume and Buyer will assume, the following Related Party Receivables (the “Assumed Receivables”), each of which may be subject to dispute:

3.1.1 That certain promissory note dated April 6, 2006, with a current outstanding principal balance in PMR’s books and records of $5,299,950.66 as of April 30, 2011, made by PMR in favor of D. Nichols Baldwin, and subsequently assigned by D. Nichols Baldwin to Post, a copy of which is attached to this Agreement as Exhibit 3.1.1.

3.1.2 That certain promissory note dated January 14, 2009, with a current outstanding principal balance in PMR’s books and records of $676,059.77 as of April 30, 2011, made by PMR in favor of Post, a copy of which is attached to this Agreement as Exhibit 3.1.2.

3.1.3 That certain promissory note dated                     , with a current outstanding principal balance in PMR’s books and records of $147,158.00 as of April 30, 2011, made by PMR in favor of Post, a copy of which is attached to this Agreement as Exhibit 3.1.3.

3.1.4 That certain obligation with an outstanding balance in PMR’s books and records of $1,153,191.00 as of April 30, 2011, owed by Operadora MGVM, S. de R.L. de C.V., a Mexican limited liability company, which is a subsidiary of DCA, to Almax.

3.2 Representations and Warranties. Mark, Carl and Almax hereby represent and warrant, jointly and severally, that (a) the foregoing descriptions of the Assumed Receivables are true, complete and correct, (b) true, complete and correct copies of all relevant documentation relating to the Assumed Receivables were delivered to Diamond or its representatives on or prior

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to the date hereof, (c) Schedule 3.2(c) hereto sets forth the equity ownership of each Post Company party to or otherwise purportedly a beneficiary of any Assumed Receivable, and (d) there are no other Obligations owing to any Post Parties by PMR or any of its subsidiaries, or any of the PMR VPOAs (other than ordinary contractual obligations arising under any contract with any Post Company relating to the operation of the Resorts which shall remain in place following the Transaction).

3.3 Limitations on Amounts Payable

3.3.1 Under the Assumed Receivables. Mark, Carl and Almax each hereby acknowledge and agree, both for themselves and by and on behalf of each of the Post Parties, notwithstanding anything to the contrary set forth herein or in any other documents, agreements or instruments relating to any Assumed Receivables, that Buyer’s obligation to pay all or any portion of the Assumed Receivables shall be limited to an amount actually collected by Buyer in respect of the Acquired Payables, net of all reasonable out-of-pocket costs of collection incurred in connection with the Acquired Payables (including without limitation attorneys’ fees and expenses).

3.3.2 Under the Acquired Payables. Buyer hereby acknowledges and agrees, both for itself and by and on behalf of each of its successors, assigns, affiliates, directors, officers, employees, equity holders, members, partners, managers, trustees, beneficiaries and agents, notwithstanding anything to the contrary set forth herein or in any other documents, agreements or instruments relating to any Acquired Payables, that any Post Party’s obligation to pay all or any portion of the Acquired Payables shall be limited to an amount actually collected by such Post Party in respect of the Assumed Receivables, net of all reasonable out-of-pocket costs of collection incurred in connection with the Assumed Receivables (including without limitation attorneys’ fees and expenses).

3.4 Limited Recourse. Mark, Carl and Almax each hereby acknowledge and agree, both for themselves and by and on behalf of each of the Post Parties, that, so long as the Acquired Payables are owned by Buyer, no recourse shall be available with respect to the Assumed Receivables from any Person other than the Buyer, and that none of Buyer’s parents, subsidiaries, affiliates, investors, officers, directors, shareholders, members, employees, agents, representatives, equity or debt holders, or any of their respective parents, subsidiaries, affiliates, investors, officers, directors, members, shareholders, employees, agents, representatives, equity or debt holders, shall have any obligation or liability for any amounts due or that may become due, for any reason, under or in any way related to this Agreement. This Section 3.4 is intended to and shall preclude any Post Party from alleging or pursuing any claim that depends on or is based in the doctrine of “alter ego,” “piercing the corporate veil” or any other argument or law seeking to hold any Person other than Buyer responsible for any obligation in respect of the Assumed Receivables that may arise as a result of this Agreement.

4. DISPUTE RESOLUTION

4.1 Dispute Resolution. The Parties shall resolve any dispute, controversy or claim whatsoever among any of the Parties arising out of or in connection with this Agreement and any transactions contemplated hereby (a “Dispute”) in accordance with the following procedures:

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within 30 business days after any Party has served written notice on another Party, such Dispute shall be submitted to the New York, New York office of JAMS for mediation. The mediation shall take place in New York, New York. Notwithstanding anything contained in this Agreement to the contrary, in no event will any Party be obligated to participate in any mediation for more than 30 business days.

4.2 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF.

4.3 Venue; Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT IN AND FOR THE STATE OF DELAWARE AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS AS PROVIDED ON THE SIGNATURE PAGES HERETO. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5. MISCELLANEOUS

5.1 Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns. No Party hereto may assign this Agreement or any rights hereunder, nor may any Party delegate any of its duties to be performed hereunder, without the prior written consent of the other Parties hereto.

5.2 Confidentiality of Agreement. The terms of this Agreement shall be maintained in confidence by the Parties except where disclosure is required by law or in performance hereof.

5.3 Amendment. This Agreement may only be amended or modified by a written instrument executed by Parent and Post. Subject first to the severability provisions set forth in Section 5.8, this Agreement shall be subject to immediate review and amendment if required by any change in state or federal regulations, including regulations pertaining to state, federal or other third-party reimbursement programs; provided, however, that any such amendment shall be subject to the approval of the Parties.

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5.4 Headings. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement.

5.5 Entire Agreement. This Agreement represents the entire agreement among the Parties with respect to the subject matter hereof and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon any Party and supersedes any prior agreement among the Parties with respect to such subject matter. Notwithstanding the foregoing, this Agreement constitutes one of the Transaction Agreements, all of which Transaction Agreements are being executed and delivered concurrently to be effective on the Effective Date for the purpose of reflecting and establishing binding contractual obligations that are all related to one another and together constitute an overall transaction of which this Agreement is an integral part.

5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, including facsimiles thereof, shall be deemed to be an original, and each such counterpart shall together constitute the same agreement. Signatures to this Agreement transmitted by facsimile, by electronic mail in PDF form or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, shall be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

5.7 Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof; if by facsimile, upon confirmation of transmission; if mailed by certified or registered mail, postage prepaid, three business days after deposit in the United States mail; or if sent by nationally recognized courier service, delivery costs prepaid, on the business day following the date of deposit at the courier service, and in any event, to be addressed to the applicable Party at the addresses provided in the signature blocks below, or at such other address as may hereafter be provided by proper notice. A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations, and liabilities of the Parties.

5.8 Effect of Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this Agreement, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Each Party waives any and all claims or contests it has, based on federal or state laws proposed or in effect as of the Effective Date, which would or could allow the party to challenge the existence, validity or enforceability of this Agreement.

5.9 Applicable Law; Venue. The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any and all suits, legal actions or proceedings shall be brought only in a state or federal court located in the State of Delaware, and each Party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings.

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5.10 Equitable Relief. Each Party acknowledges and agrees that the remedies at law of the other Parties for any breach of this Agreement would be inadequate and agrees that in addition to any remedy at law which it may have, the other Party may be granted temporary, preliminary and permanent injunctive relief in any proceeding which may be brought to enforce such provisions, without the necessity of posting a bond as security or proof of actual damage. Each Party further acknowledges and agrees that any proceeding brought pursuant to this Section 5.10 may be adjudicated in a state or federal court of competent jurisdiction located in the State of Delaware, and that the court shall have all the necessary authority to issue the injunctive relief described herein.

5.11 Expenses. Each Party shall be responsible for and shall pay its own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized representatives effective as of the Effective Date hereof.

DPM ACQUISITION, LLC

10600 West Charleston Boulevard Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

DPM RP SUBSIDIARY, LLC

10600 West Charleston Boulevard Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

/s/ Mark Post
MARK POST
4575 Dean Martin Drive, #1703 Las Vegas, NV 89103

/s/ Carl Post
CARL POST
4575 Dean Martin Drive, #1703 Las Vegas, NV 89103

[Signature Page to Assumption Agreement]

ALMAX CABO, S. DE R.L. DE C.V.

4575 Dean Martin Drive, #1703 Las Vegas, NV 89103

By:	/s/ Mark D Post

Name:	MARK D POST

Its:	AUTHORIZED AGENT

[Signature Page to Assumption Agreement]

Schedule 2.2(c)

Entity	Equity Ownership
Resort Services Group	Mark Post – 100%
CMN Enterprises, Inc.	Mark Post – 100%
Corporate Air Services, Inc.	Mark Post – 100%
Monarch Owner Services, Inc.	Mark Post – 100%
Riviera Racing, LLC	Mark Post – 100%
Riviera Gerencia de Proyectos, S. de R.L. de C.V.	Mark Post – 99.6%
Julia Post – 0.4%
Almax Cabo, S. de R.L. de C.V.	MGVMONE LLC – 1%
Almax Cabo, Inc. – 99%

Schedule 3.2(c)

Entity	Equity Ownership
Almax Cabo, S. de R.L. de C.V.	MGVMONE LLC – 1%
Almax Cabo, Inc. – 99%

BUILDING TRANSFER AND DEVELOPMENT AGREEMENT

This Building Transfer and Development Agreement (the “Agreement”) is made this 24th day of October, 2011, but effective on the date of, and subject to the, closing of the Transaction (“Effective Date”), by and among DPM Acquisition, LLC, a Delaware limited liability company (“Owner”), Mark Post (“Post”) and Riviera Mi Vida, S. de R.L.de C.V., a Mexican corporation (“Purchaser”). Each of the foregoing may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Diamond Resorts Corporation, a Maryland corporation (“Diamond,” and together with its direct and indirect subsidiaries the “Diamond Companies”) is in the business (the “Business”) of developing, marketing and operating timeshare vacation ownership resorts in the United States and abroad and, in furtherance thereof, providing management services for the benefit of the trusts, not-for-profit associations and other similar entities formed to represent interests of owners of timeshare resort intervals relative to such vacation ownership resorts (the “VPOAs”); and

WHEREAS, Owner, an indirect wholly-owned subsidiary of Diamond, has entered into that certain Asset Purchase Agreement, dated as of October 24, 2011 (the “Purchase Agreement”), by and among Owner, Pacific Monarch Resorts, Inc., a California corporation (“PMR”), and the direct and indirect subsidiaries of PMR named therein (together with PMR, the “Sellers”), pursuant to which Owner shall acquire certain assets from and assume certain liabilities of Sellers relating to timeshare vacation ownership resorts (the “Transaction”); and

WHEREAS, among the assets to be acquired by Owner under the Purchase Agreement is certain real property in Cabo San Lucas, Mexico commonly referred to as Cabo Azul (the “Property”); and

WHEREAS, Owner will convey and Purchaser will acquire, pursuant to the terms and subject to the conditions of this Agreement, the 38 villas on the Property commonly known collectively as “Building A” and more particularly described on Exhibit A attached hereto; and

WHEREAS, Purchaser and Post presently intend to operate a hotel or fractional ownership property in Building A commencing no earlier than the Effective Date (the “Hotel”); and

WHEREAS, Building A is closely integrated into the Property, which Owner will acquire and operate as a timeshare resort, and as such the Hotel on Building A that Purchaser and Post presently intend to develop and operate will share certain amenities, common areas, concessions, services and other tangible and intangible assets with the other operations located on the Property; and

WHEREAS, Owner will convey and Post will acquire, pursuant to the terms and subject to the conditions of this Agreement, Villa #8302 in Building G on the Property (“Villa Unit-G8302”), which Villa Unit-G8302 is more particularly described on Exhibit B attached hereto; and

WHEREAS, each of Building A and Villa Unit-G8302 may be referred to herein individually as a “Sale Property” and together as the “Sale Properties”; and

WHEREAS, Owner, Post and Purchaser are entering into this Agreement to set forth the obligations of Owner, Post and Purchaser in connection with the purchase and sale of Building A by Purchaser and Villa Unit-G8302 by Post and the conditions and obligations related to the respective ownership of the Sale Properties by Post and Purchaser and the operation of the Hotel within Building A after the Effective Date; and

WHEREAS, Owner, one or more of the Diamond Companies, Post, and one or more of the affiliates of Post are, as of the date hereof, entering into (a) a Co-Sale Cooperation Agreement, (b) an Oversight Agreement, (c) a Mutual Restrictive Covenant Agreement, (d) a Management Sub-Contractor Agreement, (e) a Non-Exclusive Aircraft Sublease Agreement, (f) a Consulting and Phantom Interest Award Agreement, (g) an Assumption of Guarantees and Acknowledgement of Liabilities Agreement and (h) an Affirmation Agreement (together with this Agreement, each a “Transaction Agreement” and collectively the “Transaction Agreements”).

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, the sufficiency of which consideration is hereby acknowledged, the Parties hereto do hereby agree as follows:

1. Definitions.

(a) “Conveyance Date” means the earliest of: (i) the opening of the Hotel for transient occupancy, (ii) a Change of Control as defined in the Co-Sale Cooperation Agreement, which is one of the Transaction Agreements, (iii) five (5) years after the Effective Date or (iv) such date as the then-unpaid balance of the Purchase Price is paid in cash, which may be made on 2 dates. For the avoidance of doubt, if the portion of the Purchase Price allocated to Villa Unit-G8302 is paid in full without payment of the portion of the Purchase Price allocated to Building A, the Conveyance Date for Villa Unit-G8302 shall be the date of such payment.

(b) “Purchase Price” means $6,000,000, which is allocated $5,846,153.80 for Building A and $153,846.20 for Villa Unit-G8302.

(c) “Sale Properties” means Building A and Villa Unit-G8302 together, and each individually a “Sale Property.”

2. Acquisition of the Sale Properties.

(a) Subject to the terms and conditions of this Agreement, on the Conveyance Date, Owner shall transfer, assign and sell to Post, and Post shall accept and acquire Villa Unit-G8302, and, Owner shall transfer, assign and sell to Purchaser, and Purchaser shall accept and acquire Building A by transfer of fee title, for the Purchase Price, as defined and as allocated between the Sale Properties, on the terms set forth in Section 3 hereof. Each of the Sale Properties, when transferred, shall include, to the extent owned by Purchaser (A) with respect to Building A any and all structures and improvements

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together with all furniture, fixtures and equipment located thereon or therein and (B) with respect to Villa Unit-G8302, any and all use rights, improvements, furniture, fixtures and equipment located therein.

(b) The foregoing obligation to acquire the Sale Properties (i) is irrevocably binding on and personal to Post and Purchaser in respect of each Sale Property and may not be sold, assigned, pledged, conveyed, hypothecated, mortgaged, encumbered or otherwise transferred without the express prior written consent of the Owner, and (ii) is irrevocably binding on Owner and may not be terminated, cancelled, waived, amended or otherwise modified without the express prior written consent of Post and Purchaser.

3. Purchase Price and Terms of Purchase. The Purchase Price for the Sale Properties shall be paid as follows:

(a) The $153,846.15 allocation for Villa Unit-G8302 shall be paid by Post in accordance with the requirements of the Management Sub-Contractor Agreement (which is one of the Transaction Agreements) out of the Fee Amount as provided in Section 1.3 of the Management Sub-Contractor Agreement.

(b) The $5,846,153.85 allocation for Building A (or the remaining balance thereof) shall be due and payable from Purchaser in a lump sum on the Conveyance Date. At Owner’s option, all or a portion of such $5,846,153.85 allocation for Building A may be paid out of the Fee Amount in accordance with Section 1.3 of the Management Sub-Contractor Agreement after payment in full has been made by Post from the Fee Amount for Villa Unit-G8302. At Post’s option, all or any portion of such $5,846,153.85 allocation for Building A may be paid from any cash proceeds payable to Post or an affiliate as a result of the participation by Post and his affiliates in a Change of Control pursuant to the Co-Sale Cooperation Agreement.

4. Assignment of Building A Use Agreement. A certain Use Agreement – Cabo Azul Resort Building A, effective as of January 1, 2010, which governs certain rights and usages of Building A is presently in effect by and between Desarrollo Cabo Azul, Sociedad de Responsabilidad Limitada de capital Variable, a Mexican corporation, PMR, the Cabo Azul Vacation Plan Owners Association, a California nonprofit, mutual benefit corporation, and Monarch Grand Vacations Owners Association, a California nonprofit, mutual benefit corporation (the “Building A Use Agreement”). Owner is acquiring the PMR rights under the Building A Use Agreement in the Transaction.

(a) From the Effective Date to the Conveyance Date, Owner shall make Post (or his designee) a third-party beneficiary under the Building A Use Agreement to the extent reasonably necessary or desirable to give effect to this Agreement.

(b) On the Conveyance Date, Owner shall transfer and assign to Post (or his designee) and Post (or his designee shall assume) all of the rights of Owner (which will have succeeded to the rights of PMR) under the Building A Use Agreement pursuant to an assignment substantially in the form attached hereto as Exhibit C.

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(c) Owner and the Diamond Companies that are parties to the Transaction Documents each agree to support the extension of the Building A Use Agreement through December 31, 2013.

5. Taxes, Fees and Costs. The Parties agree that any taxes, fees or costs incurred in connection with the transfer and encumbrance of the Sale Properties as contemplated by this Agreement shall be paid as follows:

(a) Post and Purchaser, as applicable for the Sale Property which each is acquiring, shall pay (i) any encumbrance, mortgage recording, transfer or similar taxes, (ii) all recording costs and (iii) all title insurance or similar costs, including without limitation, title examination and search fees, title insurance policy premium charges, commitment fees and charges for endorsements required by Post and/or Purchaser, as applicable, and for policies insuring the lien and priority of Owner’s mortgage or other applicable security instrument required under Mexican law.

(b) Purchaser shall pay any and all VAT taxes payable under Mexican law with respect to the Sale Properties as and when imposed by Mexican authorities (the “VAT Taxes”).

(c) Post and Owner shall equally split the cost of all closing charges, including, without limitation, any charges of any escrow agent and any title company for Villa Unit-G8302 and Purchaser and Owner shall equally split the cost of all closing charges, including, without limitation, any charges of any escrow agent and any title company for Building A.

(d) Except for the VAT Taxes and the transfer taxes if and when assessed and payable for the transfer of the Sale Properties, real estate taxes, ad valorem taxes, utilities, special assessments (if any) and any other matters typically prorated in the area where the Property is located shall be prorated between Post and Owner as to Villa Unit-G8302 and Purchaser and Owner as to Building A as of the Conveyance Date. All tax prorations shall be based on the last available known tax bill and the Parties acknowledge and agree that there will be no readjustment or re-proration of taxes, utilities and/or assessments after the Conveyance Date.

(e) Each of the Parties shall pay its own attorneys’ fees and expenses.

(f) Insurance premiums (if any) shall not be prorated. All existing insurance policies held by Owner (if any) shall be canceled as of the Conveyance Date and Purchaser and Post acknowledge and agree that Owner will not endorse any such existing insurance policies to Purchaser.

(g) Any tenant receivables, rents and deposits not specifically identifiable to the Sale Properties shall be allocated and prorated as agreed by the Parties.

(h) All costs and expenses incident to the transactions contemplated by this Agreement and the transfer and sale of the Sale Properties, and not specifically described above, shall be paid by the Party incurring the same.

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Each of Owner, the other Diamond Companies that are parties to the Transaction Documents, Purchaser and Post and his affiliates shall use its reasonable best efforts to ensure that the conveyance of the Sale Properties will be structured to minimize the VAT Taxes and the transfer taxes applicable thereto.

6. Property Inspection; “As Is, Where Is, With All Faults” Condition of Property. Purchaser and Post hereby waive any inspection rights and agree to accept the Sale Properties “AS IS, WHERE IS, WITH ALL FAULTS,” including but not limited to, the environmental condition of the Sale Properties. Purchaser and Post acknowledge that no representations or warranties, whether express or implied, have been made by Owner as to the condition of the Sale Properties or their suitability for particular purposes or uses and that Purchaser and Post are not relying on any such warranty or representation as a condition or inducement for Post’s acquisition of Villa Unit-G8302 or Purchaser’s acquisition of Building A. In particular, and without limitation, Owner does not expressly or impliedly warrant that the improvements or the Sale Properties meet any current municipal, state, national or other building codes, ordinances, laws, regulations or public or private use restrictions relative to occupancy, electrical, plumbing, heating, sewage, roof, structure, use or any other nature or comply with any applicable environmental laws. Purchaser and Post assume the complete responsibility to check with the appropriate governmental authority for the intended use of the Sale Properties and any restrictions thereon. Owner shall not be responsible for the repair, replacement or modification of any deficiencies, malfunctions, or mechanical defects in the materials, workmanship and mechanical components of the Sale Properties subsequent to the Conveyance Date. Upon transfer of the Sale Properties to Post and Purchaser, respectively on the Conveyance Date, Purchaser and Post shall be deemed to have waived, relinquished and released Owner and Owner’s affiliates, officers, directors, members, employees and agents (collectively, “Owner Parties”) from and against any and all claims, demands, causes of action (including causes of action in tort), losses, damages, liabilities, costs and expenses (including attorneys’ fees and court costs) of any and every kind or character, known or unknown, which Purchaser and Post might have asserted or alleged against Owner Parties at any time by reason or arising out of any latent or patent construction defects or physical conditions, violations of any applicable laws (including, without limitation, any environmental laws), violations of any public or private use restrictions, and any and all other acts, omissions, events, circumstances or matters regarding the Sale Properties. The terms and conditions of this Section 6 shall expressly survive the Conveyance Date and transfers contemplated by this Agreement and shall not merge with the provisions of any transfer or related documents executed and delivered on or related to the Conveyance Date.

7. Title. Purchaser and Post shall have no right to object to the state of title of the applicable Sale Property except with respect to (A) any monetary liens and other encumbrances which are both caused by Owner and materially interfere with Purchaser and Post’s use of Building A as a hotel or Post’s use of the Villa Unit-G8302 as a place of residence and (B) any indebtedness of Sellers encumbering the applicable Sale Property that fails to be released as a result of the Transaction (except for such indebtedness set forth on Exhibit D). Without limiting the foregoing, Purchaser and Post shall have no right to object to the following matters on title of the applicable Sale Property: (i) the pre-printed exceptions in any title commitment obtained by Purchaser or Post; (ii) any deeds, non-monetary liens, easements, restrictions, reservations, covenants, rights-of-way, encumbrances, exceptions, building restrictions and other non-monetary

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matters now of record; (iii) any municipal and zoning ordinances; (iv) any matters that a current, accurate survey of the Sale Properties would show (or a general exception for matters that would be shown by a current, accurate survey of the applicable Sale Property); and (v) any non-delinquent real estate taxes and assessments. The exceptions to title which Purchaser and Post have no right to object to hereunder and those set forth in Section 16 below are collectively referred to herein as the “Permitted Title Exceptions”.

8. Deeds. Owner represents to Purchaser and Post that Owner has entered into the Purchase Agreement to acquire title to the Sale Properties which will be acquired on the Effective Date when the closing of the Transaction occurs. On the Conveyance Date, Owner agrees to convey (i) to Post good and marketable title to Villa Unit-G8302, together with a limited and partial Assignment of Declarant’s rights solely related to Villa Unit-G8302 thereby entitling Post to exercise certain limited rights as Declarant of such Villa Unit-G8302 and (ii) to Purchaser good and marketable title to Building A, each such conveyance by such transfer documents in the respective forms approved by Mexican counsel to Post and Purchaser, subject only to the Permitted Title Exceptions.

9. Post Exclusive License to Occupy Villa Unit-G8302. Subject to and in accordance with the terms of this Agreement, from the Effective Date to the Conveyance Date, Owner hereby grants to Post a license for exclusive use, occupancy and enjoyment of Villa Unit-G8302 (“Exclusive License”) and for the benefit of his family, guests, invitees, lessees, visitors and other lawful occupants. Post may assign, transfer or convey his rights and/or obligations under this Exclusive License in whole or in part to any third-party entity or affiliate, subject to assignment provisions described in Section 20(a) below. Post has inspected Villa Unit-G8302 and accepts it “as is” with no representation or warranty by Owner regarding the condition of Villa Unit-G8302 or its suitability for Post’s use. Post’s occupancy and use of Villa Unit-G8302 shall be at his sole risk, cost and expense, and Owner shall have no obligation to provide any services with respect to such occupancy and use except as otherwise required by the Transaction Agreements. Furthermore, Owner shall have no responsibility or liability for, and Post hereby expressly waives, any and all claims against Owner for injury to persons or damage to Villa Unit-G8302, regardless of cause. Without limiting the generality of the above waiver, Post expressly waives any claim against Owner for any loss of or damage to any personal property located in Villa Unit-G8302, or any other Post property or that of any employee, agent, subcontractor or family, guests, invitees, licenses or other lawful occupants of Post using Villa Unit-G8302. Post shall pay Owner on demand the cost of repairing or replacing any damage to Villa Unit-G8302 caused by an act or omission of Post or any of his employees, agents, contractors or family, guests, invitees, licenses or other lawful occupants. Post shall not commit or suffer any waste upon or about Villa Unit-G8302, or any nuisance, or any other act or thing which may disturb the quiet enjoyment of any other occupant in Building G.

10. Deliveries on Conveyance Date.

(a) On the Conveyance Date, Owner shall furnish and deliver to Post for Villa Unit-G8302 and to Purchaser for Building A each of the following with respect to the applicable Sale Property: (i) a duly executed transfer document conveying the Sale Property “AS IS, WHERE IS, WITH ALL FAULTS” and covenanting to warrant and defend title only against the acts of Owner and no others and subject to the Permitted

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Title Exceptions; (ii) a limited and partial Assignment of Declarant’s Rights concerning Villa Unit-G8302; (iii) a quit claim bill of sale with respect to any personal property, including all furniture, fixtures and equipment, located on the Sale Property as of the Conveyance Date, (iv) such instruments as are necessary to evidence to the title company that Owner and its representatives have the authority to execute the applicable transfer documents; (v) commitment for title insurance, if and as available, in the amount of not less than the allocated portion of the Purchase Price (it being agreed that, as set forth in Section 5(a), Post and Purchaser shall obtain such title insurance at Post and Purchaser’s respective expense) and (vi) possession of the applicable Sale Property, subject to the Permitted Title Exceptions. Additionally, Owner shall deliver to Post a duly executed assignment and assumption of the Building A Use Agreement in favor of Post (or his designee) in a form acceptable to Owner and Post.

(b) On the Conveyance Date, Purchaser and Post shall deliver to Owner: (i) representations, warranties, covenants and indemnities regarding Post and Purchaser customary for transactions similar to those contemplated by this Agreement in form and substance reasonably acceptable to Owner, including, without limitation, the representations and warranties of Purchaser and Post set forth on Exhibit E hereto; and (ii) such agreements, documents and instruments referenced in Section 17 below which are to be effective or commence as of the Conveyance Date.

(c) The Parties further agree to execute any and all closing statements, tax declaration forms and such other documents or instruments as may be reasonably required in order to convey the Sale Properties and satisfy the obligations of the Parties hereunder.

11. Condemnation, Destruction or Damage Prior to Conveyance Date. After the execution date of this Agreement and prior to the Conveyance Date, Owner agrees to notify Purchaser and Post in the event any condemnation act is threatened or instituted against a material portion of a Sale Property or in the event of any material damage to or destruction of a Sale Property by fire or other casualty. In the event, after execution of this Agreement and prior to the Conveyance Date, a material portion of a Sale Property becomes subject to condemnation or is damaged or destroyed by fire or other casualty such that Owner is unable to completely restore or repair such Sale Property to substantially the same condition it was in immediately prior to such condemnation, fire or other casualty within thirty (30) days, the Parties shall agree on the portion of the Purchase Price to be allocated with respect to the property affected by such damage, destruction or condemnation, and complete the sale of such Sale Property as contemplated hereunder subject to all condemnation proceedings and/or damage with no reduction in the Purchase Price, in which event Post and Purchaser shall be entitled to all assignable condemnation awards and insurance proceeds as applicable to the Sale Property that is being acquired.

12. Real Estate Brokerage.

(a) Owner (i) represents and warrants to Purchaser and Post that Owner has not utilized the services of any real estate broker or agent relating to the transactions contemplated by this Agreement and (ii) agrees to indemnify, defend and hold harmless

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Purchaser and Post for, from and against any and all claims, obligations, liabilities, demands, losses, damages, liens, causes of actions, suits, costs and expenses (including attorneys’ fees and court costs) associated with the claim or claims of any real estate broker, agent or brokerage firm for real estate commissions, finder’s fees or any other compensation or fee arising from Owner’s conduct in connection with this transactions contemplated by this Agreement. This indemnification obligation shall survive the Conveyance Date.

(b) Each of Purchaser and Post (i) represents and warrants to Owner that neither Purchaser nor Post has utilized the services of any real estate broker or agent relating to the transactions contemplated by this Agreement and (ii) agrees to indemnify, defend and hold harmless Owner for, from and against any and all claims, obligations, liabilities, demands, losses, damages, liens, causes of actions, suits, costs and expenses (including attorneys’ fees and court costs) associated with the claim or claims of any other real estate broker, agent or brokerage firm for real estate commissions, finder’s fees or any other compensation or fee arising from Purchaser’s or Post’s conduct in connection with the transactions contemplated by this Agreement. This indemnification obligation shall survive the Conveyance Date.

13. Representations of Purchaser and Post. Each of Purchaser and Post represents and warrants to Owner that the following statements are true and correct and shall be true and correct as if originally made on and as of the Conveyance Date: (a) Each of Purchaser and Post has full power and authority to enter into and perform this Agreement and execute and deliver all documents and instruments to be executed by Purchaser and Post, respectively, pursuant to this Agreement (collectively, “P and P Documents”); (b) this Agreement has been, and the P and P Documents will be, duly executed and delivered by Purchaser and Post, as applicable; and (c) except as obtained prior to the Conveyance Date, no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Purchaser and Post of this Agreement and the P and P Documents or the consummation by Purchaser and Post of the transactions contemplated by this Agreement and the P and P Documents.

14. Representations and Warranties of Owner. Owner represents and warrants to Purchaser and Post that the following statements are true and correct and shall be true and correct as if originally made on and as of the Conveyance Date: (a) Owner is duly organized in the State of Delaware; (b) Owner has full power and authority to enter into and perform this Agreement and execute and deliver all documents and instruments to be executed by Owner pursuant to this Agreement (collectively “Owner’s Documents”); (c) this Agreement has been, and Owner’s Documents will be, duly executed and delivered by duly authorized officers or representatives of Owner; and (d) no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Owner of this Agreement and Owner’s Documents or the consummation by Owner of the transactions contemplated by this Agreement and Owner’s Documents.

15. Default; Remedies; Termination; Good Faith. This Agreement is subject to the terms, conditions and payment and other obligations set forth in the Transaction Agreements. Purchaser and Post shall be entitled to all applicable legal and equitable remedies for breach of

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this Agreement by Owner, including without limitation the remedy of specific performance to cause Owner to transfer Villa Unit-G8302 to Post and Building A to Purchaser. In the event of Post’s and/or Purchaser’s default under this Agreement by failure to pay the Purchase Price for the Sale Properties as required hereunder, Owner shall have no obligation to convey Villa Unit-G8302 to Post and/or Building A to Purchaser, and Post’s (or his designee’s) third-party beneficiary rights under the Building A Use Agreement described in Section 4.a and the Exclusive License described in Section 9 of this Agreement shall automatically terminate without any further action on the part of Owner or Post. Post and Purchaser expressly agree and acknowledge that if the closing does not occur by the Conveyance Date, that Owner and third parties, including title companies, may rely on this Agreement as a final termination of Post’s and Purchaser’s rights to the Sale Properties and no further action on the part of Owner is required to clear title following Post’s and/or Purchaser’s failure to close for any reason. Post and Purchaser hereby specifically agree and acknowledge that they shall cooperate with Owner to effectuate such amendments and changes to that certain Trust Agreement encumbering the Sale Properties commencing as of March 18, 2005, for a term of 50 years, as amended, as are reasonably requested by Owner or any title company in order to clear title to the Sale Properties, so long as any such amendment does not materially adversely affect title to any property owned by Post which is also subject to such Trust Agreement.

16. Development and Use of Building A.

(a) No Non-Fractional Interests. From and after the Conveyance Date, no portion of the Hotel shall be converted into timeshare interests (other than as permitted under Section 16(b) below) without the express prior written consent of Owner. Neither Purchaser nor Post shall compete against Owner or its affiliates at the Cabo Azul VPOA-owned part of the Property. In furtherance of the foregoing, Post, Purchaser and their respective affiliates may market only to guests not originated by Diamond, and only within the Hotel. Payments received from Hotel guests for lodging accommodation and payments received from fractional unit purchasers in accordance with the provisions of Section 16(b) below shall not be considered as competing against Owner at the Cabo Azul VPOA-owned part of the Property.

(b) Sale of Fractional Interests. At the option of Purchaser and Post, subject to Section 16(d) below, Purchaser may sell fractional units (limited to no greater than 26 fractional units per villa) in Building A commencing as of the earlier to occur of: (i) five (5) years from the Effective Date and (ii) the date by which the number of weeks sold at the Property, including the points equivalent number of weeks, constitute an aggregate equal to at least ninety percent (90%) of the total inventory at the Property (including inventory that is deeded, undeeded and under construction) as of the Effective Date.

(c) Right of First Refusal. From the Conveyance Date through the fifth (5th) anniversary of the Effective Date, Owner shall have the first right of refusal in the event that Purchaser should sell an ownership interest in any or all of the 38 villas included in Building A, individually or in the aggregate, to a third party (a “Villa Purchaser”); provided, however, that such right of first refusal shall exclude fractional sales permitted by Section 16(b) above. In the event that Purchaser makes any offer to sell any such villa to a Villa Purchaser, or any prospective Villa Purchaser offers to purchase any villa from

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Purchaser, such offer shall first be delivered to Owner, together with a description of the villa(s) to be sold, the identity of Villa Purchaser, and a description of the consideration to be paid. Owner may elect to accept Purchaser’s offer or match the Villa Purchaser’s offer, as the case may be, by delivery of an election notice to Purchaser within thirty (30) days of receipt of such offer, and Owner and Purchaser shall use their reasonable best efforts to consummate such transaction as promptly as practicable thereafter. If Owner does not deliver an election notice within such thirty (30)-day period, Purchaser and the prospective Villa Purchaser may pursue a transaction on terms no more favorable to such Villa Purchaser than those described to Owner, which transaction must be consummated within ninety (90) days of the expiration of such thirty (30)-day period. Upon the expiration of such ninety (90)-day period without the consummation of a transaction, any further discussions regarding such villa(s) shall again be subject to this Section 16(c).

(d) Non-Solicitation. Without the express prior written consent of Owner or any successor to Owner, none of Purchaser, Post or any successor owner, lessee, manager, agent, distributor, or other party may contact in any manner (including but not limited to in person, by mail, telephone, e-mail, text message or other electronic media), solicit, approach, distribute promotional materials in common areas of the Property including the food and beverage facilities operated by Post or his affiliates or otherwise attempt to sell fractional ownership in Building A to any guest of Owner at the Property, including but not limited to members, owners, rental guests, exchangers, marketing stays etc.

(e) All of the terms, restrictions, conditions and provisions of this Section 16, including, but not limited to, subsections (a), (b), (c) and (d) above and this subsection (e), shall expressly survive the Conveyance Date and transfers contemplated by this Agreement and shall not merge with the provisions of any transfer or related documents executed and delivered on or related to the Conveyance Date. Additionally, at Owner’s election, all of the terms, restrictions, conditions and provisions of subsections 16(a), (b), (c) and (d) shall be incorporated into the Deeds, the mortgages or other applicable security instruments required under Mexican law, and/or a separate agreement, in recordable form, to be filed of record against the Sale Properties (and which shall be deemed to be included in the definition of “Permitted Title Exceptions”).

17. Other Agreements.

(a) Marketing. From and after the Conveyance Date, at the request of Owner, the Parties will enter into a marketing agreement on terms mutually agreeable and acceptable to the Parties whereby Owner or an affiliate of Owner may market directly to Hotel guests or utilize Hotel space to accommodate marketing stays. Such marketing agreement, which may be non-exclusive, shall specify a rental rate for Hotel usage which the Parties shall negotiate in good faith at the time the marketing agreement is entered into, and then annually thereafter, and shall contain such other mutually acceptable terms and conditions as are customary for such agreements.

(b) Property Management. Commencing on the Conveyance Date, at the request of Purchaser and Post, Owner or an affiliate of Owner will enter into a

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management agreement with Purchaser to manage the Hotel. Such management agreement shall provide for a management fee to be negotiated in good faith by the Parties and shall contain such other mutually acceptable terms and conditions as are customary for such agreements.

(c) Shared Services. Effective as of the Conveyance Date, the Cabo Azul VPOA shall have entered into a shared services agreement with Purchaser, Post or an affiliate of Post to share the costs of amenities and services provided to the Property and Building A, which Purchaser and Post presently expect to contain the Hotel. The costs of the amenities and services shall be allocated by negotiation in good faith by the parties thereto. Such shared services agreement shall, at Post’s option, continue in effect following a Change of Control.

(d) Management Services. Commencing on the Conveyance Date, Purchaser, Post and his affiliates and/or the Cabo Azul VPOA may enter into management or costs sharing agreements to provide services relating to the operation of the Hotel, which agreements shall, at Post’s option, continue to be provided by such entities following a Change of Control.

(e) Resort Cooperation Agreement. From and after the Conveyance Date, at the request of Owner, the Parties will enter into a cooperation agreement whereby Purchaser will agree to certain restrictions in the development, management and operation of the Hotel in a manner consistent with the operations of the Resort as a whole, and such agreement shall contain such other terms and conditions as are customary for such agreements.

(f) Villa Unit-G8302. Commencing on the Conveyance Date, Purchaser and Post will enter into an agreement with the Cabo Azul VPOA pursuant to which Purchaser and Post will be responsible for all direct costs associated with Villa Unit-G8302, such as property and other taxes, maintenance, utilities, housekeeping and any other direct costs agreed to by the Cabo Azul VPOA and Post.

(g) The terms and conditions of this Section 17 (including, without limitation, subsections 17(a) through (f)) shall expressly survive the Conveyance Date and transfer contemplated by this Agreement and shall not merge with the provisions of any transfer or related documents executed and delivered on or related to the Conveyance Date.

18. Dispute Resolution.

(a) Dispute Resolution. The Parties shall, and shall cause their respective affiliates to, resolve any dispute, controversy or claim whatsoever between the Parties hereto arising out of or in connection with this Agreement and any transactions contemplated hereby (a “Dispute”) in accordance with the following procedures: within thirty (30) business days after any Party has served written notice on the other Party, such Dispute shall be submitted to the New York City, New York office of JAMS for mediation. The mediation shall take place in New York City, New York. Notwithstanding anything contained in this Agreement to the contrary, in no event will any Party be obligated to participate in any mediation for more than thirty (30) business days.

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(b) Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF.

(c) Venue; Submission to Jurisdiction. UNLESS ACTION IS REQUIRED TO BROUGHT IN MEXICO TO EFFECT THE REMEDY OF SPECIFIC PERFORMANCE AGAINST OWNER IN ORDER TO CAUSE THE TRANSFER OF THE SALE PROPERTIES TO PURCHASER, IN WHICH EVENT EACH PARTY HEREBY SUBMITS TO AND ACCEPTS THE JURISDICTION OF MEXICO FOR SUCH PURPOSE, ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT IN AND FOR THE STATE OF DELAWARE, AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS AS PROVIDED ON THE SIGNATURE PAGES HERETO. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19. MISCELLANEOUS.

(a) (i) Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party hereto may assign this Agreement or any rights hereunder, nor may any Party delegate any of its duties to be performed hereunder, without the express prior written consent of the other Parties hereto

(ii) For purposes of this Agreement, a Change of Control of Purchaser that occurs within five (5) years after the Effective Date shall be deemed to be an assignment and shall require the express prior written consent of Owner, which consent may be granted or withheld in the sole discretion of Owner. For purposes hereof, a “Change of Control” of Purchaser shall be deemed to occur upon any transfer (whether with or without consideration) or upon entering into any

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arrangement, as a result of which transfer or arrangement Post would cease to have, directly or indirectly, the sole right and power to dispose of, and to vote, a majority of the outstanding voting equity interests of Purchaser.

(b) Confidentiality of Agreement. The terms of this Agreement shall be maintained in confidence by the Parties except where disclosure is required by law or in performance hereof.

(c) Amendment. This Agreement may only be amended or modified by a written instrument executed by each of the Parties. Subject first to the severability provisions set forth in Section 19(h), this Agreement shall be subject to immediate review and amendment if required by any change in state or federal regulations, including regulations pertaining to state, federal or other third-party reimbursement programs; provided, however, that any such amendment shall be subject to the approval of the Parties.

(d) Headings. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement.

(e) Entire Agreement. This Agreement represents the entire agreement among the Parties with respect to the specific subject matter hereof and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon any Party and supersedes any prior agreement among the Parties with respect to such subject matter. Notwithstanding the foregoing, this Agreement constitutes one of the Transaction Agreements, all of which Transaction Agreements are being executed and delivered concurrently to be effective on the Effective Date for the purpose of reflecting and establishing binding contractual obligations that are all related to one another and together constitute an overall transaction of which this Agreement is an integral part.

(f) Counterparts. This Agreement may be executed in any number of counterparts, each of which, including facsimiles thereof, shall be deemed to be an original, and each such counterpart shall together constitute the same agreement. Signatures to this Agreement transmitted by facsimile, by electronic mail in PDF form or by other electronic means designed to preserve the original graphic and pictorial appearance of a document, shall be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

(g) Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof; if by facsimile, upon confirmation of transmission; if mailed by certified or registered mail, postage prepaid, three (3) business days after deposit in the United States mail; or if sent by nationally recognized courier service, delivery costs prepaid, on the business day following the date of deposit at the courier service, and in any event, to be addressed to the applicable Party at the addresses provided in the signature blocks below, or at such other address as may hereafter be provided by proper notice. A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations, and liabilities of the Parties.

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(h) Effect of Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this Agreement, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Each Party waives any and all claims or contests it has, based on federal or state laws proposed or in effect as of the Effective Date, which would or could allow the Party to challenge the existence, validity or enforceability of this Agreement.

(i) Applicable Law; Venue. Except as described in Section 18(c) hereof in the event that a specific performance action for the transfer of the Sale Properties to Purchaser is required to be brought in Mexico, the Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Except as provided in Section 18(c), any and all suits, legal actions or proceedings shall be brought only in a state or federal court located in the State of Delaware, and each Party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings.

(j) Equitable Relief. Each Party acknowledges and agrees that the remedies at law of the other Parties for any breach of this Agreement would be inadequate and agrees that in addition to any remedy at law which it may have, the other Party may be granted temporary, preliminary and permanent injunctive relief in any proceeding which may be brought to enforce such provisions, without the necessity of posting a bond as security or proof of actual damage. Except as provided in Section 18(c) hereof, each Party further acknowledges and agrees that any proceeding brought pursuant to this Section 19(j) may be adjudicated in a state or federal court of competent jurisdiction located in Orange County, California, and that the court shall have all the necessary authority to issue the injunctive relief described herein.

(k) Expenses. Each Party shall be responsible for and shall pay its own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement.

(l) Time; Dates. Time shall be of the essence in all matters concerning this Agreement. If the date for the performance of any act hereunder falls on a Saturday, Sunday or a legal holiday in the state where the Property is located, then the time for performance thereof shall be deemed extended to the next successive business day.

(m) Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, executors, administrators, legal representatives, successors and assigns.

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(n) Third Party Beneficiaries. Except as set forth in the following sentence, this Agreement is made for the sole benefit of the Parties and no other person or party shall have any rights, remedies or legal interest of any kind under or by reason of this Agreement. Owner, Purchaser and Post hereby acknowledge and agree that each of the Diamond Companies with a material interest in the Property (the “Diamond Beneficiaries”) is an express third party beneficiary hereof, and each Diamond Beneficiary shall have the right to seek enforcement of this Agreement without limitation.

(o) Exhibits. The Exhibits attached to this Agreement are incorporated herein and form a part of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered by their duly authorized representatives effective as of the Effective Date hereof.

DPM ACQUISITION, LLC, a Delaware limited liability company

10600 West Charleston Boulevard Las Vegas, NV 89135

By:	/s/ David Palmer
Name:	David Palmer
Its:	President and Chief Financial Officer

/s/ Mark Post
MARK POST

4575 Dean Martin Drive #1703 Las Vegas, NV 89103

RIVIERA MI VIDA, S. DE R.L. DE C.V., a Mexican corporation

Carretera Federal Libre Transpeninsular San Lucas-San Jose Margen Derecho KM 28 no. 5 Col. Costa Azul San José del Cabo, Los Cabos Baja California Sur 23406 México

By:	/s/ Mark Post
Name:	MARK D POST
Its:	AUTHORIZED AGENT

[Signature Page to Building Transfer and Development Agreement]

EXHIBIT A

LEGAL DESCRIPTION OF THE HOTEL

That certain Building A more particularly described as follows:

Fraction 8; Area: 1,685.098 square meters

Cadastral Number: 401-001-113-053

Metes and Bounds:

To the Northeast:

14.900 meters with Fraction 3.

0.435 meters with Fraction 3.

0.250 meters with Fraction 3.

0.200 meters with Fraction 3.

1.110 meters with Fraction 3.

5.000 meters with Fraction 9.

1.660 meters with Fraction 3.

7.767 meters with Fraction 3.

3.700 meters with Fraction 3.

0.200 meters with Fraction 3.

2.170 meters with Fraction 3.

3.560 meters with Fraction 3.

5.470 meters with Fraction 3.

0.200 meters with Fraction 3.

0.295 meters with Fraction 3.

0.200 meters with Fraction 3.

2.687 meters with Fraction 3.

3.450 meters with Fraction 3.

To the Northeast.

2.050 meters with Fraction 3.

5.310 meters with Fraction 3.

0.311 meters with Fraction 3.

8.130 meters with Fraction 3.

10.825 meters with Fraction 3.

4.015 meters with Fraction 3.

1.180 meters with Fraction 3.

4.250 meters with Fraction 3.

12.180 meters with Fraction 3.

4.250 meters with Fraction 3.

6.540 meters with Fraction 3.

7.640 meters with Fraction 3.

1.880 meters with Fraction 3.

0.200 meters with Fraction 3.

2.130 meters with Fraction 3.

0.200 meters with Fraction 3.

2.245 meters with Fraction 3.

To the Southeast.

0.100 meters with Fraction 3.

2.975 meters with Fraction 3.

10.230 meters with Fraction 3.

4.000 meters with Fraction 3.

16.725 meters with Fraction 3.

5.500 meters with Fraction 3.

4.970 meters with Fraction 3.

1.180 meters with Fraction 3.

0.200 meters with Fraction 3.

2.130 meters with Fraction 3.

0.200 meters with Fraction 3.

3.000 meters with Fraction 3.

1.125 meters with Fraction 3.

20.680 meters with Fraction 2.

To the Southeast.

0.250 meters with Fraction 3.

0.200 meters with Fraction 3.

3.830 meters with Fraction 3.

0.200 meters with Fraction 3.

2.175 meters with Fraction 3.

3.505 meters with Fraction 3.

4.200 meters with Fraction 3.

8.215 meters with Fraction 3.

2.560 meters with Fraction 3.

11.130 meters with Fraction 3.

2.560 meters with Fraction 3.

8.215 meters with Fraction 3.

4.200 meters with Fraction 3.

1.500 meters with Fraction 3.

0.527 meters with Fraction 3.

EXHIBIT B

DESCRIPTION OF VILLA UNIT-G8302

Villa Unit G-8302 contained within that certain Building G more particularly described as

Fraction 1; Area: 2,437.217 square meters

Cadastral Number: 401-001-113-046

Metes and Bounds:

To the Northeast:

38.411 meters with Fraction 3

19.730 meters with Fraction 3

5.191 meters with Fraction 3

To the Northeast:

1.227 meters with Fraction 3

0.373 meters with Fraction 3

0.304 meters with Fraction 3

8.983 meters with Fraction 3

9.654 meters with Fraction 3 and Fraction 9

To the Southeast:

49.389 meters with the Gulf of California

15.700 meters with Fraction 3

To the Southeast:

57.016 meters with Lot 10.

EXHIBIT C

ASSIGNMENT OF BUILDING A USE AGREEMENT

FOR VALUABLE CONSIDERATION, receipt of which is acknowledged, the undersigned DPM ACQUISITION, LLC, a Delaware limited liability company (“Assignor”), hereby transfers, assigns and sets over to [MARK POST OR DESIGNEE] (“Assignee”), all of its right, title and interest in and to that certain Use Agreement – Cabo Azul Resort Building A, effective as of January 1, 2010, which governs certain rights and usages of Building A, by and between Desarrollo Cabo Azul, Sociedad de Responsabilidad Limitada de capital Variable, a Mexican corporation, Pacific Monarch Resorts, Inc., a California corporation, the Cabo Azul Vacation Plan Owners Association, a California nonprofit, mutual benefit corporation, and Monarch Grand Vacations Owners Association, a California nonprofit, mutual benefit corporation (the “Building A Use Agreement”). Assignee, by acceptance of this Assignment covenants and agrees to perform all of the obligations of Assignor under the Building A Use Agreement.

EFFECTIVE AS OF                 , 2011

DPM ACQUISITION, LLC

By:

ACCEPTANCE OF ASSIGNMENT

In consideration of the foregoing Assignment, the undersigned, [MARK POST OR DESIGNEE] (“Assignee”) hereby accepts the foregoing assignment of the Building A Use Agreement from Assignor, and agrees to be bound by all of the covenants, terms and conditions of the Agreement.

EFFECTIVE AS OF                 , 2011

[MARK POST OR DESIGNEE]

[By:]
MARK POST

EXHIBIT D

PERMITTED INDEBTEDNESS

The two loans in favor of CB&T secured by furniture, fixtures and equipment located at the Cabo Azul Resort

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EXHIBIT E

REPRESENTATIONS AND WARRANTIES OF PURCHASER

Post and Purchaser severally represent and warrant, as applicable, to Owner that the following statements are true and correct on and as of the Conveyance Date:

(a) Purchaser is a corporation duly organized, existing and in good standing, under the laws of Mexico, and is duly authorized to enter into each document and instrument to be executed by Purchaser (collectively, “Purchaser’s Documents”).

(b) Purchaser has full power and authority to enter into and perform all Purchaser’s Documents.

(c) All of Purchaser’s Documents will be duly executed and delivered by Purchaser by duly authorized representatives of Purchaser.

(d) On the Conveyance Date, Purchaser will be duly licensed to own and operate real property in the manner contemplated under this Agreement and in the jurisdiction in which Building A is located.

(e) On the Conveyance Date, Purchaser shall have secured reasonable and customary levels of insurance coverage for Building A and its intended usages as determined by Purchaser in good faith in its sole discretion.

(f) Other than consents, authorizations, orders or approvals duly obtained, no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Purchaser of this Agreement and Purchaser’s Documents or the consummation by Purchaser of the transactions contemplated by this Agreement and Purchaser’s Documents.

(g) Purchaser is not now nor shall it be at any time until the Conveyance Date an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC [“Specially Designated Nationals and Blocked Persons”]) or otherwise.

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(h) Neither Purchaser nor any Person who owns a direct interest in Purchaser (collectively, a “Purchaser Party”) is now nor shall be at any time until the Conveyance Date a Person with whom a U.S. Person[, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”),] is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(i) Purchaser has taken, and shall continue to take until the Conveyance Date, such measures as are required by law to assure that the funds used to pay to Owner the allocation of the Purchase Price for Building A are derived (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(j) To the best of Purchaser’s knowledge after making due inquiry, neither Purchaser nor any Purchaser Party, nor any Person providing funds to Purchaser (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws (as defined herein); or (iii) has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this Section 16(d), the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

(k) Purchaser is in compliance with any and all applicable provisions of the Patriot Act.

(l) Post has all necessary power and authority to enter into each document and instrument to be executed by Post with respect to Post’s acquisition of Villa Unit-G8302 (collectively, “Post’s Documents”).

(m) Post has full power and authority to perform all Post’s Documents.

(n) All of Post’s Documents will be duly executed and delivered by Post.

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(o) On the Conveyance Date, Post shall have secured reasonable and customary levels of insurance coverage for Villa Unit-G8302 and its intended usages as determined by Post in good faith in his sole discretion.

(p) Other than consents, authorizations, orders or approvals duly obtained, no consent, authorization, order or approval of, or filing or registration with, any governmental authority or other person is required for the execution and delivery by Post of this Agreement and Post’s Documents or the consummation by Post of the acquisition of Villa Unit-G8302 as contemplated by this Agreement and Post’s Documents.

(q) Post is not now nor shall he be at any time until the Conveyance Date an individual, corporation, partnership, joint venture, association, joint stock company, trust, trustee, estate, limited liability company, unincorporated organization, real estate investment trust, government or any agency or political subdivision thereof, or any other form of entity (collectively, a “Person”) with whom a United States citizen, entity organized under the laws of the United States or its territories or entity having its principal place of business within the United States or any of its territories (collectively, a “U.S. Person”), is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) (including those executive orders and lists published by OFAC with respect to Persons that have been designated by executive order or by the sanction regulations of OFAC as Persons with whom U.S. Persons may not transact business or must limit their interactions to types approved by OFAC [“Specially Designated Nationals and Blocked Persons”]) or otherwise.

(r) Neither Post nor any Person who controls Post (collectively, a “Post Party”) is now nor shall be at any time until the Conveyance Date a Person with whom a U.S. Person[, including a United States Financial Institution as defined in 31 U.S.C. 5312, as periodically amended (“Financial Institution”),] is prohibited from transacting business of the type contemplated by this Agreement, whether such prohibition arises under United States law, regulation, executive orders and lists published by the OFAC (including those executive orders and lists published by OFAC with respect to Specially Designated Nationals and Blocked Persons) or otherwise.

(s) Post has taken, and shall continue to take until the Conveyance Date, such measures as are required by law to assure that the funds used to pay to Owner the allocation of the Purchase Price for Villa Unit-G8302 are derived (i) from transactions that do not violate United States law nor, to the extent such funds originate outside the United States, do not violate the laws of the jurisdiction in which they originated; and (ii) from permissible sources under United States law and to the extent such funds originate outside the United States, under the laws of the jurisdiction in which they originated.

(t) To the best of Post’s knowledge after making due inquiry, neither Post nor any Post Party, nor any Person providing funds to Post (i) is under investigation by any governmental authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist related activities, any crimes which in the United States would be predicate crimes to money laundering, or any violation of any Anti-Money Laundering Laws; (ii) has been assessed civil or criminal penalties under any Anti-Money Laundering Laws (as defined herein); or (iii)

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has had any of its funds seized or forfeited in any action under any Anti-Money Laundering Laws. For purposes of this Section 16(d), the term “Anti-Money Laundering Laws” shall mean laws, regulations and sanctions, state and federal, criminal and civil, that (1) limit the use of and/or seek the forfeiture of proceeds from illegal transactions; (2) limit commercial transactions with designated countries or individuals believed to be terrorists, narcotics dealers or otherwise engaged in activities contrary to the interests of the United States; (3) require identification and documentation of the parties with whom a Financial Institution conducts business; or (4) are designed to disrupt the flow of funds to terrorist organizations. Such laws, regulations and sanctions shall be deemed to include the USA PATRIOT Act of 2001, Pub. L. No. 107-56 (the “Patriot Act”), the Bank Secrecy Act, 31 U.S.C. Section 5311 et. seq., the Trading with the Enemy Act, 50 U.S.C. App. Section 1 et. seq., the International Emergency Economic Powers Act, 50 U.S.C. Section 1701 et. seq., and the sanction regulations promulgated pursuant thereto by the OFAC, as well as laws relating to prevention and detection of money laundering in 18 U.S.C. Sections 1956 and 1957.

(u) Post is in compliance with any and all applicable provisions of the Patriot Act.

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CONSULTING AND PHANTOM INTEREST AWARD AGREEMENT

This Consulting and Phantom Interest Award Agreement (this “Agreement”) is made this 24th day of October, 2011 but effective on the date of the closing of the Transaction, which term is defined below (“Effective Date”), by and among Diamond Resorts Corporation, a Maryland corporation (“Diamond”), DPM Acquisition, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Diamond (“LLC”) and Mark Post (“Post”). Each of the foregoing may be referred to herein individually as a “Party” and collectively as the “Parties.”

WHEREAS, Diamond together with its direct and indirect subsidiaries (collectively the “Diamond Companies” is in the business (the “Business”) of developing, marketing and operating timeshare vacation ownership resorts in the United States and abroad and, in furtherance thereof, providing management services for the benefit of the trusts, not-for-profit associations and other similar entities formed to represent interests of owners of timeshare resort intervals relative to such vacation ownership resorts (the “VPOAs”); and

WHEREAS, LLC has entered into that certain Asset Purchase Agreement, dated as of October 24, 2011 (the “Purchase Agreement”), by and among Buyer, Pacific Monarch Resorts, Inc., a California corporation (“PMR”) and the direct and indirect subsidiaries of PMR named therein (together with PMR, the “Sellers”) pursuant to which Buyer shall acquire certain assets from and assume certain liabilities of Sellers relating to timeshare vacation ownership resorts (the “Transaction”); and

WHEREAS, certain entities in which Post maintains controlling equity ownership stakes (the “Post Companies”) provide services to VPOAs which have interests in the timeshare vacation ownership resorts included in the Transaction (the “PMR VPOAs”); and

WHEREAS, Post and the Post Companies have agreed to continue providing management and oversight services to and for the benefit of the PMR VPOAs pursuant to an Oversight Agreement (the “Oversight Agreement”) of even date herewith, by and among certain of the Diamond Companies, Post and the Post Companies; and

WHEREAS, Diamond, LLC, Post, and/or one or more affiliates of Post are, as of the date hereof, entering into (a) a Co-Sale Cooperation Agreement, (b) a Building Transfer and Development Agreement, (c) a Mutual Restrictive Covenant Agreement, (d) a Management Sub-Contractor Agreement, (e) a Non-Exclusive Aircraft Sublease Agreement, (f) an Assumption of Guarantees and Acknowledgement of Liabilities Agreement and (g) an Affirmation Agreement (together with this Agreement and the Oversight Agreement, each a “Transaction Agreement” and collectively the “Transaction Agreements”); and

WHEREAS, in consideration of his support of the Transaction and his entry into the other Transaction Agreements, LLC desires to grant an award of phantom membership interests to Post, and Post desires to accept such award.

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, the sufficiency of which consideration is hereby acknowledged, the Parties do hereby agree as follows:

1. GRANT OF INTEREST

1.1 Grant of Phantom Membership Interest. In consideration of the Services (as defined herein) to be provided by Post, the LLC has determined to grant Post an award (“Award”) of a phantom interest in the LLC (the “Interest”).

1.1.1 The Interest provides Post the right to receive payment from the LLC of an amount equal to 10% of the difference of

(a) that amount that would otherwise be paid or distributed to then-holders of the common equity in the LLC in respect of such common equity immediately following (i) the consummation of a Change of Control (as defined in the Co-Sale Cooperation Agreement) or (ii) the sale of all or substantially all of the assets of or equity interests in the LLC in one or more of a series of related or unrelated transactions prior to a Change in Control (a “Prior to Change in Control Sale”); less

(b) that amount that would otherwise be paid or distributed to then-holders of the common equity in the LLC in respect of such common equity if the LLC were to be liquidated as of the Effective Date, which amount shall be fixed and agreed upon by Diamond and Post by mutual agreement no later than 30 days following the closing of the Transaction (the “Starting Value”); provided, however that in no event shall the Starting Value be less than the amount of consideration received by Sellers from the LLC in the Transaction.

1.1.2 Post hereby acknowledges that, after the date hereof:

(a) Timeshare inventory of the LLC (whether held on the date hereof or subsequently acquired) will be sold exclusively to one or more Affiliates of Diamond pursuant to an Inventory Purchase Agreement for ultimate sale to consumers;

(b) The LLC will not enter into any transaction for the purchase and sale of timeshare inventory with any Person other than Affiliates of Diamond;

(c) The LLC is not acquiring any timeshare notes or receivables pursuant to the Transaction, which notes and receivables are being acquired by RFA PMR Loan Co., LLC; provided that “in house” receivables shall remain in the LLC;

(d) The LLC will not issue new timeshare notes or other receivables;

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(e) Sales and marketing services to be performed in respect of the LLC will be performed by one or more Affiliates of Diamond pursuant to one or more sales and marketing agreements;

(f) Resort management services to be performed in respect of the LLC will be performed either (i) by one or more Post Companies pursuant to the Oversight Agreement, the Management Sub-Contractor Agreement and the Affirmation Agreement (including the agreements identified therein) or (ii) by one or more Affiliates of Diamond pursuant to one or more resort management subcontractor agreements (provided that the LLC may retain some of such services);

(g) Portfolio servicing and collection to be performed in respect of the LLC’s timeshare inventory will be performed by one or more Affiliates of Diamond pursuant to one or more portfolio servicing and collection agreements (it being acknowledged and agreed that all such timeshare inventory will have been sold in accordance with clause (a) above); and

(h) All or substantially all of the purchase price to be paid in the Transaction will be borrowed by the LLC from Guggenheim & Co.

1.1.3 For purposes of this Agreement and in order for the Interest to have value and meaning, Diamond covenants, to the extent reasonable and in the best interests of its business, to (i) maintain ownership of the assets acquired from PMR in the Transaction in the LLC as set forth on the estimated opening balance sheet of the LLC effective upon the consummation of the Transaction, subject to post-closing adjustments and the transactions described in Section 1.1.2, and (ii) complete construction in progress at the time of the Transaction in the LLC. Diamond and Post agree that, subject to the transactions described in Section 1.1.2, the intent of this Article 1 is to provide the opportunity for Post to realize value from the grant and vesting of the Interest provided that the PMR assets acquired from Sellers and thereafter operated and exploited in whatever manner and structure in whatever entity or entities increase in value. Diamond agrees to act in good faith at all times during the term of the Interest and not to take any actions intended to deprive Post of the opportunity to realize value from the grant and vesting of the Interest.

1.1.4 For the avoidance of doubt, (a) the Interest is a contractual right to payment and not an equity interest in the LLC and (b) the right to payment in respect of the Interest shall be junior to any indebtedness or senior equity securities of the LLC.

1.1.5 The amount in Section 1.1.1(a), which constitutes the value of the Interest in the event that the Interest vests and is payable as a result of a Change in Control shall be determined by reference to the value of the LLC as measured by the valuation of Diamond in the Change of Control. The amount in Section 1.1.1(a), which constitutes the value of the Interest in the event that the Interest vests and is payable as a result of a Prior Change in Control Sale shall be determined by reference to the consideration received for the LLC upon the sale of the LLC.

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1.2 Vesting of Interest. This Award will vest in full immediately prior to a Change in Control or a Prior to Change in Control Sale, as applicable; provided, the Interest shall be forfeited in its entirety in the event that (a) the Co-Sale Cooperation Agreement is terminated by Diamond due to a breach by Post or the Post Companies or (b) the Services are terminated pursuant to Section 2.4.1(c).

1.3 Payment of Interest. The LLC shall pay Post an amount equal to the value of the Interest on the date the Interest vests, such payment to be in the form of a cash lump sum, and immediately upon receipt of such payment the Interest shall expire.

1.4 Nontransferability. At any time prior to vesting in accordance with Section 1.2, the Interest, or any interest therein, cannot be directly or indirectly transferred, sold, assigned, pledged, hypothecated, encumbered or otherwise disposed.

1.5 Agreement Not a Contract of Employment. This Agreement is not a contract of employment. The execution of this Agreement shall not be construed as conferring any legal rights upon Post to an employment relationship with LLC.

1.6 No Limitation in Rights of LLC. Except as provided in Section 1.1.2 hereof, this Agreement shall not in any way affect the right of Diamond or the LLC to adjust, reclassify, reorganize or otherwise make changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

2. CONSULTING SERVICES

2.1 Description of Services. During the term of this Agreement, Post will provide to the LLC consulting services related to the construction, development, sales, marketing, management and operation of the timeshare vacation ownership resort properties as such may be relevant to the LLC’s vacation ownership operations, as set forth on Schedule A thereto (the “Services”). The Services may be amended from time to time by the written agreement of Post and the LLC.

2.2 Activities and Duties.

2.2.1 Post shall devote a reasonable amount of his business time, attention, skill and energy to the business and affairs of the LLC, or as directed by the LLC, to the business and affairs of the Diamond Companies and, to the extent reasonably necessary to discharge the responsibilities assigned to him, use reasonable best efforts to perform faithfully and efficiently such responsibilities in a diligent, trustworthy and businesslike manner so as to advance the interests of the Diamond Companies. Notwithstanding the foregoing, Post may devote such time and effort to any and all outside business and non-business activities as he deems appropriate; provided that (x) such activities do not materially interfere with the performance of the Services under this Agreement and (y) until the later of (A) the termination of this Agreement and (B) the forfeiture of the Interest, Post will not (i) directly or indirectly (whether for compensation or otherwise), own or hold any interest in, (ii) manage, operate, control, consult with, render services for, or in any manner participate in, (iii) be employed by, or (iv) provide, whether as an employee, independent contractor, consultant or otherwise, any services to, any business

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engaged in the Business anywhere in North America. Subject to the foregoing proviso, such activities of Post may include, without limitation, (a) providing services to, or serving on governing boards of, civic and charitable organizations, and (b) personally investing and managing personal and family investments in real estate and in any corporation, partnership or other entity, including the Post Companies.

2.2.2 Subject to Post’s responsibilities, positions with and activities for the Post Companies, Post hereby represents and warrants that he has no prior or other commitments or obligations (including any restrictive covenant(s) for the benefit of any prior employer) to anyone else or any entity that would hinder or interfere with his obligations hereunder or the exercise of his efforts as a provider of services to the Diamond Companies.

2.2.3 Post shall use his best efforts to comply in all material respects with all written policies, rules and regulations applicable to officers of the Diamond Companies, including codes of conduct and related policies; provided, however, that the parties agree and acknowledge that Post is engaged hereby by and on behalf of the LLC as an independent contractor and is not an employee of any of the Diamond Companies, including the LLC.

2.3 Payments and Reimbursements.

2.3.1 Consulting Payment. The LLC shall pay Post reasonable fees to be mutually agreed and set forth on Schedule A from time to time (the “Consulting Fee”), payable monthly in advance on the first day of each month during the term hereof in equal monthly installments, subject to withholding and deductions by the LLC as required by law.

2.3.2 Expense Reimbursement. In addition to the Consulting Fee, the LLC shall reimburse Post for all reasonable and ordinary expenses as are incurred by Post in the performance of his services on behalf of the LLC or any of the Diamond Companies including, without limitation, travel costs (consistent with policies of the Diamond Companies), business meals and entertainment, professional fees and dues, licensing fees, and cell phone, PDA and internet charges. In this regard, Post shall file expense reports with respect to such expenses in accordance with the policies of the Diamond Companies, including adequate documentation. Expense reimbursements shall be made in a timely manner consistent with the timeframes applicable to expense reimbursement for other senior executives of the Diamond Companies. For the avoidance of doubt, no amounts allocated to Post and his affiliates under that certain Aircraft Sublease Agreement shall be reimbursable hereunder unless approved in advance.

2.4 Termination of Services.

2.4.1 Event of Termination. Post’s obligation to provide Services, and the LLC obligation to pay the Consulting Fee or reimburse Post’s expenses hereunder, shall terminate upon the first to occur of any one or more of the following events (each an “Event of Termination”):

(a) Post’s death;

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(b) Post’s Disability (as defined below);

(c) the written election by the LLC to terminate the Services following the occurrence of an event constituting Cause (as defined below);

(d) the voluntary termination by Post of the Services for any reason, by delivery of written notice to the Company; and/or

(e) the voluntary termination of this Agreement by the Company, without the occurrence of an event constituting Cause, by giving not less than thirty (30) days prior written notice of such termination to Post.

2.4.2 Definition of Disability. For purposes of Section 2.4.1(b) above, “Disability” shall mean such physical or mental incapacity as renders Post totally incapable of performing Services for ninety (90) days during any six (6) month period, as determined by the LLC in good faith.

2.4.3 Events Constituting “Cause”. For purposes of Section 2.4.1(c) above, any one or more of the following events shall constitute “Cause”:

(a) Subject in all events to the right of Post to engage in all business and personal investment activities, including activities within the Business, Post’s misappropriation of a material business opportunity of the LLC or any of the Diamond Companies, including, without limitation, securing personal profit or other material benefit in connection with any transaction entered into on behalf of the LLC or any of the Diamond Companies;

(b) Post’s misappropriation of any of the LLC’s funds or property;

(c) Post’s conviction of any felony involving moral turpitude; or

(d) Post’s breach of any of the covenants in Section 2.2 above or in the Mutual Restrictive Covenant Agreement.

2.4.4 No Termination of Award. Notwithstanding the foregoing, in no event shall the termination of this Agreement pursuant to Section 2.4.1(a), (b), (d) or (e) result in a termination of the Award, which shall be governed solely by Section 1.2 hereof.

2.5 Post Acting at the Direction of the LLC. The Services provided hereunder shall in all instances be subject to the direction of executive officers of the LLC or such other employees or agents designated in writing to and approved by Post.

2.6 Warranty Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN, POST MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES IMPLIED BY LAW OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDING THIS AGREEMENT, OR THE PERFORMANCE OF THE SERVICES CONTEMPLATED BY THIS AGREEMENT.

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2.7 Subcontracting. Services may not be subcontracted, in whole or in part, by Post without the written approval of the LLC, unless such subcontractor is an affiliated entity of Post. If Services are subcontracted with the LLC’s approval, Post will nonetheless at all times remain liable for the performance by its subcontractor in accordance with the terms of this Agreement.

2.8 Limitation of Liability. Post will not be liable to the LLC or to any other person or entity, including any of the Diamond Companies, for special, indirect, consequential or punitive damages caused by, attributable to or arising in connection with the performance, nonperformance or delayed performance of the Services, or any act or omission by him or any person or entity acting on his behalf, whether negligent or otherwise, including, without limitation, damages relating to loss of profit or business interruption, however such damages may be caused, except for such damages attributable to Post’s or Post’s agent’s fraud, gross negligence or willful misconduct.

3. PROPRIETARY/CONFIDENTIAL INFORMATION

3.1 Work Product. All programs, documentation, policies, concepts, ideas, innovations, improvements, developments, methods, analyses and designs or other materials or other works of authorship developed, created or assembled by Post on and after the Effective date pursuant to this Agreement, including but not limited to, all data accumulated through Post’s provision of the Services (collectively, the “Work Product”) shall be owned exclusively by Diamond. On and after the Effective Date, Post shall promptly disclose the Work Product to Diamond, and at Diamond’s expense, perform all actions reasonable requested by Diamond (whether during or after the term hereof) to establish and confirm such ownership. Diamond shall also acquire all copyright, trade secret, patent, trademark, trade dress, “know how,” and other intellectual property rights inherent in or arising from the Work Product as of the Effective Date. This Section 3.1 does not apply to any programs, documentation, policies and designs or other materials or other works of authorship developed, created or assembled by Post for which no equipment, supplies, facility, employees or Confidential Information of Diamond was used, that does not relate directly to the business of the Diamond Companies, and that was developed entirely on Post’s own time, but this Section 3.1 does apply to the extent that any of the foregoing (a) relate to (i) the VPOAs or (ii) Diamond’s actual or demonstrably anticipated business development plans.

3.2 Confidentiality. Post recognizes that, except as otherwise specifically set forth in Section 3.1, all business information, documents, and records received from Diamond or provided access to by Diamond in order for Post to render the Services called for under this Agreement, are the property of Diamond (collectively the “Confidential Information”), and that during and after the term of this Agreement, Post shall not, and shall cause his affiliates not to, remove, use, disclose or reproduce such Confidential Information except for the limited purpose of fulfilling Post’s obligations under this Agreement or as otherwise directed in writing by Diamond; provided, that the term Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Post or his affiliates in breach of this Agreement, (ii) is or becomes available to Post on a

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non-confidential basis from a source other than Diamond who, to Post’s knowledge, is not subject to a confidentiality agreement with, or other obligation of secrecy to, Diamond prohibiting such disclosure, or (iii) was independently developed by Post without reference to the Confidential Information. Except as otherwise specifically set forth in Section 3.1, Post shall not have any rights to such Confidential Information or records or to copies thereof except as may be required by applicable law; provided, that Post may retain one (1) copy of all Confidential Information disclosed to it for archival purposes, which Confidential Information shall remain subject to the provisions of this Section 3.2 even if this Agreement is otherwise no longer in effect. Post may disclose Confidential Information in response to any valid subpoena or other valid compulsory process, provided that Post shall first use its best efforts to make all legitimate, good faith objections, if any, to the production of such information and, if production is required, shall use its best efforts to seek a protective order limiting dissemination of such Confidential Information, the contents thereof and the transactions contemplated thereby solely to persons having a need to know for purposes of the proceeding in which the production is sought. In the event that Post is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to make any disclosure which is prohibited or otherwise constrained by this Section 3.2, Post shall (i) provide Diamond with prompt notice of such request(s) so that Diamond may seek an appropriate protective order or other appropriate remedy and/or waive Post’s compliance with the provisions of this Section 3.2, and (ii) cooperate with Diamond in its efforts to decline, resist or narrow such requests. Post also acknowledges that any damages for breach of this Section 3.2 may be incalculable and an insufficient remedy. Accordingly, Post agrees that in the event of any breach of this Section 3.2, Diamond shall be entitled to equitable relief, including injunctive relief and specific performance and without the necessity of posting any bond.

3.3 Special Diamond and LLC Covenant. In light of the special circumstances and nature of this Agreement, the Diamond Companies may receive from or acquire access to confidential and proprietary information of Post and the Post Companies (“Post Proprietary Information”), which Post Proprietary Information may or may not be or become part of Work Product as defined in Section 6.1 and which will not be acquired by Diamond unless and until there is a Change of Control in which Post and the Post Companies participate. Therefore, during the term of this Agreement, and continuing thereafter unless there is a Change in Control in which Post and the Post Companies participate, none of Diamond or any other of the Diamond Companies shall use, remove, disclose or reproduce any Post Proprietary Information except as necessary and required for the benefit of the PMR VPOA’s without any harm to the Post Companies. The same exceptions to what is Confidential Information and the same protective procedures applicable to Confidential Information as provided in Section 6.2 hereof shall apply to the Post Proprietary Information.

4. DISPUTE RESOLUTION

4.1 Dispute Resolution. The Parties shall, and shall cause their respective affiliates to, resolve any dispute, controversy or claim whatsoever between the parties hereto arising out of or in connection with this Agreement and any transactions contemplated hereby (a “Dispute”) in accordance with the following procedures: within 30 business days after any party has served written notice on the other party, such Dispute shall be submitted to the New York, New York office of JAMS for mediation. The mediation shall take place in New York, New York. Notwithstanding anything contained in this Agreement to the contrary, in no event will any party be obligated to participate in any mediation for more than 30 business days.

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4.2 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF.

4.3 Venue; Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT IN AND FOR THE STATE OF DELAWARE AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS AS PROVIDED ON THE SIGNATURE PAGES HERETO. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5. MISCELLANEOUS

5.1 Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the parties and their respective successors and permitted assigns. No Party hereto may assign this Agreement or any rights hereunder, nor may any Party delegate any of its duties to be performed hereunder, without the prior written consent of the other Parties hereto.

5.2 Confidentiality of Agreement. The terms of this Agreement shall be maintained in confidence by the Parties except where disclosure is required by law or in performance hereof.

5.3 Amendment. This Agreement may only be amended or modified by a written instrument executed by Diamond and Post. Subject first to the severability provisions set forth in Section 5.8, this Agreement shall be subject to immediate review and amendment if required by any change in state or federal regulations, including regulations pertaining to state, federal or other third-party reimbursement programs; provided, however, that any such amendment shall be subject to the approval of the Parties.

5.4 Headings. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement.

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5.5 Entire Agreement. This Agreement represents the entire agreement among the Parties with respect to the subject matter hereof and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon any Party and supersedes any prior agreement among the Parties with respect to such subject matter. Notwithstanding the foregoing, this Agreement constitutes one of the Transaction Agreements, all of which Transaction Agreements are being executed and delivered concurrently to be effective on the Effective Date for the purpose of reflecting and establishing binding contractual obligations that are all related to one another and together constitute an overall transaction of which this Agreement is an integral part.

5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, including facsimiles thereof, shall be deemed to be an original, and each such counterpart shall together constitute the same agreement. Signatures to this Agreement transmitted by facsimile, by electronic mail in PDF form or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, shall be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

5.7 Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof; if by facsimile, upon confirmation of transmission; if mailed by certified or registered mail, postage prepaid, three business days after deposit in the United States mail; or if sent by nationally recognized courier service, delivery costs prepaid, on the business day following the date of deposit at the courier service, and in any event, to be addressed to the applicable Party at the addresses provided in the signature blocks below, or at such other address as may hereafter be provided by proper notice. A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations, and liabilities of the Parties.

5.8 Effect of Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this Agreement, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Each Party waives any and all claims or contests it has, based on federal or state laws proposed or in effect as of the Effective Date, which would or could allow the party to challenge the existence, validity or enforceability of this Agreement.

5.9 Applicable Law; Venue. The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any and all suits, legal actions or proceedings shall be brought only in a state or federal court located in the State of Delaware, and each Party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings.

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5.10 Equitable Relief. Each Party acknowledges and agrees that the remedies at law of the other Parties for any breach of this Agreement would be inadequate and agrees that in addition to any remedy at law which it may have, the other Party may be granted temporary, preliminary and permanent injunctive relief in any proceeding which may be brought to enforce such provisions, without the necessity of posting a bond as security or proof of actual damage. Each Party further acknowledges and agrees that any proceeding brought pursuant to this Section 5.10 may be adjudicated in a state or federal court of competent jurisdiction located in the State of Delaware, and that the court shall have all the necessary authority to issue the injunctive relief described herein.

5.11 Expenses. Each Party shall be responsible for and shall pay its own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement.

5.12 Section 409A. The provisions of this Agreement will be construed in favor of, and administered in accordance with, amount due and payable hereunder either being exempt from or complying with any applicable requirements of Section 409A as necessary to prevent the imposition of a the adverse consequences contemplated by Section 409A.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized representatives effective as of the Effective Date hereof.

DIAMOND RESORTS CORPORATION

10600 West Charleston Boulevard
Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

DPM ACQUISITION, LLC

10600 West Charleston Boulevard
Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

/s/ Mark Post
MARK POST
4575 Dean Martin Drive
#1703
Las Vegas, NV 89103

[Signature Page to Consulting and Phantom Interest Award Agreement]

Schedule A

Services

[TO BE MUTUALLY AGREED FROM TIME TO TIME]

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CO-SALE COOPERATION AGREEMENT

This Co-Sale Cooperation Agreement (the “Agreement”) is made this 24th day of October, 2011, but effective on the date of the closing of the Transaction, which term is defined below (“Effective Date”), by and between Diamond Resorts Corporation, a Maryland corporation (“Diamond”), Mark Post (“Post”), each of the entities identified as a “Post Company” on Schedule A hereto (which includes, as applicable, California and Nevada entities) and each of the Persons identified as an “Other Stockholder” on Schedule B hereto (together with Post, the “Stockholders”). Each of the foregoing may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Diamond together with its Subsidiaries (collectively the “Diamond Companies”) is in the business (the “Business”) of developing, marketing and operating timeshare vacation ownership resorts in the United States and abroad and, in furtherance thereof, providing management services for the benefit of the trusts, not-for-profit associations and other similar entities formed to represent interests of owners of timeshare resort intervals relative to such vacation ownership resorts (the “VPOAs”); and

WHEREAS, DPM Acquisition, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Diamond (“Buyer”), has entered into that certain Asset Purchase Agreement, dated as of October 24, 2011 (the “Purchase Agreement”), by and among Buyer, Pacific Monarch Resorts, Inc., a California corporation (“PMR”) and the direct and indirect subsidiaries of PMR named therein (together with PMR, the “Sellers”) pursuant to which Buyer shall acquire certain assets from and assume certain liabilities of Sellers relating to timeshare vacation ownership resorts (the “Transaction”); and

WHEREAS, the Post Companies provide services to VPOAs which are integral to the timeshare vacation ownership resorts included in the Transaction (the “PMR VPOAs”); and

WHEREAS, Post maintains controlling equity ownership stakes in each of the Post Companies; and

WHEREAS, in the event of a Change in Control (as defined below), the Stockholders have agreed, subject to the terms hereof, to cause the Post Companies to cooperate with and participate in such sale; and

WHEREAS, Diamond, one or more of the Diamond Companies, the Stockholders and the Post Companies desire to enter into this Agreement to set forth the obligations of the Stockholders and the Post Companies in connection with any such sale; and

WHEREAS, Diamond, Buyer, Post, one or more of the Post Companies, and/or one or more affiliates of Post are, as of the date hereof, entering into (a) an Oversight Agreement, (b) a Building Transfer and Development Agreement, (c) a Mutual Restrictive Covenant Agreement, (d) a Management Sub-Contractor Agreement, (e) a Non-Exclusive Aircraft Sublease Agreement, (f) a Consulting and Phantom Interest Award Agreement, (g) an Assumption of Guarantees and Acknowledgement of Liabilities Agreement and (h) an Affirmation Agreement (together with this Agreement, each a “Transaction Agreement” and collectively the “Transaction Agreements”).

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, the sufficiency of which consideration is hereby acknowledged, the Parties do hereby agree as follows:

1. DEFINITIONS

1.1 “Affiliate” means, when used with reference to a specified Person, any Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the specified Person.

1.2 “Change of Control” means the first to occur of an IPO or a Sale of the Company after the Effective Date; provided, for the avoidance of doubt, that if any transaction or series of related transactions would constitute both a Sale of the Company and an IPO, such transaction or transactions shall be deemed for all purposes hereunder to be a Sale of the Company.

1.3 “Diamond Multiple” means the multiple of the Adjusted EBITDA of the Diamond Companies that is used to determine the valuation of the Diamond Companies in any Change of Control; provided, that,

1.3.1 the consideration used in calculating the Diamond Multiple in connection with a Sale of the Company shall include the value of (a) all cash, securities and other property or other assets paid or received at the closing of the Sale of the Company; (b) any distributions made to shareholders, employees or management services or related companies in anticipation of the closing other than normal recurring cash dividends in amounts not materially greater than currently paid; (c) any payments in connection with any separate but related transaction or transactions affecting another business entity or any of its assets or securities (e.g., purchase or lease of any real estate or other assets, but in the case of a lease, consideration shall include only sums in excess of current rentals paid to unrelated or unaffiliated third parties); (d) any indebtedness for monies borrowed (other than intercompany indebtedness), capitalized lease obligations and guarantees of third party indebtedness which are assumed; and (e) the net present value of any payments to be made pursuant to any earn-out or other contingent future payment obligations; provided, however that in the event of any Sale of the Company that does not involve 100% of the equity interests or assets of the Diamond Companies, the purchase price will be allocated proportionately among the Stockholders; and

1.3.2 the consideration used in calculating the Diamond Multiple in connection with an IPO shall be the market capitalization of the IPO Corporation immediately after the IPO utilizing the IPO price without reduction for underwriting commissions.

1.4 “Factor” means the amount, if any, added to the Diamond Multiple to determine the Stockholder Multiple as set forth on Annex A hereto.

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1.5 “IPO” means the first sale by an IPO Corporation after the Effective Date of equity securities pursuant to a firm commitment underwritten offering of equity securities to the public pursuant to an effective registration statement under the Securities Act of 1933, as amended, which offering (a) results in an implied market value for Diamond of not less than $750,000,000, and (b) results in net proceeds received by Diamond or its Affiliates of not less than $150,000,000.

1.6 “IPO Corporation” means whichever of the Diamond Companies that sells equity securities in an IPO.

1.7 “IPO Warrant” means one or more warrants, issued no later than 30 days prior to the initial filing of any registration statement in contemplation of an IPO, exercisable for a number of equity securities of the IPO Corporation, and having a per-share exercise price and such other terms as are determined in accordance with Annex B hereto.

1.8 “MOSI” means Monarch Owner Services, a California corporation.

1.9 “Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, any other business entity, or any entity exercising executive, legislative, judicial, regulatory or administrative functions of government or any agency or department or subdivision of any governmental authority, including the United States federal government or any state or local government.

1.10 “Qualifying Consideration” means

1.10.1 in respect of a Sale of the Company, 100% cash;

1.10.2 in respect of an IPO for which, pursuant to Annex A hereto, the Stockholder Multiple is 5, 100% cash; or

1.10.3 in respect of an IPO for which the Stockholder Multiple is the sum of the Diamond Multiple plus a Factor, (a) cash with respect to the portion of the consideration allocable to the Diamond Multiple plus (b) IPO Warrants.

1.11 “Stockholder Multiple” means, for any given date, the multiple for such date determined as set forth on Annex A hereto.

1.12 “Sale of the Company” means any transaction or series of related transactions pursuant to which any Person or group of related Persons, independent of the Diamond Companies, including any Affiliate of any of the Diamond Companies, acquires(s) in the aggregate (i) more than 50% of the equity of the Diamond Companies or (ii) greater than 50% of the assets of the Diamond Companies determined on a fully consolidated basis.

1.13 “Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association, or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time

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owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association, or other business entity (other than a corporation) if such Person or Persons shall be allocated a majority of limited liability company, partnership, association, or other business entity gains or losses or shall be or control any managing director or general partner of such limited liability company, partnership, association, or other business entity.

2. REPRESENTATIONS OF POST AND THE POST COMPANIES

Post and the Post Companies hereby represent and warrant, jointly and severally, to Diamond that the following representations are true and complete.

2.1 Title. The Stockholders collectively own 100% of the equity interests in the Post Companies, free and clear of all liens, security interests, mortgages, restrictions and encumbrances, other than restrictions under applicable securities laws. No Stockholder is subject to any agreement, arrangement, option, warrant, call, right, commitment or other restriction relating to the sale, transfer, purchase, redemption or voting of his, her or its equity securities in any Post Company, and no Stockholder has granted to any Person any right of first refusal, preemptive right, subscription right or similar right with respect to his, her or its equity securities in any Post Company.

2.2 Capitalization. Schedule C hereto sets forth the capitalization of each Post Company, including (i) the number of issued and outstanding equity interests thereof, by class and series; (ii) the owners of such equity interests; (iii) any vesting schedule and/or repurchase price applicable to restricted shares or units of the foregoing; (iv) issued options, including vesting schedule and exercise price; and (v) warrants or equity purchase rights, if any. Except for the securities and rights described on Schedule C, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, (x) to purchase or acquire from any Post Company any equity interests, or any securities convertible into or exchangeable for equity interests, (y) obligating any Post Company to purchase or acquire any securities from any of their respective partners, members or stockholders, or (z) providing any of the respective partners, members or stockholders of any Post Company with any other material rights in respect of any Post Company, including, without limitation, any right of first refusal, preemptive right, subscription right, voting right or similar right.

3. COOPERATION UPON A SALE OR OTHER CHANGE OF CONTROL

3.1 Generally. In the event that the Diamond Companies should undergo a Change of Control, the Stockholders and each of the Post Companies shall, and shall cause each of their respective Affiliates to, cooperate with such Change of Control, subject to the terms and conditions hereof, including without limitation the right of the Stockholders to decline to participate in the Change of Control if the Stockholders would not receive Qualifying Consideration for their respective interests in the Post Companies.

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3.1.1 Without limiting the foregoing, in connection with any Change of Control, the Stockholders and each of the Post Companies shall, and shall cause each of their respective Affiliates to, provide prospective purchasers and/or underwriters, any prospective sources of financing in a Change of Control, and any of their respective representatives and agents (including legal, financial and accounting advisors) with reasonable access to the books, records, operations, facilities, personnel and other aspects of the Post Companies in order to determine the Post Companies’ EBITDA, prepare historical and pro forma financial statements of the Post Companies and perform other reasonably necessary due diligence investigations, and shall cooperate with such efforts, provided that (i) the foregoing right shall be available if the Diamond Companies have a signed letter of intent with the prospective purchaser or if the Diamond Companies provide a good faith notice that they are contemplating an IPO as applicable and (ii) provided that the persons to which such access is provided shall be party to customary confidentiality agreements.

3.2 IPO. Subject to the first sentence of Section 4.3 hereof, in the event of an IPO, the Stockholders shall, either concurrently with the IPO or conditioned upon the IPO, (a) contribute or cause to be contributed all of the equity interests in each of the Post Companies to the IPO Corporation or a Subsidiary thereof, (b) cause each of the Post Companies to merge with and into the IPO Corporation or a Subsidiary thereof, or (c) cause each of the Post Companies to sell all or substantially all of their respective assets to the IPO Corporation or a Subsidiary thereof, in each case as determined in good faith between Post and Diamond, which determination shall take into account and attempt to minimize the relative adverse tax impacts on the Diamond Companies and the Stockholders of each of the foregoing.

3.3 Sale of the Company. Subject to the first sentence of Section 4.3 hereof, in the event of a Sale of the Company, the Stockholders shall, either concurrently with the IPO or conditioned upon the IPO, (a) contribute or cause to be contributed all of the equity interests in each of the Post Companies to Diamond, a Subsidiary thereof or a designee of the acquiring Person(s), (b) cause each of the Post Companies to merge with and into Diamond, a Subsidiary thereof or a designee of the acquiring Person(s), or (c) cause each of the Post Companies to sell all or substantially all of their respective assets to Diamond, a Subsidiary thereof or a designee of the acquiring Person(s), in each case as determined in good faith between Post and Diamond, which determination shall take into account and attempt to minimize the relative adverse tax impacts on the Diamond Companies and the Stockholders of each of the foregoing.

3.4 Special Acknowledgement and Covenant. Diamond, Post and the Post Companies acknowledge, confirm and agree that the intent of such Persons is only to engage in a Change of Control which is effected in good faith to cause a bona fide sale of a majority of the equity or assets of the Diamond Companies at fair market value on commercially reasonable market terms as favorable as possible to all participants. Notwithstanding anything to the contrary in this Agreement, the Diamond Companies shall in no event and under no circumstances structure or seek to structure, enter into or consummate a Change in Control that is not a bona fide Change in Control for any reason, including without limitation for the primary

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purpose of causing or seeking to cause Post and the Post Companies to participate in such a Change of Control in order to acquire control of the Post Companies whether by acquisition of equity or assets.

4. VALUATION OF THE POST COMPANIES

4.1 Valuation. The Post Companies shall be valued at a price determined based on their combined EBITDA (calculated on an accrual basis), adjusted to add-back or deduct as applicable, nonrecurring items (to the extent included in the determination of unadjusted EBITDA), multiplied by the applicable Stockholder Multiple and reduced by the amount of net debt of the Post Companies that is assumed pursuant to a Change of Control. Notwithstanding the foregoing, the value attributable to MOSI shall equal the greater of (a) the amount as determined for MOSI based on its EBITDA as set forth above, and (b) $5 million.

4.2 Adjusted EBITDA. Adjustments to EBITDA (each of which shall be calculated on an accrual basis) may include, but are not limited to, restructuring charges, legal expenses incurred outside the ordinary course of business, outside consultants and temporary services incurred outside the ordinary course of business, aircraft expenses, direct and indirect compensation paid to Post and Post’s family (except to the extent replacement individuals are necessary and then for amounts, if any, in excess of reasonable market compensation as agreed by the Parties hereto), revenues and expenses related to Riviera Racing and other non-core operations, gains or losses from asset sales not in the ordinary course of business, non-cash gains or losses resulting from the write-up or the write-down of assets not in the ordinary course of business, and gains or losses from discontinued operations, for the trailing twelve month period as of the month end that immediately precedes closing of the transaction times the Stockholder Multiple.

4.2.1 For the avoidance of doubt, EBITDA shall be (a) increased by an amount equal to Post’s total compensation and expense reimbursement received from the Post Companies (excluding, however, any of the Fee Amount that may be received by Post pursuant to the Management Sub-Contractor Agreement, which constitutes one of the Transaction Agreements) and (b) decreased by (i) an amount equal to the costs of a replacement person, if any, to perform the services previously provided by Post, which amount shall be subject to the consent of Post that cannot be unreasonably withheld, and (ii) any amounts reimbursed to the Diamond Companies pursuant to Section 2.1.3 of the Oversight Agreement.

4.2.2 The Parties agree that the actual adjustments to EBITDA to arrive at adjusted EBITDA utilized by Diamond, Buyer and the Post Companies for the purposes of valuing a Change in Control transaction shall be consistent, and in no event shall the adjusted EBITDA of the Post Companies generate an obligation by Diamond, Buyer or any of the Diamond Companies to Post or the Post Companies for an amount greater than the value attributed to the Post Companies in the Change of Control transaction (except as it may relate to the Stockholder Multiple and to the value of MOSI as agreed in the last sentence of Section 4.1 above).

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4.2.3 Further, a pro-rata portion of the aggregate fees incurred by the Diamond Companies and the Post Companies in the transaction, including but not limited to legal fees, underwriting fees, and other closing costs (excepting title insurance premiums as there is no real estate included in the Post Companies) shall be allocated to Post based on the percentage of the adjusted EBITDA of the Post Companies to the total adjusted EBITDA of the Change in Control transaction, inclusive of the Diamond Companies or the IPO Corporation and the Post Companies. It is understood and agreed, subject to Section 4.3, that the consideration to be distributed to the Stockholders relating to the Post Companies shall be the same as the consideration to be received by the Diamond Companies or the owners of the Diamond Companies in the Change of Control transaction.

4.3 Consideration. In the event the Change in Control transaction is structured in a manner that, if the Stockholders were to participate, they would not receive Qualifying Consideration for their respective interests in the Post Companies, the Stockholders shall not be obligated to sell the Post Companies as part of the Change in Control transaction. In the event that the Stockholders participate in a Change in Control that is not 100% cash, each Stockholder shall agree to any lock-ups and other restrictions on the non-cash portion of the consideration received to the same extent as agreed to by the Diamond Companies, except that the lock-up period applicable to the Stockholders shall in no event exceed 180 days for an IPO and 90 days otherwise.

5. TERM OF AGREEMENT

5.1 Term. Subject to the following, this Agreement shall be effective as of the Effective Date and shall continue in full force and effect until the consummation of a Change of Control. In the event that the Stockholders decline to sell the Post Companies as a result of the right granted in the first sentence of Section 4.3 hereof, each of the agreements pursuant to which the Post Companies provide services to the PMR VPOA’s shall remain in full force and effect together with the Diamond Companies’ covenants of non-interference with such service agreements as contained in the Oversight Agreement, which is one of the Transaction Agreements, and in any of the other Transaction Agreements, including the non-solicitation and non-interference covenants contained in the Mutual Restrictive Covenant Agreement, which also is one of the Transaction Agreements. The applicable penalties for any such interference as provided in the Oversight Agreement and applicable to the Diamond Companies, Post and the Post Companies shall also remain in full force and effect for as long as such agreements pursuant to which the Diamond Companies and the Post Companies respectively provide services to any VPOAs continue in effect.

5.2 Termination Upon Cause or Upon a Specified Event.

5.2.1 Either Diamond on the one hand, or Post and the Post Companies on the other hand, shall be entitled to terminate this Agreement upon written notice if the other fails to keep, observe or perform any material covenant agreement, term or provision of this Agreement, required to be kept, observed or performed by such party, and such failure shall continue for a period of thirty (30) days after written notice thereof to the defaulting party (unless such failure cannot be cured within thirty (30) days, in which

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event this Agreement shall not be terminable pursuant to this Section 5.2.1 if the defaulting party commences to cure such failure within the thirty (30) day period and diligently proceeds in good faith to complete the same).

5.2.2 This Agreement shall terminate if either all of the Diamond Companies, on the one hand, or all of the Post Companies, on the other hand, dissolve without respective successors, or, if either all of the Diamond Companies on the one hand, or all of the Post Companies on the other hand, voluntarily file a petition in bankruptcy or make an assignment for the benefit of creditors or otherwise seek relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or either such group of entities is the subject of an involuntary petition in bankruptcy which is not set aside within sixty (60) days of its filing.

6. DISPUTE RESOLUTION

6.1 Dispute Resolution.

6.1.1 Non-EBITDA, Consideration or Multiple Disputes. The parties hereto shall, and shall cause their respective Affiliates to, resolve any dispute, controversy or claim between the parties hereto arising out of or in connection with this Agreement and any transactions contemplated hereby, other than in respect of the calculation of EBITDA, adjusted EBITDA or consideration received in a Change of Control (a “Non-Consideration Dispute”) in accordance with the following procedures: within 30 business days after any party has served written notice on the other party, such Dispute shall be submitted to the New York, New York office of JAMS for mediation. The mediation shall take place in New York, New York. Notwithstanding anything contained in this Agreement to the contrary, in no event will any party be obligated to participate in any mediation for more than 30 business days.

6.1.2 EBITDA, Consideration or Multiple Disputes. The parties hereto shall, and shall cause their respective Affiliates to, resolve any dispute, controversy or claim between the parties hereto arising out of or in connection with the calculation of EBITDA, adjusted EBITDA, consideration received in a Change of Control or the applicable Diamond Multiple (a “Consideration Dispute”) in accordance with the following procedures:

(a) As soon as practicable, but not later than (i) thirty (30) days prior to the anticipated consummation of a Sale of the Company or (ii) sixty (60) days prior to the anticipated initial filing in respect of an IPO, Diamond shall prepare in good faith and deliver to Post a statement (the “Multiple Statement”) setting forth, as of the open of business on the date of the anticipated consummation of a Change of Control, a calculation of Diamond’s EBITDA and adjusted EBITDA, the consideration to be received in such Change of Control and the implied Diamond Multiple, including each of the components thereof.

(b) Within fifteen (15) days following delivery of the Multiple Statement, Post may deliver written notice (the “Protest Notice”) to Diamond of

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any disagreement that Post may have as to the Multiple Statement. Such Protest Notice shall set forth in reasonable detail the amount(s) in dispute. The failure of Post to deliver such Protest Notice within the prescribed time period will constitute Post’s acceptance of Diamond’s EBITDA and adjusted EBITDA, the consideration to be received in such Change of Control and the implied Diamond Multiple as set forth in the Multiple Statement delivered by Diamond.

(c) If Diamond and Post are unable to resolve any disagreement as to the Closing Statement within five (5) days following Diamond’s receipt of the Protest Notice, then the amounts in dispute will be promptly referred to the New York office of PricewaterhouseCoopers (the “Accountants”), for final arbitration, which arbitration shall be completed within thirty (30) days after the matter is submitted to the Accountants, and which arbitration shall be final and binding on both Diamond and Post. The Accountants shall act as an arbitrator to determine, based solely on presentations and submissions by Diamond and Post, and not by independent review, only those amounts still in dispute. Diamond and Post agree to execute, if requested by the Accountants, a reasonable engagement letter. The fees and expenses of the Accountants shall be allocated between Diamond and Post so that Post’s share of such fees and expenses shall be equal to the product of (x) the aggregate amount of such fees and expenses, and (y) a fraction, the numerator of which is the amount in dispute that is ultimately unsuccessfully disputed by Post (as determined by the Accountant) and the denominator of which is the total amount in dispute submitted to arbitration. The balance of such fees and expenses shall be paid by Diamond.

6.2 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF.

6.3 Venue; Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT IN AND FOR THE STATE OF DELAWARE AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS AS PROVIDED ON THE SIGNATURE PAGES HERETO. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

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7. MISCELLANEOUS

7.1 Assignment.

7.1.1 This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party hereto may assign this Agreement or any rights hereunder, nor may any Party delegate any of its duties to be performed hereunder, without the prior written consent of the other Parties hereto

7.1.2 For purposes of this Agreement, a Change in Control of any Post Company shall be deemed to be an assignment and shall require the prior written consent of Diamond, which consent may be granted or withheld in the sole discretion of Diamond. For purposes hereof, a “Change in Control of any Post Company” shall be deemed to occur upon any transfer (whether with or without consideration) or upon entering into any arrangement, as a result of which transfer or arrangement Post would cease to have effective control of such Post Company and the ability to direct the actions of such Post Company.

7.2 Confidentiality of Agreement. The terms of this Agreement shall be maintained in confidence by the Parties except where disclosure is required by law or in performance hereof.

7.3 Amendment. This Agreement may only be amended or modified by a written instrument executed by Diamond and Post. Subject first to the severability provisions set forth in Section 7.8, this Agreement shall be subject to immediate review and amendment if required by any change in state or federal regulations, including regulations pertaining to state, federal or other third-party reimbursement programs; provided, however, that any such amendment shall be subject to the approval of the Parties.

7.4 Headings. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement.

7.5 Entire Agreement. This Agreement represents the entire agreement among the Parties with respect to the specific subject matter hereof and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon any Party and supersedes any prior agreement among the Parties with respect to such specific subject matter. Notwithstanding the foregoing, this Agreement constitutes one of the Transaction Agreements, all of which Transaction Agreements are being executed and delivered concurrently to be effective on the Effective Date for the purpose of reflecting and establishing binding contractual obligations that are all related to one another and together constitute an overall transaction of which this Agreement is an integral part.

7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, including facsimiles thereof, shall be deemed to be an original, and each such counterpart shall together constitute the same agreement. Signatures to this Agreement transmitted by facsimile, by electronic mail in PDF form or by any other electronic means designed to preserve the original graphic and pictorial appearance of a document, shall be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

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7.7 Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof; if by facsimile, upon confirmation of transmission; if mailed by certified or registered mail, postage prepaid, three business days after deposit in the United States mail; or if sent by nationally recognized courier service, delivery costs prepaid, on the business day following the date of deposit at the courier service, and in any event, to be addressed to the applicable Party at the addresses provided in the signature blocks below, or at such other address as may hereafter be provided by proper notice. A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations, and liabilities of the Parties.

7.8 Effect of Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this Agreement, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Each Party waives any and all claims or contests it has, based on federal or state laws proposed or in effect as of the Effective Date, which would or could allow the party to challenge the existence, validity or enforceability of this Agreement.

7.9 Applicable Law; Venue. The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any and all suits, legal actions or proceedings shall be brought only in a state or federal court located in the State of Delaware, and each Party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings.

7.10 Equitable Relief. Each Party acknowledges and agrees that the remedies at law of the other Parties for any breach of this Agreement would be inadequate and agrees that in addition to any remedy at law which it may have, the other Party may be granted temporary, preliminary and permanent injunctive relief in any proceeding which may be brought to enforce such provisions, without the necessity of posting a bond as security or proof of actual damage. Each Party further acknowledges and agrees that any proceeding brought pursuant to this Section 7.10 may be adjudicated in a state or federal court of competent jurisdiction located in the State of Delaware, and that the court shall have all the necessary authority to issue the injunctive relief described herein.

7.11 Expenses. Each Party shall be responsible for and shall pay its own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the Parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives effective on the Effective Date.

DIAMOND RESORTS CORPORATION

10600 West Charleston Boulevard
Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

/s/ Mark D Post
MARK POST 4575 Dean Martin Drive #1703 Las Vegas, NV 89103

MONARCH OWNER SERVICES, INC.

By:	/s/ Mark D Post

Name:	MARK D POST

Its:	PRESIDENT

MONARCH OWNERS SERVICES, LLC

By:	/s/ Mark D Post

Name:	MARK D POST

Its:	MANAGING MEMBER

[Signature Page to Co-Sale Cooperation Agreement]

RESORT SERVICES GROUP, INC.

By:	/s/ Mark D Post

Name:	MARK D POST

Its:	PRESIDENT

RESORT SERVICES GROUP, LLC

By:	/s/ Mark D Post

Name:	MARK D POST

Its:	MANAGING MEMBER

MONARCH GRAND VACATIONS MANAGEMENT, INC.

By:	/s/ Mark D Post

Name:	MARK D POST

Its:	PRESIDENT

MONARCH GRAND VACATIONS MANAGEMENT, LLC

By:	/s/ Mark D Post

Name:	MARK D POST

Its:	MANAGING MEMBER

[Signature Page to Co-Sale Cooperation Agreement]

Annex A - Stockholder Multiples

Stockholder Multiple: Sale of the Company

The greater of

(a) five (5), and

(b) for a Sale of the Company

(i) that occurs within 2 1/2 years of the Effective Date, the sum of the Diamond Multiple plus 1;

(ii) that occurs after 2 1/2 years but before 5 years after the Effective Date, the Diamond Multiple; and

(iii) that occurs at least 5 years after the Effective Date, the difference of the Diamond Multiple minus 1.

Stockholder Multiple: IPO

The greater of

(a) five (5), and

(b) for an IPO

(i) that occurs within 2 1/2 years of the Effective Date, the sum of the Diamond Multiple plus 2.5;

(ii) that occurs after 2 1/2 years but before 5 years after the Effective Date, the sum of the Diamond Multiple plus 1.5; and

(iii) that occurs at least 5 years after the Effective Date, the Diamond Multiple plus 0.5.

Annex B – IPO Warrants

In connection with any IPO in which IPO Warrants may be part of Qualifying Consideration:

(a) such IPO Warrants will be issued on or prior to the thirtieth (30th) Business Day prior to the date on which a preliminary prospectus is first filed in respect of such IPO (the “Determination Date “) and will be exercisable from the effective date of such IPO until the 5th anniversary thereof;

(b) such IPO Warrants may be exercised for cash or using customary cashless exercise methods (pursuant to which the aggregate value of the “spread” between the market price of the shares of the IPO Corporation and the exercise price of the IPO Warrants is paid via the issuance of shares of the IPO Corporation valued at the market price of such shares;

(c) subject to the final paragraph of this Annex B, the per share exercise price for such IPO Warrants shall be the per share market value of the shares of the IPO Corporation immediately prior to the Determination Date, as agreed to by the parties or, if the parties do not agree, as determined in good faith by a financial advisory firm reasonably acceptable to the parties; and

(d) subject to the final paragraph of this Annex B, the aggregate number of shares of the IPO Corporation for which such IPO Warrants may be exercised shall be determined by the following formula:

(F • E)
(X – Y)

Where:

F = the Factor used in such IPO;

E = the adjusted EBITDA of the Post Companies as of the Determination Date;

X = the per share price at which shares of the IPO Corporation are expected to be sold in such IPO; and

Y = the per share price of the shares of the IPO Corporation immediately prior to the Determination Date.

By way of example, if the initial filing of a preliminary prospectus is made June 1, 2015, the adjusted EBITDA of the Post Companies equals $5 million as of the Determination Date, the per share price at which shares of the IPO Corporation are expected to be sold in such IPO equals $20, and the per share price of the shares of the IPO Corporation immediately prior to the Determination Date equals $15, then the IPO Corporation may issue as Qualifying Consideration IPO Warrants with an exercise price of $15 per share for a number of shares equal to:

(2 • $5,000,000)	=	$10,000,000	=	2,000,000.
($20 – $15)		$5

Notwithstanding the foregoing, the IPO Warrants shall include provisions pursuant to which the number of shares for which such IPO Warrants are exercisable, and the per share exercise price, may be adjusted to reflect any changes between (a) the Post Companies’ adjusted EBITDA as of the Determination Date and the effective date of the IPO and (b) the per share price at which shares of the IPO Corporation are expected to be sold in such IPO and the price at which they are actually sold.

The shares underlying the IPO Warrants shall be either (i) registered but subject to any lock-ups applicable to the Diamond Companies or (ii) entitled to demand registration rights mutually agreeable to Post and the IPO Corporation.

Schedule A

LIST OF POST COMPANIES

Monarch Owner Services, Inc., a California corporation (known as MOSI)

Monarch Owners Services, LLC, a Nevada limited liability company

Resort Services Group, Inc., a California corporation (known as RSG)

Resort Services Group, LLC, a Nevada limited liability company

Monarch Grand Vacations Management, Inc., a California corporation (known as MGVMI)

Monarch Grand Vacations Management, LLC, a Nevada limited liability company

Schedule B

STOCKHOLDERS IN POST COMPANIES OTHER THAN MARK POST

NONE

MANAGEMENT SUB-CONTRACTOR AGREEMENT

This Management Sub-Contractor Agreement (the “Agreement”) is made this 24th day of October, 2011, but effective on the date of the closing of the Transaction, which term is defined below (“Effective Date”), by and between Diamond Resorts Corporation, a Maryland corporation (“Diamond”), DPM Acquisition, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Diamond (“Buyer”) and Mark Post (“Post”). Each of the foregoing may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Diamond, together with its direct and indirect subsidiaries (collectively the “Diamond Companies”), is in the business (the “Business”) of developing, marketing and operating timeshare vacation ownership resorts in the United States and abroad and, in furtherance thereof, providing management services for the benefit of the trusts, not-for-profit associations and other similar entities formed to represent interests of owners of timeshare resort intervals relative to such vacation ownership resorts (the “VPOAs”); and

WHEREAS, Buyer, an indirect wholly-owned subsidiary of Diamond, has entered into that certain Asset Purchase Agreement, dated as of October 24, 2011 (the “Purchase Agreement”), by and among Buyer, Pacific Monarch Resorts, Inc., a California corporation (“PMR”) and the direct and indirect subsidiaries of PMR named therein (together with PMR, the “Sellers”) pursuant to which Buyer shall acquire certain assets from and assume certain liabilities of Sellers relating to timeshare vacation ownership resorts (the “Transaction”); and

WHEREAS, pursuant to the Transaction, Buyer will assume certain management agreements from PMR, known as the “Non-Legacy Resort Management Agreements” herein, and Buyer will be responsible for providing a variety of services thereunder to certain timeshare vacation ownership resorts included in the Transaction (the “PMR VPOAs”); and

WHEREAS, Post has extensive experience in the management and operation of vacation ownership resorts and VPOAs, and prior to the consummation of the Transaction was involved in the management of the resorts subject to the Non-Legacy Resort Management Agreements; and

WHEREAS, Buyer desires to engage Post to provide it with certain services to assist Buyer in performing Buyer’s obligations under the Non-Legacy Resort Management Agreements; and

WHEREAS, Buyer, and Post desire to enter into this Agreement to set forth the obligations of Buyer and Post in connection with the provision of consulting services to Buyer; and

WHEREAS, Diamond, one or more of the Diamond Companies, including Buyer, Post, one or more companies owned by Post, and/or one or more affiliates of Post are, as of the date hereof, entering into (a) a Co-Sale Cooperation Agreement, (b) a Building Transfer and Development Agreement, (c) a Mutual Restrictive Covenant Agreement, (d) an Oversight Agreement, (e) a Non-Exclusive Aircraft Sublease Agreement, (f) a Consulting and Phantom

Interest Award Agreement, (g) an Assumption of Guarantees and Acknowledgement of Liabilities Agreement, and (h) an Affirmation Agreement (together with this Agreement, each a “Transaction Agreement” and collectively the “Transaction Agreements”).

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, the sufficiency of which consideration is hereby acknowledged, the Parties do hereby agree as follows:

1. AGREEMENTS

1.1 Definitions. For purposes hereof:

1.1.1 “Non-Legacy Resort Management Agreements” means those agreements listed on Schedule A hereto.

1.1.2 “Fee Amount” means, for any calendar month, an amount equal to ten percent (10%) of one –twelfth ( 1/2) of the PMR VPOA board-approved budgeted management fee for the applicable calendar year during the term of this Agreement to be paid to Buyer pursuant to the Non-Legacy Resort Management Agreements.

1.2 Description of Services. During the term of this Agreement, Post will, and will cause one or more of his Affiliates to provide to Buyer certain of the services associated with and designated in the Non-Legacy Resort Management Agreements as agreed among the Parties (the “Services”).

1.3 Consideration for Services. As consideration for the Services, Post shall be paid the Fee Amount in advance on the first calendar day of each month during the term of this Agreement. Pursuant to the Transaction Agreement known as the Building Transfer and Development Agreement, Post is acquiring Villa #8302 in Building G at Cabo Azul (“Villa Unit G8302”), and Riviera Mi Vida, S. de R.L.de C.V., a Mexican corporation, is acquiring the 38 villas at Cabo Azul commonly known collectively as “Building A”. The purchase price for Villa Unit #8302 and Building A shall be paid to Buyer as a reduction of the first amounts payable as the Fee Amount under this Agreement (a) first, until the full amount of the purchase price of $153,846.15 for Villa Unit #8302 is satisfied in full, and (b) second, until the full amount of the purchase price of $5,846,153.80 for Building A is satisfied in full; provided, however that in the event such reduction creates taxable income to Post or any Affiliate of Post during the applicable tax year (for either state or federal income tax purposes), Buyer shall, upon Post’s request, pay Post in cash the portion of the Fee Amount equal to the actual state and federal tax obligations incurred and apply the remaining balance against the Villa Unit #8302 and/or Building A purchase price.

1.4 Level of Effort; Quality of Services. Except as otherwise expressly provided in this Agreement, all Services which the Company renders to Buyer pursuant to this Agreement shall be provided on a “reasonable efforts” basis. For purposes of this Agreement, a “reasonable efforts” basis means performing any specific tasks agreed to by the parties in a commercially reasonable manner, consistent with industry standards. It is understood and agreed that Post has other business obligations in addition to those contemplated by this Agreement, and that the Services will not be given priority over reasonable and necessary services required to meet the

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other obligations of Post. The Services will be performed as and when required in the ordinary course as deemed customary within the timeshare resort vacation ownership resort industry (the “Industry”) and at the reasonable discretion of Post. All of the Services shall be performed in accordance with the requirements of the Non-Legacy Resort Management Agreements at not less than the standard for such type services within the Industry.

1.5 Warranty Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN, POST MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES, INCLUDING, WITHOUT LIMITATION, THE WARRANTIES IMPLIED BY LAW OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, REGARDING THIS AGREEMENT, OR THE PERFORMANCE OF THE SERVICES CONTEMPLATED BY THIS AGREEMENT.

1.6 Subcontracting. The Services may not be subcontracted, in whole or in part, by Post without the written approval of Buyer, unless such subcontractor is an affiliated entity of Post. If the Services are subcontracted with Buyer’s approval, the Company will nonetheless at all times remain liable for the performance by its subcontractor in accordance with the terms of this Agreement.

1.7 Limitation of Liability. Post will not be liable to Buyer or to any other person or entity for special, indirect, consequential or punitive damages caused by, attributable to or arising in connection with the performance, nonperformance or delayed performance of the Services, or any act or omission of Post or any person or entity acting on behalf of Post, whether negligent or otherwise, including, without limitation, damages relating to loss of profit or business interruption, however such damages may be caused, except for such damages attributable to the fraud, gross negligence, bad faith or willful misconduct of Post or any agent of Post.

1.8 Effect of Change of Control. Change of Control shall have for purposes of this Agreement the meaning assigned to such term in the Co-Sale Cooperation Agreement. The EBITDA associated with the Fee Amount will not be considered EBITDA of the Post Companies and shall be added back to the EBITDA of the Diamond Companies for all purposes of determining valuation under the Co-Sale Cooperation Agreement.

2. TERM OF AGREEMENT

2.1 Term. This Agreement shall be effective as of the Effective Date hereof and shall continue in full force and effect until the consummation of a Change of Control, unless and until terminated as hereinafter provided.

2.2 Termination Upon a Specified Event.

2.2.1 Either party shall be entitled to terminate this Agreement upon written notice if the other party fails to keep, observe or perform in any material respect any material covenant, agreement, term or provision of this Agreement, required to be kept, observed or performed by such party, and such material failure shall continue for a period of ninety (90) days after written notice thereof to the defaulting party (unless such failure cannot be cured within ninety (90) days, in which event this Agreement shall not be terminable pursuant to this Section 2.2.1 if the defaulting party commences to cure such failure within the ninety (90) day period and diligently proceeds in good faith to complete the same).

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2.2.2 This Agreement shall immediately and automatically terminate in the event of the termination of the Non-Legacy Resort Management Agreements by the PMR VPOA’s prior to the Change of Control. In the absence of such termination by the PMR VPOA’s prior to the Change of Control, Post shall be both obligated and entitled to perform the Services and receive the Fee Amount in consideration of performing the Services. None of Diamond, Buyer or the Diamond Companies or any Person controlled by or under common control with the Diamond Companies shall cause or attempt to cause the PMR VPOA’s to terminate the Non-Legacy Resort Management Agreements.

2.2.3 This Agreement shall terminate if either all of the Diamond Companies, on the one hand, or the Company, on the other hand, dissolve without respective successors or, if either all of the Diamond Parties, on the one hand, and Post on the other hand, voluntarily file a petition in bankruptcy or make an assignment for the benefit of creditors or otherwise seek relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or either all of the Diamond Parties, on the one hand, or Post, on the other hand, is the subject of an involuntary petition in bankruptcy which is not set aside within sixty (60) days of its filing.

3. PROPRIETARY/CONFIDENTIAL INFORMATION

3.1 Work Product. All programs, documentation, policies, concepts, ideas, innovations, improvements, developments, methods, analyses and designs or other materials or other works of authorship developed, created or assembled by Post or any of his Affiliates on and after the Effective Date pursuant to this Agreement, including but not limited to, all data accumulated through Post’s provision of the Services (directly or indirectly through one or more Affiliates) and the related business administration, utilization management and quality improvement systems, programs, plans or procedures (collectively, the “Work Product”) shall be owned exclusively by Buyer. Post shall, and will cause one or more of his Affiliates to promptly disclose the Work Product to Buyer, and at Buyer’s expense, perform all actions reasonably requested by Buyer to establish and confirm such ownership. Buyer shall also acquire all copyright, trade secret, patent, trademark, trade dress, “know how,” and other intellectual property rights inherent in or arising from the Work Product as of the date on which Buyer acquires the Work Product. This Section 3.1 does not apply to any programs, documentation, policies and designs or other materials or other works of authorship developed, created or assembled by Post for which no equipment, supplies, facility, employees or Confidential Information of Buyer was used, that does not relate directly to the business of Buyer and its subsidiaries, and that was developed entirely on Post’s own time, but this Section 3.1 does apply to the extent that any of the foregoing (a) relate to (i) the VPOAs or (ii) Buyer’s actual or demonstrably anticipated business development plans, or (b) results from any work performed by Post or any of his Affiliates for or on behalf of Buyer.

3.2 Confidentiality. Post recognizes, for himself and on behalf of any Affiliate that provides Services, that, except as otherwise specifically set forth in Section 3.1, all business information, documents, and records received from Buyer or provided access to by Buyer in

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order to render the Services called for under this Agreement, are the property of Buyer (collectively the “Confidential Information”), and that during and after the term of this Agreement, Post shall not, and shall cause his affiliates not to, remove, use, disclose or reproduce such Confidential Information except for the limited purpose of fulfilling their obligations under this Agreement or as otherwise directed in writing by Buyer; provided, that the term Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Post or his affiliates in breach of this Agreement, (ii) is or becomes available to Post on a non-confidential basis from a source other than Buyer who, to Post’s knowledge, is not subject to a confidentiality agreement with, or other obligation of secrecy to, Buyer prohibiting such disclosure, or (iii) was independently developed by Post without reference to the Confidential Information. Except as otherwise specifically set forth in Section 3.1, Post and his Affiliates shall not have any rights to such Confidential Information or records or to copies thereof except as may be required by applicable law; provided, that Post may retain one (1) copy of all Confidential Information disclosed to him for archival purposes, which Confidential Information shall remain subject to the provisions of this Section 3.2 even if this Agreement is otherwise no longer in effect. Post may disclose Confidential Information in response to any valid subpoena or other valid compulsory process, provided that Post shall first use his best efforts to make all legitimate, good faith objections, if any, to the production of such information and, if production is required, shall use his best efforts to seek a protective order limiting dissemination of such Confidential Information, the contents thereof and the transactions contemplated thereby solely to persons having a need to know for purposes of the proceeding in which the production is sought. In the event that Post is requested or become legally compelled (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) to make any disclosure which is prohibited or otherwise constrained by this Section 3.2, Post shall (i) provide Buyer with prompt notice of such request(s) so that Buyer may seek an appropriate protective order or other appropriate remedy and/or waive Post’s compliance with the provisions of this Section 3.2, and (ii) cooperate with Buyer in its efforts to decline, resist or narrow such requests. Post also acknowledges that any damages for breach of this Section 3.2 may be incalculable and an insufficient remedy. Accordingly, Post agrees that in the event of any breach of this Section 3.2, Buyer shall be entitled to equitable relief, including injunctive relief and specific performance and without the necessity of posting any bond.

3.3 Special Buyer Covenant. In light of the special circumstances and nature of this Agreement, Buyer, Diamond and certain other Diamond Companies may receive from or acquire access to confidential and proprietary information of Post (“Post Proprietary Information”), which Post Proprietary Information may or may not be or become part of Work Product as defined in Section 6.1 and which will not be acquired by Buyer unless and until there is a Change of Control in which Post and his affiliates participate. Therefore, during the term of this Agreement, and continuing thereafter unless there is a Change in Control in which Post and his affiliates participate, none of Buyer, Diamond or any other of the Diamond Companies shall use, remove, disclose or reproduce any Post Proprietary Information except as necessary and required for the benefit of the PMR VPOA’s without any harm to Post. The same exceptions to what is Confidential Information and the same protective procedures applicable to Confidential Information as provided in Section 3.2 hereof shall apply to the Post Proprietary Information.

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4. DISPUTE RESOLUTION

4.1 Dispute Resolution. The parties hereto shall, and shall cause their respective affiliates to, resolve any dispute, controversy or claim whatsoever between the parties hereto arising out of or in connection with this Agreement and any transactions contemplated hereby (a “Dispute”) in accordance with the following procedures: within 30 business days after any party has served written notice on the other party, such Dispute shall be submitted to the New York, New York office of JAMS for mediation. The mediation shall take place in New York, New York. Notwithstanding anything contained in this Agreement to the contrary, in no event will any party be obligated to participate in any mediation for more than 30 business days.

4.2 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF.

4.3 Venue; Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT IN AND FOR THE STATE OF DELAWARE AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS AS PROVIDED ON THE SIGNATURE PAGES HERETO. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

5. MISCELLANEOUS

5.1 Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party hereto may assign this Agreement or any rights hereunder, nor may any Party delegate any of its duties to be performed hereunder, without the prior written consent of the other Parties hereto

5.2 Confidentiality of Agreement. The terms of this Agreement shall be maintained in confidence by the Parties except where disclosure is required by law or in performance hereof.

5.3 Amendment. This Agreement may only be amended or modified by a written instrument executed by all of the Parties hereto. Subject first to the severability provisions set forth in Section 5.8, this Agreement shall be subject to immediate review and amendment if

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required by any change in state or federal regulations, including regulations pertaining to state, federal or other third-party reimbursement programs; provided, however, that any such amendment shall be subject to the approval of the Parties.

5.4 Headings. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement.

5.5 Entire Agreement. This Agreement represents the entire agreement among the Parties with respect to the specific subject matter hereof and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon any Party and supersedes any prior agreement among the Parties with respect to such specific subject matter. Notwithstanding the foregoing, this Agreement constitutes one of the Transaction Agreements, all of which Transaction Agreements are being executed and delivered concurrently to be effective on the Effective Date for the purpose of reflecting and establishing binding contractual obligations that are all related to one another and together constitute an overall transaction of which this Agreement is an integral part.

5.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, including facsimiles thereof, shall be deemed to be an original, and each such counterpart shall together constitute the same agreement. Signatures to this Agreement transmitted by facsimile, by electronic mail in PDF form or by other electronic means designed to preserve the original graphic and pictorial appearance of a document, shall be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

5.7 Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof; if by facsimile, upon confirmation of transmission; if mailed by certified or registered mail, postage prepaid, three business days after deposit in the United States mail; or if sent by nationally recognized courier service, delivery costs prepaid, on the business day following the date of deposit at the courier service, and in any event, to be addressed to the applicable Party at the addresses provided in the signature blocks below, or at such other address as may hereafter be provided by proper notice. A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations, and liabilities of the Parties.

5.8 Effect of Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this Agreement, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Each Party waives any and all claims or contests it has, based on federal or state laws proposed or in effect as of the Effective Date, which would or could allow the party to challenge the existence, validity or enforceability of this Agreement.

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5.9 Applicable Law; Venue. The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any and all suits, legal actions or proceedings shall be brought only in a state or federal court located in the State of Delaware, and each Party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings.

5.10 Equitable Relief. Each Party acknowledges and agrees that the remedies at law of the other Parties for any breach of this Agreement would be inadequate and agrees that in addition to any remedy at law which it may have, the other Party may be granted temporary, preliminary and permanent injunctive relief in any proceeding which may be brought to enforce such provisions, without the necessity of posting a bond as security or proof of actual damage. Each Party further acknowledges and agrees that any proceeding brought pursuant to this Section 5.10 may be adjudicated in a state or federal court of competent jurisdiction located in the State of Delaware, and that the court shall have all the necessary authority to issue the injunctive relief described herein.

5.11 Expenses. Each Party shall be responsible for and shall pay its own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their duly authorized representatives effective as of the Effective Date hereof.

DPM ACQUISITION, LLC

c/o Diamond Resorts Corporation
10600 West Charleston Boulevard
Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

DIAMOND RESORTS CORPORATION

10600 West Charleston Boulevard
Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

/s/ Mark Post
MARK POST
4575 Dean Martin Drive
#1703
Las Vegas, NV 89103

[Signature Page to Management Sub-Contractor Agreement]

Schedule A

List of Non-Legacy Resort Management Agreements

Management Agreement dated March 5, 2009, between Pacific Monarch Resorts, Inc., and Cancun Vacation Plan Owners Association

Management Agreement [Administration] dated March 5, 2009, between Pacific Monarch Resorts, Inc., and Cabo Azul Vacation Plan Owners Association

Management Agreement [Operations] dated March 5, 2009, between Pacific Monarch Resorts, Inc., and Cabo Azul Vacation Plan Owners Association

Management Agreement dated March 5, 2009, between Pacific Monarch Resorts, Inc., and Cedar Breaks Lodge and Spa Vacation Plan Owners Association

Management Agreement dated March 5, 2009, between Pacific Monarch Resorts, Inc., and Monarch Grand Vacations Owners Association

Post shall perform all of the services designated in the above-listed Non-Legacy Resort Management Agreements.

OVERSIGHT AGREEMENT

This Oversight Agreement (the “Agreement”) is made this 24th day of October, 2011, but effective on the date of the closing of the Transaction, which term is defined below (“Effective Date”), by and among Diamond Resorts Corporation, a Maryland corporation (“Diamond”), Diamond Resorts Management, Inc., an Arizona corporation (“DRM”), DPM Acquisition, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Diamond (“Buyer”), Mark Post (“Post”), and each of the entities identified as a “Post Company” on the signature pages hereto. Each of the foregoing may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Diamond together with its direct and indirect subsidiaries (collectively the “Diamond Companies”) is in the business (the “Business”) of developing, marketing and operating timeshare vacation ownership resorts in the United States and abroad and, in furtherance thereof, providing management services for the benefit of the trusts, not-for-profit associations and other similar entities formed to represent interests of owners of timeshare resort intervals relative to such vacation ownership resorts (the “VPOAs”); and

WHEREAS, Buyer has entered into that certain Asset Purchase Agreement, dated as of October 24, 2011 (the “Purchase Agreement”), by and among Buyer, Pacific Monarch Resorts, Inc., a California corporation (“PMR”) and the direct and indirect subsidiaries of PMR named therein (together with PMR, the “Sellers”) pursuant to which Buyer shall acquire certain assets from and assume certain liabilities of Sellers relating to timeshare vacation ownership resorts (the “Transaction”); and

WHEREAS, the Post Companies provide services to VPOAs which represent the interests of consumers in the timeshare vacation ownership resorts included in the Transaction (the “PMR VPOAs”); and

WHEREAS, Post controls and maintains controlling equity ownership stakes in each of the Post Companies; and

WHEREAS, Post desires for the Post Companies to continue providing management and oversight services to and for the benefit of the PMR VPOAs pursuant to the agreements listed on Schedule A hereto between the Post Companies and the PMR VPOAs (the “Post Company Agreements”), each which is in force as of the date hereof and pursuant to which the services identified on such Schedule A are provided by the Post Companies to the PMR VPOAs identified on such Schedule A; and

WHEREAS, the Diamond Companies desire for the Post Companies to continue providing management and oversight services to and for the benefit of the PMR VPOAs under the Post Company Agreements; and

WHEREAS, the Diamond Companies have a material, continuing interest in ensuring that the PMR VPOAs are managed in a manner consistent with the standards of the Diamond Companies for their customers, brands, facilities and assets; and

WHEREAS, Diamond, DRM, Post and the Post Companies desire to enter into this Agreement to set forth the obligations of Post and the Post Companies in connection with the provision of management and oversight services to the VPOAs and the Diamond Companies; and

WHEREAS, Diamond, one or more of the Diamond Companies, Post, one or more of the Post Companies, and/or one or more affiliates of Post are, as of the date hereof, entering into (a) a Co-Sale Cooperation Agreement, (b) a Building Transfer and Development Agreement, (c) a Mutual Restrictive Covenant Agreement, (d) a Management Sub-Contractor Agreement, (e) a Non-Exclusive Aircraft Sublease Agreement, (f) a Consulting and Phantom Interest Award Agreement, (g) an Assumption of Guarantees and Acknowledgement of Liabilities Agreement and (h) an Affirmation Agreement (together with this Agreement, each a “Transaction Agreement” and collectively the “Transaction Agreements”).

NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, the sufficiency of which consideration is hereby acknowledged, the Parties do hereby agree as follows:

1. CONTINUATION OF RELATIONSHIP WITH PMR VPOAS

1.1 Non-Interference with Post Company Agreements. Except as otherwise set forth herein or as provided in the Purchase Agreement, the Transaction or the Bankruptcy Case (as defined in the Purchase Agreement), none of the Diamond Companies, any Person controlled by or under common control with the Diamond Companies, or any successor to any of the Diamond Companies shall interfere with, disrupt or obstruct in any manner (including without limitation through a breach of any of the non-solicitation or non-interference covenants contained in the Mutual Restrictive Covenant Agreement (which is one of the Transaction Agreements) or by any interference with a board of directors of a PMR VPOA or its members) the contractual relationships between the PMR VPOAs and the Post Companies set forth in the Post Company Agreements (and any and all related contracts) as of the date hereof, together with renewals and amendments thereof; provided that notice of any such amendment, along with a copy of any amendment, is provided to the Diamond Companies. Except as otherwise set forth herein, each of the Post Company Agreements (and any and all related contracts) shall continue in full force and effect until their expiration or termination in accordance with the terms set forth therein.

1.1.1 In the event that any of the Diamond Companies (or any Affiliate or successor thereof) shall violate Section 1.1, Post shall deliver written notice of such violation to Diamond and Buyer, which notice will set forth in reasonable detail the nature of such violation, and Diamond will use its best efforts to cure or cause to be cured such violation within 30 days of the delivery of such notice, and will provide Post with access to applicable personnel, facilities, books and records reasonably necessary in the good faith discretion of Diamond to confirm such violation has been cured. If such violation is cured in accordance with the foregoing, no breach of this Agreement shall be deemed to have occurred.

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1.2 Current Monarch Grand Vacations Inventory. Any timeshare interests acquired by Buyer from PMR in the Transaction (“Inventory”) that have been dedicated as of the Effective Date to the trust (the “MGV Trust”) formed for the benefit of Monarch Grand Vacations Owners Association (“MGVOA”) shall remain dedicated to the MGV Trust, provided that Buyer or Diamond may de-annex or seek to de-annex any of such Inventory dedicated as of the Effective Date to the MGV Trust as provided in this Section 1.2. In the event that any such MGV-dedicated Inventory is conveyed into a Diamond trust or de-annexed, if permissible and legally possible, Buyer shall either (i) allow the services provided by the Post Companies to MGVOA in respect of such conveyed Inventory to be continued by, and the related fees to continue to be paid in cash to, the applicable Post Company or (ii) if Buyer fails to allow the Post Companies to continue to render the services in respect of such conveyed Inventory, Diamond and Buyer shall compensate the Post Companies in an amount equal to the financial benefits lost by the Post Companies with respect to such services (“Post Inventory Benefits”), which Post Inventory Benefits shall be determined in good faith among the parties after providing Buyer with an opportunity to review the Post Companies’ books and records, and shall be paid in cash. In the event of a Change of Control (as such term is defined in the Co-Sale Cooperation Agreement, which is one of the Transaction Agreements), an amount equal to Post Inventory Benefits shall be included in the calculation of the Post Companies’ EBITDA under the Co-Sale Cooperation Agreement. For the avoidance of doubt, Diamond shall not be required to annex any undedicated Inventory acquired under the Purchase Agreement to the MGV Trust, and the annexing of such undedicated Inventory shall be at Diamond and Buyer’s sole discretion with Diamond and Buyer under no obligation to dedicate any Inventory undedicated on the Effective Date to the MGV Trust.

1.3 Independent Contractor Status. Diamond, Post and each Post Company are at all times acting and performing hereunder as independent contractors, retaining control over and responsibility for their own respective operations and personnel. None of Post, any Post Company or any of their respective principals, members, directors, officers, agents or employees shall be considered employees or agents of Diamond as a result of this Agreement. Each of Diamond, DRM and Buyer, on the one hand, and Post and the Post Companies, on the other hand, shall be solely responsible for their respective compliance, and shall indemnify the other for its noncompliance, with all state and federal laws pertaining to employment taxes, income withholding, unemployment compensation contributions and other employment related statutes regarding their respective employees, agents and servants. Nothing in this Agreement shall at any time be construed so as to create the relationship of employer and employee between Diamond, DRM and Buyer, on the one hand, and Post or any employee of any Post Company, on the other hand.

1.4 Non-Assumption of Liabilities. Subject to the Assumption of Guarantees and Acknowledgement of Liabilities Agreement, which is one of the Transaction Agreements, unless otherwise specifically provided for under the terms of this Agreement, all debts and liabilities of a Party to this Agreement to third parties, whether existing or future, shall be the debts and liabilities of such Party and not of any other Party and no Party shall be liable for any debts or liabilities of the other Party. Diamond, DRM and Buyer, on the one hand, and Post and the Post Companies, on the other hand, shall, and hereby do agree to, indemnify the other against any debts, obligations or liabilities of the indemnified Party unless such debts, obligations or liabilities are specifically provided in this Agreement to be borne by such indemnified Party.

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1.5 Almax Cabo. The Parties hereby acknowledge and agree that the rights to operate concessions at the property commonly known as Cabo Azul, and the rights to develop future concessions at Cabo Azul, as set forth in the relevant attachments to the Affirmation Agreement (which is one of the Transaction Agreements), a complete and correct copy of which has been delivered to Buyer, currently belong to a group of California, Mexico and Nevada entities that are owned or controlled by Post which constitute “Almax Cabo,” and such concession rights are not being acquired by Buyer pursuant to the Purchase Agreement. Buyer and the Diamond Companies agree to execute, deliver and record (if necessary) in favor of Almax Cabo such contracts, assignments and instruments as are required for Almax Cabo to retain and exploit such concession rights in perpetuity at Cabo Azul. Buyer and the Diamond Parties shall cooperate fully and use their respective reasonable best efforts in order to accomplish the requirements of this Section 1.5, including negotiating in good faith with any regulatory agencies and other third parties together with Post and Almax Cabo to secure such concession rights for Almax Cabo.

2. OBLIGATIONS OF POST COMPANIES

2.1 Management Services. To and for the benefit of Diamond and the VPOAs, the Post Companies shall continue to render the services provided to PMR VPOAs (“Management Services”) pursuant to the Post Company Agreements as described on Schedule A hereto. Notwithstanding anything to the contrary set forth in the Post Company Agreements, the Post Companies shall perform the Management Services in accord with Good Management Practice, as hereinafter defined. Furthermore, the Post Companies will substantially comply with and adopt all applicable and appropriate Diamond codes of conduct and ethics, operational policies and procedures and related matters to the extent applicable and appropriate to the Post Companies’ operations as communicated to the Post Companies from time to time by a senior executive of Diamond. For purposes of this Agreement, the phrase “Good Management Practice” shall mean the practices, methods and acts set forth on Schedule B, as the same may be modified to reflect Diamond’s operations generally, which practices, methods and acts will be implemented pursuant to a schedule to be negotiated in good faith and agreed upon by the Parties promptly following the Effective Date, with an initial phase-in no later than 3 months following the Effective Date and full implementation no later than December 31, 2013.

2.1.1 “Default” shall mean a failure by a Post Company (the “Defaulting Post Company”) to provide Management Services to a PMR VPOA (the “Affected VPOA”):

(a) In accordance with Good Management Practice in all material respects;

(b) Which failure Diamond reasonably believes in good faith is reasonably likely to result in a material adverse change in:

(1) The Affected VPOA’s assets, operations, conditions (financial or otherwise) or prospects; and

(2) Diamond’s ongoing relationship with the Affected VPOA; and

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(c) That did not arise from (i) conditions, events or circumstances generally affecting the industries in which the Defaulting Post Company operates, the United States economy as a whole or the capital markets in general or the geographical markets in which the Defaulting Post Company operates, to the extent not having a materially disproportionate effect on the Defaulting Post Company relative to other participants in the industry in with the Defaulting Post Company operates; (ii) any natural disasters or acts of nature, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing or underway as of the date hereof to the extent not having a materially disproportionate effect on the Defaulting Post Company relative to other participants in the industry in which the Defaulting Post Company operates; (iii) compliance with the terms of, or the taking of any action required by, the governing laws, rules or regulations applicable to, or the operative documents of, the Affected VPOA; provided, that in the event this clause (iii) shall apply with respect to any operative documents of the Affected VPOA, Post and the Post Companies shall use their best efforts to cooperate in good faith with Buyer to modify such operative documents in a manner intended to prevent such failure in the future; or (iv) the failure, breakdown or inability of the Diamond Companies’ Atlas hardware and software platform (“Atlas”) to enable the Post Companies to provide its Management Services as called for under Schedule B hereto in the event that the Defaulting Post Company shall have elected to use Atlas.

2.1.2 In the event of a Default, Diamond may deliver written notice of such Default to Post and the Defaulting Post Company, which notice will set forth in reasonable detail the nature of such Default, and the Defaulting Post Company will use its best efforts to cure such Default within 30 days of the delivery of such notice, and will provide the Diamond Companies with access to applicable Post Company personnel, facilities, books and records reasonably necessary in the good faith discretion of the Diamond Companies to confirm such Default has been cured. Notwithstanding the foregoing, in the event that the Default is unable to be cured within 30 days, but the Defaulting Post Company is using its best efforts to cure such Default with the cooperation and assistance of Diamond Companies, then such Default shall not constitute a Default entitling Diamond to take the action permitted under Section 2.1.3 below, and the Defaulting Post Company and Diamond shall mutually agree on the best course of action for the Defaulting Post Company, Diamond and the Affected VPOA; provided that any dispute as to whether best efforts are actually being used shall be subject to dispute resolution pursuant to Article V hereof.

2.1.3 In the event that either (a) the Defaulting Post Company fails to cure a Default pursuant to Section 2.1.2 above, or (b) the same or any substantially similar Default occurs more than three (3) times in any three-month period, but provided that such Default is a Default curable by the Defaulting Post Company, Diamond shall have the option to assume, or cause any other Diamond Company to assume the performance of such Management Service at or for the Affected VPOA(s) upon delivery of written notice electing such service to Post and the Post Companies.

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2.1.4 In the event that Diamond or any other Diamond Company assumes the performance of any Management Services in accordance with Section 2.1.3, the applicable Post Companies shall reimburse Diamond for (a) all out-of-pocket fees and expenses incurred in the performance of such Management Services, (b) a portion of the applicable Diamond Company’s overhead allocated to the performance of such Management Services, and (c) a reasonable margin on the such Management Services, such margin to be determined based on (x) arms-length agreements then in place between the applicable Diamond Company and a recipient of similar services or (y) if no such agreement is then in place, a reasonable margin customary in the industry, such reimbursement to be paid promptly upon receipt of an invoice for such amounts and, if such amounts are not paid promptly, the Diamond Companies may set off such amounts against any amounts owed by any of the Diamond Companies to any of the Post Companies under any Post Agreement.

2.1.5 Without limiting the foregoing, or anything set forth on Schedule B hereto, the Post Companies shall commence using the Diamond Companies’ “Atlas” system to provide Management Services as promptly as practicable after the Effective Date, which use shall be pursuant to a licensing agreement to be entered into as of the Effective Date in form and substance reasonably acceptable to the Parties and bearing a monthly base fee of $7,500, subject to periodic increases not to exceed the lesser of CPI or 3% in any single year, which fee shall include licensing, hosting, and Atlas-related base hardware and software support with any additional programming charges to be billed at standard rates; provided, that in the event such fee is less than the actual costs of providing such services, the Parties will negotiate in good faith to increase such fee.

2.2 MOSI. Notwithstanding the foregoing or any of the contractual terms of any Post Agreement (other than a Post Company Agreement to which Monarch Owner Services (“MOSI”) is a party), the Post Companies shall not increase their charges to the VPOAs in any single year by an amount in excess of a 3% rate increase. MOSI shall be entitled to earn a profit based on a percentage of gross expenditures, excluding charges relating to Post’s compensation, expense reimbursements and airplane charges, not to exceed the following: for the calendar years ended December 31, (a) 2012, seven percent (7%); (b) 2013, 2014 and 2015, ten percent (10%), and (c) 2016 and each year thereafter, fifteen percent (15%).

2.2.1 Post shall, no later than January 31 of each year during the term hereof, provide to Buyer a certification of the actual expenses incurred on an accrual basis of MOSI for the immediately preceding calendar year; provided, that if actual expenses change by more than 10% year over year, Buyer shall be afforded an opportunity to review the Post Companies’ and MOSI’s books and records.

2.2.2 In the event that there is a material error in the determination of actual expenses, as determined in the good faith judgment of Buyer, the applicable Post Company shall (a) reduce the fees charged to the affected VPOAs by a proportionate amount, and (b) refund any fees collected the affected VPOAs in excess of the margins set forth in Section 2.2 above, plus interest at four percent (4%) per year in excess of the prime rate of interest as published in The Wall Street Journal (changing as and when such rate changes).

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2.3 Reasonable Time and Attention. Post shall devote such business time and attention to the Post Companies as is required to cause the Post Companies to continue to perform the Management Services in accordance with Good Management Practice. Notwithstanding any of the foregoing, Post may devote such time and effort to any and all outside business and non-business activities as he deems appropriate; provided that such activities do not (a) materially interfere with the performance of the Post Companies of their duties under the Post Company Agreements, or (b) violate any of the provisions of the Mutual Restrictive Covenant Agreement.

2.4 VPOA Board Resignations.

2.4.1 Post and the Post Companies hereby agree to cause each employee of PMR and Resort Services Group, LLC serving on any board of any VPOA (including MGVOA) to resign from each such board, effective as of the Effective Date.

2.4.2 From and after the Effective Date, no Affiliate, employee or agent of any Post Company shall stand for election or reelection to any board of any VPOA (including MGVOA) without the express prior written consent of Buyer or DRM, and any replacement for any such person serving on any such board may be made only by Buyer or DRM.

3. TERM OF AGREEMENT

3.1 Term. This Agreement shall be effective as of the Effective Date hereof and shall continue in full force and effect unless and until terminated as hereinafter provided; provided, however, that this Agreement shall be terminated automatically without any action or notice to Post or any Post Company upon the consummation of a “Change of Control,” as defined in the Co-Sale Cooperation Agreement, provided that Post does not elect to decline to participate in the Change of Control pursuant to the first sentence of Section 4.3 of the Co-Sale Cooperation Agreement. In the event that Post declines to participate in the Change of Control pursuant to the first sentence of Section 4.3 of the Co-Sale Cooperation Agreement, each of the Post Company Agreements pursuant to which the Post Companies provide services to the PMR VPOA’s together with any and all related contracts shall remain in full force and effect together with the Diamond Companies’ covenants of non-interference with such service agreements as contained in Section 1.1 of this Agreement, which is one of the Transaction Agreements, and in any of the other Transaction Agreements, including the non-solicitation and non-interference covenants contained in the Mutual Restrictive Covenant Agreement, which also is one of the Transaction Agreements. The applicable damages for any such interference as provided in Article 4 of this Agreement and applicable to the Diamond Companies, Post and the Post Companies shall also remain in full force and effect for as long as such agreements pursuant to which the Diamond Companies and the Post Companies respectively provide services to any VPOAs continue in effect.

3.2 Termination Upon Cause or Upon a Specified Event. Diamond and the applicable PMR VPOA shall be entitled to terminate any Post Agreement under which such PMR VPOA receives services upon written notice if Post or any Post Company fails to keep, observe or perform in any material respect 50% or more of the Management Services to be

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provided thereunder, and such material failure shall continue for a period of ninety (90) days after written notice thereof to the defaulting Party (unless such failure cannot be cured within ninety (90) days, in which event this Agreement shall not be terminable pursuant to this Section 3.2.1 if the defaulting Party commences to cure such failure within the ninety (90) day period and diligently proceeds in good faith to complete the same).

3.3 Termination Upon a Specified Event. This Agreement shall terminate if either all of the Diamond Companies on the one hand, or all of the Post Companies, on the other hand, dissolve without successors, or, if either all of the Diamond Companies on the one hand, or Post and all of the Post Companies, on the other hand, voluntarily file a petition in bankruptcy or make an assignment for the benefit of creditors or otherwise seek relief from creditors under any federal or state bankruptcy, insolvency, reorganization or moratorium statute, or either all of the Diamond Companies, on the one hand, or Post and all of the Post Companies, on the other hand, is the subject of an involuntary petition in bankruptcy which is not set aside within sixty (60) days of its filing.

3.4 Actions Upon Termination. Upon termination of this Agreement as a result of a Change in Control in which Post and the Post Companies participate, but subject in all respects to Sections 7.1 and 7.3, Diamond shall receive from Post and the Post Companies all proprietary information and data, including, but not limited to, administrative, accounting and personnel policy and procedure manuals prepared by Post and the Post Companies, (but excluding standard, off-the-shelf and non-customized computer software and hardware systems owned by Post or any of the Post Companies), customer reservations, maintenance fee billing information, budgets, bank account information and all data accumulated through Post or any of the Post Companies’ provision of Management Services or through its business administration, utilization management or quality improvement systems, programs, plans or procedures, including, in each case, Work Product and Confidential Information (as such terms are defined below), and shall use commercially reasonable efforts to assist and cooperate with Diamond to effect the transition to another administrative company if one is appointed by Diamond to succeed Post or any of the Post Companies, or to Diamond, if no administrative company is appointed. Upon termination of any Post Agreement hereunder, Post and the Post Companies shall deliver to Diamond all funds, if any, controlled by or in the possession of Post or any of the Post Companies for the benefit of the applicable PMR VPOAs as agent for Diamond; provided, however, that Post and the Post Companies shall be entitled to receive all compensation, disbursements and payments (including all necessary or required pro-rations) which have accrued to Post or any of the Post Companies or been incurred by, for or on behalf of Diamond by Post or any of the Post Companies under the Post Company Agreements or otherwise from the PMR VPOAs that received services under the terminated Post Agreement.

4. DAMAGES

4.1 Post Damages. Unless there is a Change in Control, then, subject to the cure rights in Section 1.1.1, in the event that any of the Post Company Agreements (or any and all related contracts) is interfered with, materially modified or terminated from any action or inaction by the Diamond Companies, whether through a breach of any covenants contained in any of the Transaction Agreements or otherwise, and including without limitation breach of the non-solicitation or non-interference covenants contained in the Mutual Restrictive Covenant Agreement, the amount equal to the lost or reduced cash flow to the Post Companies resulting from such interference, material modification or termination shall constitute the “Post Losses”.

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4.2 Diamond Damages. Unless there is a Change in Control, then in the event that any service agreement or contract of the Diamond Companies which is similar to the Post Company Agreements is interfered with, materially modified or terminated from any action or inaction by Post or the Post Companies or any of their respective affiliates, whether through a breach of any covenants contained in any of the Transaction Agreements or otherwise, and including without limitation breach of the non-solicitation or non-interference covenants contained in the Mutual Restrictive Covenant Agreement, the amount equal to the lost or reduced cash flow to the Diamond Companies resulting from such interference, material modification or termination shall constitute the “Diamond Losses”. The Post Losses and the Diamond Losses together shall constitute “Losses”.

4.3 Procedures. In the event that the Parties are not able to come to agreement on the amount of any Losses within 15 days after any interference, material modification or termination giving rise thereto, then the amounts in dispute will be promptly referred to the New York office of PricewaterhouseCoopers (the “Accountants”), for final arbitration, which arbitration shall be completed within thirty (30) days after the matter is submitted to the Accountants, and which arbitration shall be final and binding on both Diamond and Post. The Accountants shall act as an arbitrator to determine, based solely on presentations and submissions by Diamond and Post, and not by independent review, only those amounts still in dispute. Diamond and Post agree to execute, if requested by the Accountants, a reasonable engagement letter. The fees and expenses of the Accountants shall be allocated between Diamond and Post so that Post’s share of such fees and expenses shall be equal to the product of (x) the aggregate amount of such fees and expenses, and (y) a fraction, the numerator of which is the amount in dispute that is ultimately unsuccessfully disputed by Post (as determined by the Accountant) and the denominator of which is the total amount in dispute submitted to arbitration. The balance of such fees and expenses shall be paid by Diamond.

4.4 Payments.

4.4.1 Immediately following the final determination of any Post Losses, Buyer will pay Post, the applicable Post Company or the applicable affiliate thereof consideration in an amount equal to 9 times the amount of such Post Losses, except with respect to MOSI in which case the consideration shall be equal to the greater of (a) $5 million; and (b) 9 times the amount of such Post Losses. Payment shall be made in cash no later than thirty (30) days after the determination of the Post Losses.

4.4.2 Immediately following the final determination of any Diamond Losses, Post will pay Diamond, Buyer or the applicable affiliate thereof consideration in an amount equal to 9 times the amount of such Diamond Losses. Payment shall be made in cash no later than thirty (30) days after the determination of the Diamond Losses.

4.5 Termination of this Article 4. This Article 4 shall terminate for the Diamond Companies, on the one hand, and for Post and the Post Companies, on the other hand, upon a Change in Control in which Post and the Post Companies participate. In the event that Post and

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the Post Companies fail to participate in the Change of Control as a result of the first sentence of Section 4.3 of the Co-Sale Cooperation Agreement, this Article 4 and Section 1.1 hereof will continue in full force and effect, except that amounts payable hereunder, if any, will be limited to reasonable, foreseeable damages incurred, and the Parties will disregard anything in Section 4.4 to the contrary.

5. DISPUTE RESOLUTION

5.1 Dispute Resolution. The Parties shall, and shall cause their respective Affiliates to, resolve any dispute, controversy or claim whatsoever among any of the Parties arising out of or in connection with this Agreement and any transactions contemplated hereby (a “Dispute”) in accordance with the following procedures: within 30 business days after any Party has served written notice on another Party, such Dispute shall be submitted to the New York, New York office of JAMS for mediation. The mediation shall take place in New York, New York. Notwithstanding anything contained in this Agreement to the contrary, in no event will any Party be obligated to participate in any mediation for more than 30 business days.

5.2 Waiver of Jury Trial. EACH PARTY HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF.

5.3 Venue; Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT IN AND FOR THE STATE OF DELAWARE AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS AS PROVIDED ON THE SIGNATURE PAGES HERETO. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6. PROPRIETARY/CONFIDENTIAL INFORMATION

6.1 Work Product. All programs, documentation, policies, concepts, ideas, innovations, improvements, developments, methods, analyses and designs or other materials or other works of authorship developed, created or assembled by Post or any of the Post Companies on and after the Effective Date pursuant to this Agreement and the Post Company Agreements, including but not limited to, all data accumulated through their provision of Management

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Services and its business administration, utilization management and quality improvement systems, programs, plans or procedures (collectively, the “Work Product”) shall be owned exclusively by Diamond on and after the Change in Control provided that Post and the Post Companies participate in such Change of Control and have not declined to participate in such Change of Control pursuant to Section 4.3 of the Co-Sale Cooperation Agreement. On and after the Change in Control in which Post and the Post Companies participate, Post and each of the Post Companies shall promptly disclose the Work Product to Diamond, and perform all actions reasonably requested by Diamond to establish and confirm such ownership. Diamond shall also acquire all copyright, trade secret, patent, trademark, trade dress, “know how,” and other intellectual property rights inherent in or arising from the Work Product as of the date on which Diamond acquires the Work Product. This Section 6.1 does not apply to any programs, documentation, policies and designs or other materials or other works of authorship developed, created or assembled by Post or any of the Post Companies for which no equipment, supplies, facility, employees or Confidential Information of Diamond was used, that does not relate directly to the business of Diamond and its subsidiaries, and that was developed entirely on Post or any of the Post Companies own time, but this Section 6.1 does apply to the extent that any of the foregoing relate to Diamond’s actual or demonstrably anticipated business development plans.

6.2 Confidentiality. Post and each of the Post Companies recognize that, except as otherwise specifically set forth in Section 6.1, all business information, documents, and records received from Diamond or provided access to by Diamond in order to render services hereunder, are the property of Diamond (collectively the “Confidential Information”), and that during and after the term of this Agreement, Post and each of the Post Companies shall not, and shall cause their respective Affiliates not to, remove, use, disclose or reproduce such Confidential Information except for the limited purpose of fulfilling their obligations under this Agreement or as otherwise directed in writing by Diamond; provided, that the term Confidential Information shall not include information which (i) is or becomes generally available to the public other than as a result of a disclosure by Post, any Post Company or their respective Affiliates in breach of this Agreement, (ii) is or becomes available to Post or any Post Company on a non-confidential basis from a source other than Diamond who, to Post or any Post Company’s knowledge, is not subject to a confidentiality agreement with, or other obligation of secrecy to, Diamond prohibiting such disclosure, or (iii) was independently developed by Post or any Post Company without reference to the Confidential Information. Except as otherwise specifically set forth in Section 6.1, Post and each of the Post Companies shall not have any rights to such Confidential Information or records or to copies thereof except as may be required by applicable law; provided, that Post or any Post Company may retain one (1) copy of all Confidential Information disclosed to it for archival purposes, which Confidential Information shall remain subject to the provisions of this Section 6.2 even if this Agreement is otherwise no longer in effect. Post or any Post Company may disclose Confidential Information in response to any valid subpoena or other valid compulsory process, provided that Post and each of the Post Companies shall first use its best efforts to make all legitimate, good faith objections, if any, to the production of such information and, if production is required, shall use its best efforts to seek a protective order limiting dissemination of such Confidential Information, the contents thereof and the transactions contemplated thereby solely to persons having a need to know for purposes of the proceeding in which the production is sought. In the event that Post or any Post Company is requested or becomes legally compelled (by oral questions, interrogatories, requests for information or

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documents, subpoena, civil investigative demand or similar process) to make any disclosure which is prohibited or otherwise constrained by this Section 6.2, Post shall (i) provide Diamond with prompt notice of such request(s) so that Diamond may seek an appropriate protective order or other appropriate remedy (at Diamond’s sole expense) and/or waive Post or any Post Company’s compliance with the provisions of this Section 6.2, and (ii) cooperate with Diamond in its efforts to decline, resist or narrow such requests. Post and each Post Company also acknowledges that any damages for breach of this Section 6.2 may be incalculable and an insufficient remedy. Accordingly, Post and each Post Company agrees that in the event of any breach of this Section 6.2, Diamond shall be entitled to equitable relief, including injunctive relief and specific performance and without the necessity of posting any bond.

6.3 Special Diamond Covenant. In light of the special circumstances and nature of this Agreement, Diamond and certain of its subsidiaries and affiliates may receive from or acquire access to confidential and proprietary information of Post and the Post Companies (“Post Proprietary Information”), which Post Proprietary Information may or may not be or become part of Work Product as defined in Section 6.1 and which will not be acquired by Diamond unless and until there is a Change of Control in which Post and the Post Companies participate. Therefore, during the term of this Agreement, and continuing thereafter unless there is a Change in Control in which Post and the Post Companies participate, Diamond shall not, and Diamond shall cause its subsidiaries and affiliates not to, use, remove, disclose or reproduce any Post Proprietary Information except as necessary and required for the benefit of the PMR VPOA’s without any harm to the Post Companies. The same exceptions to what is Confidential Information and the same protective procedures applicable to Confidential Information as provided in Section 6.2 hereof shall apply to the Post Proprietary Information.

7. MISCELLANEOUS

7.1 Assignment.

7.1.1 This Agreement (including but not limited to Article 4 hereof) shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party hereto may assign this Agreement or any rights hereunder, nor may any Party delegate any of its duties to be performed hereunder, without the prior written consent of the other Parties hereto

7.1.2 For purposes of this Agreement, a Change in Control of any Post Company shall be deemed to be an assignment and shall require the prior written consent of Diamond, which consent may be granted or withheld in the sole discretion of Diamond. For purposes hereof, a “Change in Control” of a Post Company” shall be deemed to occur upon any transfer (whether with or without consideration) or upon entering into any arrangement, as a result of which transfer or arrangement Post would cease to have effective control of such Post Company and the ability to direct the actions of such Post Company.

7.2 Confidentiality of Agreement. The terms of this Agreement shall be maintained in confidence by the Parties except where disclosure is required by law or in performance hereof.

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7.3 Amendment. This Agreement may only be amended or modified by a written instrument executed by Diamond and Post. Subject first to the severability provisions set forth in Section 7.8, this Agreement shall be subject to immediate review and amendment if required by any change in state or federal regulations, including regulations pertaining to state, federal or other third-party reimbursement programs; provided, however, that any such amendment shall be subject to the approval of the Parties.

7.4 Headings. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement.

7.5 Entire Agreement. This Agreement represents the entire agreement among the Parties with respect to the specific subject matter hereof and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon any Party and supersedes any prior agreement among the Parties with respect to such specific subject matter. Notwithstanding the foregoing, this Agreement constitutes one of the Transaction Agreements, all of which Transaction Agreements are being executed and delivered concurrently to be effective on the Effective Date for the purpose of reflecting and establishing binding contractual obligations that are all related to one another and together constitute an overall transaction of which this Agreement is an integral part.

7.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, including facsimiles thereof, shall be deemed to be an original, and each such counterpart shall together constitute the same agreement. Signatures to this Agreement transmitted by facsimile, by electronic mail in PDF form or by other electronic means designed to preserve the original graphic and pictorial appearance of a document, shall be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

7.7 Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof; if by facsimile, upon confirmation of transmission; if mailed by certified or registered mail, postage prepaid, three business days after deposit in the United States mail; or if sent by nationally recognized courier service, delivery costs prepaid, on the business day following the date of deposit at the courier service, and in any event, to be addressed to the applicable Party at the addresses provided in the signature blocks below, or at such other address as may hereafter be provided by proper notice. A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations, and liabilities of the Parties.

7.8 Effect of Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this Agreement, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Each Party waives any and all claims or contests it has, based on federal or state laws proposed or in effect as of the Effective Date, which would or could allow the party to challenge the existence, validity or enforceability of this Agreement.

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7.9 Applicable Law; Venue. The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any and all suits, legal actions or proceedings shall be brought only in a state or federal court located in the State of Delaware, and each Party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings.

7.10 Equitable Relief. Each Party acknowledges and agrees that the remedies at law of the other Parties for any breach of this Agreement would be inadequate and agrees that in addition to any remedy at law which it may have, the other Party may be granted temporary, preliminary and permanent injunctive relief in any proceeding which may be brought to enforce such provisions, without the necessity of posting a bond as security or proof of actual damage. Each Party further acknowledges and agrees that any proceeding brought pursuant to this Section 7.10 may be adjudicated in a state or federal court of competent jurisdiction located in the State of Delaware, and that the court shall have all the necessary authority to issue the injunctive relief described herein.

7.11 Expenses. Each Party shall be responsible for and shall pay its own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement.

7.12 Section 409A. The provisions of this Agreement will be construed in favor of, and administered in accordance with, amount due and payable hereunder either being exempt from or complying with any applicable requirements of Section 409A as necessary to prevent the imposition of a the adverse consequences contemplated by Section 409A.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives effective on the Effective Date.

DIAMOND RESORTS CORPORATION

10600 West Charleston Boulevard
Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

DIAMOND RESORTS MANAGEMENT, INC.

10600 West Charleston Boulevard
Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

DPM ACQUISITION, LLC

10600 West Charleston Boulevard
Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

[Signature Page to Oversight Agreement]

/s/ Mark Post
MARK POST
4575 Dean Martin Drive #1703 Las Vegas, NV 89103

POST COMPANIES

ALMAX CABO

By:	/s/ Mark Post

Name:	MARK D POST

Its:	AUTHORIZED AGENT

CMN ENTERPRISES

By:	/s/ Mark Post

Name:	MARK D POST

Its:	PRESIDENT

DIMENSION SERVICES

By:	/s/ Mark Post

Name:	MARK D POST

Its:	PRESIDENT

[Signature Page to Oversight Agreement]

FUTUREFUND

By:	/s/ Mark Post

Name:	MARK D POST

Its:	MANAGING MEMBER

MONARCH GRAND VACATIONS MANAGEMENT, LLC

By:	/s/ Mark Post

Name:	MARK D POST

Its:	MANAGING MEMBER

MONARCH OWNER SERVICES, LLC

By:	/s/ Mark Post

Name:	MARK D POST

Its:	MANAGING MEMBER

PALM CANYON SPLASH’S

By:	/s/ Mark Post

Name:	MARK D POST

Its:	PRESIDENT

[Signature Page to Oversight Agreement]

RESORT SERVICES GROUP, LLC

By:	/s/ Mark Post

Name:	MARK D POST

Its:	MANAGING MEMBER

[Signature Page to Oversight Agreement]

Schedule A

Schedule A to Oversight Agreement

Agreement	PMR VPOA Receiving Services	Post Company Providing Services	Description of Services

Management Agreements

Management Agreement, dated as of January 1, 2001, as amended by that certain First Amendment, dated as of May 12, 2010, as assigned by that certain Assignment of Contract, effective as of March 1, 2011	Palm Canyon Resort and Spa Vacation Plan Owners Association	Monarch Grand Vacations Management, LLC	Management services including, but not limited to, maintenance, cleaning, repair and replacement, control and operations.

Management Agreement, dated as of January 1, 2001, as amended by that certain First Amendment, dated as of May 12, 2010, as assigned by that certain Assignment of Contract, effective as of March 1, 2011	Riviera Beach and Spa Vacation Plan Owners Association	Monarch Grand Vacations Management, LLC	Management services including, but not limited to, maintenance, cleaning, repair and replacement, control and operations.

Management Agreement, dated as of January 1, 2001, as amended by that certain First Amendment, dated as of May 12, 2010, as assigned by that certain Assignment of Contract, effective as of March 1, 2011	Riviera Oaks Resort Vacation Plan Owners Association	Monarch Grand Vacations Management, LLC	Management services including, but not limited to, maintenance, cleaning, repair and replacement, control and operations.

Management Agreement, dated as of January 1, 2001, as amended by that certain First Amendment, dated as of May 12, 2010, as assigned by that certain Assignment of Contract, effective as of March 1, 2011	Riviera Oaks Resort Vacation Plan Owners Association – Racquet Club	Monarch Grand Vacations Management, LLC	Management services including, but not limited to, maintenance, cleaning, repair and replacement, control and operations.

Management Agreement, dated as of January 1, 2001, as amended by that certain First Amendment, dated as of May 12, 2010, as assigned by that certain Assignment of Contract, effective as of March 1, 2011	Riviera Shores Resort Vacation Plan Owners Association	Monarch Grand Vacations Management, LLC	Management services including, but not limited to, maintenance, cleaning, repair and replacement, control and operations.

Management Agreement, dated as of January 1, 1999, as amended by that certain First Amendment, dated as of October , 2003, as assigned by that certain Assignment of Contract, effective as of March 1, 2011	Brian Head North Condominium Owners Association	Monarch Grand Vacations Management, LLC	Management services including, but not limited to, maintenance, cleaning, repair and replacement, control and operations.

Account Services Agreements

Accounting Services Agreement, dated as of January 1, 2003, and amended by that certain First Amendment, dated , 2010, as assigned by that certain Assignment of Contracts, effective March 1, 2011	Brian Head North Condominium Owners Association	Resort Services Group, LLC	Accounting-related services including, but not limited to, bookkeeping, cash disbursements, payroll, cash management and financial statement preparation.

Accounting Services Agreement, dated as of January 1, 2008, as amended by that certain First Amendment, dated as of August 19, 2010, as assigned by the certain Assignment of Contracts, effective March 1, 2011	Cabo Azul Vacation Plan Owners Association	Resort Services Group, LLC	Accounting-related services including, but not limited to, bookkeeping, cash disbursements, payroll, cash management and financial statement preparation.

Accounting Services Agreement, dated as of June 1, 2000, as amended by that certain Amendment Number One, dated as of January 1, 2001, further amended by that certain Second Amendment, dated as of August 19, 2010, as assigned by the certain Assignment of Contracts, effective March 1, 2011	Cancun Resort Vacation Plan Owners Association	Resort Services Group, LLC	Accounting-related services including, but not limited to, bookkeeping, cash disbursements, payroll, cash management and financial statement preparation.

Accounting Services Agreement, dated as of October 1, 2005, as amended by that certain First Amendment, dated as of , 2010, as assigned by the certain Assignment of Contracts, effective March 1, 2011	Cedar Breaks Club, Inc.	Resort Services Group, LLC	Accounting-related services including, but not limited to, bookkeeping, cash disbursements, payroll, cash management and financial statement preparation.

Accounting Services Agreement, dated as of January 1, 2003, as amended by that certain First Amendment, dated as of August 18, 2010, as assigned by the certain Assignment of Contracts, effective March 1, 2011	Cedar Breaks Lodge and Spa Vacation Plan Owners Association	Resort Services Group, LLC	Accounting-related services including, but not limited to, bookkeeping, cash disbursements, payroll, cash management and financial statement preparation.

Accounting Services Agreement, dated as of June 1, 2000, as amended by that certain Amendment Number One, dated as of January 1, 2001, further amended by that certain Second Amendment, dated as of August 19, 2010, as assigned by the certain Assignment of Contracts, effective March 1, 2011	Monarch Grand Vacations Owners Association	Resort Services Group, LLC	Accounting-related services including, but not limited to, bookkeeping, cash disbursements, payroll, cash management and financial statement preparation.

Accounting Services Agreement, dated as of July 1, 1999, as amended by that certain First Amendment, dated as of May 12, 2010, as assigned by the certain Assignment of Contracts, effective March 1, 2011	Palm Canyon Resort and Spa Vacation Plan Owners Association	Resort Services Group, LLC	Accounting-related services including, but not limited to, bookkeeping, cash disbursements, payroll, cash management and financial statement preparation.

Accounting Services Agreement, dated as of January 1, 1999, as amended by that certain Amendment Number One, dated as of January 1, 2001, further amended by that certain Second Amendment, dated as of May 12, 2010, as assigned by the certain Assignment of Contracts, effective March 1, 2011	Palm Canyon Splash’s, Inc.	Resort Services Group, LLC	Accounting-related services including, but not limited to, bookkeeping, cash disbursements, payroll, cash management and financial statement preparation.

Accounting Services Agreement, dated as of January 1, 2000, as amended by that certain First Amendment, dated as of May 12, 2010, as assigned by the certain Assignment of Contracts, effective March 1, 2011	Riviera Beach and Spa Vacation Plan Owners Association	Resort Services Group, LLC	Accounting-related services including, but not limited to, bookkeeping, cash disbursements, payroll, cash management and financial statement preparation.

Accounting Services Agreement, dated as of January 1, 2000, as amended by that certain First Amendment, dated as of May 12, 2010, as assigned by the certain Assignment of Contracts, effective March 1, 2011	Riviera Oaks Resort Vacation Plan Owners Association	Resort Services Group, LLC	Accounting-related services including, but not limited to, bookkeeping, cash disbursements, payroll, cash management and financial statement preparation.

Accounting Services Agreement, dated as of July 1, 1999, as amended by that certain First Amendment, dated as of May 12, 2010, as assigned by the certain Assignment of Contracts, effective March 1, 2011	Riviera Shores Resort Vacation Plan Owners Association	Resort Services Group, LLC	Accounting-related services including, but not limited to, bookkeeping, cash disbursements, payroll, cash management and financial statement preparation.

Assessment Billing and Collection Services Agreements

Assessment Billing and Collection Services Agreement, dated as of January 8, 1999, as amended by that certain Amendment Number One, dated as of January 1, 2000, further amended by that certain Amendment Number Two, dated as of August 19, 2010, as assigned by that certain Assignment of Contracts, effective as of March 1, 2011	Monarch Grand Vacations Owners Association	Resort Services Group, LLC	Billing services including, but not limited to, preparing and mailing assessment billing statements, receiving and depositing paid assessments and reporting account delinquencies.

Assessment Billing and Collection Services Agreement, dated as of January 1, 1999, as amended by that certain Amendment Number One, dated as of January 1, 2000, further amended by that certain Amendment Number Two, dated as of May 12, 2010, as assigned by that certain Assignment of Contracts, effective as of March 1, 2011	Palm Canyon Resort and Spa Vacation Plan Owners Association	Resort Services Group, LLC	Billing services including, but not limited to, preparing and mailing assessment billing statements, receiving and depositing paid assessments and reporting account delinquencies.

Assessment Billing and Collection Services Agreement, dated as of January 1, 1999, as amended by that certain Amendment Number One, dated as of February 26, 2001, further amended by that certain Amendment Number Two, dated as of May 12, 2010, as assigned by that certain Assignment of Contracts, effective as of March 1, 2011	Riviera Beach and Spa Vacation Plan Owners Association	Resort Services Group, LLC	Billing services including, but not limited to, preparing and mailing assessment billing statements, receiving and depositing paid assessments and reporting account delinquencies.

Assessment Billing and Collection Services Agreement, dated as of January 1, 1999, as amended by that certain Amendment Number One, dated as of February 26, 2001, further amended by that certain Amendment Number Two, dated as of May 12, 2010, as assigned by that certain Assignment of Contracts, effective as of March 1, 2011	Riviera Oaks Resort Vacation Plan Owners Association	Resort Services Group, LLC	Billing services including, but not limited to, preparing and mailing assessment billing statements, receiving and depositing paid assessments and reporting account delinquencies.

Assessment Billing and Collection Services Agreement, dated as of January 1, 1999, as amended by that certain Amendment Number One, dated as of January 1, 2000, further amended by that certain Amendment Number Two, dated as of May 12, 2010, as assigned by that certain Assignment of Contracts, effective as of March 1, 2011	Riviera Shores Resort Vacation Plan Owners Association	Resort Services Group, LLC	Billing services including, but not limited to, preparing and mailing assessment billing statements, receiving and depositing paid assessments and reporting account delinquencies.

Association Asset Recovery Agreements

Association Asset Recovery Agreement, dated as of January 1, 2005, as amended by that certain First Amendment, dated as of August 10, 2010, as assigned by that certain Assignment of Contracts, effective as of March 1, 2011	Monarch Grand Vacations Owners Association	Resort Services Group, LLC	Services related to the recovery of delinquent assessments and vacation ownership points including, but not limited to, reporting asset recoveries to VPOAs and disbursing recovered asserts.

Association Asset Recovery Agreement, dated as of January 1, 1999, as amended by that certain First Amendment, dated as of May 18, 2005, further amended by that certain Second Amendment, dated as of May 12, 2010, as assigned by that certain Assignment of Contracts, effective as of March 1, 2011	Palm Canyon Resort and Spa Vacation Plan Owners Association	Resort Services Group, LLC	Services related to the recovery of delinquent assessments and vacation ownership points including, but not limited to, reporting asset recoveries to VPOAs and disbursing recovered asserts.

Association Asset Recovery Agreement, dated as of May 12, 1998, as amended by that certain First Amendment, dated as of May 18, 2005, further amended by that certain Second Amendment, dated as of May 12, 2010, as assigned by that certain Assignment of Contracts, effective as of March 1, 2011	Riviera Beach and Spa Vacation Plan Owners Association	Resort Services Group, LLC	Services related to the recovery of delinquent assessments and vacation ownership points including, but not limited to, reporting asset recoveries to VPOAs and disbursing recovered asserts.

Association Asset Recovery Agreement, dated as of June 8, 1998, as amended by that certain First Amendment, dated as of May 18, 2005, further amended by that certain Second Amendment, dated as of May 12, 2010, as assigned by that certain Assignment of Contracts, effective as of March 1, 2011	Riviera Oaks Resort Vacation Plan Owners Association	Resort Services Group, LLC	Services related to the recovery of delinquent assessments and vacation ownership points including, but not limited to, reporting asset recoveries to VPOAs and disbursing recovered asserts.

Association Asset Recovery Agreement, dated as of June 1, 1999, as amended by that certain First Amendment, dated as of May 18, 2005, further amended by that certain Second Amendment, dated as of May 12, 2010, as assigned by that certain Assignment of Contracts, effective as of March 1, 2011	Riviera Shores Resort Vacation Plan Owners Association	Resort Services Group, LLC	Services related to the recovery of delinquent assessments and vacation ownership points including, but not limited to, reporting asset recoveries to VPOAs and disbursing recovered asserts.

Reservation Services Agreements

Service Agreement, dated as of May 16, 2005, as amended by that certain First Amendment, dated as of August 19, 2010, as assigned by that certain Assignment of Contract, effective as of June 1, 2011	Cabo Azul Vacation Plan Owners Association	Monarch Owner Services, LLC	Reservation-related services including, but not limited to, administering a reservations system, enforcing VPOA rules, customer service to vacation plan owners, preparing reports for the board of directors.

Service Agreement, dated as of February 15, 2002, as amended by that certain First Amendment, dated as of August 19, 2010, as assigned by that certain Assignment of Contract, effective as of June 1, 2011	Cancun Vacation Plan Owners Association	Monarch Owner Services, LLC	Reservation-related services including, but not limited to, administering a reservations system, enforcing VPOA rules, customer service to vacation plan owners, preparing reports for the board of directors.

Service Agreement, dated as of February 4, 2003, as amended by that certain First Amendment, dated as of August 18, 2010, as assigned by that certain Assignment of Contract, effective as of June 1, 2011	Cedar Breaks Lodge and Spa Vacation Plan Owners Association	Monarch Owner Services, LLC	Reservation-related services including, but not limited to, administering a reservations system, enforcing VPOA rules, customer service to vacation plan owners, preparing reports for the board of directors.

Service Agreement, dated as of February 15, 2002, as amended by that certain First Amendment, dated as of August 19, 2010, further amended by that certain Second Amendment, dated as of May 2, 2011, as assigned by that certain Assignment of Contract, effective as of June 1, 2011	Monarch Grand Vacations Owners Association	Monarch Owner Services, LLC	Reservation-related services including, but not limited to, administering a reservations system, enforcing VPOA rules, customer service to vacation plan owners, preparing reports for the board of directors.

Services Agreement, dated as of May 12, 2010, as assigned by that certain Assignment of Contract, effective as of June 1, 2011	Palm Canyon Resort and Spa Vacation Plan Owners Association	Monarch Owner Services, LLC	Reservation-related services including, but not limited to, administering a reservations system, enforcing VPOA rules, customer service to vacation plan owners, preparing reports for the board of directors.

Services Agreement, dated as of May 12, 2010, as assigned by that certain Assignment of Contract, effective as of June 1, 2011	Riviera Beach and Spa Vacation Plan Owners Association	Monarch Owner Services, LLC	Reservation-related services including, but not limited to, administering a reservations system, enforcing VPOA rules, customer service to vacation plan owners, preparing reports for the board of directors.

Services Agreement, dated as of May 12, 2010, as assigned by that certain Assignment of Contract, effective as of June 1, 2011	Riviera Oaks Resort Vacation Plan Owners Association	Monarch Owner Services, LLC	Reservation-related services including, but not limited to, administering a reservations system, enforcing VPOA rules, customer service to vacation plan owners, preparing reports for the board of directors.

Services Agreement, dated as of May 12, 2010, as assigned by that certain Assignment of Contract, effective as of June 1, 2011	Riviera Shores Resort Vacation Plan Owners Association	Monarch Owner Services, LLC	Reservation-related services including, but not limited to, administering a reservations system, enforcing VPOA rules, customer service to vacation plan owners, preparing reports for the board of directors.

Document Processing Services Agreements

Document Processing Services Agreement	[No information on which resorts are serviced; CIM states only that “gross revenues to MOSI from these contracts are not material.”]	Monarch Owner Services, LLC	Services related to the processing of documents related to the sale of points to a new owner (on a per- transaction fee).

Schedule B

Good Management Practice

The Diamond Companies have implemented standardized procedures for each of the resort collections that they operate around the world relating to guest services, owner operations, resort operations, information technology, human resources, financial reporting, branding, creative services, and other areas of the Business, which collectively constitute Good Management Practice. The Post Companies provide services to the PMR VPOAs and related resorts including, but not limited to, resort management, villa rental, computer services, reservation services, document processing, accounting, maintenance fee billings, collections, and asset recovery. The services provided by the Post Companies shall be consistent with Good Management Practice if provided as follows:

1.	Reservation Services

a.	Provide a call center for guest reservations available 6 days a week on hours to be agreed by not less than an average of 12 hours per day with additional staffing as required during peak times.

b.	The call center shall provide all services necessary to support the requirements of the current owners of the MGVOA and each PMR VPOA, and interface with the operations of the Diamond Companies including but not limited to:

i.	Search availability for reservations, including through II.

ii.	Confirm, upgrade, amend and cancel reservations, including through II.

iii.	Borrow and Save points as allowed per the club rules.

iv.	Issue guest certificates and guest reservations.

v.	Pay maintenance fees, including deposits and prepayments.

vi.	Handle inquiries and manage issues and complaints from members, owners, and guests received via the call center.

vii.	Provide services in both English and Spanish.

viii.	Achieve key performance indicators consistent with Diamond Company standards.

ix.	Provide training on the Diamond Companies’ products, systems, benefits, etc. as required by the Diamond Companies.

x.	Provide an Interactive Voice Response system (IVR) active 24/7 which allows members and owners to make maintenance fee payments and save points which updates the account in real time.

xi.	Provide email answering services as required.

xii.	Record 100% of all calls and records to be retained consistent with Diamond Company policies.

xiii.	Provide Quality Assurance programs consistent with Diamond Company requirements.

xiv.	Communicate with the Diamond Companies contact daily as required by the Diamond Companies.

xv.	Maintain a disaster recovery plan capable of ensuring that business continuity of the call center services.

xvi.	Provide a mechanism (internal or external with approval of the vendor) for booking of all customer travel arrangements including but not limited to flights, care hire, and cruises.

c.	Provide online and website services on a 24/7 basis as follows:

i.	To be accessed using www.diamondresorts.com

ii.	Search availability for reservations.

iii.	Confirm, upgrade, amend and cancel reservations.

iv.	Borrow and Save points as allowed per the club rules.

v.	Pay maintenance fees.

vi.	Pay deposit/prepayment on maintenance fees.

vii.	Process, amend and cancel guest certificates and guest reservations.

viii.	Process payments for member benefits, transaction fees and administrative charges as required.

ix.	Booking of rentals on line.

x.	Access for members to search Diamond Company inventory availability, bookings, etc. on line in real time (for those members who have been given or purchased an upgrade, club overlay, etc.)

d.	Inventory allocation and points conversions

i.	Work with the Diamond Companies to identify the Diamond Companies’ weeks allocation for the points owned by the Diamond Companies (18 months prior to the beginning of the calendar year).

ii.	Work with the Diamond Companies to convert the points ownership in MGVOA to an equivalent number of Diamond Company points.

iii.	Propose and agree with the Diamond Companies the bulk deposit of inventory for II on a rolling annual basis.

iv.	Provide reporting as required (daily, weekly, monthly, quarterly or annually) including occupancy reports, inventory reports, rentals reports, and points usage consistent with reporting utilized by the Diamond Companies.

2.	Customer Service

a.	Provide a call center for customer service available 6 days a week on hours to be agreed but not less than an average of 12 hours per day and as required during peak times.

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b.	The customer service center shall provide at a minimum:

i.	Respond to guest letters, emails, issues and queries, and escalated calls from the reservations call center. Such responses are to be consistent in presentation form and response time as required by the Diamond Companies.

ii.	Provide qualitative and quantitative compliant reporting mechanism including but not limited to reporting by member, category, resort and sales center, weekly, monthly and annually as required. To be provided consistent with Diamond Company reporting standards.

iii.	Provide details regarding all (i) BBB complaints; (ii) litigation notices or process servicers and (iii) any escalated complaints/issues requiring compensation to the Diamond Companies’ Las Vegas customer service team and the Diamond Companies’ legal team.

iv.	Complaint resolution (including compensation amounts, if any) is to be consistent with the standards established by the Diamond Companies.

c.	Develop consistent program and usage requirements and benefits currently in the MGVPOA to the Diamond Company standards to the extent possible (e.g., booking windows, external exchange process, reservation cancellations and fees, Points Protection Plan, saving and borrowing points, guest certificates, and permitted users/associate members).

3.	Resort Operations

a.	Provide the necessary staffing level and staff quality to achieve Diamond Company resort standards that include, but are not limited to:

i.	Consistent with the Diamond Company resort operational procedures

ii.	Provide Diamond Company approved training to all resort level personnel

iii.	Develop a reporting procedure with a designated Diamond Company representative

b.	Prior to the presentation of the proposed annual operating and reserve budget, review and receive approval from the Diamond Companies (to be provided the earlier of September 30 each year or 30 days prior to the budget being presented to the VPOA/MGVPOA).

c.	Provide monthly financial statements for the VPOA and the MGVOA (including both operating accounts, reserve accounts, and any other accounts maintained) and conduct monthly financial review meetings as agreed within 45 days of month end and annual financial statements (audited if required by regulation or the Diamond Companies) within 120 days of the entities fiscal year end.

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d.	Maintain the physical plant of each property consistent with the Diamond Company standards.

e.	Respond to and investigate urgent maintenance requests within 15 minutes of receiving a call and non-urgent maintenance calls within 4 hours of receiving a call.

f.	Reception to provide:

i.	Provide 24 hour reception service with standard check-in at 4:00 and check out at 10:00 local time.

ii.	Allocation of rooms

iii.	Booking of future reservations

iv.	Night audit

g.	Management of Customer contact:

i.	The property employees shall great customers, ensure basic tidiness of grounds, and ensure no maintenance and cleaning issues in the accommodations or common areas, and address any complaints to the resort manager immediately.

ii.	Inform the Diamond Companies in writing of any major facilities closure due to maintenance works or refurbishment at least one year in advance of starting such works.

h.	General Branding of the Property:

i.	All branded materials are provided by or coordinated by the Diamond Companies. The cost is to be absorbed within the property operational budget. This includes, but is not limited to, letterhead, business cards, flags, signage, in- room amenities, keys, window stickers, door mats, etc.

ii.	Any current modifications to the current branding within each resort (including but not limited to physical plant, collateral materials, furnishings, and amenities) will be reviewed and to the extent possible will adopt Diamond Company branding standards.

iii.	The property employees will be required to wear the standard Diamond Company uniform applicable for their geographic area and a Diamond Company name badge. Uniforms will be ordered through the Diamond Companies (initial order to be coordinated with rebranding of the property) and are chargeable to the VPOAs/MGVOA.

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iv.	Wi-Fi to be available in all guest rooms for a fee and for a limited amount of time in the lobby without charge, consistent with Diamond Company policy.

v.	All communications to owners and members is to be approved by the Diamond Companies prior to being deployed including but not limited to: collateral, branded items, billing documentation, AGM and meeting notifications and minutes, telephone greetings, and direct communication, whether letters or emails, on a basis to be determined.

vi.	Maintenance fee billings:

1.	Based on approved annual budget for each VPOA and the MGVPOA, prepare and distribute maintenance fee billings.

2.	Process payment for maintenance fees including credit card, ACH, check-by-phone, and web.

3.	Provide a financing alternative consistent with those provided by the Diamond Companies.

4.	Provide collection services including late fee and reminder notices as scheduled.

5.	Work with the Diamond Companies to evaluate the process of annual versus quarterly billing.

vii.	Refurbishment plans are to be reviewed and approved by the Diamond Companies’ HOA team prior to presenting to the HOA boards.

i.	Information Technology

i.	Pre-Arrival emails shall be provided to all guests consistent with Diamond Company standards (including food and beverage and excursion offers).

ii.	Provide a digital display system behind each reception desk to display the latest information on events, activities, and weather.

iii.	Provide applications that store and allow retrieval of the customers’ account, contact information, maintenance fees, reservations, etc.

iv.	Provide credit care processing facilities that can be integrated into the website to allow for the online processing of rentals, maintenance fees, administration charges, and transaction fees as required.

v.	Provide a copy of the disaster recovery plan to Diamond.

vi.	Maintain in real time the correct position of the inventory at all times.

vii.	Electronically provide post departure surveys consistent with Diamond Company standards.

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viii.	Provide updated customer information to the Diamond Companies as required to maintain contract status, maintenance fee payments, reservations, etc for sales and marketing purposes.

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MUTUAL RESTRICTIVE COVENANT AGREEMENT

This Mutual Restrictive Covenant Agreement (the “Agreement”) is made this 24th day of October, 2011, but effective on the date of the closing of the Transaction, which term is defined below (“Effective Date”), by and between Diamond Resorts Corporation, a Maryland corporation (“Diamond”) and Mark Post (“Post”). Each of the foregoing may be referred to herein individually as a “Party” and collectively as the “Parties.”

RECITALS

WHEREAS, Diamond together with its direct and indirect subsidiaries (collectively the “Diamond Companies”) is in the business (the “Business”) of developing, marketing and operating timeshare vacation ownership resorts in the United States and abroad and, in furtherance thereof, providing management services for the benefit of the trusts, not-for-profit associations and other similar entities formed to represent interests of owners of timeshare resort intervals relative to such vacation ownership resorts (the “VPOAs”); and

WHEREAS, DPM Acquisition, LLC, a Delaware limited liability company and indirect wholly-owned subsidiary of Diamond (“Buyer”), has entered into that certain Asset Purchase Agreement, dated as of October 24, 2011 (the “Purchase Agreement”), by and among Buyer, Pacific Monarch Resorts, Inc., a California corporation (“PMR”) and the direct and indirect subsidiaries of PMR named therein (together with PMR, the “Sellers”) pursuant to which Buyer shall acquire certain assets from and assume certain liabilities of Sellers relating to timeshare vacation ownership resorts (the “Transaction”); and

WHEREAS, certain entities in which Post maintains controlling equity ownership stakes (the “Post Companies”) provide services to VPOAs which have interests in the timeshare vacation ownership resorts included in the Transaction; and

WHEREAS, Diamond will have a material interest in the Business as conducted by Buyer following the consummation of the Transaction; and

WHEREAS, this Agreement and the covenants entered into by Post hereunder are a material inducement for the Diamond Companies to cause Buyer to pursue the Transaction and to operate the Business; and

WHEREAS, Diamond, one or more of the Diamond Companies (including Buyer), Post, one or more of the Post Companies, and/or one or more affiliates of Post are, as of the date hereof, entering into (a) an Oversight Agreement, (b) a Co-Sale Cooperation Agreement, (c) a Building Transfer and Development Agreement, (d) a Management Sub-Contractor Agreement, (e) a Consulting and Phantom Interest Award Agreement, (f) a Non-Exclusive Aircraft Sublease Agreement, (g) an Assumption of Guarantees and Acknowledgement of Liabilities Agreement and (h) an Affirmation Agreement (together with this Agreement, each a “Transaction Agreement” and collectively the “Transaction Agreements”).

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NOW, THEREFORE, in consideration of the premises and mutual promises and covenants contained herein, the sufficiency of which consideration is hereby acknowledged, Diamond and Post do hereby agree as follows:

1. NON-COMPETE/NON-SOLICIT

1.1 Non-Compete; Use of Confidential Information and Reserved Rights. On and after the Effective Date, Post (which shall include the Post Companies) agrees not to directly or indirectly compete with the Diamond Companies at the resort known as Cabo Azul by soliciting, marketing and selling any fractional units in any rooms or villas owned or acquired by Post or any affiliate of Post at Cabo Azul, which covenant shall continue in effect until the earlier of 5 years after the Effective Date or the date by which the number of weeks sold at Cabo Azul, including the points equivalent number of weeks, constitute an amount equal to at least 90% of the amounts of the total inventory at Cabo Azul as of the Effective Date including inventory that is then deeded, undeeded and under construction. Additionally, without the prior written consent of Diamond or any successor, for a period of 5 years after the Effective Date, neither Post nor any successor, lessee, manager, agent, distributor or other party shall contact in any manner (including but not limited to in person, by mail, telephone, e-mail, text or other electronic media), solicit, approach, distribute promotional materials in common areas of Cabo Azul (including the food and beverage facilities operated by the Post Companies) or otherwise attempt to sell any such fractional units at Cabo Azul to any guest of the Diamond Companies where guests include but are not limited to members, owners, rental guests, exchangers, marketing stays of the Diamond Companies and the like. Further, Post shall not, without the prior written consent of Diamond, convert any such fractional units to timeshare. The Diamond Companies and Post both acknowledge that upon the closing of the Transaction and the execution and delivery of the Transaction Agreements, each may or will become familiar with confidential and proprietary information of the other and each of Post and the Diamond Companies respectively agree not to use or permit any person who is an affiliate of them, respectively, to use the other’s confidential and proprietary information other than for the benefit of the Party whose confidential and proprietary information is being used. Notwithstanding the foregoing, the Diamond Companies expressly acknowledge the right of Post and his affiliates (including the Post Companies) to engage in construction, development, sales, marketing, management and operation of timeshare vacation ownership resorts so long as Post and its affiliates (including the Post Companies) comply with the restrictive covenants contained in this Agreement and in the Building Transfer and Development Agreement, which is one of the Transaction Agreements, and do not interfere with any of the Diamond Companies or their existing assets or resorts, including the assets acquired in the Transaction from the Sellers.

1.2 Non-Solicitation and Non-Interference. On and after the Effective Date, and continuing until the consummation of the Change in Control as defined in the Co-Sale Cooperation Agreement which constitutes one of the Transaction Agreements, or continuously after the Change of Control in the event that Post and the Post Companies do not participate in the Change of Control, the Diamond Companies, on the one hand, and Post and the Post Companies, on the other hand, and their respective successors and assigns (a “Covenantor”) shall not and shall cause any person who is an affiliate of them, respectively, not to: (i) induce or attempt to induce any employee of the other, including all respective affiliates of each (a “Beneficiary”), to leave the employ of such Beneficiary, or in any way interfere with the relationship between such Beneficiary on the one hand and any employee thereof on the other hand, (ii) solicit to hire (other than through general advertisements for employment not specifically directed at employees of a Beneficiary or hire any person who was an employee of a Beneficiary at any time during the one (1) year prior to such solicitation or hiring, or (iii) induce

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or attempt to induce any customer, client, supplier, licensee, licensor, franchisee or other business relation of a Beneficiary to cease doing business with such Beneficiary, or in any way interfere with the relationship between any such customer, client, supplier, licensee, licensor, franchisee or business relation and such Beneficiary including, without limitation, making any negative statements or communications about such Beneficiary or any of a Beneficiary’s respective officers, directors, members, shareholders, partners, employees, products or services or interfering in any manner with the provision of services pursuant to contracts or otherwise by a Beneficiary to any VPOA’s.

2. DISPUTE RESOLUTION

2.1 Dispute Resolution. The parties hereto shall, and shall cause their respective Affiliates to, resolve any dispute, controversy or claim whatsoever between the parties hereto arising out of or in connection with this Agreement and any transactions contemplated hereby (a “Dispute”) in accordance with the following procedures: within 30 business days after any party has served written notice on the other party, such Dispute shall be submitted to the New York, New York office of JAMS for mediation. The mediation shall take place in New York, New York. Notwithstanding anything contained in this Agreement to the contrary, in no event will any party be obligated to participate in any mediation for more than 30 business days.

2.2 Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY LITIGATION IN ANY COURT WITH RESPECT TO, IN CONNECTION WITH, OR ARISING OUT OF THIS AGREEMENT OR THE VALIDITY, PROTECTION, INTERPRETATION, COLLECTION OR ENFORCEMENT HEREOF.

2.3 Venue; Submission to Jurisdiction. ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT SHALL BE BROUGHT ONLY IN A STATE OR FEDERAL COURT IN AND FOR THE STATE OF DELAWARE AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS. IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT HEREBY WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY CERTIFIED OR REGISTERED MAIL DIRECTED TO IT AT THE ADDRESS AS PROVIDED ON THE SIGNATURE PAGES HERETO. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE FOR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

3. MISCELLANEOUS

3.1 Assignment. This Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respective successors and permitted assigns. No Party hereto may assign this Agreement or any rights hereunder, nor may any Party delegate any of its duties to be performed hereunder, without the prior written consent of the other Parties hereto

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3.2 Confidentiality of Agreement. The terms of this Agreement shall be maintained in confidence by the Parties except where disclosure is required by law or in performance hereof.

3.3 Amendment. This Agreement may only be amended or modified by a written instrument executed by Diamond and Post. Subject first to the severability provisions set forth in Section 3.8, this Agreement shall be subject to immediate review and amendment if required by any change in state or federal regulations, including regulations pertaining to state, federal or other third-party reimbursement programs; provided, however, that any such amendment shall be subject to the approval of the Parties.

3.4 Headings. The headings of the various sections of this Agreement are for convenience of reference only, and shall not modify, define, limit or expand the express provisions of this Agreement.

3.5 Entire Agreement. This Agreement represents the entire agreement among the Parties with respect to the specific subject matter hereof and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon any Party and supersedes any prior agreement among the Parties with respect to such specific subject matter. Notwithstanding the foregoing, this Agreement constitutes one of the Transaction Agreements, all of which Transaction Agreements are being executed and delivered concurrently to be effective on the Effective Date for the purpose of reflecting and establishing binding contractual obligations that are all related to one another and together constitute an overall transaction of which this Agreement is an integral part.

3.6 Counterparts. This Agreement may be executed in any number of counterparts, each of which, including facsimiles thereof, shall be deemed to be an original, and each such counterpart shall together constitute the same agreement. Signatures to this Agreement transmitted by facsimile, by electronic mail in PDF form or by other electronic means designed to preserve the original graphic and pictorial appearance of a document, shall be deemed to have the same effect as physical delivery of the paper document bearing the original signatures.

3.7 Notices. All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof; if by facsimile, upon confirmation of transmission; if mailed by certified or registered mail, postage prepaid, three business days after deposit in the United States mail; or if sent by nationally recognized courier service, delivery costs prepaid, on the business day following the date of deposit at the courier service, and in any event, to be addressed to the applicable Party at the addresses provided in the signature blocks below, or at such other address as may hereafter be provided by proper notice. A courtesy copy of any notice required hereunder shall also be sent to each Party’s counsel at such address as may be requested, but failure to do so shall not in any way affect the rights, obligations, and liabilities of the Parties.

3.8 Effect of Invalidity. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws effective during the effective period of this

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Agreement, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Each Party waives any and all claims or contests it has, based on federal or state laws proposed or in effect as of the Effective Date, which would or could allow the party to challenge the existence, validity or enforceability of this Agreement.

3.9 Applicable Law; Venue. The Parties agree that this Agreement shall be construed and enforced in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any and all suits, legal actions or proceedings shall be brought only in a state or federal court located in the State of Delaware, and each Party hereby submits to and accepts the exclusive jurisdiction of such courts for the purpose of such suits, legal actions or proceedings.

3.10 Equitable Relief. Each Party acknowledges and agrees that the remedies at law of the other Parties for any breach of this Agreement would be inadequate and agrees that in addition to any remedy at law which it may have, the other Party may be granted temporary, preliminary and permanent injunctive relief in any proceeding which may be brought to enforce such provisions, without the necessity of posting a bond as security or proof of actual damage. Each Party further acknowledges and agrees that any proceeding brought pursuant to this Section 3.10 may be adjudicated in a state or federal court of competent jurisdiction located in the State of Delaware, and that the court shall have all the necessary authority to issue the injunctive relief described herein.

3.11 Expenses. Each Party shall be responsible for and shall pay its own costs and expenses incurred or to be incurred in negotiating and preparing this Agreement.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized representatives effective on the Effective Date.

DIAMOND RESORTS CORPORATION

10600 West Charleston Boulevard
Las Vegas, NV 89135

By:	/s/ David Palmer

Name:	David Palmer

Its:	President and Chief Financial Officer

/s/ Mark Post
MARK POST
4575 Dean Martin Drive
#1703
Las Vegas, NV 89103

[Signature Page to Restrictive Covenant Agreement]